Filed Pursuant to Rule 424(b)(4)
Registration No. 333-122099

P R O S P E C T U S

3,600,000 Shares

8.50% Series A Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per share)

We are offering 3,600,000 shares of our 8.50% series A cumulative redeemable preferred stock, which we refer to in this prospectus as our series A preferred stock. We have granted the underwriters an option to purchase up to 540,000 additional shares of our series A preferred stock to cover over-allotments. We will pay cumulative dividends on our series A preferred stock from the date of original issuance in the amount of approximately $2.125 per share each year, which is equivalent to 8.50% of the $25.00 liquidation preference per share. Dividends on our series A preferred stock will be payable quarterly in arrears, beginning on March 31, 2005. Our series A preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Upon liquidation, dissolution or winding up, our series A preferred stock will rank senior to our common stock with respect to the payment of distributions and other amounts. We are not allowed to redeem our series A preferred stock before February 9, 2010, except in limited circumstances to preserve our status as a real estate investment trust. On or after February 9, 2010, we may, at our option, redeem our series A preferred stock, in whole or from time to time in part, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such series A preferred stock up to but excluding the redemption date. Holders of our series A preferred stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other events. Our series A preferred stock will not be convertible into or exchangeable for any other property or securities of our company.

We are organized and conduct our operations to qualify as a real estate investment trust for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our series A preferred stock.

No market currently exists for our series A preferred stock. Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “DLR”. We have applied to list our series A preferred stock on the NYSE under the symbol “DLR Pr A”. If the application is approved, trading of the series A preferred stock is expected to commence within 30 days after the initial delivery of the series A preferred stock.

See “ Risk Factors” beginning on page 19 for certain risk factors relevant to an investment in our series A preferred stock, including, among others:

•	Our properties depend upon the technology industry and demand for technology-related real estate. A decline in the technology industry could lead to a decrease in the demand for technology-related real estate, which may have a greater adverse effect on our business and financial condition than if we owned a more diversified real estate portfolio.

•	We are dependent on significant tenants that may be costly or difficult to replace, and many of our properties are occupied by single tenants. The loss of significant tenants could cause a material decrease in cash available for distribution, including cash available for payment of dividends on our series A preferred stock.

•	If we fail to qualify as a REIT for federal income tax purposes, we will be taxed as a corporation and our liability for certain federal, state and local income taxes may significantly increase, which could result in a material decrease in cash available for distribution, including cash available for payment of dividends on our series A preferred stock.

	Per Share	Total
Public Offering Price(1)	$25.00	$90,000,000
Underwriting Discount	$ 0.7875	$2,835,000
Proceeds, before expenses, to us	$24.2125	$87,165,000

(1)	Plus accrued dividends, if any, from the original date of issue.

Shares of our series A preferred stock will be ready for delivery in book-entry form through The Depository Trust Company on or about February 9, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Citigroup		UBS Investment Bank

Merrill Lynch & Co.

Credit Suisse First Boston
KeyBanc Capital Markets
Stifel, Nicolaus & Company Incorporated

The date of this prospectus is February 3, 2005.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

NOTE REGARDING ACQUISITION PROPERTIES

We are under contract to acquire two properties, 833 Chestnut Street, Philadelphia, Pennsylvania and MAPP Building, Minneapolis/St. Paul, Minnesota. We refer to these properties as the acquisition properties. While we believe that we will consummate the acquisitions of the acquisition properties, we cannot assure you that we will, because consummation of the acquisitions remains subject to the completion of our due diligence and satisfaction of customary closing conditions, including assumption of indebtedness. Information in this prospectus with respect to the acquisition properties, including square feet, tenants, leasing, rents, commissions, credits and allowances and lease expirations, has been provided by the sellers of such properties and, although we believe such information to be accurate, because we are still in the process of conducting acquisition diligence, we cannot assure you that such information is accurate or complete.

i

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and the historical and pro forma financial statements appearing elsewhere in this prospectus, including under the caption “Risk Factors.” References in this prospectus to “we,” “our,” “us” and “our company” refer to Digital Realty Trust, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Digital Realty Trust, L.P., a Maryland limited partnership of which we are the sole general partner and which we refer to in this prospectus as our operating partnership. Unless otherwise indicated, the information contained in this prospectus (including debt balances) is as of September 30, 2004 and assumes that the underwriters’ over-allotment option is not exercised. Additionally, unless otherwise indicated, portfolio property data as of September 30, 2004 relating to square feet, tenants, leasing, rents, commissions, credits and allowances and lease expirations includes such data for (i) 200 Paul Avenue, 1100 Space Park Drive, and eBay Data Center, all of which were acquired subsequent to September 30, 2004 in connection with our initial public offering, (ii) Burbank Data Center, which was acquired in December 2004, and (iii) 833 Chestnut Street and MAPP Building, which we are under contract to acquire and which we refer to in this prospectus as the acquisition properties.

Digital Realty Trust, Inc.

Overview

We own, acquire, reposition and manage technology-related real estate. We target high quality, strategically located properties containing applications and operations critical to the day-to-day operations of technology industry tenants. Our tenant base is diversified within the technology industry and reflects a broad spectrum of regional, national and international tenants that are leaders in their respective areas. We operate as a real estate investment trust, or REIT, for federal income tax purposes.

Through our operating partnership, we own 24 properties and are under contract to acquire an additional two properties. These properties are located throughout the U.S., with one property located in London, England, and contain a total of approximately 6.4 million net rentable square feet. Our operations and acquisition activities are focused on a limited number of markets where technology tenants are concentrated, including the Atlanta, Boston, Dallas, Denver, Los Angeles, Miami, Minneapolis/St. Paul, New York, Philadelphia, Phoenix, Sacramento, San Francisco and Silicon Valley metropolitan areas. As of September 30, 2004, our portfolio, including the acquisition properties, was approximately 86.3% leased at an average annualized rent per leased square foot of $19.48. The property types within our focus include:

•	telecommunications infrastructure properties, which provide the infrastructure required by companies in the data, voice and wireless communications industries;

•	information technology, or IT, infrastructure properties, which provide the physical environment required for disaster recovery, IT outsourcing and collocation;

•	technology manufacturing properties, which contain highly specialized manufacturing environments for such purposes as disk drive manufacturing, semiconductor manufacturing and specialty pharmaceutical manufacturing; and

•	regional or national headquarters of technology companies that are located in our target markets.

Many of our properties have extensive tenant improvements that have been installed at our tenants’ expense. Unlike traditional office and flex/research and development space, the location of and improvements to our facilities are generally essential to our tenants’ businesses, which we believe results in high occupancy levels, long lease terms and low tenant turnover. The tenant-installed improvements in our facilities are readily adaptable for use by similar tenants.

Our portfolio consists primarily of properties contributed to us by Global Innovation Partners, LLC, or GI Partners, in connection with our initial public offering in November 2004. GI Partners is a private equity fund that was formed to pursue investment opportunities that intersect the real estate and technology industries. GI Partners was formed in February 2001 after a competitive six-month selection process conducted by the California Public Employee Retirement System, or CalPERS, the largest U.S. pension fund. Upon GI Partners’ selection, CalPERS provided a $500 million equity commitment to GI Partners to invest in technology-related real estate and technology operating businesses. In addition, CB Richard Ellis Investors, a subsidiary of CB Richard Ellis, or CBRE, the largest global real estate services firm, and members of GI Partners’ management provided a commitment of $26.3 million.

Our principal executive offices are located at 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025. Our telephone number at that location is (650) 233-3600. Our website is located at www.digitalrealtytrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission.

Our Competitive Strengths

We believe we distinguish ourselves from other owners, acquirors and managers of technology-related real estate through our competitive strengths, which include:

•	High Quality Portfolio. Our portfolio contains state-of-the-art facilities with extensive tenant improvements. Based on current market rents and estimated costs to construct such properties and their improvements, we believe that they could not be replicated today on a cost-competitive basis. Many of the properties in our portfolio are located on major aggregation points formed by the physical presence of multiple major telecommunications service providers, which reduces our tenants’ costs and operational risks and increases the attractiveness of our buildings.

•	Presence in Key Markets. Our portfolio is primarily located in 14 major metropolitan areas, including the Boston, Dallas, Los Angeles, New York, Philadelphia, San Francisco and Silicon Valley metropolitan areas, and is diversified so that no one market represents more than 26.1% of the aggregate annualized rent of our portfolio as of September 30, 2004.

•	Long-Term Leases. We have long-term leases with stable cash flows. As of September 30, 2004, our average lease term was in excess of 12.4 years, with an average of 7.6 years remaining. Through 2007, leases representing only 6.4% of our net rentable square feet, or 6.6% of our aggregate annualized rent, are scheduled to expire. Moreover, through 2005, only 1.0% of our net rentable square feet is scheduled to expire.

•	Specialized Focus in Dynamic and Growing Industry. We focus solely on technology-related real estate because we believe that the growth in the technology industry will be superior to that of the overall economy. We believe that our specialized understanding of both real estate and technology gives us a significant competitive advantage over less specialized investors. We use our in-depth knowledge of the technology industry to identify strategically located properties, evaluate tenants’ creditworthiness and business models and assess the long-term value of in-place technical improvements.

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Proven Acquisition Capability.    Since 2002, we have acquired an aggregate of 24 technology-related real estate properties with 5.6 million net rentable square feet. We have also entered into contracts for the acquisition of two additional technology-related real estate properties with approximately 743,000 net rentable square feet. Our acquisition capability is driven by our broad network of contacts within a highly fragmented universe of sellers and brokers of technology-related real estate. We have developed detailed, standardized procedures for evaluating acquisitions to ensure that they meet our financial and other criteria, which allows us to efficiently evaluate investment opportunities and, as appropriate, commit and close quickly. More than half of our acquisitions were acquired before they were broadly marketed by real estate brokers. We intend to continue to acquire additional technology-related real estate as a key component of our growth strategy.

•	Experienced and Committed Management Team. Our senior management team, including our Executive Chairman, collectively have an average of over 23 years of experience in the technology or real estate industries, including experience as investors in, advisors to and founders of technology companies. We believe that our senior management team’s extensive knowledge of both the real estate and the technology industries provides us with a key competitive advantage. Our senior management team collectively owns an approximate 3.3% common equity interest in our company on a fully diluted basis, which aligns management’s interests with those of our stockholders.

•	Unique Sourcing Relationships. The members of GI Partners hold a substantial indirect investment in our company, and accordingly, we anticipate that they will continue to play an active role in our future success. We expect that CBRE and other brokers will assist us with obtaining property deal flow that has not been widely marketed, and GI Partners’ private equity investment professionals will provide additional technology industry expertise and access to proprietary deal flow. In addition, we expect that CalPERS will provide us with introductions to potential sources of acquisitions and access to its technology industry experts and will be a potential source of co-investment capital.

Business and Growth Strategies

Our primary business objectives are to maximize sustainable long-term growth in earnings, funds from operations and cash flow per share and to maximize returns to our stockholders. Our business strategies to achieve these objectives are:

•	Capitalize on Acquisition Opportunities. We believe that acquisitions enable us to increase cash flow and create long-term stockholder value. Our relationships with technology tenants and real estate brokers who are dedicated to serving these tenants provide us with ongoing access to potential acquisitions and often enable us to avoid competitive bidding situations. Furthermore, technology-related real estate is specialized, which makes it more difficult for traditional real estate investors to understand and fosters reduced competition for acquisitions relative to other property types. We believe this dynamic creates an opportunity for us to obtain better risk-adjusted returns on our capital.

•	Maximize the Cash Flow of our Properties. We aggressively manage and lease our assets to increase their cash flow. We often acquire properties with substantial in-place cash flow and some vacancy, which enables us to create upside through lease-up. Our portfolio was approximately 86.3% leased as of September 30, 2004, leaving approximately 873,000 square feet of net rentable space available for lease-up. Moreover, many of our properties contain extensive in-place infrastructure or buildout which may result in higher rents when leased to tenants seeking these improvements. We have also implemented cost control measures by negotiating expense pass-through provisions in tenant leases for operating expenses and certain capital expenditures. Leases covering more than 95% of the leased net rentable square feet in our portfolio as of September 30, 2004 required tenants to pay all or a portion of increases in operating expenses, including real estate taxes, insurance, common area charges and other expenses.

•

Convert Improved Space to Collocation Use.    We own approximately 184,000 net rentable square feet of data center space with extensive installed tenant improvements that is currently, or will shortly be, available for lease. Rather than leasing such space to large single tenants, we have and intend to continue to convert these spaces to multi-tenant collocation use, with each tenant averaging between 100 and 1,000 square feet of net rentable space. Multi-tenant collocation is a cost-effective solution for smaller tenants who cannot afford their own extensive infrastructure and security. Because we can provide such features, we are able to lease space to these smaller tenants at a significant premium to other uses.

•	Leverage Strong Industry Relationships. We use our strong industry relationships with national and regional technology intensive companies to comprehensively identify and respond to their real estate needs. Our leasing and sales professionals are real estate and technology industry specialists who can develop complex facility solutions for the most demanding technology tenants.

•	Use Capital Efficiently. We have and will continue to opportunistically sell assets. We believe that we can increase stockholder returns by effectively redeploying asset sales proceeds into new acquisition opportunities. Recently, data centers have been particularly attractive candidates for sale to owner/users, as the cost of acquisition is usually substantially lower than the cost to construct a new facility. We will seek such opportunities to realize profits and re-invest our capital.

Summary Risk Factors

You should carefully consider the following important risks as well as the additional risks described in “Risk Factors” beginning on page 19:

•	Our portfolio of properties consists primarily of technology-related real estate. A decline in the technology industry could lead to a decrease in the demand for technology-related real estate, which may have a greater adverse effect on our business and financial condition than if we owned a more diversified real estate portfolio.

•	We are dependent on significant tenants that may be costly or difficult to replace, and many of our properties are occupied by single tenants. The loss of significant tenants could cause a material decrease in cash available for distribution, including cash available for payment of dividends on our series A preferred stock.

•	If we fail to qualify as a REIT for federal income tax purposes, we will be taxed as a corporation and our liability for certain federal, state and local income taxes may significantly increase, which could result in a material decrease in cash available for distribution, including cash available for payment of dividends on our series A preferred stock.

•	Under a contribution agreement with the third-party contributors who contributed the direct and indirect interests in the 200 Paul Avenue and 1100 Space Park Drive properties to our operating partnership in connection with the contribution and acquisition transactions consummated concurrently with our initial public offering, we agreed to indemnify them against adverse tax consequences if we were to sell, exchange or otherwise dispose of these properties in a taxable transaction until the earlier of November 3, 2013 and the date on which these contributors (or certain transferees) hold less than 25% of the units of our operating partnership issued to them in connection with the contribution of these properties to our operating partnership. These properties represented 13.4% of our portfolio’s annualized rent as of September 30, 2004. In addition, under this contribution agreement, we agreed to make up to $20.0 million of indebtedness available for guaranty by these contributors which will, among other things, allow them to defer the recognition of gain in connection with the contribution of these properties.

•	We are under contract to acquire two new technology-related properties, totaling 743,000 net rentable square feet, for an aggregate price of approximately $75.3 million. Our ability to complete these acquisitions depends on many factors, including the completion of our due diligence and satisfaction of customary closing conditions, such as assumption of indebtedness. The inability to complete either of these acquisitions within our anticipated time frames may harm our financial condition and ability to pay distributions, including dividends on our series A preferred stock.

•	We have owned our properties for a limited time and therefore our properties may have characteristics or deficiencies unknown to us that could affect such properties’ valuation or revenue potential.

•	Potential losses from fires, floods, earthquakes, terrorist attacks or other liabilities, including liabilities for environmental matters, may not be fully covered by our insurance policies or may be subject to significant deductibles. Our tenants generally retain title to the extensive and highly valuable technology-related improvements in many of our buildings, and as such are generally required to insure them. In the event of a casualty or other loss involving one of our buildings with extensive installed tenant improvements, our tenants may have the right to terminate their leases if we do not rebuild the base building within prescribed times. In such cases, the proceeds from the tenant’s insurance will not be available to us to restore the improvements, and our insurance coverage may be insufficient to replicate the technology-related improvements made by such tenant.

•	As of September 30, 2004, our pro forma total consolidated indebtedness was approximately $514.2 million, and we may incur significant additional debt to finance future acquisition and development activities. We also have a $200 million unsecured revolving credit facility with a group of banks, including affiliates of Citigroup Global Markets Inc. and UBS Securities LLC, our joint bookrunning managers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and other underwriters for this offering. The credit facility has a borrowing limit based upon a percentage of the value of our unsecured properties. We estimate that approximately $93.8 million of this facility will be available to us upon consummation of this offering and application of the proceeds therefrom, assuming 833 Chestnut Street qualifies as an eligible unsecured property under our credit facility. Our debt service obligations with respect to such indebtedness will reduce cash available for distribution, including cash available to pay dividends on our series A preferred stock, and expose us to the risk of default.

•	We are party to debt agreements that contain lockbox and cash management provisions pursuant to which revenues generated by properties subject to such indebtedness are immediately swept into an account for the benefit of the lenders and are typically available to be distributed to us only after the funding of reserve accounts for, among other things, debt service, taxes, insurance, tenant improvements and leasing commissions. If our properties do not generate sufficient cash flow, we may be required to fund distributions, including cash available to pay dividends on our series A preferred stock, from working capital or borrowings under our credit facility or reduce such distributions. It is our policy to limit our indebtedness to approximately 60% of our total market capitalization, which is the sum of the market values of all of our outstanding common stock, preferred stock and common and long-term incentive units not owned by our company and the book value of our indebtedness; however, this policy is not a part of our governing documents and our board of directors can change it at any time.

•	Our charter and bylaws, the Maryland General Corporation Law and the partnership agreement of our operating partnership contain provisions that may delay or prevent a change of control transaction or limit the opportunity for stockholders to receive a premium for their stock in such a transaction, including a 9.8% limit on ownership of our series A preferred stock and a 9.8% limit on ownership of the value of our outstanding capital stock.

•	Our performance and value are subject to risks associated with events and conditions generally applicable to owners and operators of real property that are beyond our control. Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio in response to adverse changes in the performance of such properties may be limited, thus harming our financial condition.

The Properties

Our Portfolio

The following table presents an overview of our portfolio of properties, including the acquisition properties, based on information as of September 30, 2004:

Property(1)	Metropolitan Area	Percent Ownership		Year Built/ Renovated	Net Rentable Square Feet(2)	Percent Leased	Annualized Rent(3)	Annualized Rent Per Leased Square Foot(4)	Annualized Net Effective Rent Per Leased Square Foot(5)
Telecommunications Infrastructure

200 Paul Avenue	San Francisco	100.0%		1955/1999&2001	532,238	82.9%	$10,817,714	$24.50	$28.02
Univision Tower	Dallas	100.0		1983	477,107	79.8	8,059,284	21.17	19.85
Carrier Center	Los Angeles	100.0		1922/1999	449,254	80.5	7,583,463	20.97	24.61
Camperdown House(6)	London, UK	100.0		1983/1999	63,233	100.0	4,016,624	63.52	63.52
1100 Space Park Drive	Silicon Valley	100.0		2001	167,951	46.6	3,520,547	45.01	52.35
36 Northeast Second Street	Miami	100.0		1927/1999	162,140	81.2	3,007,472	22.85	25.66
Burbank Data Center	Los Angeles	100.0		1991	82,911	100.0	1,373,106	16.56	18.41
VarTec Building	Dallas	100.0		1999	135,250	100.0	1,352,500	10.00	10.45

					2,070,084	80.9	39,730,710	23.72	25.82
Information Technology Infrastructure

Hudson Corporate Center	New York	100.0		1989/2000	311,950	88.7	6,911,301	24.98	24.46
833 Chestnut Street	Philadelphia	100.0	(7)	1927/1998	654,758	71.7 (8)	6,558,540	13.97	14.92
Savvis Data Center	Silicon Valley	100.0		2000	300,000	100.0	5,580,000	18.60	22.09
Webb at LBJ	Dallas	100.0		1966/2000	365,449	89.0	4,484,570	13.79	14.95
AboveNet Data Center	Silicon Valley	100.0		1987/1999	179,489	97.1	4,291,595	24.63	35.63
NTT/Verio Premier Data Center	Silicon Valley	100.0		1982-83/2001	130,752	100.0	3,781,200	28.92	31.11
MAPP Building	Minneapolis/ St. Paul	100.0	(7)	1947/1999	88,134	100.0	1,339,637	15.20	16.78
Brea Data Center	Los Angeles	100.0		1981/2000	68,807	100.0	1,176,600	17.10	19.78
eBay Data Center	Sacramento	75.0	(9)	1983/2000	62,957	100.0	1,133,226	18.00	19.20
AT&T Web Hosting Facility	Atlanta	100.0		1998	250,191	50.0	1,098,036	8.78	10.59

					2,412,487	83.8	36,354,705	17.99	20.24
Technology Manufacturing

Ardenwood Corporate Park	Silicon Valley	100.0		1985-86	307,657	100.0	7,624,739	24.78	25.16
Maxtor Manufacturing Facility	Silicon Valley	100.0		1991 & 1997(10)	183,050	100.0	3,272,934	17.88	19.92
ASM Lithography Facility(11)	Phoenix	100.0		2002	113,405	100.0	2,549,165	22.48	25.52

					604,112	100.0	13,446,838	22.26	23.64
Technology Office/Corporate Headquarters

Comverse Technology Building	Boston	100.0		1957 & 1999(12)	388,000	99.7	5,891,393	15.22	16.14
100 Technology Center Drive	Boston	100.0		1989/2001	197,000	100.0	3,743,000	19.00	20.20
Granite Tower	Dallas	100.0		1999	240,151	95.5	3,431,956	14.97	15.08
Stanford Place II	Denver	98.0	(13)	1982	348,573	78.6	2,865,251	10.45	9.68
Siemens Building	Dallas	100.0		1999	125,538	100.0	1,917,505	15.27	17.57

					1,299,262	93.4	17,849,105	14.72	15.29

Portfolio Total/Weighted Average					6,385,945	86.3%	$107,381,358	$19.48	$21.22

(1)	We have categorized the properties in our portfolio by their principal use based on annualized rent. However, many of our properties support multiple uses. Since September 30, 2004, we have leased approximately 50,000 additional square feet of net rentable space for a total annualized rent of approximately $1.0 million as of January 27, 2005. Rent abatements for these leases for the 12 months ending January 27, 2006 total approximately $214,000.

(2)	Net rentable square feet at a building represents the current square feet at that building under lease as specified in the lease agreements plus management’s estimate of space available for lease based on engineering drawings. Net rentable square feet includes tenants’ proportional share of common areas.
(3)	Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2004. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a full gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent. Total abatements for leases in effect as of September 30, 2004 for the 12 months ending September 30, 2005 were $739,346.
(4)	Annualized rent per leased square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(5)	For properties owned as of September 30, 2004, annualized net effective rent per leased square foot represents the contractual rent for leases in place as of September 30, 2004, calculated on a straight line basis from the date of acquisition by GI Partners or us or the date the lease commenced, if later. This amount is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a full gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent. This amount is further reduced by the annual amortization of any tenant improvement and leasing costs incurred by GI Partners or us for such leases, and is then divided by the net rentable square footage under lease as of the same date. For properties acquired after September 30, 2004, the same approach is used, except that the straight line rent calculation is as of the acquisition date or the projected acquisition date.
(6)	Rental amounts for Camperdown House were calculated based on the exchange rate in effect on September 30, 2004 of $1.8093 per £1.00.
(7)	Our operating partnership has entered into contracts to acquire these properties. While we believe that we will consummate these acquisitions, we cannot assure you that they will close because they remain subject to the completion of our due diligence and satisfaction of customary closing conditions.
(8)	An affiliate of the Thomas Jefferson University Hospital entered into an agreement to lease 28,503 square feet commencing May 1, 2005 for a term of ten years. Based on leases in place as of September 30, 2004, this new lease would increase the occupancy of the property to approximately 76%.
(9)	As of September 30, 2004, we owned a 75% tenancy-in-common interest in this property. On January 21, 2005, we purchased the remaining 25% interest in this property.
(10)	This property consists of two buildings: 1055 Page Avenue was built in 1991, and 47700 Kato Road was built in 1997.
(11)	We own the subsidiary that is party to a ground sublease covering this property. The term of the ground sublease expires on December 31, 2082.
(12)	This property consists of two buildings: 100 Quannapowitt was built in 1999, and 200 Quannapowitt was built in 1957 and has subsequently been renovated.
(13)	We indirectly own a 98% interest in a subsidiary that holds the fee simple interest in this property. An unrelated third party holds the remaining 2% interest in this subsidiary.

Right of First Offer Properties

GI Partners owns interests in two technology-related properties which were not contributed to us in connection with our initial public offering. The first is a data center located in Englewood, Colorado (Denver metropolitan area) with 82,229 of net rentable square feet. GI Partners has informed us that effective November 15, 2004 Ameriquest Mortgage Company has entered into a lease for 100.0% of the net rentable square feet of this property that commences on February 1, 2005 for a term of seven years at an annualized net rent of approximately $1.5 million. The second is a 129,366 square foot vacant data center located in Frankfurt, Germany. We do not have an option to purchase either of these properties. However, we do have rights of first offer with respect to the sale of either of them by GI Partners. In January 2005, we commissioned an appraisal of the Englewood, Colorado property with a view towards negotiating the purchase of this property from GI Partners.

The Offering

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our series A preferred stock, see “Description of Series A Preferred Stock.” We will contribute the net proceeds of the sale of our series A preferred stock to our operating partnership and our operating partnership will issue to us series A preferred units.

Issuer	Digital Realty Trust, Inc., a Maryland corporation.

Securities Offered	3,600,000 shares of our 8.50% series A cumulative redeemable preferred stock (4,140,000 shares if the underwriters’ option to purchase additional shares is exercised in full).

Ranking	The series A preferred stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:

• senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the series A preferred stock;

• on parity with any class or series of our capital stock expressly designated as ranking on parity with the series A preferred stock; and

• junior to any other class or series of our capital stock expressly designated as ranking senior to the series A preferred stock.

Dividend Rate and Payment Date	Investors will be entitled to receive cumulative cash dividends on the series A preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last day of March, June, September and December of each year, commencing March 2005, at the rate of 8.50% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.125 per annum per share). The first dividend payable on the series A preferred stock on March 31, 2005 will be a pro rata dividend from and including the original issue date to and including March 31, 2005 in the amount of $0.30694 per share. Dividends on the series A preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

As a result of recent changes in the tax law, dividends paid by regular C corporations to persons or entities that are taxed as United States individuals now are generally taxed at the rate applicable to long-term capital gains, which is a maximum of 15%, subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our series A preferred stock, generally will continue to be taxed at regular ordinary income tax rates, except to the extent that the special rules relating to qualified dividend income and capital gains dividends paid by a REIT apply. See “Federal Income Tax Considerations.”

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the series A preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the series A preferred stock as to liquidation rights. The rights of holders of series A preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the series A preferred stock as to liquidation.

Optional Redemption	We may not redeem the series A preferred stock prior to February 9, 2010, except in limited circumstances to preserve our status as a REIT. On and after February 9, 2010, the series A preferred stock will be redeemable at our option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends up to but excluding the redemption date. Any partial redemption will be on a pro rata basis.
No Maturity, Sinking Fund or Mandatory Redemption

The series A preferred stock has no maturity date and we are not required to redeem the series A preferred stock at any time. Accordingly, the series A preferred stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right. The series A preferred stock is not subject to any sinking fund.

Voting Rights	Holders of series A preferred stock will generally have no voting rights. However, if we are in arrears on dividends on the series A preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series A preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called by at least 10% of such holders or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends with respect to the series A preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of the series A preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series A preferred stock and the holders of all other shares of any class or series of preferred stock ranking on parity with the series A preferred stock with respect to the payment of dividends and distribution of assets upon our liquidation that are entitled to similar voting rights (voting together as a single class).

Listing	We have applied to list the series A preferred stock on the NYSE. We will use commercially reasonable efforts to have our listing application for the series A preferred stock approved. If the application is approved, trading of the series A preferred stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the series A preferred stock. The underwriters have advised us that they intend to make a market in the series A preferred stock prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the series A preferred stock will develop prior or subsequent to commencement of trading on the NYSE or, if developed, will be maintained.

Restrictions on Ownership and Transfer	For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, the transfer of our capital stock, which includes the series A preferred stock, is restricted and not more than 50% in value of our outstanding capital stock may be owned, directly or constructively, by five or fewer individuals, as defined in the Code. In order to assist us in meeting these requirements, no person or persons acting as a group may own, or be deemed to own by virtue of the constructive ownership rules of the Code, subject to limited exceptions, more than 9.8% of the outstanding shares of the series A preferred stock. See “Description of Series A Preferred Stock—Restrictions on Ownership and Transfer.”

Conversion	The series A preferred stock is not convertible into or exchangeable for any of our other property or securities.

Use of Proceeds	We expect that the net proceeds from this offering will be approximately $86.3 million after deducting underwriting discounts and commissions and our expenses (or approximately $99.3 million if the underwriters exercise their option to purchase additional shares in full). We will contribute the net proceeds from this offering to our operating partnership in exchange for series A preferred units, the economic terms of which are substantially similar to those of the series A preferred stock. Our operating partnership will subsequently use the net proceeds received from us to repay borrowings under our unsecured revolving credit facility, and also potentially to acquire the acquisition properties and additional properties and for other general corporate purposes. See “Use of Proceeds.”

Risk Factors	An investment in the series A preferred stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page 19 of this prospectus before making a decision to invest in the series A preferred stock.

Form	The series A preferred stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.

Our Tax Status

We are and intend to continue operating in a manner that will allow us to qualify as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2004. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our net taxable income to our stockholders, excluding net capital gains. As a REIT, we generally will not be subject to federal income tax on net taxable income we currently distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property and the income of our taxable REIT subsidiaries will be subject to taxation at normal corporate rates.

Summary Selected Financial Data

The following table sets forth summary selected financial and operating data on a combined historical basis for the “Digital Realty Predecessor.” The Digital Realty Predecessor is comprised of the real estate activities and holdings of GI Partners related to the properties in our portfolio. We have not presented historical information for Digital Realty Trust, Inc. because we did not have any corporate activity through September 30, 2004 other than the issuance of shares of common stock in connection with the initial capitalization of our company and because we believe that a discussion of the results of Digital Realty Trust, Inc. would not be meaningful. The Digital Realty Predecessor combined historical financial information includes:

•	the wholly owned real estate subsidiaries and majority-owned real estate joint ventures that GI Partners contributed to our operating partnership in connection with our initial public offering;

•	an allocation of GI Partners’ line of credit to the extent that borrowings and related interest expense relate to (1) borrowings to partially fund acquisitions of the properties in our portfolio and (2) borrowings to pay asset management fees paid by GI Partners that were allocated to the properties in our portfolio; and

•	an allocation of the asset management fees paid to a related party and incurred by GI Partners, along with an allocation of the liability for any such fees that are unpaid as of the date of the financial statements and an allocation of GI Partners’ general and administrative expenses.

You should read the following summary selected financial data in conjunction with our combined historical consolidated financial statements and the related notes and with “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” which are included elsewhere in this prospectus.

The historical combined balance sheet information as of December 31, 2003 and 2002 of the Digital Realty Predecessor and the combined statements of operations information for the years then ended and for the period from February 28, 2001 (inception) through December 31, 2001 of the Digital Realty Predecessor have been derived from the historical combined financial statements audited by KPMG LLP, independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The historical combined balance sheet information as of September 30, 2004 and December 31, 2001 and the combined statements of operations information for the nine months ended September 30, 2004 and 2003 have been derived from the unaudited combined financial statements of the Digital Realty Predecessor. In the opinion of the management of our company, the historical combined balance sheet information as of September 30, 2004 and the historical combined statements of operations for the nine months ended September 30, 2004 and 2003 include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. Our results of operations for the interim period ended September 30, 2004 are not necessarily indicative of the results to be obtained for the full fiscal year.

Our unaudited summary selected pro forma consolidated financial statements and operating information as of and for the nine months ended September 30, 2004 and for the year ended December 31, 2003 assume completion of this offering and our intended use of the proceeds therefrom as of the beginning of the periods presented for the operating data and as of the stated date for the balance sheet data. Our unaudited summary selected pro forma consolidated financial statements also include the effects of our initial public offering, which closed on November 3, 2004, and the related formation and refinancing transactions that occurred in conjunction with our initial public offering, as if the resulting debt and equity structure were in place as of the first day of the periods presented for the operating data and as of the stated date for the balance sheet data. Our unaudited summary selected pro forma consolidated financial statements also include the effects of the acquisition by us of the Burbank Data Center, the remaining 25% interest in the eBay Data Center and the expected acquisition by us of the acquisition properties, along with the related financing transactions, as if those acquisitions and financing transactions had occurred as of the beginning of the period presented for the operating data and as of the stated date for the balance sheet data. Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

The Company and the Digital Realty Predecessor

(Amounts in thousands, except per share data)

	Nine Months Ended September 30,			Year Ended December 31,			Period from February 28, 2001 (inception) through December 31,
	Pro Forma Consolidated	Historical Combined		Pro Forma Consolidated	Historical Combined		Historical Combined
	2004	2004	2003	2003	2003	2002	2001
	(Unaudited)	(Unaudited)		(Unaudited)
Statement of Operations Data:
Rental revenues	$101,780	$59,127	$34,263	$130,442	$50,099	$21,203	$—
Tenant reimbursements	19,353	10,055	6,230	25,024	8,661	3,894	—
Other revenues	2,591	1,734	4,314	6,058	4,328	458	12

Total revenues	123,724	70,916	44,807	161,524	63,088	25,555	12

Rental property operating and maintenance expenses	22,860	11,625	5,604	27,817	8,624	4,997	—
Property taxes	9,179	6,250	3,146	11,583	4,688	2,755	—
Insurance	2,245	1,179	329	2,591	626	83	—
Interest expense	24,776	15,804	6,786	33,031	10,091	5,249	—
Asset management fees to related party	—	2,389	2,389	—	3,185	3,185	2,663
Depreciation and amortization expense	37,000	20,822	11,031	48,870	16,295	7,659	—
General and administrative expenses	21,496	243	74	22,688	329	249	—
Other expenses	2,771	2,716	2,566	2,698	2,459	1,249	107

Total expenses	120,327	61,028	31,925	149,278	46,297	25,426	2,770

Income (loss) before minority interests (deficit)	3,397	9,888	12,882	12,246	16,791	129	(2,758)
Minority interests (deficit)	2,013	(28)	126	7,291	149	190	—

Net income (loss)	1,384	9,916	12,756	4,955	16,642	(61)	(2,758)
Preferred dividends	5,738	—	—	7,650	—	—	—

Net income (loss) available to common stockholders	$(4,354)	$9,916	$12,756	$(2,695)	$16,642	$(61)	$(2,758)

Balance Sheet Data (at period end)(1)
Investments in real estate, after accumulated depreciation and amortization	$852,432	$650,207	$—	$—	$391,737	$217,009	$—
Total assets	1,088,402	822,189	—	—	479,698	269,836	1,893
Notes payable under line of credit	27,285	6,117	—	—	44,436	53,000	—
Notes payable under bridge loan	7,950	243,686	—	—	—	—	—
Mortgages and other secured loans	478,984	297,496	—	—	253,429	103,560	—
Total liabilities	569,045	593,699	—	—	328,303	183,524	903
Minority interests	257,927	3,127	—	—	3,444	3,135	—
Stockholders’/owner’s equity	261,430	225,363	—	—	147,951	83,177	990
Total liabilities and stockholders’/owner’s equity	1,088,402	822,189	—	—	479,698	269,836	1,893
Per Share Data:
Pro forma earnings (loss) per share available to common shareholders—basic and diluted	$(0.20)	$—	$—	$(0.13)	$—	$—	$—
Pro forma weighted average common shares outstanding—basic and diluted	21,421	—	—	21,421	—	—	—
Cash flows from (used in):
Operating activities	$—	$31,551	$20,901	$—	$28,986	$9,645	$(1,867)
Investing activities	—	(321,737)	(179,140)	—	(215,263)	(164,755)	(1,881)
Financing activities	—	287,641	156,568	—	187,873	158,688	3,748
Other Data:
Funds from operations(2)	$40,420	$—	$—	$61,116	$—	$—	$—
Funds from operations available to common stockholders(2)(3)	34,682	—	—	53,466	—	—	—
EBITDA(4)	65,196	46,542	30,573	94,147	43,028	12,847	(2,758)
EBITDA available to common stockholders(4)(5)	59,458	46,542	30,573	86,497	43,028	12,847	(2,758)

(1)	Balance sheet data as of December 31, 2001 is unaudited.
(2)

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP. See the reconciliation of pro forma net income to pro forma FFO below.

(3)	FFO available to common stockholders has been calculated assuming that the common units in our operating partnership are exchanged for common stock and has been reduced by the amount of pro forma preferred stock dividends. See the reconciliation of pro forma net income to pro forma FFO available to common stockholders below.
(4)	We believe that earnings before interest, taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. In addition, because EBITDA is calculated before recurring cash charges including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other REITs’ EBITDA. See the reconciliation of net income to EBITDA on page 16.
(5)	EBITDA available to common stockholders has been calculated assuming that the common units in our operating partnership are exchanged for common stock and has been reduced by the amount of pro forma preferred stock dividends. See the reconciliation of net income to EBITDA available to common stockholders on page 16.

The following table reconciles our pro forma net income to our pro forma FFO and pro forma FFO available to common stockholders for the nine months ended September 30, 2004 and the year ended December 31, 2003:

	Pro Forma Nine Months Ended September 30, 2004	Pro Forma Year Ended December 31, 2003
Reconciliation of pro forma net income to pro forma FFO and pro forma FFO available to common stockholders:
Pro forma net income before minority interest in operating partnership but after minority interest in consolidated joint ventures	$3,420	$12,246
Plus pro forma real estate depreciation and amortization	37,000	48,870

Pro forma FFO	40,420	61,116
Less pro forma preferred stock dividends	5,738	7,650

Pro forma FFO available to common stockholders(1)	$34,682	$53,466

(1)	FFO available to common stockholders has been calculated assuming that the common units in our operating partnership are exchanged for common stock and has been reduced by the amount of pro forma preferred dividends.

The following table reconciles our net income to our EBITDA and EBITDA available to common stockholders for the periods indicated:

	Nine Months Ended September 30,			Year Ended December 31,			Period from February 28, 2001 (inception) through December 31,
	Pro Forma Consolidated	Historical Combined		Pro Forma Consolidated	Historical Combined		Historical Combined
	2004	2004	2003	2003	2003	2002	2001
Reconciliation of net income to EBITDA:
Net income (loss)	$1,384	$9,916	$12,756	$4,955	$16,642	$(61)	$(2,758)
Adjustments:
Minority interest in operating partnership	2,036	—	—	7,291	—	—	—
Interest expense	24,776	15,804	6,786	33,031	10,091	5,249	—
Depreciation and amortization	37,000	20,822	11,031	48,870	16,295	7,659	—

EBITDA	65,196	46,542	30,573	94,147	43,028	12,847	(2,758)
Less preferred stock dividends	5,738	—	—	7,650	—	—	—

EBITDA available to common stockholders(1)	$59,458	$46,542	$30,573	$86,497	$43,028	$12,847	$(2,758)

(1)	EBITDA available to common stockholders has been calculated assuming that the common units in our operating partnership are exchanged for common stock and has been reduced by the amount of pro forma preferred dividends.

Ratios of Earnings and EBITDA to Fixed Charges and Preferred Dividends

Our ratios of earnings to fixed charges, earnings to fixed charges and preferred dividends, EBITDA to fixed charges and EBITDA to fixed charges and preferred dividends for the periods indicated are as follows:

	Nine Months Ended September 30, 2004		Year Ended December 31, 2003		Year Ended December 31, 2002	Period from February 28, 2001 (inception) through December 31, 2001
	Pro Forma Consolidated	Historical Combined	Pro Forma Consolidated	Historical Combined	Historical Combined	Historical Combined
Ratio of earnings to fixed charges	1.14x	1.62x	1.37x	2.64x	.99x	—
Ratio of earnings to fixed charges and preferred dividends	0.92x	—	1.11x	—	—	—
Ratio of EBITDA to fixed charges	2.62x	2.93x	2.84x	4.24x	2.45x	—
Ratio of EBITDA to fixed charges and preferred dividends	2.13x	—	2.31x	—	—	—

Our ratios of earnings to fixed charges and EBITDA to fixed charges are computed by dividing earnings or EBITDA, as applicable, by fixed charges. Our ratios of earnings to fixed charges and preferred dividends and EBITDA to fixed charges and preferred dividends are computed by dividing earnings or EBITDA, as applicable, by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of net income (loss) before minority interests and fixed charges. “EBITDA” consists of net income (loss) from continuing operations before minority interest in our operating partnership, interest expense and depreciation and amortization. “Fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. Preferred dividends consist of the amount of pre-tax earnings required to pay dividends on the series A preferred stock. Our pro forma ratios are prepared on the basis of our pro forma financial statements. See “Digital Realty Trust, Inc. Pro Forma Condensed Consolidated Financial Statements.”

Since our inception, we have neither issued any shares of, nor paid any dividends on, preferred stock. Accordingly, the ratio of earnings to fixed charges and preferred stock dividends and the ratio of EBITDA to fixed charges and preferred stock dividends are not presented for historical periods. In addition, from February 28, 2001 to December 31, 2001, we had no fixed charges.

For the nine months ended September 30, 2004, pro forma earnings were insufficient to cover pro forma fixed charges and pro forma preferred dividends by $2,318,000. For the year ended December 31, 2002, earnings were insufficient to cover fixed charges by $61,000. Pro forma earnings for the nine months ended September 30, 2004 and the year ended December 31, 2004 were impacted by $17.9 million of compensation expense resulting from awards of fully-vested long-term incentive units granted in connection with our initial public offering to certain employees and our Executive Chairman.

Presented below are the components used to calculate the ratios of earnings and EBITDA to fixed charges and earnings and EBITDA to fixed charges and preferred dividends:

	Nine Months Ended September 30, 2004		Year Ended December 31, 2003		Year Ended December 31, 2002	Period from February 28, 2001 (inception) through December 31, 2001
	Pro Forma Consolidated	Historical Combined	Pro Forma Consolidated	Historical Combined	Historical Combined	Historical Combined
Earnings	$28,281	$25,805	$45,343	$26,799	$5,188	$(2,758)
EBITDA	65,196	46,542	94,147	43,028	12,847	(2,758)
Fixed charges:
Interest expense	24,776	15,804	33,031	10,091	5,249	—
Interest within rental expense	85	85	66	66	—	—

	24,861	15,889	33,097	10,157	5,249	—
Preferred dividends	5,738	—	7,650	—	—	—

Our pro forma earnings were impacted by $17.9 million of compensation expense resulting from awards of fully-vested long-term incentive units granted in connection with our initial public offering to certain employees and our Executive Chairman. For a reconciliation of EBITDA to net income, see page 16.

RISK FACTORS

Investment in our series A preferred stock involves risks. In addition to other information contained in this prospectus, you should carefully consider the following factors before acquiring shares of our series A preferred stock offered by this prospectus. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

Risks Related to Our Business and Operations

Our properties depend upon the technology industry and the demand for technology-related real estate.

Our portfolio of properties consists primarily of technology-related real estate. A decline in the technology industry could lead to a decrease in the demand for technology-related real estate, which may have a greater adverse effect on our business and financial condition than if we owned a more diversified real estate portfolio. We are susceptible to adverse developments in the technology industry (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, costs of complying with government regulations or increased regulation and other factors) and the technology-related real estate market (such as oversupply of or reduced demand for space). In addition, the rapid development of new technologies or adoption of new industry standards could render many of our tenants’ current products and services obsolete or unmarketable and contribute to a downturn in their businesses, increasing the likelihood of a default under their leases or that they become insolvent or file for bankruptcy.

We depend on significant tenants, and many of our properties are single-tenant properties or are currently occupied by single tenants.

As of September 30, 2004, the 15 largest tenants in our property portfolio represented approximately 61.4% of the total annualized rent generated by our properties. Our largest tenants by annualized rent are Savvis Communications and Qwest Communications. Savvis Communications leased 588,359 square feet of net rentable space as of September 30, 2004, representing approximately 12.0% of the total annualized rent generated by our properties. Qwest Communications leased 343,383 square feet of net rentable space as of September 30, 2004, representing approximately 8.6% of the total annualized rent generated by our properties. In addition, 12 of our properties are occupied by single tenants. Our tenants may experience a downturn in their businesses, which may weaken their financial condition and result in their failure to make timely rental payments or their default under their leases. In the event of any tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.

The bankruptcy or insolvency of a major tenant also may adversely affect the income produced by our properties. If any tenant becomes a debtor in a case under the federal Bankruptcy Code, we cannot evict the tenant solely because of the bankruptcy. In addition, the bankruptcy court might authorize the tenant to reject and terminate its lease with us. Our claim against the tenant for unpaid, future rent would be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease. In either case, our claim for unpaid rent would likely not be paid in full. Currently, two tenants, VarTec Telecom, Inc., leasing approximately 143,882 square feet of net rentable space, and Universal Access Inc., leasing approximately 11,680 square feet of net rentable space, are in bankruptcy. Both tenants are current on their rental obligations. Since we acquired our first building in January 2002, 14 tenants in our buildings leasing approximately 474,000 square feet of net rentable space concluded bankruptcy proceedings. Of the 14 tenants, eight tenants leasing approximately 370,000 square feet of net rentable space paid rent to us on an uninterrupted basis and affirmed their leases. Of the approximately 104,000 square feet of net rentable space that was rejected and terminated, we had re-leased approximately 21,000 square feet as of the date of this prospectus.

Our revenue and cash available for distribution, including cash available for payment of dividends on our series A preferred stock, could be materially adversely affected if any of our significant tenants were to become bankrupt or insolvent, or suffer a downturn in their business, or fail to renew their leases at all or renew on terms less favorable to us than their current terms.

Our portfolio of properties depends upon local economic conditions and is geographically concentrated in certain locations.

Our properties and acquisition properties are located only in the Atlanta, Boston, Dallas, Denver, London, Los Angeles, Miami, Minneapolis/St. Paul, New York, Philadelphia, Phoenix, Sacramento, San Francisco and Silicon Valley metropolitan areas. We are dependent upon the local economic conditions in these markets, including local real estate conditions. Many of these markets have experienced downturns during the recent recession. Our operations may also be affected if too many competing properties are built in any of these markets. If there is a downturn in the economy in any of these markets, our operations and our revenue and cash available for distribution, including cash available for payment of dividends on our series A preferred stock, could be materially adversely affected. We cannot assure you that these markets will grow or will remain favorable to the technology industry.

In addition, our portfolio is geographically concentrated in the Boston, Dallas, Los Angeles, New York, Philadelphia, San Francisco and Silicon Valley metropolitan markets. These markets comprised 9.0%, 17.9%, 9.4%, 6.4%, 6.1%, 10.1% and 26.1%, respectively, of annualized rent as of September 30, 2004 of the properties comprising our portfolio. As such, positive or negative changes in conditions in these markets in particular will impact our overall performance.

Our planned property acquisitions are subject to due diligence and closing conditions that may prevent us from acquiring those properties.

We are under contract to acquire two new technology-related properties, totaling 743,000 net rentable square feet, for an aggregate price of approximately $75.3 million. Our ability to complete these acquisitions depends on many factors, including the completion of our due diligence and satisfaction of customary closing conditions, such as assumption of indebtedness. We are still in the process of conducting acquisition diligence and therefore, although we believe that the information in the prospectus with respect to the acquisition properties that has been provided to us by the sellers of such properties, including square feet, tenants, leasing, rents, commissions, credits and allowances and lease expirations is accurate, we cannot assure you that this information is accurate or complete. If we are unable to complete either of these acquisitions within our anticipated time frames, or at all, our financial condition, results of operations, cash flow, cash available for distribution, including cash available for payment of dividends on our series A preferred stock, per share trading price of our common stock or series A preferred stock and ability to satisfy our debt service obligations could be materially adversely affected.

We have owned our properties for a limited time.

We own 24 properties and are under contract to acquire two properties. These properties are located throughout the U.S., with one property located in London, England, and contain a total of approximately 6.4 million net rentable square feet. All the properties have been under our management for less than three years, and 12 of the properties have been owned for less than one year. The properties may have characteristics or deficiencies unknown to us that could affect such properties’ valuation or revenue potential. There can be no assurance that the operating performance of the properties will not decline under our management.

We may have difficulty internalizing our asset management and accounting functions.

A significant portion of the asset management and general and administrative functions of our predecessor were performed by GI Partners’ related-party asset manager, an affiliate of CB Richard Ellis Investors. Such affiliate also provided all of our accounting and financial reporting services. Since the consummation of our initial public offering, we have begun to internalize our asset management function and our accounting and financial reporting functions so that we can carry out the majority of our general and administrative functions directly. We cannot assure you that we will successfully internalize these functions on the anticipated timetable or without incurring unanticipated costs. We have entered into a transition services agreement with CB Richard Ellis Investors, pursuant to which CB Richard Ellis Investors will provide us with transitional accounting and other services for an interim period that we anticipate will last through the first fiscal quarter of 2005.

We have limited operating history as a REIT and as a public company.

We were formed in March 2004 and have limited operating history as a REIT and as a public company. We cannot assure you that our past experience will be sufficient to successfully operate our company as a REIT or a public company. Failure to maintain REIT status would have an adverse effect on our cash available for distribution, including cash available for payment of dividends on our series A preferred stock.

Tax protection provisions on certain properties could limit our operating flexibility.

We have agreed with the third-party contributors who contributed the direct and indirect interests in the 200 Paul Avenue and 1100 Space Park Drive properties to indemnify them against adverse tax consequences if we were to sell, convey, transfer or otherwise dispose of all or any portion of these interests, in a taxable transaction, in these properties. However, we can sell these properties in a taxable transaction if we pay the contributors cash in the amount of their tax liabilities arising from the transaction and tax payments. The 200 Paul Avenue and 1100 Space Park Drive properties represented 13.4% of our portfolio’s annualized rent as of September 30, 2004. These tax protection provisions apply for a period expiring on the earlier of November 3, 2013 and the date on which these contributors (or certain transferees) hold less than 25% of the units issued to them in connection with the contribution of these properties to our operating partnership. Although it may be in our stockholders’ best interest that we sell a property, it may be economically disadvantageous for us to do so because of these obligations. We have also agreed to make up to $20.0 million of debt available for these contributors to guarantee. We agreed to these provisions in order to assist these contributors in preserving their tax position after their contributions.

Potential losses may not be covered by insurance.

We carry comprehensive liability, fire, extended coverage, earthquake, business interruption and rental loss insurance covering all of the properties in our portfolio under various insurance policies. We select policy specifications and insured limits which we believe to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. We do not carry insurance for generally uninsured losses such as loss from riots, war or nuclear reaction. Some of our policies, like those covering losses due to floods, are insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. A substantial portion of the properties we own are located in California, an area especially subject to earthquakes. Together, these properties represented approximately 46.7% of our portfolio’s annualized rent as of September 30, 2004. While we carry earthquake insurance on our properties, the amount of our earthquake insurance coverage may not be sufficient to fully cover losses from earthquakes. In addition, we may discontinue earthquake or other insurance on some or all of our properties in the future if the cost of premiums for any of these policies exceeds, in our judgment, the value of the coverage relative to the risk of loss.

In addition, many of our buildings contain extensive and highly valuable technology-related improvements. Under the terms of our leases, tenants generally retain title to such improvements and are obligated to maintain adequate insurance coverage applicable to such improvements and under most circumstances use their insurance proceeds to restore such improvements after a casualty. In the event of a casualty or other loss involving one of our buildings with extensive installed tenant improvements, our tenants may have the right to terminate their leases if we do not rebuild the base building within prescribed times. In such cases, the proceeds from the tenant’s insurance will not be available to us to restore the improvements, and our insurance coverage may be insufficient to replicate the technology-related improvements made by such tenant.

If we or one or more of our tenants experiences a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

Payments on our debt reduce cash available for distribution, including cash available for payment of dividends on our series A preferred stock, and may expose us to the risk of default under our debt obligations.

Upon completion of this offering, we anticipate that our pro forma total consolidated indebtedness will be approximately $514.2 million, and we may incur significant additional debt to finance future acquisition and development activities. We also have a $200 million unsecured revolving credit facility with a group of banks, including affiliates of Citigroup Global Markets Inc. and UBS Securities LLC, our joint bookrunning managers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and other underwriters for this offering. The credit facility has a borrowing limit based upon a percentage of the value of our unsecured properties. We estimate that approximately $93.8 million of additional borrowings under this facility will be available to us upon consummation of this offering, assuming 833 Chestnut Street qualifies as an eligible unsecured property under our credit facility. In addition, under our contribution agreement with respect to the 200 Paul Avenue and 1100 Space Park Drive properties, we have agreed to make available for guarantee up to $20.0 million of indebtedness and may enter into similar agreements in the future.

Payments of principal and interest on borrowings may leave us with insufficient cash resources to operate our properties, pay the dividends on our series A preferred stock or make distributions on our common stock necessary to maintain our REIT qualification. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments;

•	we may be unable to borrow additional funds as needed or on favorable terms;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	because a significant portion of our debt bears interest at variable rates, increases in interest rates could materially increase our interest expense;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•	we may default on our obligations and the lenders or mortgagees may foreclose on our properties or our interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;

•	we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

•	our default under any one of our mortgage loans with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, cash available for distribution, including cash available for payment of dividends on our series A preferred stock, per share trading price of our common stock or series A preferred stock and our ability to satisfy our debt service obligations could be materially adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, a circumstance which could hinder our ability to meet the REIT distribution requirements imposed by the Code.

We may be unable to identify and complete acquisitions and successfully operate acquired properties.

We are currently under contract to acquire two technology-related properties. In addition, we continually evaluate the market of available properties and may acquire additional technology-related real estate when opportunities exist. Our ability to acquire properties on favorable terms and successfully operate them may be exposed to the following significant risks:

•	potential inability to acquire a desired property because of competition from other real estate investors with significant capital, including both publicly traded REITs and institutional investment funds;

•	even if we are able to acquire a desired property, competition from other potential acquirors may significantly increase the purchase price;

•	even if we enter into agreements for the acquisition of technology-related real estate, these agreements are subject to customary conditions to closing, including completion of due diligence investigations to our satisfaction;

•	we may be unable to finance the acquisition on favorable terms or at all;

•	we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations, and as a result our results of operations and financial condition could be adversely affected;

•	acquired properties may be subject to reassessment, which may result in higher than expected tax payments;

•	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

•	we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

If we cannot finance property acquisitions on favorable terms, or operate acquired properties to meet our financial expectations, our financial condition, results of operations, cash flow, cash available for distribution to you, per share trading price of our common stock or series A preferred stock and ability to satisfy our debt service obligations could be materially adversely affected.

We may be unable to source off-market deal flow in the future.

A key component of our growth strategy is to continue to acquire additional technology-related real estate. To date, more than half of our acquisitions were acquired before they were widely marketed by real estate brokers, or “off-market.” Properties that are acquired off-market are typically more attractive to us as a purchaser because of the absence of a competitive bidding environment, which could potentially lead to higher prices. We obtain access to off-market deal flow from numerous sources, including CalPERS and CBRE. CBRE has assisted us in acquiring three of our properties in off-market transactions. CalPERS and CBRE reduced their indirect interests in us in connection with our initial public offering, and CalPERs and/or CBRE may further dispose of their interests in us in the future. We cannot assure you that CalPERs or CBRE will continue to assist us with obtaining off-market deal flow in the future. If we cannot obtain off-market deal flow in the future, our ability to locate and acquire additional properties at attractive prices could be adversely affected.

We face significant competition, which may decrease or prevent increases of the occupancy and rental rates of our properties.

We compete with numerous developers, owners and operators of real estate, many of which own properties similar to ours in the same submarkets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose potential tenants and we may be pressured to reduce our rental rates below those we currently charge in order to retain tenants when our tenants’ leases expire. As a result, our financial condition, results of operations, cash flow, cash available for distribution, including cash available for payment of dividends on our series A preferred stock, per share trading price of our common stock or series A preferred stock and ability to satisfy our debt service obligations could be materially adversely affected.

We may be unable to renew leases, lease vacant space or re-lease space as leases expire.

As of September 30, 2004, leases representing 0.1% and 0.9% of the square footage of the properties in our portfolio were scheduled to expire in the remainder of 2004 and 2005, respectively, and an additional 13.7% of the square footage of the properties in our portfolio was available. We cannot assure you that leases will be renewed or that our properties will be re-leased at net effective rental rates equal to or above the current average net effective rental rates. If the rental rates for our properties decrease, our existing tenants do not renew their leases or we do not re-lease a significant portion of our available space and space for which leases are scheduled to expire, our financial condition, results of operations, cash flow, cash available for distribution, including cash available for payment of dividends on our series A preferred stock, per share trading price of our common stock or series A preferred stock and our ability to satisfy our debt service obligations could be materially adversely affected.

Our growth depends on external sources of capital which are outside of our control.

In order to maintain our qualification as a REIT, we are required under the Code to annually distribute at least 90% of our net taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our net taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, we rely on third-party sources to fund our capital needs. We may not be able to obtain the financing on favorable terms or at all. Any additional debt we incur will increase our leverage. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;

•	the market’s perception of our growth potential;

•	our current debt levels;

•	our current and expected future earnings;

•	our cash flow and cash distributions; and

•	the market price per share of our common stock and series A preferred stock.

If we cannot obtain capital from third-party sources, we may not be able to acquire or develop properties when strategic opportunities exist, satisfy our debt service obligations or make the cash distributions to our stockholders necessary to maintain our qualification as a REIT.

Our unsecured credit facility restricts our ability to engage in some business activities.

Our unsecured credit facility contains customary negative covenants and other financial and operating covenants that, among other things:

•	restrict our and our subsidiaries’ ability to incur additional indebtedness;

•	restrict our and our subsidiaries’ ability to make certain investments;

•	restrict our and our subsidiaries’ ability to merge with another company;

•	restrict our and our subsidiaries’ ability to create, incur or assume liens;

•	restrict our ability to make distributions to our stockholders;

•	require us to maintain financial coverage ratios; and

•	require us to maintain a pool of unencumbered assets approved by the lenders.

These restrictions could cause us to default on our unsecured credit facility or negatively affect our operations and our ability to make distributions to our stockholders, including holders of our series A preferred stock.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers.

We may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. In such event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers. We will seek to maintain sufficient control of such entities to permit them to achieve our business objectives.

Our success depends on key personnel whose continued service is not guaranteed.

We depend on the efforts of key personnel, particularly Michael Foust, our Chief Executive Officer, A. William Stein, our Chief Financial Officer and Chief Investment Officer, and Scott Peterson, our Senior Vice President, Acquisitions. Among the reasons that they are important to our success is that each has a national or regional industry reputation that attracts business and investment opportunities and assists us in negotiations with lenders, existing and potential tenants and industry personnel. If we lost their services, our business and investment opportunities and our relationships with lenders, existing and prospective tenants and industry personnel could diminish.

Many of our other senior executives also have strong technology and real estate industry reputations, which aid us in identifying opportunities, having opportunities brought to us, and negotiating with tenants and build-to-suit prospects. While we believe that we could find replacements for all of these key personnel, the loss of their services could materially and adversely affect our operations because of diminished relationships with lenders, existing and prospective tenants and industry personnel.

Failure to hedge effectively against interest rate changes may adversely affect results of operations.

We seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest cap agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that a court could rule that such an agreement is not legally enforceable. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our borrowings. This policy governs our use of derivative financial instruments to manage the interest rates on our variable rate borrowings. Our policy states that we will not use derivatives for speculative or trading purposes and intend only to enter into contracts with major financial institutions based on their credit rating and other factors, but we may choose to change these policies in the future. We entered into interest rate swap agreements for $140.3 million of our variable rate debt with an effective date as of November 26, 2004. As a result, approximately 80.3% of our total pro forma indebtedness as of September 30, 2004 was subject to fixed interest rates. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations.

Our properties may not be suitable for lease to traditional office tenants without significant expenditures or renovations.

Because many of our properties contain extensive tenant improvements installed at our tenants’ expense, they may be better suited for a specific technology industry tenant and could require modification in order for us to re-lease vacant space to another technology industry tenant. Generally, our properties also may not be suitable for lease to traditional office tenants without significant expenditures or renovations.

Ownership of properties located outside of the United States subjects us to foreign currency and other risks which may adversely impact our ability to make distributions.

We own one property located outside of the U.S. and we have a right of first offer with respect to a second property. The ownership of properties located outside of the U.S. subjects us to foreign currency risk from potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. We expect that our principal foreign currency exposures will be to the Pound Sterling (U.K.). As a result, changes in the relation of any such foreign currency to U.S. dollars will affect our revenues and operating margins, may materially adversely impact our financial condition, results of operations, cash flow, cash available for distribution, including cash available for payment of dividends on our series A preferred stock, per share trading price of our common stock or series A preferred stock and ability to satisfy our debt obligations.

We intend to attempt to mitigate the risk of currency fluctuation by financing our properties in the local currency denominations, although we cannot assure you that this will be effective. We may also engage in direct hedging activities to mitigate the risks of exchange rate fluctuations. If we do engage in foreign currency exchange rate hedging activities, any income recognized with respect to these hedges (as well as any foreign currency gain recognized with respect to changes in exchange rates) may not qualify under the 75% gross income test or the 95% gross income test that we must satisfy annually in order to qualify and maintain our status as a REIT.

Foreign real estate investments also involve certain risks not generally associated with investments in the United States. These risks include unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, potential imposition of adverse or confiscatory taxes, possible currency transfer restrictions, expropriation, difficulty in enforcing obligations in other countries and the burden of complying with a wide variety of foreign laws.

Risks Related to the Real Estate Industry

Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

Our ability to pay expected dividends to our common and series A preferred stockholders depends on our ability to generate revenues in excess of expenses, scheduled principal payments on debt and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution, including cash available for payment of dividends on our series A preferred stock, and the value of our properties. These events include:

•	local oversupply, increased competition or reduction in demand for technology-related space;

•	inability to collect rent from tenants;

•	vacancies or our inability to rent space on favorable terms;

•	inability to finance property development and acquisitions on favorable terms;

•	increased operating costs, including insurance premiums, utilities and real estate taxes;

•	costs of complying with changes in governmental regulations;

•	the relative illiquidity of real estate investments; and

•	changing submarket demographics.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would materially adversely affect our financial condition, results of operations, cash flow, cash available for distribution, including cash available for payment of dividends on our series A preferred stock, per share trading price of our common stock or series A preferred stock and ability to satisfy our debt service obligations.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio in response to adverse changes in the performance of such properties may be limited, thus harming our financial condition. The real estate market is affected by many factors that are beyond our control, including:

•	adverse changes in national and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and costs of compliance with laws and regulations, fiscal policies and ordinances;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in operating expenses; and

•	civil unrest, acts of war, terrorist attacks and natural disasters, including earthquakes and floods, which may result in uninsured and underinsured losses.

We could incur significant costs related to government regulation and private litigation over environmental matters.

Under various laws relating to the protection of the environment, a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances at that property, and may be required to investigate and clean up such contamination at that property or emanating from that property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the liability may be joint and several. Previous owners used some of our properties for industrial and retail purposes, so those properties may contain some level of environmental contamination. The presence of contamination or the failure to remediate contamination at our properties may expose us to third-party liability or materially adversely affect our ability to sell, lease or develop the real estate or to borrow using the real estate as collateral.

Some of the properties may contain asbestos-containing building materials. Environmental laws require that asbestos-containing building materials be properly managed and maintained, and may impose fines and penalties on building owners or operators for failure to comply with these requirements. These laws may also allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos-containing building materials.

In addition, some of our tenants, particularly those in the biotechnology and life sciences industry and those in the technology manufacturing industry, routinely handle hazardous substances and wastes as part of their operations at our properties. Environmental laws and regulations subject our tenants, and potentially us, to liability resulting from these activities or from previous industrial or retail uses of those properties. Environmental liabilities could also affect a tenant’s ability to make rental payments to us. We require our tenants to comply with these environmental laws and regulations and to indemnify us for any related liabilities.

Existing conditions at some of our properties may expose us to liability related to environmental matters.

Independent environmental consultants have conducted Phase I or similar environmental site assessments on all of the properties in our portfolio. Each of the site assessments has been either completed or updated since January 1, 2002, except 36 Northeast Second Street, Univision Tower, 833 Chestnut Street and MAPP Building. Site assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. These assessments do not generally include soil samplings, subsurface investigations or an asbestos survey. None of the recent site assessments revealed any past or present environmental liability that we believe would have a material adverse effect on our business, assets or results of operations. However, the assessments may have failed to reveal all environmental conditions, liabilities or compliance concerns. Material environmental conditions, liabilities or compliance concerns may have arisen after the review was completed or may arise in the future; and future laws, ordinances or regulations may impose material additional environmental liability.

We cannot assure you that costs of future environmental compliance will not affect our ability to make distributions to you or that such costs or other remedial measures will not have a material adverse effect on our business, assets or results of operations.

Our properties may contain or develop harmful mold or suffer from other air quality issues, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants and others if property damage or health concerns arise.

We may incur significant costs complying with the Americans with Disabilities Act and similar laws.

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Although we believe that the properties in our portfolio substantially comply with present requirements of the ADA, we have not conducted an audit or investigation of all of our properties to determine our compliance. If one or more of the properties in our portfolio is not in compliance with the ADA, then we would be required to incur additional costs to bring the property into compliance. Additional federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate our properties. We cannot predict the ultimate amount of the cost of compliance with the ADA or other legislation. If we incur substantial costs to comply with the ADA and any other similar legislation, our financial condition, results of operations, cash flow, cash available for distribution, including cash available for payment of dividends on our series A preferred stock, per share trading price of our common stock or series A preferred stock and our ability to satisfy our debt service obligations could be materially adversely affected.

We may incur significant costs complying with other regulations.

The properties in our portfolio are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards. We believe that the properties in our portfolio are currently in material compliance with all applicable regulatory requirements. However, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will materially adversely impact our financial condition, results of operations, cash flow, cash available for distribution, including cash available for payment of dividends on our series A preferred stock, the per share trading price of our common stock or series A preferred stock and our ability to satisfy our debt service obligations.

Risks Related to Our Organizational Structure

Conflicts of interest exist or could arise in the future with holders of units in our operating partnership.

Conflicts of interest exist or could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any partner thereof, on the other. Our directors and officers have duties to our company and our stockholders under applicable Maryland law in connection with their management of our company. At the same time, we, as general partner, have fiduciary duties to our operating partnership and to the limited partners under Maryland law in connection with the management of our operating partnership. Our duties as general partner to our operating partnership and its partners may come into conflict with the duties of our directors and officers to our company and our stockholders. The partnership agreement of our operating partnership provides that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Unless otherwise provided for in the relevant partnership agreement, Maryland law generally requires a general partner of a Maryland limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the duties of good faith, fairness and loyalty.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we, or such officer, director, agent or employee acted in good faith. In addition, our operating partnership is required to indemnify us, and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty, (2) the indemnified party received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Maryland law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties that would be in effect were it not for the partnership agreement.

We are also subject to the following additional conflicts of interest with holders of units in our operating partnership:

We may pursue less vigorous enforcement of terms of contribution and other agreements because of conflicts of interest with GI Partners and certain of our officers.    GI Partners and certain other contributors had ownership interests in the properties and in the other assets and liabilities contributed to our operating partnership in our formation and have interests in the properties on which we have rights of first offer. We, under the agreements relating to the contribution of such interests, have contractual rights to indemnification in the event of breaches of representations or warranties made by GI Partners and other contributors. In addition, GI Partners has entered into a non-competition agreement with us pursuant to which it agreed, among other things, not to engage in certain business activities in competition with us. Richard Magnuson, the Executive Chairman of our board of directors, is also, and will continue to be, the chief executive officer of the advisor to GI Partners. He, as well as certain of our other senior executives, have entered into employment agreements with us containing non-competition provisions. None of these contribution, option, right of first offer, employment and non-competition agreements was negotiated on an arm’s-length basis. We may choose not to enforce, or to enforce less vigorously, our rights under these contribution, option, right of first offer, employment and non-competition agreements because of our desire to maintain our ongoing relationship with GI Partners and the other individuals involved.

Tax consequences upon sale or refinancing.    Sales of properties and repayment of related indebtedness will have different effects on holders of common units in our operating partnership than on our stockholders. The parties who contributed the 200 Paul Avenue and 1100 Space Park Drive properties to our operating partnership would incur adverse tax consequences upon the sale of these properties and on the repayment of related debt which differ from the tax consequences to us and our stockholders. Consequently, these holders of common units in our operating partnership, including John O. Wilson, our Executive Vice President, Technology Infrastructure, may have different objectives regarding the appropriate pricing and timing of any such sale or repayment of debt. While we have exclusive authority under the limited partnership agreement of our operating partnership to determine when to refinance or repay debt or whether, when, and on what terms to sell a property, any such decision would require the approval of our board of directors. Certain of our directors and executive officers could exercise their influence in a manner inconsistent with the interests of some, or a majority, of our stockholders, including in a manner which could prevent completion of a sale of a property or the repayment of indebtedness.

Our charter and Maryland law contain provisions that may delay, defer or prevent a change of control transaction.

Our charter and the articles supplementary with respect to the series A preferred stock contain 9.8% ownership limits.    Our charter and the articles supplementary with respect to the series A preferred stock, subject to certain exceptions, authorize our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT and to limit any person to actual or constructive ownership of no more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock, 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our series A preferred stock and 9.8% of the value of our outstanding capital stock. Our board of directors, in its sole discretion, may exempt a proposed transferee from the ownership limit. However, our board of directors may not grant an exemption from the ownership limit to any proposed transferee whose direct or indirect ownership of in excess of 9.8% of the outstanding shares of our common stock, in excess of 9.8% of the outstanding shares of our series A preferred stock or in excess of 9.8% of the value of our outstanding capital stock could jeopardize our status as a REIT. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. The ownership limit may delay, defer or prevent a transaction or a change of control that might be in the best interest of our series A preferred stockholders.

We could increase the number of authorized shares of stock and issue stock without stockholder approval.    Our charter authorizes our board of directors, without stockholder approval, to increase the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, to issue authorized but unissued shares of our common stock or preferred stock and, subject to series A preferred stockholder voting rights, to classify or reclassify any unissued shares of our common stock or preferred stock and to set the preferences, rights and other terms of such classified or unclassified shares. Although our board of directors has no such intention at the present time, it could establish a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might be in the best interest of our series A preferred stockholders.

Certain provisions of Maryland law could inhibit changes in control.    Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our series A preferred stockholders, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•	“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

We have opted out of these provisions of the MGCL, in the case of the business combination provisions of the MGCL by resolution of our board of directors, and in the case of the control share provisions of the MGCL pursuant to a provision in our bylaws. However, our board of directors may by resolution elect to opt in to the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might be in the best interest of our series A preferred stockholders. Likewise, if our company’s board of directors were to opt in to the business combination provisions of the MGCL or the provisions of Title 3, Subtitle 8 of the MGCL, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects. Further, our partnership agreement provides that our company may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of our assets or any reclassification or any recapitalization or change in outstanding shares of our common stock, unless in connection with such transaction we obtain the consent of the holders of at least 35% of our operating partnership’s common and long-term incentive units (including units held by us), and certain other conditions are met.

Our board of directors may change our investment and financing policies without stockholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

Our board of directors adopted a policy of limiting our indebtedness to 60% of our total market capitalization. Our total market capitalization is defined as the sum of the market value of our outstanding common stock (which may decrease, thereby increasing our debt to total capitalization ratio), excluding options issued under our incentive award plan, plus the aggregate value of the units not held by us, plus the book value of our total consolidated indebtedness. However, our organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our board of directors may alter or eliminate our current policy on borrowing at any time without stockholder approval. If this policy changed, we could become more highly leveraged which could result in an increase in our debt service and which could materially adversely affect our cash flow and our ability to make distributions, including cash available for payment of dividends on our series A preferred stock. Higher leverage also increases the risk of default on our obligations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited.

Maryland law provides that a director or officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. As permitted by the MGCL, our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter authorizes us to obligate our company, and our bylaws require us, to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would have significant adverse consequences to us and the value of our stock.

We believe we have operated and intend to continue operating in a manner that will allow us to qualify as a REIT for federal income tax purposes under the Code. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT, and the statements in the prospectus are not binding on the IRS or any court. If we lose our REIT status, we will face serious tax consequences that would substantially reduce our cash available for distribution, including cash available for payment of dividends on our series A preferred stock, for each of the years involved because:

•	we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

In addition, if we fail to qualify as a REIT, we will not be required to make distributions to stockholders, and all distributions to stockholders will be subject to tax as ordinary dividend income to the extent of our current and accumulated earnings and profits. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and would materially adversely affect the value of our capital stock.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury regulations that have been promulgated under the Code is greater in the case of a REIT that, like us, holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the composition of our assets and a requirement that at least 95% of our gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, we must make distributions to stockholders aggregating annually at least 90% of our net taxable income, excluding net capital gains. In addition, legislation, new regulations, administrative interpretations or court decisions may materially adversely affect our investors, our ability to qualify as a REIT for federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property and, in certain cases, a 100% penalty tax, in the event we sell property as a dealer. In addition, our taxable REIT subsidiaries will be subject to tax as regular corporations in the jurisdictions in which they operate, including, in the case of the entity holding Camperdown House, the United Kingdom.

To maintain our REIT status, we may be forced to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our net taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. In order to maintain our REIT status and avoid the payment of income and excise taxes, we may need to borrow funds on a short-term basis to meet the REIT distribution requirements even if the then prevailing market conditions are not favorable for these borrowings. These short-term borrowing needs could result from differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments.

Risks Related to this Offering

Our series A preferred stock is a new issuance and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares; our series A preferred stock has no stated maturity date.

The shares of series A preferred stock are a new issue of securities with no established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We have applied to list the series A preferred stock on the NYSE. If approved, however, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last, in which case the trading price of the shares could be adversely affected and your ability to transfer your shares of series A preferred stock will be limited.

We have been advised by the underwriters that they intend to make a market in the shares of our series A preferred stock, but they are not obligated to do so and may discontinue market-making at any time without notice. The series A preferred stock has not been rated by any nationally recognized statistical rating organization, and will be subordinated to all of our existing and future debt.

Market interest rates and other factors may affect the value of our series A preferred stock.

One of the factors that will influence the price of our series A preferred stock will be the dividend yield on the series A preferred stock relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, could cause the market price of our series A preferred stock to go down. The trading price of the shares of series A preferred stock would also depend on many other factors, which may change from time to time, including:

•	prevailing interest rates;

•	the market for similar securities;

•	the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates imposed on dividends paid by REITs;

•	government action or regulation;

•	general economic conditions; and

•	our financial condition, performance and prospects.

Our unsecured credit facility prohibits us from redeeming the series A preferred stock and may limit our ability to pay dividends on the series A preferred stock.

Our unsecured credit facility prohibits us from redeeming or otherwise repurchasing any shares of our capital stock, including the series A preferred stock. Our unsecured credit facility also prohibits us from distributing to our stockholders more than 95% of our funds from operations (as defined in our unsecured credit facility) during any four consecutive fiscal quarters, except as necessary to enable us to qualify as a REIT for federal income tax purposes. As a result, if we do not generate sufficient funds from operations (as defined in our unsecured credit facility) during the twelve months preceding any series A preferred stock dividend payment date, we would not be able to pay all or a portion of the accumulated dividends payable to our series A preferred stockholders on such payment date without causing a default under our unsecured credit facility. In the event of a default under our unsecured credit facility, we would be unable to borrow under our unsecured credit facility and any amounts we have borrowed thereunder could become due and payable.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	adverse economic or real estate developments in our markets or the technology industry;

•	general economic conditions;

•	defaults on or non-renewal of leases by tenants;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	decreased rental rates or increased vacancy rates;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our failure to successfully operate acquired properties and operations;

•	our failure to maintain our status as a REIT;

•	environmental uncertainties and risks related to natural disasters;

•	financial market fluctuations;

•	changes in foreign currency exchange rates; and

•	changes in real estate and zoning laws and increases in real property tax rates.

While forward-looking statements reflect our good faith beliefs, they are not guaranties of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors.”

USE OF PROCEEDS

We estimate we will receive gross proceeds from this offering of $90.0 million and approximately $103.5 million if the underwriters’ over-allotment option is exercised in full. After deducting underwriting discounts and commissions and the estimated expenses of this offering, we expect net proceeds from this offering of approximately $86.3 million and approximately $99.3 million if the underwriters’ over-allotment option is exercised in full.

We will contribute the net proceeds of this offering to our operating partnership in exchange for series A preferred units, the economic terms of which will be substantially similar to those of the series A preferred stock. Our operating partnership will subsequently use the net proceeds received from us to reduce borrowings under our unsecured credit facility, to acquire the acquisition properties and for general corporate purposes. At January 14, 2005 our unsecured credit facility had an outstanding balance of $49.0 million, which was drawn to refinance acquired indebtedness in connection with the formation transactions consummated concurrently with our initial public offering, to acquire the Burbank Data Center, and for working capital. If the underwriters exercise their over-allotment option in full, we expect to use the additional net proceeds in the same manner. Our unsecured credit facility currently bears interest at LIBOR plus 1.75% per annum, which equaled a rate of 3.59% at September 30, 2004, and expires in November 2007, subject to a one-year extension option.

Pending application of cash proceeds, we will invest the net proceeds in interest bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT for federal income tax purposes.

RATIOS OF EARNINGS AND EBITDA TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges, earnings to fixed charges and preferred dividends, EBITDA to fixed charges and EBITDA to fixed charges and preferred dividends for the periods indicated are as follows:

	Nine Months Ended September 30, 2004		Year Ended December 31, 2003		Year Ended December 31, 2002	Period from February 28, 2001 (inception) through December 31, 2001
	Pro Forma Consolidated	Historical Combined	Pro Forma Consolidated	Historical Combined	Historical Combined	Historical Combined
Ratio of Earnings to Fixed Charges	1.14x	1.62x	1.37x	2.64x	.99x	—
Ratio of Earnings to Fixed Charges and Preferred Dividends	0.92x	—	1.11x	—	—	—
Ratio of EBITDA to Fixed Charges	2.62x	2.93x	2.84x	4.24x	2.45x	—
Ratio of EBITDA to Fixed Charges and Preferred Dividends	2.13x	—	2.31x	—	—	—

Our ratios of earnings to fixed charges and EBITDA to fixed charges are computed by dividing earnings or EBITDA, as applicable, by fixed charges. Our ratios of earnings to fixed charges and preferred dividends and EBITDA to fixed charges and preferred dividends are computed by dividing earnings or EBITDA, as applicable, by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of net income (loss) before minority interests and fixed charges. “EBITDA” consists of net income (loss) from continuing operations before minority interest in our operating partnership, interest expense and depreciation and amortization. “Fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. Preferred dividends consist of the amount of pre-tax earnings required to pay dividends on the series A preferred stock. Our pro forma ratios are prepared on the basis of our pro forma financial statements. See “Digital Realty Trust, Inc. Pro Forma Condensed Consolidated Financial Statements.”

Since our inception, we have neither issued any shares of, nor paid any dividends on, preferred stock. Accordingly, the ratio of earnings to fixed charges and preferred stock dividends and the ratio of EBITDA to fixed charges and preferred stock dividends are not presented for historical periods. In addition, from February 28, 2001 to December 31, 2001, we had no fixed charges.

For the nine months ended September 30, 2004, pro forma earnings were insufficient to cover pro forma fixed charges and pro forma preferred dividends by $2,318,000. For the year ended December 31, 2002, earnings were insufficient to cover fixed charges by $61,000. Pro forma earnings for the nine months ended September 30, 2004 and the year ended December 31, 2004 were impacted by $17.9 million of compensation expense resulting from awards of fully-vested long-term incentive units granted in connection with our initial public offering to certain employees and our Executive Chairman.

Presented below are the components used to calculate the ratios of earnings and EBITDA to fixed charges and earnings and EBITDA to fixed charges and preferred dividends:

	Nine Months Ended September 30, 2004		Year Ended December 31, 2003		Year Ended December 31, 2002	Period from February 28, 2001 (inception) through December 31,
	Pro Forma Consolidated	Historical Combined	Pro Forma Consolidated	Historical Combined	Historical Combined	Historical Combined
Earnings	$28,281	$25,805	$45,343	$26,799	$5,188	$(2,758)
EBITDA	65,196	46,542	94,147	43,028	12,847	(2,758)
Fixed charges:
Interest expense	24,776	15,804	33,031	10,091	5,249	—
Interest within rental expense	85	85	66	66	—	—

	24,861	15,889	33,097	10,157	5,249	—
Preferred dividends	5,738	—	7,650	—	—	—

Our pro forma earnings were impacted by $17.9 million of compensation expense resulting from awards of fully-vested long-term incentive units granted in connection with our initial public offering to certain employees and our Executive Chairman. For a reconciliation of EBITDA to net income, see page 16.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock has been listed and is traded on the NYSE under the symbol “DLR” since October 29, 2004. The following table sets forth, for the periods indicated, the high, low and last sale prices in dollars on the NYSE for our common stock and the distributions we declared with respect to the periods indicated.

	High	Low	Last	Distributions
Period October 29, 2004 to December 31, 2004	$14.10	$12.00	$13.47	$0.156318
Period January 1, 2005 to February 3, 2005	14.05	12.50	13.98	—

We intend to continue to declare quarterly distributions on our common stock. The actual amount and timing of distributions, however, will be at the discretion of our board of directors and will depend upon our financial condition in addition to the requirements of the Code, and no assurance can be given as to the amounts or timing of future distributions.

Subject to the distribution requirements applicable to REITs under the Code, we intend, to the extent practicable, to invest substantially all of the proceeds from sales and refinancings of our assets in real estate-related assets and other assets. We may, however, under certain circumstances, make a distribution of capital or of assets. Such distributions, if any, will be made at the discretion of our board of directors. Distributions will be made in cash to the extent that cash is available for distribution.

On February 3, 2005, the closing sale price for our common stock, as reported on the NYSE, was $13.98. As of January 26, 2005, there were six record holders of our common stock. This figure does not reflect the beneficial ownership of shares held in nominee name.

CAPITALIZATION

The following table sets forth the historical combined capitalization of the Digital Realty Predecessor as of September 30, 2004 and our consolidated capitalization on a pro forma basis as of September 30, 2004. You should read this table in conjunction with “Use of Proceeds,” “Selected Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and our consolidated financial statements and the notes to our financial statements appearing elsewhere in this prospectus.

	Historical Combined	Pro Forma Consolidated
	(In thousands)
Mortgages and other loans	$551,351	$514,219
Minority interests in our operating partnership	—	257,768
Stockholders’ equity:
8.50% series A cumulative redeemable preferred stock, $.01 par value per share, 4,140,000 shares authorized and 3,600,000 shares issued and outstanding on a pro forma basis(1)	—	86,265
Preferred stock, $0.1 par value per share, 15,860,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value per share, 100,000,000 shares authorized, 21,421,300 shares issued and outstanding(2)	—	214
Additional paid in capital	—	174,613
Accumulated other comprehensive income	—	338
Owner’s equity, including accumulated other comprehensive income	225,363	—

Total stockholders’/owner’s equity	225,363	261,430

Total capitalization	$776,714	1,033,417

(1)	The preferred stock outstanding as shown includes series A preferred stock to be issued in this offering and excludes 540,000 shares of series A preferred stock issuable upon exercise of the underwriters’ over-allotment option.
(2)	The common stock outstanding as shown excludes (i) 2,058,639 additional shares available for future issuance under our incentive award plan, (ii) 924,902 shares issuable under options granted under our incentive award plan, (iii) 1,490,561 shares reserved for long-term incentive units granted under our incentive award plan that may, subject to limits in the partnership agreement of our operating partnership, be exchanged for cash or, at our option, shares of our common stock on a one-for-one basis generally commencing 14 months after the date of issuance, and (iv) 30,030,870 shares reserved for issuance with respect to outstanding common units held by limited partners that may, subject to limits in the partnership agreement of our operating partnership, be exchanged for cash or, at our option, shares of our common stock on a one-for-one basis generally commencing 14 months after the date of issuance.

SELECTED FINANCIAL DATA

The following table sets forth selected financial and operating data on a combined historical basis for the “Digital Realty Predecessor.” The Digital Realty Predecessor is comprised of the real estate activities and holdings of GI Partners related to the properties in our portfolio. We have not presented historical information for Digital Realty Trust, Inc. because we did not have any corporate activity through September 30, 2004 other than the issuance of shares of common stock in connection with the initial capitalization of our company and because we believe that a discussion of the results of Digital Realty Trust, Inc. would not be meaningful. The Digital Realty Predecessor combined historical financial information includes:

•	the wholly owned real estate subsidiaries and majority-owned real estate joint ventures that GI Partners contributed to our operating partnership in connection with our initial public offering;

•	an allocation of GI Partners’ line of credit to the extent that borrowings and related interest expense relate to (1) borrowings to fund acquisitions of the properties in our portfolio and (2) borrowings to pay asset management fees paid by GI Partners that were allocated to the properties in our portfolio; and

•	an allocation of the asset management fees paid to a related party and incurred by GI Partners, along with an allocation of the liability for any such fees that are unpaid as of the date of the financial statements and an allocation of GI Partners’ general and administrative expenses.

You should read the following selected financial data in conjunction with our combined historical consolidated financial statements and the related notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included elsewhere in this prospectus.

The historical combined balance sheet information as of December 31, 2003 and 2002 of the Digital Realty Predecessor and the combined statements of operations information for the years then ended and for the period from February 28, 2001 (inception) through December 31, 2001 of the Digital Realty Predecessor have been derived from the historical combined financial statements audited by KPMG LLP, independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The historical combined balance sheet information as of September 30, 2004 and December 31, 2001 and the combined statements of operations information for the nine months ended September 30, 2004 and 2003 have been derived from the unaudited combined financial statements of the Digital Realty Predecessor. In the opinion of the management of our company, the historical combined balance sheet information as of September 30, 2004 and the historical combined statements of operations for the nine months ended September 30, 2004 and 2003 include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. Our results of operations for the interim period ended September 30, 2004 are not necessarily indicative of the result to be obtained for the full fiscal year.

Our unaudited selected pro forma consolidated financial statements and operating information as of and for the nine months ended September 30, 2004 and for the year ended December 31, 2003 assumes completion of this offering and our intended use of the proceeds therefrom as of the beginning of the period presented for the operating data and as of the stated date for the balance sheet data. Our unaudited selected pro forma consolidated financial statements also include the effects of our initial public offering, which closed on November 3, 2004, and the related formation and refinancing transactions that occurred in conjunction with our initial public offering, as if the resulting debt and equity structure were in place as of the first day of the periods presented for the operating data and as of the stated date for the balance sheet data. Our unaudited selected pro forma consolidated financial statements also include the effects of the acquisition by us of Burbank Data Center, the remaining 25% interest in the eBay Data Center and the expected acquisition by us of the acquisition properties, along with the related financing transactions, as if those acquisitions and financing transactions had occurred as of the beginning of the period presented for the operating data and as of the stated date for the balance sheet data. Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

The Company and the Digital Realty Predecessor

(Amounts in thousands, except per share data)

	Nine Months Ended September 30,			Year ended December 31,			Period from February 28, 2001 (inception) through December 31,
	Pro Forma Consolidated	Historical Combined		Pro Forma Consolidated	Historical Combined		Historical Combined
	2004	2004	2003	2003	2003	2002	2001
	(Unaudited)	(Unaudited)		(Unaudited)
Statement of Operations Data:
Rental revenues	$101,780	$59,127	$34,263	$130,442	$50,099	$21,203	$—
Tenant reimbursements	19,353	10,055	6,230	25,024	8,661	3,894	—
Other revenues	2,591	1,734	4,314	6,058	4,328	458	12

Total revenues	123,724	70,916	44,807	161,524	63,088	25,555	12

Rental property operating and maintenance expenses	22,860	11,625	5,604	27,817	8,624	4,997	—
Property taxes	9,179	6,250	3,146	11,583	4,688	2,755	—
Insurance	2,245	1,179	329	2,591	626	83	—
Interest expense	24,776	15,804	6,786	33,031	10,091	5,249	—
Asset management fees to related party	—	2,389	2,389	—	3,185	3,185	2,663
Depreciation and amortization expense	37,000	20,822	11,031	48,870	16,295	7,659	—
General and administrative expenses	21,496	243	74	22,688	329	249	—
Other expenses	2,771	2,716	2,566	2,698	2,459	1,249	107

Total expenses	120,327	61,028	31,925	149,278	46,297	25,426	2,770

Income (loss) before minority interests (deficit)	3,397	9,888	12,882	12,246	16,791	129	(2,758)
Minority interests (deficits)	2,013	(28)	126	7,291	149	190	—

Net income (loss)	1,384	$9,916	$12,756	4,955	$16,642	$(61)	$(2,758)
Preferred dividends	5,738	—	—	7,650	—	—	—

Net income (loss) available to common stockholders	$(4,354)	$9,916	$12,756	$(2,695)	$16,642	$(61)	$(2,758)

Balance Sheet Data (at period end)(1)
Investments in real estate, after accumulated depreciation and amortization	$852,432	$650,207	$—	$—	$391,737	$217,009	$—
Total assets	1,088,402	822,189	—	—	479,698	269,836	1,893
Notes payable under line of credit	27,285	6,117	—	—	44,436	53,000	—
Notes payable under bridge loan	7,950	243,686	—	—	—	—	—
Mortgages and other secured loans	478,984	297,496	—	—	253,429	103,560	—
Total liabilities	569,045	593,699	—	—	328,303	183,524	903
Minority interests	257,927	3,127	—	—	3,444	3,135	—
Stockholders’/owner’s equity	261,430	225,363	—	—	147,951	83,177	990
Total liabilities and stockholders’/owner’s equity	1,088,402	822,189	—	—	479,698	269,836	1,893
Per Share Data:
Pro forma earnings (loss) per share available to common stockholders—basic and diluted	$(0.20)	$—	$—	$(0.13)	$—	$—	$—
Pro forma weighted average common shares outstanding—basic and diluted	21,421	—		21,421	—	—	—
Cash flows from (used in):
Operating activities	$—	$31,551	$20,901	$—	$28,986	$9,645	$(1,867)
Investing activities	—	(321,737)	(179,140)	—	(215,263)	(164,755)	(1,881)
Financing activities	—	287,641	156,568	—	187,873	158,688	3,748
Other Data:
Funds from operations(2)	$40,420	$—	$—	$61,116	$—	$—	$—
Funds from operations available to common stockholders(2)(3)	34,682	—	—	53,466	—	—	—
EBITDA(4)	65,196	46,542	30,573	94,147	43,028	12,847	(2,758)
EBITDA available to common stockholders(4)(5)	59,458	46,542	30,573	86,497	43,028	12,847	(2,758)

(1)	Balance sheet data as of December 31, 2001 is unaudited.
(2)

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

(3)	FFO available to common stockholders has been calculated assuming that the common units in our operating partnership are exchanged for common stock and has been reduced by the amount of pro forma preferred stock dividends.
(4)	We believe that earnings before interest, taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. In addition, because EBITDA is calculated before recurring cash charges including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other REITs’ EBITDA.
(5)	EBITDA available to common stockholders has been calculated assuming that the common units in our operating partnership are exchanged for common stock and has been reduced by the amount of pro forma preferred stock dividends.

The following table reconciles our pro forma net income to our pro forma FFO and pro forma FFO available to common stockholders for the nine months ended September 30, 2004 and the year ended December 31, 2003:

	Pro Forma Nine Months Ended September 30, 2004	Pro Forma Year Ended December 31, 2003
Reconciliation of pro forma net income to pro forma FFO and pro forma FFO available to common stockholders:
Pro forma net income before minority interest in operating partnership but after minority interest in consolidated joint ventures	$3,420	$12,246
Plus pro forma real estate depreciation and amortization	37,000	48,870

Pro forma FFO	40,420	61,116
Less pro forma preferred stock dividends	5,738	7,650

Pro forma FFO available to common stockholders(1)	$34,682	$53,466

(1)	FFO available to common stockholders has been calculated assuming that the common units in our operating partnership are exchanged for common stock and has been reduced by the amount of pro forma preferred stock dividends.

The following table reconciles our net income to our EBITDA and EBITDA available to common stockholders for the periods indicated:

	Nine Months Ended September 30,			Year Ended December 31,			Period from February 28, 2001 (inception) through December 31,
	Pro Forma Consolidated	Historical Combined		Pro Forma Consolidated	Historical Combined		Historical Combined
	2004	2004	2003	2003	2003	2002	2001
Reconciliation of net income to EBITDA:
Net income (loss)	$1,384	$9,916	$12,756	$4,955	$16,642	$(61)	$(2,758)
Adjustments:
Minority interest in operating partnership	2,036	—	—	7,291	—	—	—
Interest expense	24,776	15,804	6,786	33,031	10,091	5,249	—
Depreciation and amortization	37,000	20,822	11,031	48,870	16,295	7,659	—

EBITDA	65,196	46,542	30,573	94,147	43,028	12,847	(2,758)
Less preferred stock dividends	5,738	—	—	7,650	—	—	—

EBITDA available to common stockholders(1)	$59,458	$46,542	$30,573	$86,497	$43,028	$12,847	$(2,758)

(1)	EBITDA available to common stockholders has been calculated assuming that the common units in our operating partnership are exchanged for common stock and has been reduced by the amount of pro forma preferred stock dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with “Selected Financial Data” and the financial statements and notes thereto appearing elsewhere in this prospectus. Where appropriate, the following discussion includes analysis of the effects of our initial public offering and the related formation transactions, certain other transactions and this offering. These effects are reflected in the pro forma combined financial statements located elsewhere in this prospectus.

Overview

Our company.    We completed our initial public offering of common stock on November 3, 2004. We own, acquire, reposition and manage technology-related real estate. We expect to qualify as a REIT for federal income tax purposes beginning with our initial taxable year ended December 31, 2004. Our company was formed on March 9, 2004. Through September 30, 2004, we did not have any corporate activity other than the issuance of shares of common stock in connection with the initial capitalization of our company. Because we believe that a discussion of the results of Digital Realty Trust, Inc. would not be meaningful, we have set forth below a discussion of the historical operations of the Digital Realty Predecessor, and as such, any reference to “our,” “we” and “us” includes the Digital Realty Predecessor. The Digital Realty Predecessor is comprised of the real estate activities and holdings of GI Partners related to the properties in our portfolio. The Digital Realty Predecessor was engaged in the business of acquiring, owning, operating, repositioning and eventually selling real estate in the United States and internationally. The consolidated pro forma financial information includes financial information related to (1) the Digital Realty Predecessor, (2) properties in our portfolio acquired by us after September 30, 2004 and (3) the acquisition of 833 Chestnut Street and MAPP Building, which we refer to below as the acquisition properties.

Business and strategy.    Our primary business objectives are to maximize sustainable long-term growth in earnings, funds from operations and cash flow per share and maximize returns to our stockholders. We expect to achieve our objectives by focusing on our core business of investing in technology-related real estate. We target high quality, strategically located properties containing applications and operations critical to the day-to-day operations of technology industry tenants. We focus on regional, national and international tenants within the technology industry that are leaders in their respective areas. Most of our properties contain fully redundant electrical supply systems, multiple power feeds, above-standard electrical HVAC systems, raised floor areas to accommodate computer cables and below-floor cooling systems, extensive in-building communications cabling and high-level security systems. We focus solely on technology-related real estate because we believe that the growth in the technology industry will be superior to that of the overall economy.

Since the acquisition of our first property in 2002, we have acquired an aggregate of 24 technology-related real estate properties with 5.6 million net rentable square feet, and we are under contract to acquire an additional two properties with an aggregate of approximately 743,000 net rentable square feet. We have developed detailed, standardized procedures for evaluating acquisitions to ensure that they meet our financial and other criteria. We expect to continue to acquire additional assets as a key part of our growth strategy. We intend to aggressively manage and lease our assets to increase their cash flow. We often acquire properties with substantial in-place cash flow and some vacancy, which enables us to create upside through lease-up. See “Business and Properties.”

We may acquire properties subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these investments. Debt service on such indebtedness will have a priority over any dividends with respect to our common stock and our series A preferred stock. We intend to limit our indebtedness to 60% of our total market capitalization and, based on the closing price of our common stock on February 3, 2005 of $13.98, we expect that our pro forma ratio of debt to total market capitalization upon completion of this offering will be approximately 38.3%.

Revenue base.    We own 24 properties and are under contract to acquire an additional two properties. These properties are located throughout the U.S., with one property located in London, England, and contain a total of approximately 6.4 million net rentable square feet. We acquired our first portfolio property in January 2002, an additional four properties through December 31, 2002, eight properties during the year ended December 31, 2003 and eleven properties during the year ended December 31, 2004 and are under contract to acquire two properties during the current fiscal year. As of September 30, 2004, the properties in our portfolio were approximately 86.3% leased at an average annualized rent per leased square foot of $19.48. Since our tenants generally fund capital improvements, our lease terms are generally longer than standard commercial leases. Our average lease term is 12.4 years, with an average of 7.6 years remaining, and lease expirations through 2007 are only 6.4% of net rentable square feet or 6.6% of aggregate annualized rent as of September 30, 2004.

Operating expenses.    Our operating expenses generally consist of utilities, property and ad valorem taxes, insurance and site maintenance costs, as well as rental expenses on our ground lease. For the Digital Realty Predecessor, a significant portion of the general and administrative type expenses have been reflected in the asset management fees that were paid to GI Partners’ related-party asset manager. The asset management fees were based on a fixed percentage of capital commitments made by the investors in GI Partners, a portion of which have been allocated to the Digital Realty Predecessor. Since consummation of our initial public offering, our asset management function has been in the process of being internalized and we are incurring the majority of our general and administrative expenses directly. We have entered into a transition services agreement with CB Richard Ellis Investors with respect to transitional accounting and other services. In addition, as a public company, we are incurring significant legal, accounting and other expenses related to corporate governance, Securities and Exchange Commission reporting and compliance with the various provisions of the Sarbanes-Oxley Act of 2002.

Formation Transactions.    Upon completion of our initial public offering, our operating partnership received contributions of direct and indirect interests in the properties in our portfolio in exchange for consideration that included cash, assumption of debt, and an aggregate of 38,262,206 units in our operating partnership (with an aggregate value of $1,097.7 million based on the initial public offering price per share of $12.00).

We accounted for the ownership interests contributed to us by GI Partners in exchange for a partnership interest in our operating partnership as a reorganization of entities under common control in a manner similar to a pooling of interests. Accordingly, the assets and liabilities contributed by GI Partners are accounted for by the operating partnership at GI Partners’ historical cost. We accounted for the ownership interests in 200 Paul Avenue and 1100 Space Park Drive contributed to us by third parties and the 10% minority ownership interest in Univision Tower contributed to us by our joint venture partner under the purchase method of accounting. Accordingly, the purchase price for these interests, which are equal to the value of the operating partnership units that we issued in exchange, were allocated to the assets acquired and liabilities assumed based on the fair value of the assets and liabilities.

Factors Which May Influence Future Results of Operations

Rental income.    The amount of net rental income generated by the properties in our portfolio depends principally on our ability to maintain the occupancy rates of currently leased space and to lease currently available space and space available from lease terminations. As of September 30, 2004, the occupancy rate in the properties in our portfolio, including the acquisition properties, was approximately 86.3% of our rentable square feet. The amount of rental income generated by us also depends on our ability to maintain or increase rental rates at our properties. In addition, one of our strategies is to convert approximately 184,000 net rentable square feet of data center space with extensive installed tenant improvements that is, or shortly will be, available for lease to multi-tenant collocation use in order to allow us to lease small spaces at rates that are significantly higher than prevailing market rates for other uses. Negative trends in one or more of these factors could adversely affect our rental income in future periods. Future economic downturns or regional downturns affecting our submarkets or downturns in the technology industry that impair our ability to renew or re-lease space and the ability of our tenants to fulfill their lease commitments, as in the case of tenant bankruptcies, could adversely affect our ability to maintain or increase rental rates at our properties. In addition, growth in rental income will also partially depend on our ability to acquire additional technology-related real estate that meets our investment criteria. One of our tenants, VarTec Telecom, Inc. filed for Chapter 11 bankruptcy protection on November 1, 2004. VarTec occupies 135,000 rentable square feet at our Carrollton, Texas property and 8,632 rentable square feet at our Univision Tower property in Dallas, Texas. We are closely monitoring their status and we believe our properties provide a favorable opportunity for consolidation of their operations. On August 3, 2004, prior to our acquisition of 200 Paul, Universal Access Inc. filed for Chapter 11 bankruptcy protection. Both tenants are current on their rental obligations.

Scheduled lease expirations.    Our ability to re-lease expiring space will impact our results of operations. In addition to approximately 873,000 square feet of currently available space in our portfolio as of September 30, 2004, leases representing approximately 0.9% and 1.9% of the square footage of our portfolio are scheduled to expire during the 12-month periods ending September 30, 2005 and 2006, respectively. The leases scheduled to expire in the 12-month periods ending September 30, 2005 and 2006 represent approximately 1.0% and 1.7%, respectively, of our total annualized base rent.

Conditions in significant markets.    Our portfolio is geographically concentrated in the Boston, Dallas, Los Angeles, New York, Philadelphia, San Francisco and Silicon Valley metropolitan markets. These markets comprised 9.0%, 17.9%, 9.4%, 6.4%, 6.1%, 10.1% and 26.1%, respectively, of annualized rent as of September 30, 2004 of the properties comprising our portfolio. Positive or negative changes in conditions in our significant markets will impact our overall performance. The Dallas, San Francisco and Silicon Valley metropolitan real estate markets were adversely affected by the recent downturn in the technology industry and continue to stabilize as the technology industry and broader economy rebound. Of the 2.8% of the net rentable square feet of our portfolio subject to expiration in the 24 months ending September 30, 2006, the majority of the space is in Denver. The Denver metropolitan real estate market was also adversely affected by the recent downturn in the technology industry. We believe that the Denver leasing market appears to be stabilizing, with recent positive absorption of space.

Operating expenses.    Our operating expenses generally consist of utilities, property and ad valorem taxes, insurance and site maintenance costs, as well as rental expenses on our ground lease. We are also incurring general and administrative expenses, including expenses relating to the internalization of our asset management function, as well as significant legal, accounting and other expenses related to corporate governance, Securities and Exchange Commission reporting and compliance with the various provisions of the Sarbanes-Oxley Act. Increases or decreases in such operating expenses will impact our overall performance. As a newly public company, we will incur additional operating expenses as we internalize our asset management function and begin to incur the majority of our expenses directly.

Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations are based upon our combined financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The preparation of these financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses in the reporting period. Our actual results may differ from these estimates. We have provided a summary of our significant accounting policies in Note 2 to our combined financial statements included elsewhere in this prospectus. We describe below those accounting policies that require material subjective or complex judgments and that have the most significant impact on our financial condition and results of operations. Our management evaluates these estimates on an ongoing basis, based upon information currently available and on various assumptions management believes are reasonable as of the date on the front cover of this prospectus.

Investments in Real Estate

Acquisition of real estate.    The price that we pay to acquire a property is impacted by many factors including the condition of the buildings and improvements, the occupancy of the building, the existence of above and below market tenant leases, the creditworthiness of the tenants, favorable or unfavorable financing, above or below market ground leases and numerous other factors. Accordingly, we are required to make subjective assessments to allocate the purchase price paid to acquire investments in real estate among the assets acquired and liabilities assumed based on our estimate of the fair values of such assets and liabilities. This includes determining the value of the buildings and improvements, land, any ground leases, tenant improvements, in-place tenant leases, tenant relationships, the value (or negative value) of above (or below) market leases and any debt assumed from the seller or loans made by the seller to us. Each of these estimates requires a great deal of judgment and some of the estimates involve complex calculations. Our calculation methodology is summarized in Note 2 to our combined financial statements. These allocation assessments have a direct impact on our results of operations. For example, if we were to allocate more value to land, there would be no depreciation with respect to such amount. If we were to allocate more value to the buildings as opposed to allocating to the value of tenant leases, this amount would be recognized as an expense over a much longer period of time. This potential effect occurs because the amounts allocated to buildings are depreciated over the estimated lives of the buildings whereas amounts allocated to tenant leases are amortized over the terms of the leases. Additionally, the amortization of value (or negative value) assigned to above or below market rate leases is recorded as an adjustment to rental revenue as compared to amortization of the value of in-place leases and tenant relationships, which is included in depreciation and amortization in our combined statements of operations.

Useful lives of assets.    We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate we would depreciate such investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

Asset impairment valuation.    We review the carrying value of our properties when circumstances, such as adverse market conditions, indicate potential impairment may exist. We base our review on an estimate of the future cash flows (excluding interest charges) expected to result from the real estate investment’s use and eventual disposition. We consider factors such as future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If our evaluation indicates that we may be unable to recover the carrying value of a real estate investment, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. These losses have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. Since cash flows on properties considered to be long-lived assets to be held and used are considered on an undiscounted basis to determine whether an asset has been impaired, our strategy of holding properties over the long-term directly decreases the likelihood of recording an impairment loss. If our strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized and such loss could be material. If we determine that impairment has occurred, the affected assets must be reduced to their fair value. No such impairment losses have been recognized to date.

We estimate the fair value of rental properties utilizing a discounted cash flow analysis that includes projections of future revenues, expenses and capital improvement costs, similar to the income approach that is commonly utilized by appraisers.

Revenue Recognition

Rental income is recognized using the straight line method over the terms of the tenant leases. Deferred rents included in our combined balance sheets represent the aggregate excess of rental revenue recognized on a straight line basis over the rental revenue that would be recognized under the terms of the leases. Our leases generally contain provisions under which the tenants reimburse us for a portion of property operating expenses and real estate taxes incurred by us. Such reimbursements are recognized in the period that the expenses are incurred. Lease termination fees are recognized when the related leases are canceled and we have no continuing obligation to provide services to such former tenants. As discussed above, we recognize amortization of the value of acquired above or below market tenant leases as a reduction of rental income in the case of above market leases or an increase to rental revenue in the case of below market leases.

We must make subjective estimates as to when our revenue is earned and the collectibility of our accounts receivable related to minimum rent, deferred rent, expense reimbursements, lease termination fees and other income. We specifically analyze accounts receivable and historical bad debts, tenant concentrations, tenant creditworthiness, and current economic trends when evaluating the adequacy of the allowance for bad debts. These estimates have a direct impact on our net income because a higher bad debt allowance would result in lower net income, and recognizing rental revenue as earned in one period versus another would result in higher or lower net income for a particular period.

Results of Operations

The discussion below relates to our financial condition and results of operations for the nine months ended September 30, 2004 and 2003, for the years ended December 31, 2003 and 2002 and for the period from the formation of the Digital Realty Predecessor on February 28, 2001 through December 31, 2001.

The following table identifies each of the properties in our portfolio acquired through September 30, 2004. Our property portfolio has experienced consistent and significant growth since the first property acquisition in January 2002. As a result of such growth, a period-to-period comparison of the Digital Realty Predecessor’s financial performance focuses primarily on the impact on our revenues and expenses resulting from the new property additions to our portfolio. On an existing property basis, our revenues and expenses have remained substantially stable as a result of the generally consistent occupancy rates at our properties.

			Occupancy Rate
Acquired Properties	Acquisition Date	Net Rentable Square Feet	September 30, 2004	December 31, 2003	December 31, 2002
Year Ended December 31, 2002
36 Northeast Second Street	Jan. 2002	162,140	81.2%	95.7%	95.7%
Univision Tower	Jan. 2002	477,107	79.8	84.1	82.2
Camperdown House	July 2002	63,233	100.0	100.0	100.0
Hudson Corporate Center	Nov. 2002	311,950	88.7	88.7	100.0
NTT/Verio Premier Data Center	Dec. 2002	130,752	100.0	100.0	100.0

Subtotal		1,145,182

Year Ended December 31, 2003
Ardenwood Corporate Park	Jan. 2003	307,657	100.0	80.7	—
VarTec Building	Jan. 2003	135,250	100.0	100.0	—
ASM Lithography Facility	May 2003	113,405	100.0	100.0	—
AT&T Web Hosting Facility	June 2003	250,191	50.0	50.0	—
Brea Data Center	Aug. 2003	68,807	100.0	100.0	—
Granite Tower	Sept. 2003	240,151	95.5	98.9	—
Maxtor Manufacturing Facility	Sept. 2003	183,050	100.0	100.0	—
Stanford Place II	Oct. 2003	348,573	78.6	79.8	—

Subtotal		1,647,084

Nine Months Ended September 30, 2004
100 Technology Center Drive	Feb. 2004	197,000	100.0	—	—
Siemens Building	April 2004	125,538	100.0	—	—
Carrier Center	May 2004	449,254	80.5	—	—
Savvis Data Center	May 2004	300,000	100.0	—	—
Comverse Technologies Building	June 2004	388,000	99.7	—	—
Webb at LBJ	Aug. 2004	365,449	89.0	—	—
AboveNet Data Center	Sept. 2004	179,489	97.1	—	—

Subtotal		2,004,730

Total		4,796,996

Comparison of Nine Months Ended September 30, 2004 to Nine Months Ended September 30, 2003

Total revenues increased $26.1 million, or 58%, to $70.9 million for the nine months ended September 30, 2004 compared to $44.8 million for the nine months ended September 30, 2003. Rental revenue increased $24.8 million, or 72%, to $59.1 million for the nine months ended September 30, 2004 compared to $34.3 million for the nine months ended September 30, 2003. Revenues from tenant reimbursements increased $3.9 million, or 63%, to $10.1 million for the nine months ended September 30, 2004 compared to $6.2 million for the nine months ended September 30, 2003. The increase in rental and tenant reimbursement revenues was primarily due to the properties added to our portfolio. The decrease in other revenue of $2.6 million, or 60%, to $1.7 million for the nine months ended September 30, 2004 compared to $4.3 million for the nine months ended September 30, 2003 was primarily due to a decrease in early lease termination fees.

Total expenses increased $29.1 million, or 91%, to $61.0 million for the nine months ended September 30, 2004 compared to $31.9 million for the nine months ended September 30, 2003. The increase in total expenses was primarily due to the properties added to our portfolio. The increase in total expenses includes an increase in interest expense of $9.0 million to $15.8 million for the nine months ended September 30, 2004 compared to $6.8 million for the nine months ended September 30, 2003 associated with new mortgage and other secured debt incurred primarily in connection with the properties added to our portfolio. Interest expense for the nine months ended September 30, 2004 includes $2.3 million of amortization of deferred financing costs related to notes payable under our bridge loan. Other expenses are primarily comprised of write-offs of the carrying amounts for deferred tenant improvements, acquired in place lease value and acquired above and below market lease values as a result of the early termination of tenant leases. The total amount of such write-offs for the nine months ended September 30, 2004 is comparable to the total for the nine months ended September 30, 2003 despite the decrease in lease termination revenue. During the nine months ended September 30, 2004 and 2003, the asset management fee to a related party remained constant as this fee was based on a fixed percentage of capital commitments by the investors in GI Partners, a portion of which have been allocated to the Company Predecessor.

Comparison of Year Ended December 31, 2003 to Year Ended December 31, 2002

As of December 31, 2003, our portfolio was comprised of 13 properties with an aggregate of approximately 2.8 million net rentable square feet compared to a portfolio comprised of five properties with an aggregate of approximately 1.1 million net rentable square feet as of December 31, 2002. The increase in our portfolio reflects the acquisition of eight properties with an aggregate of approximately 1.6 million net rentable square feet.

Total revenue increased $37,533,000, or 146.9%, to $63,088,000 for the year ended December 31, 2003 compared to $25,555,000 for the year ended December 31, 2002. Rental revenue increased $28,896,000, or 136.3%, to $50,099,000 for the year ended December 31, 2003 compared to $21,203,000 for the year ended December 31, 2002. Revenues from tenant reimbursements increased $4,767,000, or 122.4%, to $8,661,000 for the year ended December 31, 2003 compared to $3,894,000 for the year ended December 31, 2002. The increase in rental and tenant reimbursement revenues was primarily due to the properties added to our portfolio during the latter part of 2002 and the year ended December 31, 2003. Other revenues increased $3,870,000 to $4,328,000 for the year ended December 31, 2003 compared to $458,000 for the year ended December 31, 2002. This increase was primarily due to an early lease termination fee recognized during the year ended December 31, 2003.

Total expenses increased $20,871,000, or 82.1%, to $46,297,000 for the year ended December 31, 2003 compared to $25,426,000 for the year ended December 31, 2002. The increase was primarily due to the increase in expenses related to properties added to our portfolio during the latter part of 2002 and the year ended December 31, 2003. The increase in total expenses includes an increase in interest expense of $4,842,000 to $10,091,000 for the year ended December 31, 2003 compared to $5,249,000 for the year ended December 31, 2002 associated with new mortgage and other secured debt incurred in connection with the properties in our portfolio. Other expenses of $2,459,000 and $1,249,000 for the years ended December 31, 2003 and 2002, respectively, primarily consist of write-offs of the carrying amounts for deferred tenant improvements, acquired in place lease value and acquired above and below market lease values as a result of the early termination of tenant leases in each year. During the year ended December 31, 2003 and 2002, the asset management fee to a related party remained constant as this fee was based on a fixed percentage of capital commitments by the investors in GI Partners, a portion of which have been allocated to the Digital Realty Predecessor.

Comparison of Year Ended December 31, 2002 to the Period from February 28, 2001 (inception) through December 31, 2001

Our predecessor acquired the first property in our portfolio in January 2002. As of December 31, 2002, our portfolio was comprised of five properties generating total revenues of $25,555,000 for the year then ended. Our revenues of $12,000 for the year ended December 31, 2001 consisted of interest income.

Total expenses increased $22,656,000 to $25,426,000 for the year ended December 31, 2002 primarily due to the expenses incurred in connection with the new properties added to our portfolio. Total expenses of $2,770,000 for the period from February 28, 2001 (inception) through December 31, 2001 primarily consisted of the asset management fee to a related party that were based on a fixed percentage of capital commitments of the investors in GI Partners, a portion of which have been allocated to the Digital Realty Predecessor.

Pro Forma Operating Results

Our pro forma condensed consolidated statements of operations reflect the real estate, other assets and liabilities contributed to us by GI Partners in exchange for limited partnership units in our operating partnership, which was accounted for as a reorganization of entities under common control. Accordingly, the assets and liabilities assumed were recorded at the Digital Realty Predecessor’s historical cost. Expenses such as depreciation and amortization included in our pro forma operating results are based on the Digital Realty Predecessor’s historical costs of the related contributed assets. In addition, the ownership interests in 200 Paul Avenue and 1100 Space Park Drive contributed to us by third parties and the 10% minority interest in Univision Tower contributed to us by our joint venture partner were accounted for under the purchase method of accounting based on the fair value of the assets acquired and liabilities assumed.

The pro forma adjustments reflect a reclassification of asset management fees to general and administrative expenses and removal of the asset manager’s estimated profit included in these fees. This adjustment reflects that asset management fees were not payable subsequent to the completion of our initial public offering and the asset management fees incurred historically have been replaced with direct payments of compensation expense, rent and other general and administrative expenses.

Comparison of Pro Forma Nine Months Ended September 30, 2004 to Historical Nine Months Ended September 30, 2004

The pro forma condensed consolidated statement of operations for the nine months ended September 30, 2004 is presented as if this offering, our initial public offering, the acquisitions of 100 Technology Center Drive, Siemens Building, Savvis Data Center, Comverse Technology Building, AboveNet Data Center, Webb at LBJ, 200 Paul Avenue, 1100 Space Park Drive, Carrier Center, Burbank Data Center, a 75% interest in the eBay Data Center, which are collectively referred to below as the 2004 properties, the acquisition properties and the purchase of the remaining 25% interest in the eBay Data Center from a third party all had occurred on January 1, 2004. In addition, the pro forma statement reflects the effects of the acquisition of all of the minority interests in Univision Tower held by a joint venture partner in exchange for units in our operating partnership.

The consolidation of the operating results of the 2004 properties and the acquisition properties in our pro forma income statement for the nine months ended September 30, 2004 resulted in significant increases in various components of our statement of operations. In addition, our pro forma adjustments also reflect significant increases in general and administrative expenses largely as a result of compensation expense related to awards of fully-vested long-term incentive units granted in connection with our initial public offering to certain employees and our Executive Chairman. See “Management—2004 Incentive Award Plan” and “—Employment Agreements.” This increase is partially offset by a significant increase in net income related to acquisitions of the 2004 properties and the acquisition properties.

The components of the significant changes that would have been reflected in our financial statements on a pro forma basis for the nine months ended September 30, 2004 compared to the historical results are as follows:

On a pro forma basis, total revenues would have increased $52,808,000, or 74.5%, to $123,724,000 for the nine months ended September 30, 2004 compared to $70,916,000 reported historically for the same period. This increase is primarily the result of increases in rental revenue and tenant reimbursements resulting from the consolidation of the 2004 properties and the acquisition properties.

On a pro forma basis, total expenses would have increased $59,299,000, or 97.2%, to $120,327,000 for the nine months ended September 30, 2004 compared to $61,028,000 reported historically for the same period. The increase in pro forma total expenses reflects significant increases resulting from acquiring the 2004 properties and the acquisition properties. Pro forma interest expense reflects a net increase of $8,972,000, or 56.8%, resulting from increases in indebtedness resulting from acquisition of the 2004 properties and the acquisition properties and borrowings under our unsecured credit facility and new secured debt partially offset by decreases resulting from repayment of mortgage, mezzanine and bridge loans and advances allocated to us under GI Partners’ line of credit. Pro forma total expenses also reflect $18,019,000 of additional general and administrative expenses that is comprised of increases in compensation expense resulting from awards of stock options that vest over a four-year period and fully-vested long-term incentive units granted in connection with our initial public offering to certain employees and our Executive Chairman.

On a pro forma basis, minority interests for the nine months ended September 30, 2004 increased to $2,013,000 compared to a deficit of $(28,000) of minority interests reported historically for the same period. The pro forma minority interests primarily consist of an allocation of the pro forma income (loss) before minority interests of our operating partnership as a result of issuing limited partnership units in our operating partnership to GI Partners and the third parties, and the historical minority interests related to our joint venture partners’ share of our historical net income.

Comparison of Pro Forma Year Ended December 31, 2003 to Historical Year Ended December 31, 2003

The pro forma condensed consolidated statement of operations for the year ended December 31, 2003 is presented as if this offering, our initial public offering, the acquisitions of the 2004 properties and the acquisition properties, the purchase of the remaining 25% interest in the eBay Data Center property from a third party and the acquisitions of Ardenwood Corporate Park, VarTec Building, ASM Lithography Facility, AT&T Web Hosting Facility, Brea Data Center, Granite Tower, Maxtor Manufacturing Facility and Stanford Place II, which are collectively referred to as the 2003 properties, all had occurred on January 1, 2003. In addition, the pro forma statement reflects the effects of acquisition of the all of the minority interests in Univision Tower held by a joint venture partner in exchange for units in our operating partnership.

The consolidation of the operating results of the 2003 properties, the 2004 properties and the acquisition properties in our pro forma income statement for the year ended December 31, 2003 resulted in significant increases in various components of our statement of operations. In addition, our pro forma adjustments also reflect significant increases in general and administrative expenses largely as a result of increased compensation expense related to awards of fully-vested long-term incentive units granted in connection with our initial public offering to certain employees and our Executive Chairman. See “Management—2004 Incentive Award Plan” and “—Employment Agreements.” The net effect of all of our pro forma adjustments is a reduction in our net income, primarily as a result of additional pro forma general and administrative expenses, which is partially offset by a significant increase in net income related to acquisitions of the 2003 properties, the 2004 properties and the acquisition properties.

The components of the significant changes that would have been reflected in our financial statements on a pro forma basis for the year ended December 31, 2003 compared to the historical results are as follows:

On a pro forma basis, total revenues would have increased $98,436,000, or 156.0%, to $161,524,000 for the year ended December 31, 2003 compared to $63,088,000 reported historically for the same period. This increase is primarily the result of increases in rental revenue and tenant reimbursements resulting from the consolidation of the 2003 properties, the 2004 properties and the acquisition properties.

On a pro forma basis, total expenses would have increased $102,981,000, or 222.4%, to $149,278,000 for the year ended December 31, 2003 compared to $46,297,000 reported historically for the same period. The increase in pro forma total expenses reflects significant increases resulting from the consolidation of the 2003 properties, the 2004 properties and the acquisition properties. Pro forma interest expense reflects a net increase of $22,940,000, or 227.3%, resulting from increases in indebtedness resulting from the acquisition of the 2004 properties and the acquisition properties and borrowings under our unsecured credit facility and new secured debt and a full year of interest related to indebtedness for the 2003 properties partially offset by decreases in indebtedness resulting from repayment of mortgage and mezzanine loans and advances allocated to us under GI Partners’ line of credit. Pro forma total expenses also reflect $18,064,000 of additional general and administrative expenses that is comprised of increases in compensation expense resulting from awards of stock options that vest over a four-year period and fully-vested long-term incentive units granted in connection with our initial public offering to certain employees and our Executive Chairman.

On a pro forma basis, minority interests for the year ended December 31, 2003 increased to $7,291,000 compared to $149,000 of minority interests reported historically for the same period. The pro forma minority interests consist of an allocation of the pro forma income before minority interests of our operating partnership as a result of issuing limited partnership units in our operating partnership to GI Partners and the third parties, and the historical minority interests related to our joint venture partners’ share of our historical net income.

Liquidity and Capital Resources

Analysis of Liquidity and Capital Resources

As of September 30, 2004, we had $2.6 million of cash and equivalents, excluding $10.2 million of restricted cash. Restricted cash primarily consists of interest bearing cash deposits required by the terms of our bridge and mortgage loans and cash impound accounts for real estate taxes, insurance and anticipated or contractually obligated tenant improvements as required by several of our mortgage loans.

Our short term liquidity requirements primarily consist of operating expenses and other expenditures associated with our properties, dividend payments to our stockholders required to maintain our REIT status, capital expenditures and, potentially, acquisitions. We expect to meet our short-term liquidity requirements through net cash provided by operations, restricted cash accounts established for certain future payments, the proceeds of this offering and, if necessary, by drawing upon our unsecured credit facility.

Our properties require periodic investments of capital for tenant-related capital expenditures and for general capital improvements. As of September 30, 2004, we had commitments under leases in effect for $2.4 million of tenant improvement costs and leasing commissions, including $1.5 million during the remainder of 2004, $657,000 in 2005 and $250,000 in 2006. We also expect to incur costs of recurring capital improvements for our properties. Our nonrecurring capital expenditures are discretionary and vary substantially from period to period. We currently own approximately 184,000 net rentable square feet of data center space (22,747 of which relates to 200 Paul Avenue, acquired on November 3, 2004) with extensive installed tenant improvements that we may convert to multi-tenant collocation use during the next two years rather than lease such space to large single tenants. We estimate that the cost to convert this space will be approximately $10 - $15 per square foot, on average. We may also spend additional amounts in the next two years related to the build-out of unimproved space for collocation use, depending on tenant demand; however, we currently have no commitments to do so. The cost to build out such unimproved space will vary based on the size and condition of the space.

In connection with the consummation of our initial public offering on November 3, 2004, our operating partnership entered into a new $200 million unsecured revolving credit facility with a group of banks, including affiliates of Citigroup Global Markets, Inc. and UBS Securities LLC, our joint bookrunning managers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and other underwriters for this offering. Borrowings under the facility bear interest at a rate based on LIBOR plus a premium ranging from 1.375% to 1.750%, depending on our operating partnership’s overall leverage. The facility matures in November 2007, subject to a one-year extension option. We intend to use available borrowings under the unsecured credit facility to, among other things, finance the acquisition of other properties (including the right of first offer properties), to provide funds for tenant improvements and capital expenditures, and to provide for working capital and other corporate purposes.

We expect to meet our long-term liquidity requirements to pay for scheduled debt maturities and to fund property acquisitions and non-recurring capital improvements with net cash from operations, long-term secured and unsecured indebtedness and the issuance of equity and debt securities. We also may fund property acquisitions and non-recurring capital improvements using our unsecured credit facility pending permanent financing.

Distributions

We are required to distribute 90% of our REIT taxable income (excluding capital gains) on an annual basis in order to qualify as a REIT for federal income tax purposes. Accordingly, we intend to make, but are not contractually bound to make, regular quarterly distributions to preferred stockholders, common stockholders and unit holders from cash flow from operating activities. All such distributions are at the discretion of our board of directors. We may be required to use borrowings under the credit facility, if necessary, to meet REIT distribution requirements and maintain our REIT status. We consider market factors and our performance in addition to REIT requirements in determining distribution levels. Amounts accumulated for distribution to stockholders are invested primarily in interest-bearing accounts and short-term interest-bearing securities, which are consistent with our intention to qualify as a REIT.

On December 14, 2004, we declared a dividend to common stockholders of record and our operating partnership declared a distribution to common unit holders of record, in each case as of December 31, 2004, totaling $8,275,902, or $0.156318 per common share, common unit and long-term incentive unit, covering the period from the consummation of our initial public offering on November 3, 2004 through December 31, 2004. The dividend and distribution were paid on January 14, 2005. The dividend was equivalent to an annual rate of $0.975 per common share, common unit and long-term incentive unit.

Commitments and Contingencies

Upon completion of this offering and application of the proceeds therefrom, we will have long-term indebtedness totaling $514.2 million. The following table summarizes our contractual obligations as of September 30, 2004, including the maturities and scheduled principal repayments of our pro forma secured debt and unsecured credit facility debt, and provides information about the commitments due in connection with our ground lease, tenant improvement and leasing commission obligations during the remainder of 2004 and for each of the five years thereafter (in thousands):

The following table outlines the timing of required payments related to our commitments on a pro forma basis as of September 30, 2004 (in thousands):

Obligation	Through Remainder of 2004	2005	2006	2007	2008	2009	Thereafter	Total
Long-term debt principal payments(1)	$1,729	$16,080	$142,120	$58,295	$6,353	$136,955	$151,828	$513,360
Ground lease(2)	60	241	241	241	241	241	9,581	10,846
Tenant improvements and leasing commissions	1,510	657	250	—	—	—	—	2,417

Total	$3,299	$16,978	$142,611	$58,536	$6,594	$137,196	$161,409	$526,623

(1)	Includes $27.3 million of borrowings under our unsecured credit facility which matures in November 2007 and excludes $859,000 of loan premium.
(2)	After February 2036, rent for the remaining term of the ASM Lithography ground lease will be determined based on a fair market value appraisal of the asset and, as a result, is excluded from the above information.

Consolidated Indebtedness to be Outstanding After this Offering

Upon completion of this offering and the anticipated application of the use of proceeds therefrom, we expect to have approximately $514.2 million of outstanding consolidated long-term debt as set forth in the table below. We expect our ratio of debt to total market capitalization to be approximately 38.3% (based on the closing price of our common stock on February 3, 2005 of $13.98). Upon completion of this offering and application of the use of proceeds therefrom, we expect that approximately $241.6 million of our outstanding long-term debt will be variable rate debt; however, we have entered into interest rate swap agreements for approximately $140.3 million of our variable rate debt. As a result, we expect that approximately 80.3% of our total indebtedness, upon completion of the offering and the anticipated application of the use of proceeds therefrom, will be subject to fixed interest rates.

The following table sets forth information with respect to the indebtedness that we expect will be outstanding after this offering and the anticipated application of the proceeds therefrom on a pro forma basis as of September 30, 2004, but does not give effect to the approximately $140.3 million in interest rate swap agreements (in thousands).

Properties	Interest Rate	Principal Amount		Annual Debt Service(1)	Maturity Date	Balance at Maturity(2)
100 Technology Center Drive—Mortgage	LIBOR + 1.70%	$20,000		$862	Apr. 1, 2009	$20,000
200 Paul Avenue—Mortgage	LIBOR + 3.17%	46,908		4,496	Jul. 1, 2006(3)	43,794
Ardenwood Corporate Park, NTT/Verio Premier Data Center, VarTec Building—Mortgage	LIBOR + 1.59%	43,000		1,729	Aug. 9, 2006(4)	43,000
Ardenwood Corporate Park, NTT/Verio Premier Data Center, VarTec Building—Mezzanine	LIBOR + 5.75%	22,000		1,800	Aug. 9, 2006(4)	22,000
AT&T Web Hosting Facility—Mortgage	LIBOR + 1.85%	8,775		391	Dec. 1, 2006(3)	8,775
Camperdown House—Mortgage	6.85%	23,079	(5)	3,658	Oct. 31, 2009	14,040
Carrier Center—Mortgage	LIBOR + 4.25%(6)	26,001		2,183	Nov. 11, 2007(7)	24,787
Granite Tower—Mortgage	LIBOR + 1.20%	21,645		1,181	Jan. 1, 2009	19,530
MAPP Building—Mortgage	7.62%(9)	9,717	(8)	849	Mar. 1, 2032(9)	8,748
Maxtor Manufacturing Facility—Mortgage	LIBOR + 2.25%	18,000		1,229	Dec. 31, 2006(3)	17,186
Stanford Place II—Mortgage	5.14%	26,000		1,336	Jan. 10, 2009	26,000
Univision Tower—Mortgage	6.04%	58,000		4,191	Nov. 6, 2009	54,228
eBay Bridge Loan	LIBOR + 2.00%	7,950		352	Aug. 11, 2005	7,950
Secured Term Debt(10)	5.65%	155,000		10,736	Nov. 3, 2014	128,765
Unsecured Credit Facility(11)	LIBOR + 1.75%	27,285		1,141	Nov. 3, 2007	27,285

Subtotal		513,360		$36,134		$466,088
Loan premium(8)		859

Total		$514,219

(1)	Annual debt service for floating rate loans is calculated based on the 1-month, 3-month and 6-month LIBOR rates at January 7, 2005, which were 2.43%, 2.61% and 2.84%, respectively. Annual Debt service excludes the impact of interest rate swaps entered into effective November 26, 2004 to swap variable rate debt to fixed rate debt.
(2)	Assuming no payment has been made on the principal in advance of its due date.
(3)	Two one-year extensions are available.
(4)	A 13-month extension and a one-year extension are available.
(5)	Based on our hedged exchange rate of $1.6083 to £1.00.
(6)	Subject to a 2.5% LIBOR floor.
(7)	A one-year extension option is available.
(8)	Represents principal balance or premium, as applicable, pertaining to debt that we plan to assume in connection with the acquisition of the MAPP Building, which is currently under a purchase contract.
(9)	Although the maturity date is March 1, 2032, if the loan is not repaid by March 1, 2012, the interest rate increases to the greater of 9.62% or the then-current treasury rate plus 2%.
(10)	This amount represents mortgage debt that we incurred in connection with our initial public offering secured by our interests in 36 Northeast Second Street, Brea Data Center, Comverse Technology Building, Hudson Corporate Center, Siemens Building, and Webb at LBJ to secure new mortgage loans.
(11)	The interest rate under our unsecured credit facility equals LIBOR plus a margin of between 1.375% to 1.750% based on our leverage ratio.

Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering

100 Technology Center Drive—Mortgage Indebtedness.    The subsidiary that directly holds the fee interests in 100 Technology Center Drive is the borrower under a $20.0 million mortgage loan with Transamerica Occidental Life Insurance Company, as lender. The loan is required to be secured by:

•	a mortgage, security agreement and fixture filing conveying 100 Technology Center and granting a security interest in certain fixtures and personal property; and

•	an absolute assignment of leases and rents, assigning any interest in all present and future leases of all or any portion of the property encumbered by the mortgage and all of its right and title to, and interest in, the leases, including all rights under the leases, all benefits to be derived from them and all rents.

The maturity date for this mortgage loan is April 1, 2009. The mortgage loan bears interest at a rate of 3-month LIBOR plus 1.70% per annum and requires monthly interest-only payments until the maturity date. During the first 24 full months of the loan, which will expire on March 31, 2006, the borrower may not prepay the loan. Thereafter the borrower may prepay the loan upon not less than sixty days’ prior written notice. Any such voluntary prepayments must be for at least $500,000. The term loan contains affirmative covenants such as financial reporting, and negative covenants, including, among others, certain restrictions or prohibitions on the borrower’s ability to merge into or consolidate with any other person, dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets, change its legal structure or organizational documents, own any subsidiary, sell or transfer any interest in the borrower or the property, modify or terminate any leases, commingle its assets, or create or incur additional liens or indebtedness. A one-time transfer or sale of the property is allowed upon the lender’s review and approval of customary information regarding the transaction and the transferee, assumption of the loan by the transferee, and payment of the lender’s expenses and an assumption fee of 1% of the outstanding balance of the loan. The loan is nonrecourse to the borrower, subject to certain customary recourse carveouts. Our operating partnership provides an unsecured environmental indemnity and guarantees the recourse carveouts under this loan.

200 Paul Avenue—Mortgage Indebtedness.    The subsidiary that directly holds the fee interests in 200 Paul Avenue is the borrower under a $46.9 million mortgage loan comprised of two notes with Greenwich Capital Financial Products, Inc., as lender. The mortgage loan is required to be secured by:

•	a first priority deed of trust, assignment of rents and security agreement on 200 Paul Avenue, all buildings and improvements, water, water rights, all fixtures, machinery, equipment and other assets, rights to insurance proceeds, together with all interest in any leases and all rents and profits arising from the property, reserve, deposit or escrow accounts, and contracts and agreements, intellectual property, and any and all proceeds from any of the foregoing; and

•	an absolute assignment of leases and rents, assigning any interest in all present and future leases of all or any portion of the property encumbered by the mortgage and all of its right and title to, and interest in, the leases, including all rights under the leases, all benefits to be derived from them and all rents.

The maturity date for this mortgage loan is July 1, 2006, which date may be extended for up to two additional 12 month periods upon the request of the borrower and satisfaction of certain requirements. The first note, with a balance of $45.0 million, bears interest at a rate of 1-month LIBOR plus 3% during the current term and the second note, with a $1.9 million balance as of September 30, 2004, bears interest at a rate of 1-month LIBOR plus 7% during the current term. The first note requires monthly payments of principal and interest commencing in November 2005. The second note requires monthly payments of principal and interest until the maturity date. The loan may be repaid in whole or in part at any time upon 30 to 60 days’ prior written notice. Prepayment of the $45.0 million note is subject to a prepayment penalty of 1% of the outstanding principal balance (unless prepaid or repaid in full with loan proceeds from a loan made by the lender during the final 90 days of the initial term) plus the actual costs and expenses of the lender incurred in liquidating or reducing any Eurodollar or LIBOR based investment or obligation entered into by the lender to fund all or any portion of the loan or to provide for or protect the interest rate of the loan. Prepayment of the second note is subject to a prepayment penalty equaling the actual costs and expenses of the lender incurred in liquidating or reducing any Eurodollar or LIBOR based investment or obligation entered into by the lender to fund any or all portion of the loan or to provide for or protect the interest rate of the loan. If the loan is repaid or prepaid in full during the final 30 days of the initial term (with other than lender-loaned funds provided to refinance the loan), the prepayment penalty on the first note is reduced to 0.375% of the outstanding principal balance plus the aforementioned lender costs. The mortgage loan contains affirmative covenants such as financial reporting and maintenance of reserve accounts, and negative covenants, including, among others, limitations on changes to legal structure or organizational documents, ownership of subsidiaries, or creation or incurrence of additional liens or indebtedness. The loan is nonrecourse to the borrower, subject to certain customary recourse carveouts. Our operating partnership provides an unsecured environmental indemnity and guarantees the recourse carveouts under this loan. The borrower was required to enter into an interest rate cap agreement pursuant to the loan that limits the interest rate to 7.25% per annum during the term of this loan.

Ardenwood Corporate Park, NTT/Verio Premier Data Center and VarTec Building—Mortgage Indebtedness.    The subsidiary that directly holds the fee interests in Ardenwood Corporate Park, the NTT/Verio Premier Data Center and the VarTec Building is the borrower under a $43.0 million mortgage loan with German American Capital Corporation as lender. The mortgage loan is required to be secured by:

•	a first mortgage lien on Ardenwood Corporate Park, the NTT/Verio Premier Data Center and the VarTec Building and related improvements, fixtures and real property rights;

•	a general first lien on all related personal property;

•	a general first lien on all related accounts and intangibles;

•	an assignment of leases, rents, security deposits and management agreements for such properties; and

•	all proceeds, products and profits from the foregoing.

The maturity date of the mortgage loan is August 9, 2006 with one 13-month and one one-year extension option. The mortgage loan bears interest at a rate of 1-month LIBOR plus approximately 1.59% per annum. The mortgage loan requires monthly interest-only payments until the maturity date. The borrower may not prepay the loan during a “lockout period” that ends on October 8, 2005. The borrower may prepay the loan without penalty on any monthly payment date after this lockout period with notice to lender of not less than 30 days and not more than 60 days. The loan contains affirmative covenants such as financial reporting and standard lease requirements and negative covenants, including, among others, certain restrictions on the borrower’s ability to create or incur additional liens or indebtedness or transfer the property or an interest in the property. In connection with the mortgage loan, the borrower is subject to a lockbox agreement and cash management provisions of the loan pursuant to which all income generated by the Ardenwood Corporate Park, NTT/Verio Premier Data Center and VarTec Building properties is deposited directly into lockbox accounts and then swept into a cash management account for the benefit of the lender from which cash is distributed to us only after funding of tax, insurance, debt service, tenant improvement and leasing, and structural improvement reserve accounts and any payments then due under the Ardenwood Corporate Park, NTT/Verio Premier Data Center and VarTec Building mezzanine loan. The loan is nonrecourse to the borrower, subject to certain recourse carveouts. Until November 3, 2005, GI Partners is not permitted to reduce its percentage of ownership in the common units of our operating partnership (which is 44.76% as of the date hereof) below 30% without the consent of the lender. Our operating partnership provides an unsecured environmental indemnity and guarantees the recourse carveouts under the loan. The borrower was required to enter into an interest rate cap agreement pursuant to the loan that limits the interest rate to 7.5% per annum in the term of this loan.

Ardenwood Corporate Park, NTT/Verio Premier Data Center and VarTec Building—Mezzanine Indebtedness.    The subsidiaries that directly hold the fee interests in Ardenwood Corporate Park, the NTT/Verio Premier Data Center and the VarTec Building are the borrowers under a $22.0 million mezzanine loan with German American Capital Corporation (c/o Deutsche Bank Securities, Inc.) as lender. The mezzanine loan is required to be secured by a first priority pledge of the direct and indirect beneficial interests in our subsidiary that is the mortgage borrower. The maturity date of the mezzanine loan is August 9, 2006 with one 13 month and one one-year extension option. The mezzanine loan bears interest at a rate of 1-month LIBOR plus 5.75% per annum. The mezzanine loan requires monthly interest-only payments until the maturity date. The borrower may not prepay the mezzanine loan during a “lockout period” that ends on October 8, 2005. The borrower may prepay the mezzanine loan without penalty on any monthly payment date after this lockout period with notice to lender of no less than 30 days and no more than 60 days. The mezzanine loan contains affirmative covenants such as financial reporting and standard lease requirements and negative covenants, including, among others, certain restrictions on the borrowers’ ability to create or incur additional liens or indebtedness or transfer the property or an interest in the property. In connection with the mezzanine loan, we are subject to a lockbox agreement and cash management provisions which operate in connection with the lockbox and cash management provisions under the Ardenwood Corporate Park, NTT/Verio Premier Data Center and VarTec Building mortgage loan. Until November 3, 2005, GI Partners is not permitted to reduce its percentage of ownership in the common units of our operating partnership (which is 44.76% as of the date hereof) below 30% without the consent of the lender. Our operating partnership provides an unsecured environmental indemnity and guarantees the recourse carveouts under the loan. The borrower was required to enter into an interest rate cap agreement pursuant to the mezzanine loan that limits the interest rate to 7.5% per annum in the term of the mezzanine loan.

AT&T Web Hosting Facility—Mortgage Indebtedness.    The subsidiary that directly holds the fee interests in the AT&T Web Hosting Facility is the borrower under an $8.8 million loan agreement with Jackson National Life Insurance Company, as lender. The loan is required to be secured by:

•	a first mortgage deed to secure debt on the AT&T Web Hosting Facility;

•	a first priority assignment of all present and future leases, all guaranties thereof and all rents and other sums payable thereunder; and

•	a security interest in all related personal property, tangible and intangible, including bank accounts, accounts receivable, all escrow, impound or reserve accounts, and other intangible property.

The maturity date for this loan is December 1, 2006. The loan bears interest at a rate of 3-month LIBOR plus 1.85% per annum and requires monthly interest-only payments until the maturity date. The loan has two one-year extensions at our option, subject to meeting certain conditions and accepting a new floating interest rate based upon a spread to be determined at the time of the extension. During the first 12 months of the term, which will expire in November 2004, the borrower may not prepay the loan. During the second 12 months of the term, the borrower may prepay the loan, in full but not in part, upon 30 days’ written notice, with payment of a yield maintenance premium equal to 1% of the outstanding principal balance. During the third 12 months of the term and any extension periods, the borrower may prepay the loan, in full but not in part, without premium or penalty upon 30 days’ written notice. The loan contains affirmative covenants such as financial reporting and maintenance of certain escrow accounts, and negative covenants, including, among others, certain restrictions or prohibitions on the borrower’s ability to make cash distributions, sell or transfer an interest in the borrower, create or incur additional liens or indebtedness, and assign the loan. The loan is nonrecourse to the borrower, subject to certain recourse carveouts.

Camperdown House—Mortgage Indebtedness.    The subsidiary that holds the fee interests in Camperdown House is the borrower under a £14.4 million (pound) mortgage loan with the Bank of Scotland, as lender.

The mortgage loan is required to be secured by:

•	a first mortgage debenture on Camperdown House and related improvements, fixtures (including trade and tenant’s fixtures), plant and machinery and real property rights;

•	a general first lien on all belonging to the borrower;

•	a general first lien on all related accounts and intangibles; and

•	an assignment of all rental income for the property.

The maturity date of the mortgage loan is October 31, 2009. The mortgage loan bears interest at a rate of 6.845% per annum. The borrower bases quarterly principal and interest payments on a 10-year amortization schedule. The borrower may prepay the loan upon 10 days’ notice to the lender, subject to a prepayment penalty of one month’s interest until July 31, 2005 and without penalty thereafter. The loan contains affirmative covenants such as financial reporting and maintenance of certain coverage ratios, and negative covenants, including, among others, certain restrictions on the borrower’s ability to create or incur additional liens or indebtedness or transfer the property or an interest in the property. The borrower provides an environmental indemnity.

Carrier Center—Mortgage Indebtedness.    The subsidiary that directly holds the fee interests in Carrier Center is the borrower under a $26.0 million mortgage loan with iStar Financial Inc., as lender.

The mortgage loan is required to be secured by:

•	a first mortgage deed of trust on Carrier Center;

•	a first priority security interest in all of the ownership interest in the borrower; and

•	a first priority security interest in all assets of the borrower.

The maturity date of the mortgage loan is November 11, 2007. The mortgage loan bears interest at a rate of LIBOR (subject to a 2.5% floor) plus 4.25% per annum. The borrower has the option of extending the term of the loan by one year subject to a fee equal to 0.50% of the then outstanding principal balance. The mortgage loan is not prepayable until after October 27, 2005 and thereafter is prepayable in whole or in part with not less that 30 days’ notice. The loan requires monthly interest and principal payments until the maturity date with a balloon payment due at maturity. The loan is subject to affirmative covenants such as financial reporting and negative covenants, including, among others, certain restrictions on the borrower’s ability to create or incur additional liens or indebtedness or transfer the property or any interest in the property. In connection with the mortgage loan, the borrower is subject to a lockbox arrangement and cash management provisions of the loan pursuant to which income generated by the Carrier Center property is swept into a cash management account for the benefit of the lender from which cash is distributed to us only after satisfying debt, operating and other reserve cash requirements. The loan is subject to an unsecured environmental indemnity and a guaranty of certain of the obligations of the borrower. The borrower is required to enter into an interest rate cap agreement if the LIBOR rate is at any time equal to or greater than 4.5%.

Granite Tower—Mortgage Indebtedness.    The subsidiary that directly holds the fee interests in the Granite Tower is the borrower under a $21.6 million mortgage note issued to Allstate Life Insurance Company, as lender. The mortgage loan is required to be secured by:

•	a first mortgage lien on Granite Tower and related improvements, fixtures and real property rights;

•	a general first lien on all related personal property;

•	a general first lien on all related accounts, books and records and intangibles;

•	an assignment of leases, rents, security deposits and contracts for such properties; and

•	all proceeds, products and profits from the foregoing.

The maturity date of the mortgage note is January 1, 2009. The mortgage note bears interest at a rate of 3-month LIBOR plus 1.20% per annum. Beginning on January 1, 2006 with 60 days’ prior notice to the lender, the borrower has the option of converting the variable rate into a fixed rate determined by the lender subject to a conversion fee of 1% of the outstanding principal balance. The mortgage note requires monthly interest-only payments until February 1, 2005 when principal and interest will be due monthly until the maturity date. The borrower may not prepay the loan during a “lockout period” that ends on January 1, 2006. The borrower may prepay the loan in full on any quarterly payment date after this lockout period with notice to lender of not less than 30 days subject to a prepayment penalty of 1% of the outstanding principal balance, or if the loan has been converted to a fixed rate, the greater of 1% of the outstanding principal balance or a yield maintenance payment. The loan contains affirmative covenants such as financial reporting requirements and negative covenants, including, among others, certain prohibitions or restrictions on the borrower’s ability to create or incur additional liens or indebtedness or transfer the property or an interest in the property. The loan is nonrecourse to the borrower, subject to certain recourse carveouts. The borrower and one of our subsidiaries that indirectly owns an interest in the property entity provide an unsecured environmental indemnity and the subsidiary guarantees recourse carveouts under the loan.

MAPP Building—Mortgage Indebtedness.    The subsidiary that will hold the fee interest in MAPP Building will be the borrower under a $9.7 million mortgage loan with CIBC Inc., as lender.

The mortgage loan is required to be secured by:

•	a first lien on MAPP Building;

•	a first priority assignment of leases and rents with respect to MAPP Building; and

•	a security interest in all of the other property and assets of the borrower.

The maturity date of the mortgage loan is March 1, 2032 and the loan bears interest at an initial rate of 7.62% per annum. However, if the borrower fails to pay the outstanding principal balance of the mortgage loan by March 1, 2012, the mortgage loan will bear interest at a rate equal to the greater of 9.62% or the then-current treasury rate plus 2%. The mortgage is not prepayable in whole or in part until December 1, 2011. The loan is subject to affirmative covenants such as financial reporting and negative covenants, including, among others, certain restrictions on the borrower’s ability to create or incur additional liens or indebtedness or transfer the property or any interest in the property. In the event of a default, income generated by the MAPP Building property will be swept into a cash management account for the benefit of the lender from which cash will be distributed to us only after satisfying debt, operating and other reserve cash requirements. The seller of the MAPP Building property currently provides an unsecured environmental indemnity and a guaranty of certain of the obligations of the borrower, which our operating partnership may assume upon assumption of this loan.

Maxtor Manufacturing Facility—Mortgage Indebtedness.    Our subsidiary that owns the fee interest in the Maxtor Manufacturing Facility is the borrower under an $18.0 million mortgage loan agreement with Fleet National Bank, as agent and lender. The mortgage loan is required to be secured by:

•	a first priority deed of trust, security agreement and fixture filing on the Maxtor Manufacturing Facility, all land, improvements, furniture, fixtures, goods, equipment and other assets, all insurance proceeds and other proceeds therefrom and all other assets of the borrower;

•	a first priority assignment of leases and rents, and all income and profits to be derived from the operation and leasing of the property;

•	a first priority security interest in all tax, collateral and reserve accounts and all tenant letters of credit; and

•	a first priority assignment of any interest rate protection agreements entered into by the borrower.

The maturity date for this mortgage loan is December 31, 2006. The mortgage loan bears interest at a rate of 6-month LIBOR plus 2.25% per annum and requires monthly interest-only payments through December 31, 2004, and thereafter also requires monthly payments of principal. In the event that LIBOR rate loans are not available, interest will be calculated at the lender’s prime rate. The mortgage loan has two one-year extensions at our option, subject to meeting certain conditions and the payment of an extension fee in the amount of 0.35% of the then outstanding loan balance. The borrower may prepay the mortgage loan upon three business days’ notice, provided that we will be required to pay a yield maintenance fee to reimburse the lender for any losses or expenses. The mortgage loan contains affirmative covenants such as financial reporting and maintenance of certain coverage ratios, and negative covenants, including, among others, certain restrictions or prohibitions on the borrower’s ability to create or incur additional liens or indebtedness, transfer the property or an interest in the property and merge or consolidate with or into, convey, transfer or dispose of all or substantially all of its assets to or in favor of any other person. In the event that the debt service coverage ratio falls below certain thresholds, the borrower may be required to either pay down the loan or fund a cash reserve account.

Stanford Place II—Mortgage Indebtedness.    The subsidiary holding a fee interest in Stanford Place II is the borrower under a $23.4 million mortgage note issued to Principal Life Insurance Company, as lender, and a $2.6 million mortgage note issued to PFG CTL Mortgage, LLC, as lender. The mortgage loans are required to be secured by:

•	a first priority deed of trust and security agreement on Stanford Place II and any right, title and interest therein and to the land, real property rights, buildings and improvements including their names and the right to manage and operate them, fixtures, personal property of the borrower used in the operation of the premises, insurance proceeds, settlement awards and damage claims, and any rights to strips of land adjacent to and used in connection with the premises and adjoining ways, streets, sidewalks and alleys;

•	an assignment of leases and rents; and

•	a $450,000 letter of credit issued pursuant to a property reserves agreement.

The maturity date for these mortgage notes is January 10, 2009. These notes bear interest at a rate of 5.14% per annum and require monthly interest-only payments. The borrower has the right upon 30 days’ written notice to each lender to pay both loans in full with a prepayment fee equal to the greater of 1% of the principal amount or an amount resulting from a reinvestment yield analysis. The note may be prepaid without such prepayment fee during the last 90 days prior to the maturity date. The security agreement contains negative covenants, including, among others, certain restrictions or prohibitions on the borrower’s ability to create or incur additional liens or indebtedness, transfer the property or an interest in the property and merge or consolidate with or into, convey, transfer or dispose of all or substantially all of its assets to or in favor of any other person. The loan is nonrecourse to the borrower, subject to certain recourse carveouts. The subsidiary borrower provides an unsecured environmental indemnity. Our operating partnership guarantees the subsidiary borrower’s obligations under the environmental indemnity and the recourse carveouts under the loan.

Univision Tower—Mortgage Indebtedness.     The subsidiary that directly holds the fee interests in Univision Tower is the borrower under a $58.0 million mortgage loan with Countrywide Commercial Real Estate Finance, Inc., as lender.

The mortgage loan is required to be secured by:

•	a first priority mortgage/deed of trust on Univision Tower;

•	a first priority assignment of leases and rents with respect to Univision Tower; and

•	a first priority security interest in all other property and assets of the borrower.

The maturity date of the mortgage loan is November 6, 2009. The mortgage loan bears interest at a rate of 6.04% per annum.

The mortgage loan is not prepayable in whole or in part until any time during the final three months of the term of the loan. The loan requires monthly payments calculated using the interest rate and a 30-year amortization schedule. The loan is subject to affirmative covenants such as financial reporting and negative covenants, including, among others, certain restrictions on the borrower’s ability to create or incur additional liens or indebtedness or transfer the property or any interest in the property. In the event of a default or a decline in the debt service ratio below a specified level, income generated by the Univision Tower property will be swept into a cash management account for the benefit of the lender from which cash will be distributed to us only after satisfying debt, operating and other reserve cash requirements. The loan is nonrecourse to the borrower, subject to certain recourse carveouts. The subsidiary borrower under this loan is subject to an unsecured environmental indemnity. Our operating partnership guarantees the subsidiary borrower’s obligations under the environmental indemnity and the recourse obligations under the loan.

eBay Data Center—Bridge Loan.    The eBay Data Center is subject to an $8.0 million secured bridge loan with Citigroup Global Markets Realty Corp. as lender and agent to certain other lenders. The bridge loan is required to be secured by:

•	a first mortgage lien on eBay Data Center and related improvements, fixtures and real property rights;

•	a general first lien on all related personal property;

•	a general first lien on all related accounts and intangibles;

•	an assignment of leases, rents and contracts; and

•	all proceeds, products and profits from the foregoing.

The maturity date of the loan is August 11, 2005. The loan bears interest at the one-month LIBOR plus 2.00% per annum.

Comverse Technology Building, Hudson Corporate Center, Webb at LBJ, 36 Northeast Second Street, Siemens Building and Brea Data Center—Mortgage Indebtedness.    The subsidiaries that directly hold the fee interests in Comverse Technology Building, Hudson Corporate Center, Webb at LBJ, 36 Northeast Second Street, Siemens Building and Brea Data Center are borrowers under six separate loans in an aggregate principal amount of $155 million with Citigroup Global Markets Realty Corp. as lender. The loans are cross-defaulted and cross-collateralized. The mortgage loans are required to be secured by:

•	a first mortgage lien on Comverse Technology Building, Hudson Corporate Center, Webb at LBJ, 36 Northeast Second Street, Siemens Building and Brea Data Center and related improvements, fixtures and real property rights;

•	a general first lien on all related personal property;

•	a general first lien on all related accounts and intangibles;

•	an assignment of leases, rents, security deposits and contracts; and

•	all proceeds, products and profits from the foregoing.

Each of the mortgage loans is for a ten-year term with a maturity date in November 2014. The mortgage loans bear an interest rate at 5.649% per annum. The borrower may not prepay the mortgage loans until 60 days prior to the maturity date of such loan. Each mortgage loan contains affirmative covenants, such as financial reporting and maintenance of the property, and negative covenants, including, among others, certain restrictions on the borrower’s ability to create or incur additional liens or indebtedness or transfer the property or interest in the property. In connection with the mortgage loans, the borrower is subject to a lockbox arrangement and cash management provisions pursuant to which all income generated by Comverse Technology Building, Hudson Corporate Center, Webb at LBJ, 36 Northeast Second Street, Siemens Building and Brea Data Center is deposited directly into lockbox accounts and then swept into a cash management account for the benefit of the lender for which cash is distributed to us only after funding of debt service, taxes, insurance, tenant improvement and leasing, capital improvement, and maintenance reserve accounts. The loans are nonrecourse to the borrowers, subject to recourse carveouts. We and our operating partnership provide on a joint and several basis an unsecured environmental indemnity and guaranty of recourse carveouts under the loans. In addition, each borrower guarantees the obligations of our other borrowing subsidiaries under the mortgage loans. The mortgage loans may be securitized by the lender at its option.

Unsecured Credit Facility.    In connection with our initial public offering, we entered into a three-year, $200 million unsecured revolving credit facility with a group of banks, including affiliates of Citigroup Global

Markets Inc. and UBS Securities LLC, our joint bookrunning managers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and other underwriters for this offering. Upon completion of this offering and the anticipated application of the proceeds therefrom, we expect approximately $27.3 million to be drawn under this facility and that approximately $93.8 million of this credit facility will remain available to us pursuant to the terms of this facility, assuming 833 Chestnut Street qualifies as an eligible unsecured property. This credit facility is guaranteed by certain of our subsidiaries whose governance agreements and loan documents do not otherwise prohibit such guaranties. The unsecured credit facility has a one-year extension option. The credit facility contains covenants common for credit facilities of this type, including limitations on our and our subsidiaries ability to incur additional indebtedness, make certain investments or merge with another company, limitations on our ability to make distributions to our stockholders, and requirements for us to maintain financial coverage ratios and maintain a pool of unencumbered assets.

Off-Balance Sheet Arrangements

Our off-balance sheet arrangements consist of interest rate cap agreements in connection with certain of our indebtedness, a currency fluctuation hedge arrangement in connection with our ownership of the Camperdown House property in London, England and interest rate swap agreements for $140.3 million of our variable rate debt. We currently have no other off-balance sheet arrangements. See “—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering” and “—Quantitative and Qualitative Disclosure about Market Risk.”

Cash Flows

Comparison of Nine Months Ended September 30, 2004 to Nine Months Ended September 30, 2003

Cash and cash equivalents were $2.6 million and $1.9 million, respectively, at September 30, 2004 and 2003.

Net cash provided by operating activities increased $10.7 million to $31.6 million for the nine months ended September 30, 2004 compared to $20.9 million for the nine months ended September 30, 2003. The increase was primarily due to the properties added to our portfolio which was partially offset by the increased interest expense incurred on the mortgage and other secured debt related to the acquired properties.

Net cash used in investing activities increased $142.6 million to $321.7 million for the nine months ended September 30, 2004 compared to $179.1 million for the nine months ended September 30, 2003. The increase was primarily the result of the acquisition of seven properties during the nine months ended September 30, 2004, which required a larger investment than the acquisitions of seven properties during the nine months ended September 30, 2003 and an increase in restricted cash as a result of the bridge loan obtained during 2004.

Net cash provided by financing activities increased $131.0 million to $287.6 million, for the nine months ended September 30, 2004 compared to $156.6 million for the nine months ended September 30, 2003. The increase was primarily due to increased capital contributions, net of distributions, and borrowings made in connection with the acquisition of properties during the nine months ended September 30, 2004 than the capital contributions and debt required for the acquisitions of four properties during the nine months ended September 30, 2003.

Comparison of Year Ended December 31, 2003 to Year Ended December 31, 2002

Cash and cash equivalents were $5,174,000 and $3,578,000, respectively, at December 31, 2003 and 2002.

Net cash provided by operating activities increased $19,341,000 to $28,986,000 for the year ended December 31, 2003 compared to $9,645,000 for the year ended December 31, 2002. The increase was primarily due to the properties added to our portfolio during the year ended December 31, 2003 and the receipt of a $4,200,000 early lease termination fee in April 2003 related to a lease termination that occurred in March 2003. This increase was partially offset by the increased interest expense incurred on the mortgage and other secured debt related to the acquired properties.

Net cash used in investing activities increased $50,508,000 to $215,263,000 for the year ended December 31, 2003 compared to $164,755,000 for the year ended December 31, 2002. The increase was primarily the result of the amount of cash used to acquire the portfolio properties acquired during the year ended December 31, 2003 compared to the amount of cash used to acquire the properties acquired during the year ended December 31, 2002. Approximately $78,648,000 of the acquisition costs of the properties acquired during the year ended December 31, 2002 is attributable to the assumption of existing mortgage loans on the property and to seller financing of a portion of the property purchase price. There were no such debt assumptions or seller financings for the properties acquired in the year ended December 31, 2003.

Net cash provided by financing activities increased $29,185,000 to $187,873,000 for the year ended December 31, 2003 compared to $158,688,000 for the year ended December 31, 2002. The increase was partially the result of the higher level of debt financing obtained from non-seller lenders for the properties acquired during the year ended December 31, 2003 compared to the properties acquired during the year ended December 31, 2002. Approximately $78,648,000 of the acquisition costs of the properties acquired during the year ended December 31, 2002 is attributable to the assumption of existing mortgage loans on the property and to seller financing of a portion of the property purchase price. The increase in cash flows from debt obtained was partially offset by the decrease in net capital contributions received from owner during the year ended December 31, 2003. The amount of capital versus debt used to acquire our properties is discretionary.

Comparison of Year Ended December 31, 2002 to the Period from February 28, 2001 (inception) through December 31, 2001

Cash and cash equivalents were $3,578,000 and $0, respectively, at December 31, 2002 and 2001.

The net cash provided by (used in) operating activities, used in investing activities and provided by financing activities for the year ended December 31, 2002 increased compared to the period from February 28, 2001 (inception) through December 31, 2001 as a result of the acquisition of properties in our portfolio during the year ended December 31, 2002. We acquired our first portfolio property in January 2002 and had limited activity during the period from February 28, 2001 (inception) through December 31, 2001.

Funds From Operations

We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

The following table sets forth a reconciliation of our pro forma funds from operations for the periods presented (in thousands):

	Pro Forma Nine Months Ended September 30, 2004	Pro Forma Year Ended December 31, 2003
Pro forma income (loss) before minority interest in operating partnership but after minority interest in consolidated joint ventures	$3,420	$12,246
Plus pro forma real estate depreciation and amortization	37,000	48,870

Pro forma FFO	40,420	61,116
Less pro forma preferred stock dividends	5,738	7,650

Pro forma FFO available to common stockholders(1)	$34,682	$53,466

(1)	FFO available to common stockholders has been calculated assuming that the common units in our operating partnership are exchanged for common stock.

Inflation

Substantially all of our leases provide for separate real estate tax and operating expense escalations. In addition, many of the leases provide for fixed base rent increases. We believe that inflationary increases may be at least partially offset by the contractual rent increases and expense escalations described above.

New Accounting Pronouncements

Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R), was issued in December 2004. Statement 123(R), which is effective for our company beginning with the third quarter of 2005, requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation issued to employees in the income statement, but expresses no preference for a type of valuation model. We do not believe the adoption of Statement 123(R) will have a material impact on our results of operations, financial position or liquidity.

Quantitative and Qualitative Disclosures About Market Risk

Our future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. We do not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based on their credit rating and other factors.

Effective November 26, 2004, we entered into interest rate swap agreements for approximately $140.3 million of our variable rate debt. As a result, we expect that approximately 80.3% of our total indebtedness, upon completion of this offering and the anticipated application of the proceeds therefrom, will be subject to fixed interest rates. The table below summarizes the terms of these interest rate swaps and their fair values as of December 31, 2004 (in thousands):

Notional Amount	Strike Rate	Effective Date	Expiration Date	Fair Value
$46,908	3.18%	11/26/04	7/1/06	$(33)
43,000	3.25	11/26/04	9/15/06	(16)
21,645	3.75	11/26/04	1/1/09	40
20,000	3.82	11/26/04	4/1/09	(48)
8,775	3.33	11/26/04	12/1/06	(8)

$140,328				$(65)

If, after consideration of the interest rate swaps described above, LIBOR were to increase by 10%, or approximately 24.1 basis points, the increase in interest expense on the unhedged variable rate debt would decrease future earnings and cash flows by approximately $245,000 annually. If fixed interest rates were to increase by 10%, the fair value of our $412.1 million principal amount of outstanding fixed rate debt would decrease by approximately $7.2 million. If LIBOR were to decrease by 10%, or approximately 24.1 basis points, the decrease in interest expense on the unhedged variable rate debt would be approximately $180,000 annually. If fixed interest rates were to decrease by 10%, the fair value of our $412.1 million principal amount of outstanding fixed rate debt would increase by approximately $7.4 million.

Interest risk amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur in that environment. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

As of September 30, 2004, our total outstanding debt was approximately $547.3 million, which was comprised of $246.2 million of mortgage loans, $243.7 million of notes payable under a bridge loan, $51.3 million of other secured loans and an allocation to it of $6.1 million of amounts outstanding under the GI Partners line of credit. We also had an unsecured, non-interest bearing loan payable to GI Partners related to funds advanced to us to prepay offering costs related to our initial public offering. This loan had an outstanding balance of $4.1 million as of September 30, 2004. Approximately $441.1 million, or 80.6%, of our total outstanding debt was variable rate debt. As of September 30, 2004, the fair value of our outstanding fixed-rate debt approximated $108.3 million compared to the carrying value of $106.2 million.

We are also party to a foreign currency hedging contract with a notional value of £7,850,000, which was used to convert the balance of our investment in the Camperdown House property into U.S. dollars. The fair value of this forward contract was $(1,861,403) as of September 30, 2004, using the currency exchange rate in effect as of that date. If the exchange rate of United States Dollars to Great Britain Pounds were to increase by 10%, the fair value of our forward contract would decrease by $1,400,535 to $(3,261,938). If the exchange rate of United States Dollars to Great Britain Pounds were to decrease by 10%, the fair value of our forward contract would increase by $1,400,535 to $(460,869). On January 24, 2005, we settled our obligations under this arrangement and entered into a new contract at the same notional amount.

INDUSTRY BACKGROUND/MARKET OPPORTUNITY

The technology industry has played a prominent role in the development of the global economy. Technological innovations, such as the Internet, have led to dramatic improvements in the ability to communicate and transact business worldwide, expanded the reach of products and services and created electronic bonds that enhance the ability of businesses to interact with customers. As a result, the technology industry has achieved extraordinary growth. According to Forrester Research, Inc., a leading technology research firm, between 1996 and 2000, technology expenditures in the U.S. grew from $397.3 billion to $709.8 billion, representing a 15.6% annualized growth rate, which was more than double the growth rate of the overall economy over the same period, as measured by GDP.(1)

This rapid growth in technology expenditures was followed by an overall reduction in sector spending from 2001 through 2003. Despite this reduction in spending, however, technology usage continued to expand during the same period, as evidenced by the increase in electronic commerce which grew from $598.0 billion in 2001 to $1.6 trillion in 2003 (or 64.6% compounded annual growth), and the increase in worldwide Internet users which grew from 506.6 million in 2001 to 702.4 million in 2003 (or 17.7% compounded annual growth), both according to IDC Research Inc., a leading IT and telecommunications market intelligence firm.(2) U.S. technology spending has now stabilized and, according to Forrester Research, Inc., is expected to increase by 6.9% annually from $763.1 billion in 2004 to $995.5 billion in 2008.(1)

As technology has become a more significant component of the overall economy, the importance of high quality, strategically located, technology-related real estate has grown. During the growth of the 1990’s, the investment opportunity in technology-related real estate was fueled by heavy tenant demand. From 2001 through 2003, investment in technology-related real estate became more opportunistic as a result of the disequilibrium in the overall technology industry. Now, in light of improving trends in the technology industry, we believe demand for technology-related real estate is increasing, as technology companies require more space and complex infrastructure to support their growth.

Within technology-related real estate, we focus on technology industry facilities that are difficult to replicate and critical to the operations of tenants, which we believe represent the best long-term real estate investment opportunities. Many of these facilities have fully redundant electrical supply systems, multiple power feeds, above-standard electrical HVAC systems, raised-floor areas that accommodate computer cables and below-floor cooling systems, extensive in-building communications cabling, and high level security systems. Since inception, our predecessor has made selective acquisitions of these types of facilities at prices which are at or below the replacement cost. Our ability to do so has been driven by our capacity to fully assess the strategic value of specific properties, the creditworthiness and business potential of technology tenants and local market conditions. Going forward, our in depth knowledge of the technology industry, acquisition experience and specialist focus position us to benefit from continued growth in the technology industry. The property types within our focus include:

•	telecommunications infrastructure properties, which provide the infrastructure required by companies in the data, voice, and wireless communication industries;

•	information technology, or IT, infrastructure properties, which provide the physical environment required for disaster recovery, IT outsourcing and collocation;

•	technology manufacturing properties, which contain highly specialized manufacturing environments for such purposes as disk drive manufacturing, semiconductor manufacturing and specialty pharmaceutical manufacturing; and

•	regional or national headquarters of technology companies that are located in our target markets.

(1)	IT Spending Outlook: 2004-2008 and Beyond, Forrester Research, Inc., July 2004
(2)	Worldwide Internet Usage & Commerce 2004-2007 Forecast (#30949), IDC Research, Inc., March 2004

Telecommunications Infrastructure

Our telecommunications infrastructure buildings serve as access and interconnection points for the voice and data networks of telecommunications companies. From our buildings, our telecommunications tenants provide services which include transporting wireline and wireless voice communications, transmitting data in multiple protocols (including the Internet protocol), and providing services that optimize communications applications to meet specific business and technical requirements. Many of these services are considered critical to our tenants’ and their customers’ operations.

As participants in the global economy have become increasingly dependent on networks such as the Internet in order to reliably and efficiently transfer data over long distances, the need for an organized approach to network interconnection that can support the rapid growth of data traffic has grown. As a result, the industry has constructed telecommunications network facilities that accommodate increased rates of data flow over networks, or bandwidth. These facilities are typically characterized by the physical presence of Internet service providers, regional incumbent phone companies and media providers, all of whom interconnect within our buildings by placing private connections between each other. In our target metropolitan markets, we believe that there are typically only a few buildings that have the sufficient critical mass of multiple high-speed optical connections to major network carriers to be characterized as network access points. These network access points are critical to telecommunications infrastructure tenants because they provide secure, direct access to the point at which traffic is exchanged. This reduces their costs by eliminating local access charges, reduces their points of failure and increases their efficiency. According to PriMetrica, Inc., an independent research firm which tracks Internet service providers and facilities, there are 340 Internet gateway and collocation facilities comprising 38 million square feet located in ten major U.S. cities.(3)

We own approximately 2.1 million square feet of net rentable space in eight facilities that principally provide the real estate infrastructure for tenants in the telecommunications infrastructure services sector. Our telecommunications tenants include AT&T, Cingular, Level 3, Qwest, SBC, Sprint, T-Mobile, Verizon, XO Communications and 360 Networks.

In addition, we are pursuing the opportunity to lease collocation space in five of our buildings. Collocation facilities provide customers with the opportunity to lease a small footprint of space in secure and reliable operating environments that allows our customers’ Internet and telecommunications equipment to run 24 hours a day, seven days a week. This is a cost-effective solution for the tenants, and allows for the leasing of small spaces at significant premiums to prevailing market rents. According to Tier1 Research, an independent research firm which regularly tracks statistics on multi-tenant data centers, there are 511 multi-tenant data centers in the United States, which comprise a total of 23 million gross square feet. Tier1 Research estimates that the average annual rent charged to customers within these data centers is approximately $300 per square foot, or more depending on the quality of the data center. At our Univision Tower property collocation space, we have achieved rental rates as high as $200 per net rentable square foot for smaller spaces of 50 to 200 square feet and rents of approximately $50 to $100 per net rentable square foot for 500 to 1,000 square feet spaces. At our 36 Northeast Second Street collocation space, we have achieved rents of over $40 per net rentable square foot for large spaces of over 5,000 square feet.

Since telecommunications infrastructure tenants provide services critical to the day-to-day operations of their customers on a continuous basis, these tenants require buildings which have fully redundant electrical supply systems, multiple power feeds, above-standard electrical HVAC systems, raised floor areas to accommodate computer cables and below-floor cooling systems, extensive in-building communications cabling and high-level security systems. According to research published in 2002 by Gartner Inc., construction costs to build these high quality, specialized properties ranged from $300 to $1,000 per square foot of raised floor area.(4)

(3)	Colocation 2004, Telegeography, a division of PriMetrica, Inc.
(4)	Data Center Opportunities Abound in Real Estate Market, Decision Framework (DP 18-7980) by M. Bell, L. Leong Research Note December 11, 2002

Our tenants have generally funded capital improvements themselves. As such, leases for our telecommunications infrastructure properties are typically longer in duration than standard commercial leases, with an average term of 13.2 years. Tenant-installed improvements generally remain at our property after termination of the lease. As many such tenant improvements are readily adaptable to similar types of uses, we expect to benefit from these improvements by reducing our re-tenanting costs. We have historically had success in re-tenanting vacant telecommunications space with minimal additional tenant improvement expenditures by us.

Information Technology Infrastructure

Tenants in our IT infrastructure buildings provide IT outsourcing, data storage and management, business continuance, disaster recovery, web hosting, and collocation. Trends that are fueling the growth of the IT services sector include recent regulatory requirements for financial services companies to maintain dual data production environments (where two geographically separated systems process simultaneously the same data to provide complete redundancy), increased demand for business continuance and disaster recovery solutions which enable companies to recover from unplanned service interruptions, and the sustained trend of businesses outsourcing their business processes and IT operations. Fueled by these positive trends, U.S. IT services spending reached $369.4 billion in 2003 and is expected to increase 4.3% in 2004 to approximately $385.3 billion, according to Forrester Research,
Inc.(5) Forrester Research, Inc. also expects U.S. IT services spending to grow 4.6% annually through 2008.(6)

Following acquisition of the acquisition properties, we will own approximately 2.4 million square feet of net rentable space in ten facilities which principally provide the real estate infrastructure for tenants in the IT services sector. Several of our IT infrastructure buildings are occupied by tenants that provide web hosting and other collocation services to numerous customers whose computer equipment is installed in the buildings. Our web hosting tenants include AT&T, Equinix, Layer One, Level 3, NTT/Verio, Savvis and SBC Services. Our web hosting tenants facilitate the delivery of content and services via the Internet by providing customers with physical space for their technical equipment, network connectivity and onsite systems management. Our webhosting tenants’ customers span a wide variety of industries and include AOL, IBM, Major League Baseball, Microsoft, NASA and Southwest Airlines.

IT infrastructure tenants seek to operate in secure, operationally resilient, continuous service data centers. These data centers must offer fully redundant electrical supply systems, multiple power feeds, above-standard electrical HVAC systems, raised floor areas to accommodate computer cables and below-floor cooling systems, extensive in-building communications cabling, high-level security systems and redundant ingress and egress Internet and data access across multiple providers. Similar to telecommunications infrastructure properties, we believe construction costs to build a combination of these physical requirements can range from $300 to $1,000 per square foot of raised floor area. As such, leases of our IT infrastructure properties are typically longer than standard commercial leases, with an average term of 12.9 years. Our tenants have generally funded capital improvements themselves. Tenant-installed improvements generally remain at our property after termination of the lease. As many such improvements are readily adaptable for similar types of uses, we expect to benefit from these improvements by reducing our re-tenanting costs. We have historically had success in re-tenanting vacant data center space with minimal additional tenant improvement expenditures by us.

Technology Manufacturing Infrastructure

Technology manufacturing properties are broadly characterized as those having tenants that require domestic, “on-shore” operations due to the highly technical nature of their activities. New products and advanced engineering techniques often require the close proximity of engineering and research to the manufacturing processes. As a result, companies seek to couple manufacturing programs directly with R&D/engineering

(5)	Projected 2004 US IT Growth Edges Up To 6%, Forrester Research, Inc., June 2004
(6)	IT Spending Outlook: 2004-2008, and Beyond, Forrester Research, Inc., July 2004

activities that reside domestically, often in the same facility. Technology manufacturing tenants include manufacturers of specialized equipment and materials for such industries as computer hardware, semiconductors, life sciences, electronics and telecommunications.

We own approximately 604,000 square feet of net rentable space in three facilities that provide the real estate infrastructure primarily for tenants in technology manufacturing sectors. Our technology manufacturing tenants include Abgenix, ASM Lithography and Maxtor Corporation.

Technology manufacturing infrastructure tenants typically require facilities that contain both general office space and specialized space such as clean room assembly and electronic labs, biotechnology/life sciences labs and associated clean room facilities and technical equipment manufacturing facilities. Specialized spaces are extensively improved by tenants to include the addition of robust and redundant electrical distribution, above standard HVAC systems, clean room facilities, electronics assembly facilities, super-cold storage for biotechnology products and “wet-lab” research and testing areas. Specialized building improvements are made at costs which are many times greater than standard improvements to office space. As such, leases of our technology manufacturing properties are typically longer than standard commercial leases, with an average lease term of 11.1 years. Our tenants have generally funded capital improvements themselves. Tenant-installed improvements generally remain our property after termination of the lease. As many such improvements are readily adaptable for similar types of uses, we expect to benefit from these improvements by reducing our re-tenanting costs. We have historically had success in re-tenanting vacant manufacturing space with minimal additional tenant improvement expenditures by us.

Technology Office/Corporate Headquarters

Technology office/corporate headquarters buildings typically consist of general-purpose office and R&D/flex spaces in “tech-centric” markets. These properties often include facilities with extensive installed tenant improvements that are critical for the technology tenant’s business such as data centers, telecommunications, and electronics assembly and testing spaces. Properties are typically located in markets that are home to a variety of technology industry sectors and companies. The most attractive markets are characterized by an ample, well-educated technology workforce, proximity to major universities and a critical mass of technology industry firms active in the area. Metropolitan markets currently represented in our portfolio for headquarter assets include the San Francisco Bay area, Dallas, Denver and Boston.

We own approximately 1.3 million square feet of net rentable space in five properties that serve as regional or national headquarters facilities for technology industry tenants. Our corporate headquarters tenants include Comverse Technology, Carreker Software, Siemens Subscriber Networks and Stone & Webster.

BUSINESS AND PROPERTIES

Overview

We own, acquire, reposition and manage technology-related real estate. We target high quality, strategically located properties containing applications and operations critical to the day-to-day operations of technology industry tenants. Our tenant base is diversified within the technology industry and reflects a broad spectrum of regional, national and international tenants that are leaders in their respective areas. We operate as a real estate investment trust, or REIT, for federal income tax purposes.

Through our operating partnership, we own 24 properties and are under contract to acquire an additional two properties. These properties are located throughout the U.S., with one property located in London, England, and contain a total of approximately 6.4 million net rentable square feet. To facilitate research and development, technology transfer and recruitment of technology professionals, companies in the technology industry often cluster near major scientific research institutions, universities and government agencies, all of which drive demand for properties combining office, communications infrastructure and data center space. Our operations and acquisition activities are focused on a limited number of markets where technology tenants are concentrated, including the Atlanta, Boston, Dallas, Denver, Los Angeles, Miami, Minneapolis/St. Paul, New York, Philadelphia, Phoenix, Sacramento, San Francisco and Silicon Valley metropolitan areas. As of September 30, 2004, our portfolio, including the acquisition properties, was approximately 86.3% leased at an average annualized rent per leased square foot of $19.48.

Our senior management team and Executive Chairman have an average of over 23 years of experience in the technology or real estate industries, including experience as investors in, advisors to and founders of technology companies. Under our senior management team’s direction, we focus on technology industry facilities that are difficult to replicate and critical to the operations of tenants, which we believe to be the best long-term real estate investment opportunities. The property types within our focus include:

•	telecommunications infrastructure properties, which provide the infrastructure required by companies in the data, voice and wireless communications industries;

•	information technology, or IT, infrastructure properties, which provide the physical environment required for disaster recovery, IT outsourcing and collocation;

•	technology manufacturing properties, which contain highly specialized manufacturing environments for such purposes as disk drive manufacturing, semiconductor manufacturing and specialty pharmaceutical manufacturing; and

•	regional or national headquarters of technology companies that are located in our target markets.

Many of our properties have extensive tenant improvements that have been installed at our tenants’ expense. Unlike traditional office and flex/R&D space, the location of and improvements to our facilities are generally essential to our tenants’ businesses, which we believe results in high occupancy levels, long lease terms and low tenant turnover. Based on our experience, properties leased to tenants in the communications and information technology industries typically offer fully redundant electrical supply systems, multiple power feeds, above-standard electrical HVAC systems, raised floor areas to accommodate computer cables and below-floor cooling systems, extensive in-building communications cabling and high-level security systems, while properties leased to technology manufacturing companies typically offer fully redundant electrical supply systems, multiple power feeds, above-standard electrical HVAC systems, high-level security systems and clean room space. The tenant-installed improvements in our facilities are readily adaptable for use by similar tenants.

Our portfolio consists primarily of properties contributed to us by Global Innovation Partners, LLC, or GI Partners, in connection with our initial public offering in November 2004. GI Partners is a private equity fund that was formed to pursue investment opportunities that intersect the real estate and technology industries. GI Partners was formed in February 2001 after a competitive six-month selection process conducted by the

California Public Employee Retirement System, or CalPERS, the largest U.S. pension fund. Upon GI Partners’ selection, CalPERS provided a $500 million equity commitment to GI Partners to invest in technology-related real estate and technology operating businesses. In addition, CB Richard Ellis Investors, a subsidiary of CB Richard Ellis, or CBRE, the largest global real estate services firm, and members of GI Partners’ management provided a commitment of $26.3 million. Upon consummation of our initial public offering, GI Partners contributed substantially all of its technology-related real estate investments to our operating partnership. Thereafter, pursuant to our non-competition agreement with GI Partners, GI Partners manages its investments in other existing businesses, but does not, subject to limited exceptions, pursue new investments in technology-related real estate. CalPERS and CB Richard Ellis Investors, through their ownership of GI Partners, together have an approximate 44.8% common limited partner interest in our operating partnership, which would equal an approximate 44.0% beneficial interest in our common stock, on a fully diluted basis, and are valuable partners. See “—Our Competitive Strengths.”

We were formed in March 2004 by Digital Properties Holdings LLC. The sole members of Digital Properties Holdings are Richard A. Magnuson, the Executive Chairman of our board of directors, and Michael F. Foust, our Chief Executive Officer. In April 2004, Digital Properties Holdings sold its interest in us to GI Partners for $2,000. Currently, we have 30 employees. In addition, we engage CBRE and other experienced property management companies to provide on-site property management services. We intend to pay regular quarterly dividends to our stockholders. Substantially all of our business is conducted through Digital Realty Trust, L.P., our operating partnership.

Our Competitive Strengths

We believe we distinguish ourselves from other owners, acquirors and managers of technology-related real estate through our competitive strengths, which include:

•	High Quality Portfolio. Our portfolio contains state-of-the-art facilities with extensive tenant improvements. Based on current market rents and estimated costs to construct such properties and their improvements, we believe that they could not be replicated today on a cost-competitive basis. Many of the properties in our portfolio are located on major aggregation points formed by the physical presence of multiple major telecommunications service providers, which reduces our tenants’ costs and operational risks and increases the attractiveness of our buildings.

•	Presence in Key Markets. Our portfolio is primarily located in 14 major metropolitan areas, including the Boston, Dallas, Los Angeles, New York, Philadelphia, San Francisco and Silicon Valley metropolitan areas, and is diversified so that no one market represents more than 26.1% of the aggregate annualized rent of our portfolio as of September 30, 2004. We believe these markets are among the areas of major technology-related activities in the U.S. The following chart illustrates the geographic distribution of our tenants by annualized rent:

•	Long-Term Leases. We have long-term leases with stable cash flows. As of September 30, 2004, our average lease term was in excess of 12.4 years, with an average of 7.6 years remaining. Through 2007, leases representing only 6.4% of our net rentable square feet, or 6.6% of our aggregate annualized rent, are scheduled to expire. Moreover, through 2005, only 1.0% of our net rentable square feet is scheduled to expire.

•	Specialized Focus in Dynamic and Growing Industry. We focus solely on technology-related real estate because we believe that the growth in the technology industry will be superior to that of the overall economy. We believe that our specialized understanding of both real estate and technology gives us a significant competitive advantage over less specialized investors. We use our in-depth knowledge of the technology industry to identify strategically located properties, evaluate tenants’ creditworthiness and business models and assess the long-term value of in-place technical improvements.

•	Proven Acquisition Capability. Since 2002, we have acquired an aggregate of 24 technology-related real estate properties with 5.6 million net rentable square feet. We have also entered into contracts for the acquisition of two additional technology-related real estate properties with approximately 743,000 net rentable square feet. Our acquisition capability is driven by our broad network of contacts within a highly fragmented universe of sellers and brokers of technology-related real estate. We have developed detailed, standardized procedures for evaluating acquisitions to ensure that they meet our financial and other criteria, which allows us to efficiently evaluate investment opportunities and, as appropriate, commit and close quickly. More than half of our acquisitions were acquired before they were broadly marketed by real estate brokers. We intend to continue to acquire additional technology-related real estate as a key component of our growth strategy.

•	Experienced and Committed Management Team. Our senior management team, including our Executive Chairman, collectively have an average of over 23 years of experience in the technology or real estate industries, including experience as investors in, advisors to and founders of technology companies. We believe that our senior management team’s extensive knowledge of both the real estate and the technology industries provides us with a key competitive advantage. Our senior management team collectively owns an approximate 3.3% common equity interest in our company on a fully diluted basis, which aligns management’s interests with those of our stockholders.

•	Unique Sourcing Relationships. The members of our contributors hold a substantial indirect investment in our company, and accordingly, we anticipate that they will continue to play an active role in our future success. We expect that CBRE and other brokers will assist us with obtaining property deal flow that has not been widely marketed, and GI Partners’ private equity investment professionals will provide additional technology industry expertise and access to proprietary deal flow. In addition, we expect that CalPERS will provide us with introductions to potential sources of acquisitions and access to its technology industry experts and will be a potential source of co-investment capital.

Business and Growth Strategies

Our primary business objectives are to maximize sustainable long-term growth in earnings, funds from operations and cash flow per share and to maximize returns to our stockholders. Our business strategies to achieve these objectives are:

•	Capitalize on Acquisition Opportunities. We believe that acquisitions enable us to increase cash flow and create long-term stockholder value. Our relationships with technology tenants and real estate brokers who are dedicated to serving these tenants provide us with ongoing access to potential acquisitions and often enable us to avoid competitive bidding situations. Furthermore, technology-related real estate is specialized, which makes it more difficult for traditional real estate investors to understand and fosters reduced competition for acquisitions relative to other property types. We believe this dynamic creates an opportunity for us to obtain better risk-adjusted returns on our capital.

•	Maximize the Cash Flow of our Properties. We aggressively manage and lease our assets to increase their cash flow. We often acquire properties with substantial in-place cash flow and some vacancy, which enables us to create upside through lease-up. Our portfolio was approximately 86.3% leased as of September 30, 2004, leaving approximately 873,000 square feet of net rentable space available for lease-up. Moreover, many of our properties contain extensive in-place infrastructure or buildout which may result in higher rents when leased to tenants seeking these improvements. We have also implemented cost control measures by negotiating expense pass-through provisions in tenant leases for operating expenses and certain capital expenditures. Leases covering more than 95% of the leased net rentable square feet in our portfolio as of September 30, 2004 required tenants to pay all or a portion of increases in operating expenses, including real estate taxes, insurance, common area charges and other expenses.

•	Convert Improved Space to Collocation Use. We own approximately 184,000 net rentable square feet of data center space with extensive installed tenant improvements that is currently, or will shortly be, available for lease. Rather than leasing such space to large single tenants, we have and intend to continue to convert these spaces to multi-tenant collocation use, with each tenant averaging between 100 and 1,000 square feet of net rentable space. Multi-tenant collocation is a cost-effective solution for smaller tenants who cannot afford their own extensive infrastructure and security. Because we can provide such features, we are able to lease space to these smaller tenants at a significant premium to other uses.

•	Leverage Strong Industry Relationships. We use our strong industry relationships with national and regional technology intensive companies to comprehensively identify and respond to their real estate needs. Our leasing and sales professionals are real estate and technology industry specialists who can develop complex facility solutions for the most demanding technology tenants.

•	Use Capital Efficiently. We have and will continue to opportunistically sell assets. We believe that we can increase stockholder returns by effectively redeploying asset sales proceeds into new acquisition opportunities. Recently, data centers have been particularly attractive candidates for sale to owner/users, as the cost of acquisition is usually substantially lower than the construction of a new facility. We will seek such opportunities to realize profits and re-invest our capital.

Our Portfolio

The following table presents an overview of our portfolio of properties, including the acquisition properties, based on information as of September 30, 2004:

Property(1)	Metropolitan Area	Percent Ownership		Year Built/ Renovated	Net Rentable Square Feet(2)	Percent Leased	Annualized Rent(3)	Annualized Rent Per Leased Square Foot(4)	Annualized Net Effective Rent Per Leased Square Foot(5)
Telecommunications Infrastructure

200 Paul Avenue	San Francisco	100.0%		1955/1999&2001	532,238	82.9%	$10,817,714	$24.50	$28.02
Univision Tower	Dallas	100.0		1983	477,107	79.8	8,059,284	21.17	19.85
Carrier Center	Los Angeles	100.0		1922/1999	449,254	80.5	7,583,463	20.97	24.61
Camperdown House(6)	London, UK	100.0		1983/1999	63,233	100.0	4,016,624	63.52	63.52
1100 Space Park Drive	Silicon Valley	100.0		2001	167,951	46.6	3,520,547	45.01	52.35
36 Northeast Second Street	Miami	100.0		1927/1999	162,140	81.2	3,007,472	22.85	25.66
Burbank Data Center	Los Angeles	100.0		1991	82,911	100.0	1,373,106	16.56	18.41
VarTec Building	Dallas	100.0		1999	135,250	100.0	1,352,500	10.00	10.45

					2,070,084	80.9	39,730,710	23.72	25.82
Information Technology Infrastructure

Hudson Corporate Center	New York	100.0		1989/2000	311,950	88.7	6,911,301	24.98	24.46
833 Chestnut Street	Philadelphia	100.0	(7)	1927/1998	654,758	71.7(8)	6,558,540	13.97	14.92
Savvis Data Center	Silicon Valley	100.0		2000	300,000	100.0	5,580,000	18.60	22.09
Webb at LBJ	Dallas	100.0		1966/2000	365,449	89.0	4,484,570	13.79	14.95
AboveNet Data Center	Silicon Valley	100.0		1987/1999	179,489	97.1	4,291,595	24.63	35.63
NTT/Verio Premier Data Center	Silicon Valley	100.0		1982-83/ 2001	130,752	100.0	3,781,200	28.92	31.11
MAPP Building	Minneapolis/ St. Paul	100.0	(7)	1947/1999	88,134	100.0	1,339,637	15.20	16.78
Brea Data Center	Los Angeles	100.0		1981/2000	68,807	100.0	1,176,600	17.10	19.78
eBay Data Center	Sacramento	75.0	(9)	1983/2000	62,957	100.0	1,133,226	18.00	19.20
AT&T Web Hosting Facility	Atlanta	100.0		1998	250,191	50.0	1,098,036	8.78	10.59

					2,412,487	83.8	36,354,705	17.99	20.24
Technology Manufacturing

Ardenwood Corporate Park	Silicon Valley	100.0		1985-86	307,657	100.0	7,624,739	24.78	25.16
Maxtor Manufacturing Facility	Silicon Valley	100.0		1991 & 1997(10)	183,050	100.0	3,272,934	17.88	19.92
ASM Lithography Facility(11)	Phoenix	100.0		2002	113,405	100.0	2,549,165	22.48	25.52

					604,112	100.0	13,446,838	22.26	23.64
Technology Office/Corporate Headquarters

Comverse Technology Building	Boston	100.0		1957 & 1999(12)	388,000	99.7	5,891,393	15.22	16.14
100 Technology Center Drive	Boston	100.0		1989/2001	197,000	100.0	3,743,000	19.00	20.20
Granite Tower	Dallas	100.0		1999	240,151	95.5	3,431,956	14.97	15.08
Stanford Place II	Denver	98.0	(13)	1982	348,573	78.6	2,865,251	10.45	9.68
Siemens Building	Dallas	100.0		1999	125,538	100.0	1,917,505	15.27	17.57

					1,299,262	93.4	17,849,105	14.72	15.29

Portfolio Total/ Weighted Average					6,385,945	86.3%	$107,381,358	$19.48	$21.22

(1)	We have categorized the properties in our portfolio by their principal use based on annualized rent. However, many of our properties support multiple uses. Since September 30, 2004, we have leased approximately 50,000 additional square feet of net rentable space for a total annualized rent of approximately $1.0 million as of January 27, 2005. Rent abatements for these leases for the 12 months ending January 27, 2006 total approximately $214,000.
(2)	Net rentable square feet at a building represents the current square feet at that building under lease as specified in the lease agreements plus management’s estimate of space available for lease based on engineering drawings. Net rentable square feet includes tenants’ proportional share of common areas.

(3)	Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2004. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a full gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent. Total abatements for leases in effect as of September 30, 2004 for the 12 months ending September 30, 2005 were $739,346.
(4)	Annualized rent per leased square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(5)	For properties owned as of September 30, 2004, annualized net effective rent per leased square foot represents the contractual rent for leases in place as of September 30, 2004, calculated on a straight line basis from the date of acquisition by GI Partners or the date the lease commenced, if later. This amount is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a full gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent. This amount is further reduced by the annual amortization of any tenant improvement and leasing costs incurred by GI Partners for such leases, and is then divided by the net rentable square footage under lease as of the same date. For properties acquired or to be acquired after September 30, 2004, the same approach is used, except that the straight line rent calculation is as of the acquisition date or the projected acquisition date.
(6)	Rental amounts for Camperdown House were calculated based on the exchange rate in effect on September 30, 2004 of 1.8093 per £1.00.
(7)	Our operating partnership has entered into contracts to acquire these properties. While we believe that we will consummate these acquisitions, we cannot assure you that they will close because they remain subject to the completion of our due diligence and satisfaction of customary closing conditions.
(8)	An affiliate of the Thomas Jefferson University Hospital entered into an agreement to lease 28,503 square feet commencing May 1, 2005 for a term of ten years. Based on leases in place as of September 30, 2004, this new lease would increase the occupancy of the property to approximately 76%.
(9)	As of September 30, 2004, we owned a 75% tenancy-in-common interest in this property. On January 21, 2005, we purchased the remaining 25% interest in this property.
(10)	This property consists of two buildings: 1055 Page Avenue was built in 1991, and 47700 Kato Road was built in 1997.
(11)	We own the subsidiary that is party to a ground sublease covering this property. The term of the ground sublease expires on December 31, 2082. See “—Description of Our Portfolio—Technology Manufacturing Properties—ASM Lithography Facility.”
(12)	This property consists of two buildings: 100 Quannapowitt was built in 1999, and 200 Quannapowitt was built in 1957 and has subsequently been renovated.
(13)	We indirectly own a 98% interest in a subsidiary that holds the fee simple interest in this property. An unrelated third party holds the remaining 2% interest in this subsidiary. See “—Description of Our Portfolio—Technology Office/Corporate Headquarters Properties—Stanford Place II.”

Tenant Diversification

Our portfolio is currently leased to more than 165 companies, many of which are nationally recognized firms in the technology industry. The following table sets forth information regarding the 15 largest tenants in our portfolio based on annualized rent as of September 30, 2004:

Tenant	Property	Lease Expiration(1)	Total Leased Square Feet		Percentage of Portfolio Square Feet	Annualized Rent	Percentage of Portfolio Annualized Rent
Savvis Communications			588,359		9.2%	$12,853,485	12.0%
	Hudson Corporate Center	Sep. 2011	234,570		3.7	6,098,820	5.7
	Savvis Data Center(2)	Sep. 2015	300,000		4.7	5,580,000	5.2
	36 Northeast Second Street	Aug. 2009	23,805		0.4	609,928	0.6
	Univision Tower	Sep. 2009	19,613	(3)	0.3	363,525	0.3
	Univision Tower	Sep. 2009	10,371	(3)	0.1	201,212	0.2
Qwest Communications			343,383		5.4	9,195,206	8.6
	200 Paul Avenue	Aug. 2015	65,622		1.0	2,986,143	2.8
	36 Northeast Second Street	Jan. 2014	78,540		1.2	1,586,153	1.5
	Carrier Center	Jan. 2020	68,000		1.1	1,429,855	1.3
	Burbank Data Center	Jan. 2011	82,911		1.3	1,373,106	1.3
	200 Paul Avenue	Jun. 2009	24,205		0.4	917,363	0.8
	Univision Tower	Apr. 2008	20,135		0.3	635,595	0.6
	Carrier Center	Jul. 2005	310	(4)	0.0	165,450	0.2
	Univision Tower	Apr. 2008	3,650		0.1	81,412	0.1
	1100 Space Park Drive	Aug. 2011	10	(4)	0.0	20,129	0.0
Comverse Technology			367,033		5.7	5,592,548	5.2
	Comverse Building	Feb. 2011	166,109		2.6	2,989,962	2.8
	Comverse Building	Feb. 2011	199,033		3.1	2,582,258	2.4
	Comverse Building	Feb. 2011	1,891		0.0	20,328	0.0
Abgenix			131,386		2.1	4,925,265	4.6
	Ardenwood Corporate Park	Apr. 2011	73,887		1.2	3,341,135	3.1
	Ardenwood Corporate Park	Apr. 2011	33,499		0.5	648,000	0.6
	Ardenwood Corporate Park	Apr. 2011	24,000		0.4	936,130	0.9
Leslie & Godwin(5)(6)	Camperdown House	Dec. 2009	63,233		1.0	4,016,624	3.7 (7)
Verio, Inc.(8)	NTT/Verio Premier Data Center	May 2010	130,752		2.0	3,781,200	3.5
Stone & Webster, Inc.(9)	100 Technology Center Drive	Mar. 2013	197,000		3.1	3,743,000	3.5
AboveNet			131,556		2.1	3,499,536	3.3
	AboveNet Data Center	Nov. 2019	128,184		2.0	3,435,187	3.2
	Univision Tower	Apr. 2014	3,372		0.1	64,349	0.1
Maxtor Corporation	Maxtor Manufacturing Facility	Sep. 2011	183,050		2.9	3,272,934	3.0
SBC Communications	Webb at LBJ	Nov. 2010	141,663		2.2	2,773,762	2.6
Tycom Networks, Inc.	1100 Space Park Drive	Jun. 2016	59,289		0.9	2,721,041	2.5
ASM Lithography	ASM Lithography Facility	Feb. 2017	113,405		1.8	2,549,165	2.4
XO Communications			96,546		1.5	2,457,344	2.3
	200 Paul Avenue	Mar. 2015	64,907		1.0	1,852,634	1.7
	Carrier Center	Aug. 2015	29,000		0.5	467,981	0.4
	Univision Tower	Oct. 2008	2,559		0.0	92,171	0.1
	Carrier Center	Sep. 2010	80	(4)	0.0	44,558	0.1
Logitech			144,271		2.3	2,307,794	2.1
	Ardenwood Corporate Park	Mar. 2013	75,630		1.2	834,374	0.8
	Ardenwood Corporate Park	Mar. 2013	15,981		0.3	701,082	0.6
	Ardenwood Corporate Park	Mar. 2013	20,002		0.3	312,065	0.3
	Ardenwood Corporate Park	Mar. 2013	5,363		0.1	235,273	0.2
	Ardenwood Corporate Park	Mar. 2013	27,295		0.4	225,000	0.2
Equinix, Inc.	Carrier Center	Oct. 2015	129,254		2.0	2,257,142	2.1

Total			2,820,180		44.2%	$65,946,046	61.4%

(1)	Assumes the exercise of no renewal options and the exercise of all early termination options.
(2)	Microsoft Corporation subleases a portion of Savvis’ space in this building.
(3)	We negotiated an early termination of this lease for October 2004. In connection with the early termination, Savvis executed a new lease for 1,008 net rentable square feet of collocation space at Univision Tower for a 10-year term commencing October 2004 at an annualized rent of $384,000 for the first four years and then increases to $403,200 in years five through seven and $423,360 in years eight through ten.
(4)	Telecommunications collocation space.
(5)	Leslie & Godwin is a United Kingdom subsidiary of AON Corporation.
(6)	100% of the Camperdown House property is subleased by Level 3 Communications from Leslie & Godwin through December 2009. Leslie & Godwin remains liable to us for rents under its lease. Subject to a payment by Level 3 Communications, which we can waive, Level 3 Communications is obligated to take a further lease of this property for a term expiring in 2015, subject to one five-year extension option. Including the Camperdown House sublease, Level 3 Communications occupies a total of 104,676 square feet of net rentable space in our buildings.

(7)	Rental amounts for Camperdown House were calculated based on the exchange rate in effect on September 30, 2004 at $1.8093 per £1.00.
(8)	Verio, Inc. is a wholly owned subsidiary of Nippon Telegraph & Telephone.
(9)	Stone & Webster, Inc. is the primary operating unit of the Engineering, Construction and Maintenance segment of The Shaw Group Inc.

Lease Distribution

The following table sets forth information relating to the distribution of leases in the properties in our portfolio, based on net rentable square feet under lease as of September 30, 2004:

Square Feet Under Lease	Number of Leases	Percentage of All Leases	Total Leased Square Feet	Percentage of Portfolio Leased Square Feet	Annualized Rent	Percentage of Portfolio Annualized Rent
Available	—	—%	872,768	13.7%	$—	—%
2,500 or less	87	33.8	78,617	1.2	2,957,138	2.8
2,501-10,000	68	26.5	357,479	5.6	6,520,518	6.1
10,001-20,000	33	12.8	487,646	7.6	9,504,240	8.8
20,001-40,000	35	13.6	928,155	14.5	14,260,799	13.3
40,001-100,000	20	7.8	1,352,472	21.2	30,707,193	28.6
Greater than 100,000	14	5.5	2,308,808	36.2	43,431,470	40.4

Portfolio Total	257	100.0%	6,385,945	100.0%	$107,381,358	100.0%

Lease Expirations

The following table sets forth a summary schedule of the lease expirations for leases in place as of September 30, 2004 plus available space, for each of the ten full calendar years and the partial year beginning October 1, 2004, at the properties in our portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that tenants exercise no renewal options and all early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Portfolio Square Feet	Annualized Rent	Percentage of Portfolio Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration	Annualized Rent at Expiration
Available	—	872,768	13.7%	$—	—%	$—	$—	$—
2004	3	5,565	0.1	92,781	0.1	16.67	17.00	94,618
2005	21	59,386	0.9	1,172,255	1.1	19.74	21.53	1,278,597
2006	26	106,766	1.7	1,893,190	1.8	17.73	18.37	1,960,868
2007	26	235,516	3.7	3,900,933	3.6	16.56	18.42	4,339,141
2008	28	292,366	4.6	4,597,376	4.3	15.72	16.99	4,965,942
2009(1)	35	511,582	8.0	10,634,198	9.9	20.79	23.33	11,933,436
2010	25	777,126	12.1	13,823,361	12.9	17.79	20.49	15,923,104
2011	24	1,126,257	17.6	23,751,659	22.1	21.09	24.14	27,190,395
2012	7	42,673	0.7	889,453	0.8	20.84	23.30	994,171
2013	15	580,530	9.1	9,750,927	9.1	16.80	18.98	11,020,953
Thereafter(2)	47	1,775,410	27.8	36,875,225	34.3	20.77	29.38	52,160,087

Portfolio Total	257	6,385,945	100.0%	$107,381,358	100.0%	$19.48	$23.92	$131,861,312

(1)	Includes 29,984 square feet of net rentable space leased to Savvis Communications in the Univision Tower that we agreed to terminate as of October 2004. In connection with the early termination, Savvis executed a new lease for 1,008 net rentable square feet of collocation space at Univision Tower for a 10-year term commencing October 2004 at an annualized annual rent of $384,000 for the first four years and then increases to $403,200 in years five through seven and $423,360 in years eight through ten.
(2)	Includes 63,233 square feet of net rentable space in Camperdown House. Property is subleased by Level 3 Communications from Leslie & Godwin, a U.K. subsidiary of AON Corporation, through December 2009. Level 3 Communications has executed a lease that will commence upon expiration of the Leslie & Godwin lease and continue through December 2014. Leslie & Godwin remains liable to us for rents under its lease.

Historical Tenant Improvements and Leasing Commissions

The following table sets forth certain historical information regarding tenant improvement and leasing commission costs per square foot for tenants at the properties in our portfolio from the date of acquisition by GI Partners through September 30, 2004:

	Year Ended December 31,		Nine Months Ended September 30, 2004(3)	Annual Weighted Average 2002– September 30, 2004
	2002(1)	2003(2)
Expirations
Number of leases expired during year	7	18	8	12
Aggregate net rentable square footage of expiring leases	32,870	216,659	122,925	135,438
Renewals(4)
Number of leases/renewals	5	10	3	7
Square Feet	28,418	78,172	17,663	45,183
Tenant improvement costs per square foot(5)	$4.12	$1.83	$16.27	$4.40
Leasing commission costs per square foot(5)	5.08	6.09	7.08	6.00
Total tenant improvement and leasing commission costs per square foot(5)	$9.20	$7.92	$23.35	$10.40
New leases(6)
Number of leases	4	18	28	18
Square Feet	34,794	229,211	184,762	163,188
Tenant improvement costs per square foot(5)	$14.34	$2.27	$15.58	$8.69
Leasing commission costs per square foot(5)	12.37	12.55	11.98	12.30
Total tenant improvement and leasing commission costs per square foot(5)	$26.71	$14.82	$27.56	$20.99
Total
Number of leases	9	28	31	25
Square Feet	63,212	307,383	202,425	208,371
Tenant improvement costs per square foot(5)	$9.75	$2.16	$15.64	$7.76
Leasing commission costs per square foot(5)	9.09	10.91	11.55	10.93
Total tenant improvement and leasing commission costs per square foot(5)	$18.84	$13.07	$27.19	$18.69

(1)	Includes the following properties acquired in 2002: 36 Northeast Second Street (from January 2002); Univision Tower (from January 2002); Camperdown House (from July 2002); Hudson Corporate Center (from November 2002); and NTT/Verio Premier Data Center (from December 2002).
(2)	Includes the properties listed in footnote 1 above, and the following additional properties acquired in 2003: VarTec Building (from January 2003); Ardenwood Corporate Park (from January 2003); ASM Lithography Facility (from May 2003); AT&T Web Hosting Facility (from June 2003); Brea Data Center (from August 2003); Granite Tower (from September 2003); Maxtor Manufacturing Facility (from September 2003); and Stanford Place II (from October 2003).
(3)	Includes properties listed in footnotes 1 and 2 above and 100 Technology Center Drive (from February 2004), Siemens Building (from April 2004), Carrier Center (from May 2004), Savvis Data Center (from May 2004), Comverse Technologies Building (from June 2004), Webb at LBJ (from August 2004) and AboveNet Data Center (from September 2004).
(4)	Does not include retained tenants that have relocated to new space or expanded into new space.
(5)	Assumes all tenant improvement and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they were actually paid.
(6)	Includes retained tenants that have relocated or expanded into new space within our portfolio.

Historical Capital Expenditures

The following table sets forth certain information regarding historical recurring capital expenditures (excluding tenant improvements) at the properties in our portfolio from the date of acquisition by GI Partners through September 30, 2004:

	Year Ended December 31		Nine Months Ended September 30, 2004(4)	Annual Weighted Average 2002– September 30, 2004
	2002(1)(2)	2003(2)(3)
Recurring capital expenditures	$208,758	$388,636	$420,810
Total square feet at period end	1,145,182	2,792,266	4,796,996
Recurring capital expenditures per square foot	$0.18	$0.14	$0.09	$0.15

(1)	Includes the following properties acquired in 2002: 36 Northeast Second Street (from January 2002); Univision Tower (from January 2002); Camperdown House (from July 2002); Hudson Corporate Center (from November 2002); and NTT/Verio Premier Data Center (from December 2002).
(2)	Recurring capital expenditures for properties acquired during the period are annualized.
(3)	Includes the properties listed in footnote 1 above, and the following additional properties acquired in 2003: VarTec Building (from January 2003), Ardenwood Corporate Park (from January 2003); ASM Lithography Facility (from May 2003); AT&T Web Hosting Facility (from June 2003); Brea Data Center (from August 2003); Granite Tower (from September 2003); Maxtor Manufacturing Facility (from September 2003); and Stanford Place II (from October 2003).
(4)	Includes properties listed in footnotes 1 and 3 above and 100 Technology Center Drive (from February 2004), Siemens Building (from April 2004), Carrier Center (from May 2004), Savvis Data Center (from May 2004), Comverse Technologies Building (from June 2004), Webb at LBJ (from August 2004) and AboveNet Data Center (from September 2004).

For the years ended December 31, 2002 and 2003 and the nine months ended September 30, 2004, nonrecurring capital expenditures for our properties, primarily for Univision Tower, were $430,183, $765,587 and $571,113, respectively. Nonrecurring capital expenditures are discretionary and vary substantially from period to period, based on management’s view as to whether the incurrence of such expenses is merited by future income generation. Although we had no contractual commitments for the remainder of 2004 and currently have no contractual commitments for 2005, we expect nonrecurring capital expenditures at our properties will be approximately $1.3 million in 2005 due to the increase in size of our portfolio. We may spend additional amounts related to the build-out of unimproved space for collocation use, depending on tenant-demand; however, we currently have no commitments to do so.

Description of Our Portfolio

We own 24 properties and are under contract to acquire an additional two properties. These properties are located throughout the U.S., with one property located in London, England, and contain a total of approximately 6.4 million net rentable square feet. We are presenting additional data below for each property that comprises 10% or more of our total consolidated assets as of December 31, 2003 or that had gross revenues that amounted to 10% or more of our consolidated gross revenues for the year ended December 31, 2003.

Telecommunications Infrastructure Properties.    The following eight properties are occupied primarily by tenants that focus on telecommunications infrastructure services.

200 Paul Avenue, San Francisco, California

The 200 Paul Avenue property consists of 532,238 square feet of net rentable space in four buildings on a 7.35-acre site located approximately four miles south of downtown San Francisco. Two interconnected buildings totaling 405,254 square feet are dedicated to telecommunications network and data center use. Over 40 telecommunications carriers plus other hosting and Internet companies providers are located in the 200 Paul Avenue property, including SBC, Verizon, Qwest, Level 3, MCI, Cingular, AboveNet, Time Warner Telecom, Global Crossing, XO Communications and WilTel Communications. Most of these tenants and licensees have invested significant amounts of their own capital to improve their spaces for telecommunications use.

This aggregation of service providers in the 200 Paul Avenue property creates a cost effective operating environment for cross connections and passing traffic (voice, data and Internet) between networks without incurring costly local access charges. Both long-haul, backbone networks and local/regional metropolitan area networks operate in these buildings, all of whom have a point-of-presence in the building-managed collocation facility.

The facility offers tenants superior electrical and mechanical systems infrastructure, including abundant available electrical power and UPS/backup power generation, carrier-quality HVAC capacity and distribution, ample telecommunications and electrical riser and conduit capacity, and numerous telecommunications networks that provide service to, and interconnect within, the buildings. Both buildings comply with or exceed the city’s seismic criteria in effect at the time of the 1999 renovation. The annex building exceeds the seismic design criteria in effect at the time of the 2001 construction, an important attribute for mission-critical facilities in this part of the country.

The main 200 Paul Avenue building was constructed in phases starting in 1955 and completed in 1962. The large floor plates, high ceilings and robust concrete frame structure are ideal for telecommunications and data center use. This building was substantially re-developed in 1999 as a multi-tenant facility to house numerous carrier networks, its own collocation operations, web hosting and data center operations. The annex building was completed in 2001.

We acquired a fee simple interest in this property in connection with our initial public offering from San Francisco Wave eXchange, LLC, an unrelated third party.

As of September 30, 2004, the 200 Paul Avenue property was approximately 82.9% leased to 15 tenants, primarily in the telecommunications network business. The following table summarizes information regarding the primary tenants of the 200 Paul Avenue property as of September 30, 2004:

Tenant	Principal Nature of Business	Lease Expiration	Renewal Options	Total Leased Square Feet	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot
Qwest Communications	Telecommunications	Aug. 2015 Aug. 2015	2 x 5 yrs 2 x 5 yrs	89,827 65,622 24,205	16.9 12.3 4.6%	$3,903,506 2,986,143 917,363	36.1 27.6 8.5%	$43.46 45.51 37.90
XO Communications	Telecommunications	Mar. 2015	2 x 5 yrs	64,907	12.2	1,852,634	17.1	28.54
RCN Telecom Services of Ca., Inc.	Telecommunications	Aug. 2014	3 x 5 yrs	57,121	10.7	1,327,510	12.3	23.24
Williams Communications	Telecommunications	Jun. 2009	3 x 5 yrs	84,690	15.9	1,135,430	10.5	13.41

Total/Weighted Average				296,545	55.7%	$8,219,080	76.0%	$27.72

The following table sets forth the lease expirations for leases in place at the 200 Paul Avenue property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was eight years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	90,751	17.1%	$—	—%	$—	$—
2004	—	—	—	—	—	—	—
2005	1	10	—	29,504	0.3	2,950.36	3,038.87
2006	1	10	—	51,564	0.5	5,156.40	5,803.57
2007	—	—	—	—	—	—	—
2008	3	68,982	13.0	484,466	4.5	7.02	7.84
2009	4	132,720	24.9	2,308,239	21.3	17.39	19.64
2010	1	10	—	32,782	0.3	3,278.18	3,914.32
2011	—	—	—	—	—	—	—
2012	—	—	—	—	—	—	—
2013	—	—	—	—	—	—	—
Thereafter	6	239,755	45.0	7,911,159	73.1	33.00	44.53

Total/Weighted Average	16	532,238	100.0%	$10,817,714	100.0%	$24.50	$31.60

The following table sets forth the percentage leased, annualized rent per leased square foot and annualized net effective rent per leased square foot for the 200 Paul Avenue property as of the indicated date:

Date	Percent Leased	Annualized Rent Per Leased Square Foot	Annualized Net Effective Rent Per Leased Square Foot
September 30, 2004	82.9%	$24.50	$28.02

(1)	Because neither we nor GI Partners owned this property prior to 2004, we are unable to present information for years prior to 2004.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the 200 Paul Avenue property.

The 200 Paul Avenue property is subject to a $46.9 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

The current real estate tax rate for 200 Paul Avenue is $11.07 per $1,000 of assessed value. The total annual tax for 200 Paul Avenue at this rate for the 2003 tax year is $284,823 (at a taxable assessed value of $25,723,555). There were no direct assessments imposed on 200 Paul Avenue by the City and County of San Francisco for the 2003 tax year.

Univision Tower, Dallas, Texas

The Univision Tower is a 26-story, 477,107 square foot telecommunications carrier facility and office building located in downtown Dallas, Texas. Based on data from PriMetrica, Inc., we believe that the Dallas central business district, where this property is located, contains one of the largest aggregations of telecommunications carriers in the Southwest. The building is an important network site, located near both the SBC local central office and the regional AT&T long distance switch facility. Over 35 networks along with other collocation and web hosting providers, and over 70 service providers in total, are located in the building, including Verizon, AT&T, SBC, XO Communications, MCI, Telefonica, Qwest, Level 3 and Time Warner Communications. Most of these tenants have invested significant amounts of their own capital to improve their spaces for telecommunications use.

The aggregation of service providers in this building creates a cost effective operating environment for cross connections and passing traffic (voice, data and Internet) between networks without incurring costly local access charges. Both long-haul, backbone networks and local/regional metro area networks operate in the building, several of which have a point-of-presence in the building-managed collocation facility. In addition, the building contains the regional headquarters and production studios for Univision, the largest Spanish language television broadcaster in the United States.

The facility offers tenants superior electrical and mechanical systems infrastructure, including abundant available electrical power and UPS/backup power generation, telecommunications quality HVAC capacity and distribution, ample telecommunications and electrical riser and conduit capacity, and multiple telecommunications networks that provide service to, and interconnect within, the building. The building structure has been enhanced to accommodate heavier floor loads and power availability and distribution for the telecommunications/collocation tenants. Electric power is provided by two independent grids operated by TXU Energy, ensuring a high degree of availability to the building. This level of electrical service is a significant benefit for our telecommunications tenants, all of which are heavy power consumers.

The Univision Tower property was acquired by GI Partners in January 2002. We became the fee simple owner of this property upon consummation of our initial public offering.

As of September 30, 2004, the Univision Tower property was approximately 79.8% leased to 50 tenants. Approximately 72.8% of the property is leased to telecommunications service providers and to Univision. The balance of the tenancy represents typical office users ranging in size from a few thousand square feet up to a full floor (20,000 square feet). No single tenant occupies more than 5% of the square footage. The following table summarizes information regarding the primary tenants of the Univision Tower property as of September 30, 2004:

Tenant	Principal Nature of Business	Lease Expiration		Renewal Options	Total Leased Square Feet	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot
Qwest Communications	Telecommunications				23,785	5.0%	$717,007	8.9%	$30.15
		Apr. 2008		2 x 5 yrs	20,135	4.2	635,595	7.9	31.57
		Apr. 2008		None	3,650	0.8	81,412	1.0	22.30
LayerOne, Inc.	Telecommunications	Nov. 2015		3 x 5 yrs	16,557	3.5	656,396	8.2	39.64
Univision Television Group	Media/				35,917	7.5	640,324	7.9	17.83
	Telecommunications	Apr. 2017		2 x 5 yrs	20,254	4.2	357,976	4.4	17.67
		Apr. 2017		None	15,663	3.3	282,348	3.5	18.03
Savvis Communications	IT Services				29,984	6.3	564,737	7.0	18.83
		Sep. 2009	(1)	None	19,613	4.1	363,525	4.5	18.53
		Sep. 2009	(1)	1 x 5 yrs	10,371	2.2	201,212	2.5	19.40
Global Crossing	Telecommunications				33,467	7.0	560,658	7.0	16.75
		Feb. 2007		None	19,613	4.1	349,764	4.4	17.83
		Feb. 2007		1 x 5 yrs	11,904	2.5	181,276	2.2	15.23
		Feb. 2007		1 x 5 yrs	1,950	0.4	29,618	0.4	15.19

Total/Weighted Average					139,710	29.3%	$3,139,122	39.0%	$22.47

(1)	We negotiated an early termination of this lease for October 2004. In connection with the early termination, Savvis executed a new lease for 1,008 net rentable square feet of collocation space at Univision Tower for a 10-year term commencing October 2004 at an annualized rent of $384,000 for the first four years which then increases to $403,200 in years five through seven and $423,360 in years eight through ten.

The following table sets forth the lease expirations for leases in place at the Univision Tower property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 5.4 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	96,429	20.2	$—	—%	$—	$—
2004	—	—	—	—	—	—	—
2005	4	14,924	3.1	361,730	4.5	24.24	24.24
2006	8	17,629	3.7	383,545	4.8	21.76	21.79
2007	14	99,958	21.1	1,646,452	20.4	16.47	17.65
2008	13	64,359	13.5	1,647,494	20.5	25.60	26.53
2009(1)	9	59,872	12.6	1,406,363	17.5	23.49	34.57
2010	3	4,042	0.8	164,924	2.0	40.80	40.51
2011	4	4,971	1.0	138,421	1.7	27.85	50.55
2012	1	19,780	4.1	364,990	4.5	18.45	18.45
2013	2	30,114	6.3	366,237	4.5	12.16	16.71
Thereafter	9	65,029	13.6	1,579,128	19.6	24.28	26.76

Total/Weighted Average	67	477,107	100.0%	$8,059,284	100.0%	$21.17	$24.46

(1)	Includes the 29,984 square feet of net rentable space leased to Savvis Communications in the Univision Tower that we agreed to terminate as of October 2004.

The following table sets forth the percentage leased, annualized rent per leased square foot and annualized net effective rent per leased square foot for the Univision Tower property as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot	Annualized Net Effective Rent Per Leased Square Foot
September 30, 2004	79.8%	$21.17	$19.85
December 31, 2003	84.1	20.41	20.47
December 31, 2002(1)	82.2	19.86	21.03

(1)	Because neither we nor GI Partners owned this property prior to 2002, we are unable to present information for years prior to 2002.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Univision Tower property.

The Univision Tower is subject to a $58.0 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

The current real estate tax rate for the Univision Tower property is $29.76 per $1,000 of assessed value. The total annual tax for the Univision Tower property at this rate for the 2003 tax year is $1,637,023 (at a taxable assessed value of $55,012,340). There were no direct assessments imposed on the Univision Tower property by the City of Dallas for the 2003 tax year.

Carrier Center, Los Angeles, California

The Carrier Center property is a seven-story, 449,254 square foot telecommunications network carrier and data center facility located in downtown Los Angeles, California. Based on data from PriMetrica, Inc., we believe that the central business district of Los Angeles, where the Carrier Center property is located, contains one of the largest aggregations of telecommunications carriers on the West Coast. Over 25 carriers, collocation and web hosting providers are located in the building, including AT&T, SBC, XO Communications, Deutsche Telecom, Qwest, Level 3 Communications, and Equinix and its collocation customers. Most of these tenants have invested significant amounts of their own capital to improve their spaces for telecommunications use.

This aggregation of service providers in this building creates a cost effective operating environment for cross connections and passing traffic (voice, data and Internet) between networks without incurring costly local access charges. Both long haul, backbone networks and local/regional metropolitan area networks operate in the building, several of which have a point-of-presence in the building-managed collocation facility.

The facility offers tenants superior electrical and mechanical systems infrastructure, including abundant available electrical power and UPS/backup power generation, telecommunications quality HVAC capacity and distribution, ample telecommunications and electrical riser and conduit capacity, and multiple telecommunications networks that provide service to, and interconnect within, the building. The building has high seismic integrity, an important attribute for mission-critical facilities in California. Electrical power is provided by the Los Angeles Department of Water and Power, or DWP, a significant benefit for our tenants, all of which are heavy power consumers. DWP electricity rates have historically been lower than the regional utility and its track record for power availability is superior. DWP did not suffer the “brown-outs” of the recent past and potential tenants at the property consider DWP to be a significant factor in their site selection process.

The Carrier Center building was originally completed in 1922, with periodic refurbishments thereafter. Its large floor plates and robust concrete frame engineering made the structure ideal for adaptation to data center usage. The Carrier Center was substantially re-developed in 1999 by 360 Networks as a multi-tenant facility to house its own operations along with numerous other network collocation, web hosting and data center operations.

GI Partners acquired the property in May 2004. We became the fee simple owner upon exercise of our option to acquire this property in November 2004.

As of September 30, 2004, the Carrier Center property was approximately 80.5% leased to 19 tenants, primarily in the telecommunications network and collocation businesses. The following table summarizes information regarding the primary tenants of the Carrier Center property as of September 30, 2004:

Tenant	Principal Nature of Business	Lease Expiration	Renewal Options	Total Leased Square Feet		Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot
Equinix, Inc.	Data centers	Oct. 2015	2 x 5 yrs	129,254		28.8%	$2,257,142	29.8%	$17.46
Qwest Communications	Telecommunications			68,310		15.2	1,595,305	21.0	23.35
		Jan. 2020	2 x 5 yrs	68,000		15.1	1,429,855	18.8	21.03
		Jul. 2005	2 x 5 yrs	310	(1)	0.1	165,450	2.2	533.71
360 Networks (USA), Inc.	Web hosting and collocation			68,120		15.1	1,249,602	16.5	18.34
		Oct. 2007	4 x 5 yrs	68,000		15.1	1,184,712	15.6	17.42
		Oct. 2007	4 x 5 yrs	120	(1)	0.0	64,890	0.9	540.75

Total/Weighted Average				265,684	(1)	59.1%	$5,102,049	67.3%	$19.20

(1)	Indicates telecommunications collocation space.

The following table sets forth the lease expirations for leases in place at the Carrier Center property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 10.2 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	87,690	19.5%	$—	—%	$—	$—
2004	1	40	—	18,000	0.2	450.00	450.00
2005	3	383	0.1	193,197	2.5	504.43	619.96
2006	2	120	—	62,285	0.8	519.05	737.59
2007	2	68,120	15.2	1,249,602	16.6	18.34	20.53
2008	1	80	—	49,440	0.7	618.00	1,081.80
2009	1	40	—	24,000	0.3	600.00	701.91
2010	3	400	0.1	228,136	3.0	570.34	809.43
2011	1	4,750	1.1	52,058	0.7	10.96	13.83
2012	—	—	—	—	—	—	—
2013	1	6,552	1.5	116,611	1.5	17.80	16.45
Thereafter	10	281,079	62.5	5,590,134	73.7	19.89	29.74

Total/Weighted Average	25	449,254	100.0%	$7,583,463	100.0%	$20.97	$29.63

The following table sets forth the percentage leased, annualized rent per leased square foot and annualized net effective rent per leased square foot for the Carrier Center property as of the indicated date:

Date	Percent Leased	Annualized Rent Per Leased Square Foot	Annualized Net Effective Rent Per Leased Square Foot
September 30, 2004(1)	80.5%	$20.97	$24.61

(1)	Because neither we nor GI Partners owned this property prior to 2004, we are unable to present information for years prior to 2004.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Carrier Center property.

The Carrier Center property is subject to a $26.0 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

The current real estate tax rate for the Carrier Center property is $19.62 per $1,000 of assessed value. The total annual tax for the Carrier Center property at this rate for the 2003 tax year is $529,699 (at a taxable assessed value of $27,000,000). There were no direct assessments imposed on the Carrier Center property by the City of Los Angeles for the 2003 tax year.

Camperdown House, London, United Kingdom

The Camperdown House is a six-story building located in the insurance district in the City of London (Central London), containing a total of 63,233 square feet of net rentable space. In addition to its history as the center of the financial industry in the United Kingdom and Europe, the area where this building is located is a major aggregation point for telecommunications networks. The building is an important network collocation and switching facility for Level 3 Communications, where it interconnects its trans-Atlantic and European networks and distributes traffic to other carriers. Approximately 46,233 square feet is improved telecommunications/data center space featuring enhanced and redundant electrical capacity and backup power generation, specialized

HVAC systems, customized fire suppression equipment and raised data center flooring to accommodate cabling and air flow distribution. The remaining 17,000 square feet is utilized as office space for network engineers and administrative staff. The property was originally constructed in 1983 as an office building and was substantially re-developed by Level 3 in the late 1990’s. GI Partners acquired the Camperdown House property in July 2002. We became the fee simple owner of this property upon consummation of our initial public offering.

As of September 30, 2004, the Camperdown House was 100.0% leased to Leslie & Godwin, a United Kingdom subsidiary of the AON Corporation, at an annualized rent of $4,016,624, or $63.52 per leased square foot. The lease expires in December 2009 and has one five-year renewal option. Leslie & Godwin is no longer in occupation but still has an obligation to pay rent for the term of the lease. Leslie & Godwin has subleased its entire space to Level 3 Communications. Level 3 is obligated, subject to a payment which we can waive, to take a further lease of this property for a term expiring in 2015, subject to one five-year extension option. The annualized rent under this new lease will be $5,156,477, or $81.55 per leased square foot at commencement in December 2009 subject to annual increases of 3% commencing in December 2010. Annualized rents for the Camperdown House were calculated using the exchange rate in effect on September 30, 2004 of $1.8093 per £1.00.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Camperdown House property.

The Camperdown House is subject to a £14.4 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

The Camperdown House is currently owned by Asbury Park Holdings Limited (U.K.), a Jersey company. A transfer of Camperdown House by Asbury Park Holdings Limited could result in the imposition of a substantial tax in the United Kingdom. In order to avoid this tax, our operating partnership indirectly acquired 100% of the interests in Asbury Park Holdings Limited in connection with our initial public offering , and the Camperdown House property continues to be owned by Asbury Park Holdings Limited. Asbury Park Holdings Limited is presently classified as a corporation for United States federal income tax purposes, and the requirements for qualification as a REIT limit our ability to own stock of a corporation, subject to certain exceptions. One such exception relates to stock of a taxable REIT subsidiary. As a result, we and Asbury Park Holdings Limited plan to make an election for Asbury Park Holdings Limited to be treated as a taxable REIT subsidiary.

1100 Space Park Drive, Santa Clara, California (Silicon Valley metropolitan area)

The 1100 Space Park Drive property consists of 167,951 square feet of net rentable space in one three-story building on a 3.34-acre site strategically located near many of Santa Clara’s telecommunications network gateways, including SBC’s main central office, WilTel Communications, Qwest and Equinix. Built in 2001, the 1100 Space Park Drive structure consists of a cast-in-place concrete frame with concrete exterior walls. The building was specifically built to house telecommunications networks and data center operations and is therefore designed with many pre-installed features to allow tenants to quickly and economically install their improvements. We estimate that one tenant, Tyco Networks, invested over $20 million in improvements to its premises.

The Santa Clara location is attractive because it is in the heart of the Silicon Valley technology and telecommunications markets and because users benefit by using Silicon Valley Power for electrical service. Similar to DWP in Los Angeles, Silicon Valley Power is generally less expensive and more reliable than the regional utility. Silicon Valley Power is the local, municipal utility for the City of Santa Clara and has two separate substations and a major power generation plant situated within one-quarter mile of 1100 Space Park Drive.

There are nine telecommunications carriers located in the 1100 Space Park Drive property, including SBC, Verizon, Qwest, Tyco, and AT&T and another seven carriers have extensive fiber networks within two blocks of the property.

The aggregation of service providers at 1100 Space Park Drive creates a cost effective operating environment for cross connections and passing traffic (voice, data and Internet) between networks without incurring costly local access charges. Both long-haul, backbone networks and local/regional metropolitan area networks operate in the 1100 Space Park Drive property, all of whom have a point-of-presence in the building managed collocation facility.

The facility offers tenants superior electrical and mechanical systems infrastructure, including abundant available electrical power and UPS/backup power generation, carrier-quality HVAC capacity and distribution, ample telecommunications and electrical riser and conduit capacity, and numerous telecommunications networks that provide service to, and interconnect within, the building. The building exceeds the seismic design criteria in effect at the time of the 2001 construction, an important attribute for mission-critical facilities in California.

We acquired this property upon consummation of our initial public offering from Santa Clara Wave eXchange, LLC, an unrelated third party.

As of September 30, 2004, the 1100 Space Park Drive property was 46.6% leased to three telecommunications tenants and holds license agreements with another four carriers to occupy space in the building’s collocation space.

The following table sets forth the lease expirations for leases in place at the 1100 Space Park Drive property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 11.3 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	89,742	53.4%	$—	—%	$—	$—
2004	—	—	—	—	—	—	—
2005	—	—	—	—	—	—	—
2006	2	20	—	13,650	0.4	682.50	682.50
2007	—	—	—	—	—	—	—
2008	1	10	—	11,124	0.3	1,112.40	1,215.55
2009	—	—	—	—	—	—	—
2010	—	—	—	—	—	—	—
2011	2	14,045	8.4	646,656	18.4	46.04	58.27
2012	—	—	—	—	—	—	—
2013	—	—	—	—	—	—	—
Thereafter	2	64,134	38.2	2,849,117	80.9	44.42	60.97

Total/Weighted Average	7	167,951	100.0%	$3,520,547	100.0%	$45.01	$60.79

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the 1100 Space Park Drive property.

The 1100 Space Park Drive property is not subject to any debt. However, our ability to incur debt secured by the 1100 Space Park Drive property is limited by the terms of our unsecured credit facility, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

36 Northeast Second Street, Miami, Florida

The 36 Northeast Second Street property, a 162,140 square foot telecommunications network facility located in the Miami central business district is one of the most significant telecommunications properties in the region. This central business district location is the main aggregation point of various telecommunications carriers in South Florida and is the gateway to Central and South American networks. The seven-story, poured in place concrete building was originally constructed in 1927 as the central office for the predecessor to BellSouth and was completely re-developed in 1999 to meet the high engineering standards required for telecommunications and data center operations. The building shell is engineered to withstand severe weather conditions providing a secure environment for critical telecommunications network operations. The facility offers tenants superior electrical and mechanical systems infrastructure including abundant available electrical power and full uninterruptible power supply, or UPS/backup power generation, telecommunications quality HVAC capacity and distribution, ample telecommunications and electrical riser and conduit capacity, and multiple telecommunications networks that provide service to, and interconnect within, the building. In the aggregate, including tenants, customers of tenants, and services providers, over 60 carriers and ISPs are located in the building including over 25 carrier networks such as AT&T, Verizon, Qwest, BellSouth, Telefonica, Savvis and Level 3. Most of our tenants invest significant amounts of their own capital to improve their spaces for telecommunications use.

This aggregation of carriers in our building creates a cost effective operating environment for cross connections and passing traffic (voice, data and Internet) between networks without incurring costly local access charges. This property is strategically located for many service providers who either lease space directly from the building or are customers of our tenants. GI Partners acquired this facility in January 2002. We became the fee simple owner of the 36 Northeast Second Street property upon consummation of our initial public offering.

The 36 Northeast Second Street property is approximately 81.2% leased to seven tenants, the majority of which are telecommunications infrastructure network providers. The following table summarizes information regarding the primary tenants of the 36 Northeast Second Street property as of September 30, 2004:

Tenant	Principal Nature Of Business	Lease Expiration	Renewal Options	Total Leased Square Feet	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot
Qwest Communications	Telecommunications	Jan. 2014	2 x 5 yrs	78,540	48.4%	$1,586,153	52.7%	$20.20
Savvis Communications	IT Services	Aug. 2009	2 x 5 yrs	23,805	14.7	609,928	20.3	25.62
LayerOne Miami, Inc.	Telecommunications			17,545	10.8	421,685	14.0	24.03
		Nov. 2013	3 x 5 yrs	12,186	7.5	245,388	8.1	20.14
		Sep. 2011	3 x 5 yrs	5,359	3.3	176,297	5.9	32.90

Total/Weighted Average				119,890	73.9%	$2,617,766	87.0%	$21.83

The following table schedules the lease expirations for leases in place at the 36 Northeast Second Street property as of September 30, 2004 plus available space for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 8.3 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	30,528	18.8%	$—	—%	$—	$—
2004	—	—	—	—	—	—	—
2005	—	—	—	—	—	—	—
2006	—	—	—	—	—	—	—
2007	—	—	—	—	—	—	—
2008	—	—	—	—	—	—	—
2009	2	24,859	15.4	639,400	21.3	25.72	29.09
2010	—	—	—	—	—	—	—
2011	1	5,359	3.3	176,297	5.8	32.90	41.61
2012	1	5,226	3.2	215,909	7.2	41.31	52.34
2013	1	12,186	7.5	245,388	8.2	20.14	38.48
Thereafter	3	83,982	51.8	1,730,478	57.5	20.61	27.71

Total/Weighted Average	8	162,140	100.0%	$3,007,472	100.0%	$22.85	$30.51

The following table sets forth the percentage leased, annualized rent per leased square foot and annualized net effective rent per leased square foot for the 36 Northeast Second Street property as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot	Annualized Net Effective Rent Per Leased Square Foot
September 30, 2004	81.2%	$22.85	$25.66
December 31, 2003	95.7	21.63	24.86
December 31, 2002(1)	95.7	22.46	25.62

(1)	Because neither we nor GI Partners owned this property prior to 2002, we are unable to present information for years prior to 2002.

Other than normally recurring capital expenditures, we have no plans with respect to significant renovation, improvement or redevelopment of the 36 Northeast Second Street property.

The 36 Northeast Second Street property is one of the properties that secures the $155.0 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

The current real estate tax rate for the 36 Northeast Second Street property is $29.46 per $1,000 of assessed value. The total annual tax for the 36 Northeast Second Street property at this rate for the 2003 tax year is $291,779 (at a taxable assessed value of $9,903,002). There were no direct assessments imposed on the 36 Northeast Second Street property by the City of Miami for the 2003 tax year.

Burbank Data Center

The Burbank Data Center is an 82,911 square foot, two-story data center and telecommunications property located in Burbank, California. The property was built in 1991 and features 26,000 square feet of raised floor space. The property offers superior electrical and mechanical systems infrastructure, including abundant available electrical power and UPS/backup power generation, telecommunications quality HVAC capacity and distribution, ample telecommunications and electrical riser and conduit capacity, and multiple telecommunications networks that provide service to, and interconnect within, the building. In December 2004, we acquired a fee simple interest in this property from an unrelated third party.

The property is 100% leased to Qwest Communications through January 2011 at an annualized rent of $1,373,106, or $16.56 per leased square foot. There are two five-year renewal options. The facility serves as one of only eight Qwest CyberCenter facilities in North America handling voice, data, wireless and web hosting as part of Qwest’s national fiber optic network. We estimate that Qwest Communications has invested approximately $22 million to improve the property into a telecommunications/data center facility. The property is well located in the desirable Burbank, CA market and benefits from access to a large number of telecommunications service providers in the immediate area.

Other than normal recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Burbank Data Center.

Upon completion of this offering, the Burbank Data Center will not be subject to any debt. However our ability to incur debt secured by the Burbank Data Center will be limited by the terms of our unsecured credit facility, as described in “Management’s Discussion and Analysis Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

VarTec Building, Carrollton, Texas (Dallas metropolitan area)

The VarTec Building is a 135,250 square foot single story office property developed in 1999. Well-located in suburban Dallas, the building has an attractive brick and glass façade and features five distinct “pods,” each with its own common area and restrooms, that can be readily divided. This property was acquired by GI Partners in January 2003. We became the fee simple owner of this property upon consummation of our initial public offering.

The property is 100% leased to VarTec Telecom, Inc. through January 2014 at an annualized rent of $1,352,500, or $10.00 per leased square foot. There is one five-year renewal option. The company provides voice and data services to business and residential customers. The facility houses the network operations center that manages VarTec’s nationwide network, their corporate data center operations including customer billing, and administrative offices. VarTec Telecom filed for Chapter 11 bankruptcy protection on November 1, 2004. We are closely monitoring their status and we believe the VarTec Building provides a favorable opportunity for consolidation of their operations. VarTec is current in their rental obligations.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the VarTec Building.

The VarTec Building is one of three properties that secures a $43.0 million securitized first mortgage and a $22.0 million securitized mezzanine mortgage described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

Information Technology Infrastructure Properties.    The following ten properties are occupied primarily by tenants that focus on information technology infrastructure services.

Hudson Corporate Center, Weehawken, New Jersey (New York City metropolitan area)

The Hudson Corporate Center is a three-story, 311,950 square foot data center and back office facility located directly across the Hudson River from midtown Manhattan in Weehawken, New Jersey. This location is attractive to a wide variety of users as it is easily accessed via light rail and Hudson River ferries, and is adjacent to the Lincoln Tunnel. The New York City metropolitan location is the source of a large number of financial industry and other enterprise customers for our tenants, in addition to telecommunications collocation opportunities. The property was re-developed in 1989 as a back office bank operations center and was substantially improved to data center and telecommunications use in the late 1990’s. A large investment was made to improve the property by Exodus Communications, the predecessor to Savvis, and by Level 3 Communications, to satisfy their data center requirements. We estimate that existing tenants have invested over $100 million in this building and improvements. Improvements to the property include redundant power, extensive HVAC systems, backup UPS/generator power and specialized fire suppression systems. In addition, large flexible floor plates, high floor load capacity and ample floor-to-ceiling slab heights make the facility attractive to tenants such as Savvis and Level 3 Communications. A number of carrier networks serve the property providing attractive collocation opportunities. Carriers include Verizon, AT&T, MCI, Level 3, and ConEd Communications, a metropolitan area fiber network.

The property was acquired by GI Partners in November 2002. We became the fee simple owner of the Hudson Corporate Center property upon consummation of our initial public offering.

As of September 30, 2004, the Hudson Corporate Center property was 88.7% leased to three tenants in the telecommunications and IT services businesses, including Savvis’ web hosting and managed services operations and Level 3 Communications, which operates a telecommunications and collocation “gateway” at the facility. The following table summarizes information regarding the primary tenants of the Hudson Corporate Center property as of September 30, 2004:

Tenant	Principal Nature of Business	Lease Expiration	Renewal Options	Total Leased Square Feet	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot
Savvis Communications	IT services	Sep. 2011	2 x 7 yrs	234,570	75.2%	$6,098,820	88.3%	$26.00
Level 3 Communications	Telecommunications	Oct. 2013	1 x 5 yrs	38,017	12.2	754,579	10.9	19.85

Total/Weighted Average				272,587	87.4%	$6,853,399	99.2%	$25.14

The following table sets forth the lease expirations for leases in place at the Hudson Corporate Center property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 7.2 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	35,254	11.3%	$—	—%	$—	$—
2004	1	4,109	1.3	57,902	0.8	14.09	14.09
2005	—	—	—	—	—	—	—
2006	—	—	—	—	—	—	—
2007	—	—	—	—	—	—	—
2008	—	—	—	—	—	—	—
2009	—	—	—	—	—	—	—
2010	—	—	—	—	—	—	—
2011	1	234,570	75.2	6,098,820	88.3	26.00	26.00
2012	—	—	—	—	—	—	—
2013	1	38,017	12.2	754,579	10.9	19.85	21.85
Thereafter	—	—	—	—	—	—	—

Total/Weighted Average	3	311,950	100.0%	$6,911,301	100.0%	$24.98	$25.25

The following table sets forth the percentage leased, annualized rent per leased square foot and annualized net effective rent per leased square foot for the Hudson Corporate Center property as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot	Annualized Net Effective Rent Per Leased Square Foot
September 30, 2004	88.7%	$24.98	$24.46
December 31, 2003	88.7	22.43	24.58
December 31, 2002(1)	100.0	21.48	23.62

(1)	Because neither we nor GI Partners owned this property prior to 2002, we are unable to present information for years prior to 2002.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Hudson Corporate Center property.

Savvis has a right of first offer with respect to the sale of the underlying premises. This right will not be triggered by this offering or by a subsequent sale by us of the subsidiary that owns this property.

The Hudson Corporate Center property is one of the properties that secures the $155.0 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

The current real estate tax rate for the Hudson Corporate Center property is $30.58 per $1,000 of assessed value. The total annual tax for the Hudson Corporate Center property at this rate for the 2003 tax year is $1,541,232 (at a taxable assessed value of $50,400,000). There were no direct assessments imposed on the Hudson Corporate Center property by the City of Weehawken and Hudson County for the 2003 tax year.

833 Chestnut Street, Philadelphia, Pennsylvania

The 833 Chestnut Street property is a 15-story re-developed historic building with 654,758 net rentable square feet located in downtown Philadelphia, Pennsylvania. The property, originally constructed in 1927, was completely re-developed in 1998. The renovation included installing new elevators, extensive electrical and ventilation systems to accommodate data center users, and improvements to the lobbies and the exterior. We estimate that the cost of the renovation was approximately $42.0 million. The property also includes web hosting and corporate data backup operations that lease over 57,000 square feet of space that includes substantial data center improvements.

We are currently under contract to purchase a fee simple interest in this property from an unrelated third party for a purchase price of approximately $59.5 million. The acquisition of this property under the purchase agreement is subject to numerous closing conditions, including the satisfactory conclusion of our due diligence review during an inspection period ending on February 21, 2005. We expect to close on the purchase of this property in March, 2005. During the inspection period, we have the right to terminate the purchase agreement for any reason or for no reason.

We have committed to make total deposits of $1.0 million, $500,000 of which has been deposited and the remainder of which will be deposited within three business days of the expiration of the inspection period, pursuant to the terms of the purchase agreement. If we elect to terminate the purchase agreement after the end of the inspection period but prior to closing, the seller of this property will be entitled to receive the deposits (except under circumstances set forth in the purchase agreement). If we do not elect to terminate the purchase agreement on or before February 21, 2005, the deposits will be credited toward the purchase price of the property.

The property is served by several major telecommunications networks, making it an attractive location for potential data center users. In addition, it has direct access to major mass transit routes and a wide variety of retail amenities that appeal to potential office tenants. The site is located two blocks from the Thomas Jefferson University medical center, and affiliated medical groups are major tenants in the property.

As of September 30, 2004, the property was 71.7% leased to 14 tenants. Thomas Jefferson University, Health Partners of Philadelphia, Inc., Inflow, Inc., and the United States General Services Administration are among the property’s major tenants. The following table summarizes information regarding the primary tenants of the 833 Chestnut Street property as of September 30, 2004 based on rent roll information provided by the seller:

Tenant	Principal Nature Of Business	Lease Expiration		Renewal Options	Total Leased Square Feet	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot
Thomas Jefferson University Hospital(1)	Medical				157,204	24.0%	$2,255,064	34.4%	$14.34
		Jul. 2008		None	38,245	5.8	504,757	7.7	13.20
		Oct. 2010		None	18,568	2.8	265,766	4.1	14.31
		Dec. 2011		None	16,638	2.5	261,662	4.0	15.73
		Jul. 2008		None	15,708	2.4	231,519	3.5	14.74
		Feb. 2011		None	12,787	1.9	188,619	2.9	14.75
		Aug. 2009		None	12,132	1.9	185,610	2.8	15.30
		Jul. 2008		None	13,514	2.1	184,358	2.8	13.64
		Jun. 2012		None	7,693	1.2	112,150	1.7	14.58
		Nov. 2012		None	5,177	0.8	88,512	1.4	17.10
		Dec. 2008		None	6,437	1.0	87,464	1.3	13.59
		Nov. 2009		None	5,366	0.8	72,310	1.1	13.48
		Mar. 2008		None	2,427	0.4	32,713	0.5	13.48
		Feb. 2009		None	1,506	0.2	22,901	0.3	15.21
		Mar. 2012		None	1,006	0.2	16,723	0.3	16.62
Health Partners of Philadelphia, Inc.	Insurance				99,145	15.1	1,222,137	18.6	12.33
		Jan. 2009	(2)	2 x 5 yrs	55,229	8.4	676,199	10.3	12.24
		Jan. 2009	(2)	2 x 5 yrs	25,925	4.0	329,370	5.0	12.70
		Jan. 2009	(2)	2 x 5 yrs	11,351	1.7	185,063	2.8	16.30
		Jan. 2009	(2)	2 x 5 yrs	5,143	0.8	16,983	0.3	3.30
		Jan. 2009	(2)	2 x 5 yrs	1,497	0.2	14,522	0.2	9.70
General Services Administration	Government				56,286	8.6	913,798	13.9	16.23
		Jul. 2013	(3)	None	22,435	3.4	425,111	6.5	18.95
		Mar. 2014	(3)	None	22,902	3.5	300,883	4.6	13.14
		May. 2014	(3)	None	10,949	1.7	187,804	2.8	17.15
Inflow, Inc.	IT Services	Nov. 2010		2 x 5 yrs	40,555	6.2	678,175	10.4	16.72

Total/Weighted Average					353,190	53.9%	$5,069,174	77.3%	$14.35

(1)	Represents leases to various affiliates of the Thomas Jefferson University Hospital and Jefferson University Physicians. An affiliate of the Thomas Jefferson University Hospital entered into an agreement to lease 28,503 square feet commencing May 1, 2005 and expiring on April 30, 2015.
(2)	Health Partners has the right to terminate this lease at any time between February 1, 2006 and May 1, 2006. If it exercises this right, Health Partners will be required to pay us the unamortized costs of tenant improvements, leasing commissions, and certain other expenses.
(3)	General Services Administration has the right to terminate this lease at any time within five years prior to its expiration.

The following table sets forth the lease expirations for leases in place at the 833 Chestnut Street property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 6.8 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	185,368	28.3%	$—	—%	$—	$—
2004	—	—	—	—	—	—	—
2005	4	2,631	0.4	40,475	0.6	15.38	15.38
2006	—	—	—	—	—	—	—
2007	—	—	—	—	—	—	—
2008	5	76,331	11.7	1,040,812	15.9	13.64	13.64
2009	9	121,324	18.5	1,539,092	23.4	12.69	13.93
2010	2	59,123	9.0	943,941	14.4	15.97	19.92
2011	3	43,646	6.7	646,796	9.9	14.82	16.96
2012	4	14,483	2.2	225,770	3.4	15.59	18.40
2013	3	64,256	9.8	877,682	13.4	13.66	14.98
Thereafter	5	87,596	13.4	1,243,972	19.0	14.20	16.84

Total/Weighted Average	35	654,758	100.0%	$6,558,540	100.0%	$13.97	$15.75

The following table sets forth the percentage leased, annualized rent per leased square foot and annualized net effective rent per leased square foot for the 833 Chestnut Street property as of the indicated date.

Date	Percent Leased	Annualized Rent Per Leased Square Foot	Annualized Net Effective Rent Per Leased Square Foot
September 30, 2004	71.7%	$13.97	$14.92

Other than normal recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the 833 Chestnut Street property.

Upon completion of this offering, the 833 Chestnut Street property will not be subject to any debt. However our ability to incur debt secured by 833 Chestnut Street will be limited by the terms of our unsecured credit facility, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

The current real estate tax rate for the 833 Chestnut Street property is $0.08 per $1,000 of assessed value. The total annual tax for the 833 Chestnut Street property for the 2003 tax year is $277,670 (at a taxable assessed value of $3,360,000). There were no direct assessments imposed on the 833 Chestnut Street property by the city of Philadelphia for the 2003 tax year.

Savvis Data Center, Santa Clara, California (Silicon Valley metropolitan area)

The Savvis Data Center is a two building, 300,000 square foot data center facility located in Santa Clara, California. Built in 2000, the 2045 Lafayette and the 2055 Lafayette buildings are each 150,000 square foot, two-story steel frame structures with precast concrete exterior walls, featuring 135,000 square feet of raised floor space in each building. The property was built specifically for Exodus, the predecessor to Savvis, as a state-of-the-art data center. We estimate that Exodus invested approximately $150 million in the electrical systems, including high capacity, redundant service and UPS/generator systems, enhanced HVAC and fire suppression systems and robust security systems. The Santa Clara location is attractive because it is in the heart of the Silicon Valley technology and telecommunications markets and because users benefit by using Silicon

Valley Power for electrical service. Similar to DWP in Los Angeles, Silicon Valley Power is generally less expensive and more reliable than the regional utility. It is the local, municipal utility for Santa Clara, with a substation on site providing high quality power delivery that is important for data center users.

GI Partners purchased the property from the developer in May 2004. We became the fee simple owner of the Savvis Data Center property upon consummation of our initial public offering.

As of September 30, 2004, the Savvis Data Center property was 100.0% leased to Savvis Communications. Savvis is a leading company in the web hosting, network, and application services sector. Savvis subleases a portion of the facility to Microsoft Corporation, which uses the property as its primary Bay Area data center for customer-facing infrastructure. Microsoft has the ability to expand further in the facility.

The following table summarizes information regarding Savvis Communications and its lease as of September 30 2004:

Tenant	Principal Nature of Business	Lease Expiration	Renewal Options	Total Leased Square Feet	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Savvis Communications	IT Services	Sep. 2015	3 x 5 yrs	300,000	100.0%	$5,580,000	100.0%	$18.60	$25.20

The following table sets forth the percentage leased, annualized rent per leased square foot and annualized net effective rent per leased square foot for the Savvis Data Center property as of the indicated date:

Date	Percent Leased	Annualized Rent Per Leased Square Foot	Annualized Net Effective Rent Per Leased Square Foot
September 30, 2004(1)	100.0%	$18.60	$22.09

(1)	Because neither we nor GI Partners owned this property prior to 2004, we are unable to present information for years prior to 2004.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Savvis Data Center property.

The Savvis Data Center is not subject to any debt. However, our ability to incur debt secured by the Savvis Data Center is limited by the terms of our unsecured credit facility, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

The current real estate tax rate for the Savvis Data Center property is $10.93 per $1,000 of assessed value. The total annual tax for the Savvis Data Center property at this rate for the 2003 tax year is $398,768 (at a taxable assessed value of $26,474,299). There were no direct assessments imposed on the Savvis Data Center property by the City of Santa Clara for the 2003 tax year.

Webb at LBJ, Dallas, Texas

The Webb at LBJ building is a 365,449 square foot single story web hosting, telecommunications and office property. The property is very well located with immediate access and high visibility from the LBJ Freeway at Webb Chapel Road. In addition, the site is located near several major telecommunications networks, including SBC, MCI, AT&T, and T-Mobile. The property was originally developed as a retail center and was substantially re-developed for telecommunications and data center users in 1998-99. The major tenant at this building is SBC Communications. The T-Mobile wireless division of Deutsche Telecom, formerly Voicestream also leases approximately 30,000 square feet in the building. Both of these companies have made extensive improvements to their spaces with robust electrical service and UPS/generator back-up, extensive HVAC systems, and specialized fire suppression and security systems. This site is one of two national SBC web-hosting and managed services facilities for corporate customers and telecommunications collocation, with the other in Irvine, California. The T-Mobile facility is one of the primary wireless service switch facilities in North Texas. In addition, approximately 83,000 square feet of the property is leased to retail tenants.

As of September 30, 2004, the Webb at LBJ property was approximately 89.0% leased. SBC Communications leases 141,663 square feet of the property pursuant to a lease that expires in November 2010 and is subject to two five-year renewal options. Annualized rent under SBC Communications’ lease is $2,773,762, or $19.58 per leased square foot.

The following table sets forth the lease expirations for leases in place at the Webb at LBJ property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 6.2 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	40,216	11.0%	$—	—%	$—	$—
2004	—	—	—	—	—	—	—
2005	—	—	—	—	—	—	—
2006	—	—	—	—	—	—	—
2007	1	3,000	0.8	48,000	1.1	16.00	16.00
2008	—	—	—	—	—	—	—
2009	2	86,258	23.6	464,351	10.4	5.38	5.71
2010	2	175,629	48.1	3,154,181	70.3	17.96	18.42
2011	1	29,883	8.2	529,228	11.8	17.71	17.71
2012	—	—	—	—	—	—	—
2013	—	—	—	—	—	—	—
Thereafter	2	30,463	8.3	288,810	6.4	9.48	29.71

Total/Weighted Average	8	365,449	100.0%	$4,484,570	100.0%	$13.79	$16.02

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Webb at LBJ property.

The Webb at LBJ property is one of the properties that secures the $155.0 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

AboveNet Data Center, San Jose, California (Silicon Valley metropolitan area)

The AboveNet Data Center building is a 179,489 square foot facility, centrally located in downtown San Jose, California. The building contains a major web hosting and telecommunications collocation facility for AboveNet Communications, including over 65,000 square feet of data center and collocation facilities. The remainder of their space consists of extensively improved conference and training facilities and a network operations center. AboveNet provides its customers with web hosting, managed services and telecommunications network services. The central business district location is one of the densest aggregations of carriers on the West Coast making the property a desirable site for collocation and hosting businesses. Carriers serving the facility include SBC, MCI, AT&T, and MFN, which is AboveNet’s network.

This property was re-developed in 1999 for AboveNet’s data center occupancy. The facility was improved to provide superior electrical and mechanical systems infrastructure, including abundant available electrical power and specialized UPS/backup power generation, telecommunications quality HVAC capacity and distribution, ample telecommunications and electrical riser and conduit capacity, and multiple telecommunications networks that provide service to, and interconnect within, the building. Data center quality enhanced fire/life/safety systems and security systems were installed. The building structure has been enhanced to robust seismic specifications and to accommodate heavier floor loads and power availability and distribution for AboveNet and its customers. We estimate that AboveNet invested over $30 million in the improvements.

The property was acquired by GI Partners in September 2004. We became the fee simple owner of the AboveNet Data Center property upon consummation of our initial public offering.

As of September 30, 2004, the AboveNet Data Center property was approximately 97.1% leased to nine tenants. AboveNet, the primary tenant of this property, leases approximately 128,184 square feet at an annualized rent of $3,435,187, or $26.80 per square foot. AboveNet’s lease expires in November 2019 and is subject to two ten-year renewal options.

The following table sets forth the lease expirations for leases in place at the AboveNet Data Center property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 13.4 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	5,265	2.9%	$—	—%	$—	$—
2004	—	—	—	—	—	—	—
2005	1	9,650	5.4	223,766	5.3	23.19	23.19
2006	—	—	—	—	—	—	—
2007	1	904	0.5	20,880	0.5	23.10	23.10
2008	—	—	—	—	—	—	—
2009	—	—	—	—	—	—	—
2010	1	4,145	2.3	40,027	0.9	9.66	9.66
2011	2	3,094	1.7	107,869	2.5	34.86	40.56
2012	1	3,184	1.8	82,784	1.9	26.00	28.00
2013	—	—	—	—	—	—	—
Thereafter	3	153,247	85.4	3,816,269	88.9	24.90	44.59

Total/Weighted Average	9	179,489	100.0%	4,291,595	100.0%	$24.63	$42.08

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the AboveNet Data Center property.

The AboveNet Data Center is not subject to any debt. However, our ability to incur debt secured by the AboveNet Data Center is limited by the terms of our unsecured credit facility, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

NTT/Verio Premier Data Center, San Jose, California (Silicon Valley metropolitan area)

The NTT/Verio Premier Data Center is a two-story 130,752 square foot data center 100% leased to Verio, Inc., a wholly owned subsidiary of Nippon Telegraph & Telephone. The building was designed as one of Verio’s two “premier” data centers in the United States, into which the great majority of Verio’s customer operations for web hosting and collocation are being consolidated. In 2001, Verio completed significant improvements to the property, which we estimate cost over $60 million, to create a critical use data center infrastructure containing over 90,000 square feet of raised floor space, with substantial mission-critical infrastructure such as large electrical capacity and distribution, UPS/backup generator systems, robust HVAC systems and state-of-the-art fire suppression and security systems. In addition, the structure was significantly re-developed to meet very high seismic specifications. The property also serves as an important telecommunications node connecting NTT’s network to a major west coast Internet peering facility, also located in San Jose, California, a primary Internet peering and interconnection point on the West Coast. The property was acquired by GI Partners in December 2002. We became the fee simple owner of the NTT/Verio Data Center property upon consummation of our initial public offering.

Verio’s lease expires in May 2010 and is subject to three five-year renewal options. Annualized rent under the Verio lease is $3,781,200, or $28.92 per leased square foot. Verio has a right of first offer with respect to the sale of the underlying premises. This right will not be triggered by this offering or a subsequent sale by us of the subsidiary that owns this property.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the NTT/Verio Data Center property.

The NTT/Verio Data Center is one of three properties that secures a $43.0 million securitized first mortgage and a $22.0 million securitized mezzanine mortgage described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

MAPP Building, Minneapolis/St. Paul, Minnesota

The MAPP Building is an 88,134 square foot single-story property located in St. Paul, Minnesota. The property was built in 1947 and fully re-developed in 1999 for the current tenant operations. The building contains a data center facility, consisting of approximately 20,000 square feet of raised floor data center space and related infrastructure.

We are currently under contract to purchase a fee simple interest in this property from an unrelated third party for a purchase price of approximately $15.8 million. The acquisition of this property under the purchase agreement is subject to numerous closing conditions, including the satisfactory conclusion of our due diligence review during a feasibility period ending on February 3, 2005. We currently expect to close on the purchase of this property in February 2005. During the feasibility period, we have the right to terminate the purchase agreement for any reason or for no reason.

We have made a total deposit of $200,000 pursuant to the terms of the purchase agreement. If we elect to terminate the purchase agreement prior to February 3, 2005, we will be entitled to the return of our deposit, less any sums that the seller of this property is entitled to receive under the terms of the purchase agreement. If we do not elect to terminate the purchase agreement prior to February 3, 2005, the deposit will be credited toward the purchase price of the property.

The property is 100% leased to the Midwest Independent Transmission System Operator, Inc., or MISO, through December 2013 at an annualized rent of $1,339,637, or $15.20 per leased square foot. There is one five-year renewal option. MISO oversees the Mid-Continent Area Power Pool, or MAPP—the electrical power grid for much of the upper Midwest, Michigan, Ohio and parts of Canada. This facility is MISO’s main network operations center for power grid management.

Other than normal recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the MAPP Building.

The MAPP Building is subject to a $9.7 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

Brea Data Center, Brea, California (Los Angeles metropolitan area)

The Brea Data Center is a 68,807 square foot single story office building built in 1981 as a data center for Beckman Coulter Engineering. The building contains 30,000 square feet of data center space improved with redundant, robust infrastructure improvements including UPS and backup generators, enhanced HVAC systems, fire suppression and security systems. The remainder of the facility is improved for office use. The property was acquired by GI Partners in August 2003. We became the fee simple owner of the Brea Data Center property upon consummation of our initial public offering.

As of September 30, 2004, the Brea Data Center property was 100% leased to Systems Management Specialists, Inc., or SMS, which operates its IT outsourcing business in the facility. SMS manages business applications and other mission-critical operations for its customers. SMS was acquired in April 2004 by Infocrossing, a larger, publicly traded company, also focused on corporate enterprises and institutional customers. SMS made significant infrastructure improvements to the Brea Data Center in 2000, which we estimate to be over $10 million, improving the electrical and HVAC infrastructure in the facility. SMS’s lease expires in December 2014, and is subject to two five-year renewal options. The annualized rent under the SMS lease is $1,176,600, or $17.10 per leased square foot.

GI Partners made a significant equity investment in SMS in 2003 that was sold as part of the Infocrossing transaction in April 2004.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Brea Data Center property.

The Brea Data Center property is one of the properties that secures the $155.0 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

eBay Data Center, Rancho Cordova, California (Sacramento metropolitan area)

The eBay Data Center is a 62,957 square foot data center facility strategically located in Rancho Cordova, a technology-oriented suburb of Sacramento. Built in 1983, the building underwent significant improvements from 1999 to 2000, including its development as a data center for its current tenant, Sprint Communications Company. eBay, Inc. has been operating out of the facility for over five years under a web-hosting collocation agreement with Sprint, and has recently entered into a direct lease. The building includes approximately 30,000 square feet of data center space with raised floors. The property contains redundant UPS and backup generators, large electrical capacity, robust HVAC systems and state-of-the-art security systems and fire detection and suppression systems. Tenants benefit from redundant electrical feeds from the Sacramento Municipal Utility district.

As of September 30, 2004, we owned a 75% tenancy-in-common interest in the eBay Data Center property and an unrelated third party held the remaining 25% of the tenancy-in-common. On January 7, 2005, the third-party owner of the remaining 25% interest in this property exercised its option to require us to purchase its 25% interest. The purchase price for the remaining 25% interest was $4.7 million. The acquisition was consummated on January 21, 2005.

As of September 30, 2004, the eBay Data Center property was 100% leased to Sprint. Pursuant to leases entered into on June 1, 2004, the eBay Data Center property will be 100% leased by two tenants, eBay and

Sprint. eBay’s lease for 49,648 square feet, or 78.86% of the facility, which will expire on September 30, 2009. Annualized rent under eBay’s lease was $1,245,168, or $25.08 per square foot as of October 1, 2004. Sprint’s new lease for 13,309 square feet, or 21.14% of the facility, will expire on September 30, 2014. Annualized rent under Sprint’s new lease was approximately $234,771, or $17.64 per square foot as of October 1, 2004. Both leases are subject to three five-year extension options.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the eBay Data Center property.

The eBay Data Center property is subject to an $8.0 million secured bridge loan, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

AT&T Web Hosting Facility, Lithia Springs, Georgia (Atlanta metropolitan area)

The AT&T Web Hosting Facility is a 250,191 square foot building located in suburban Atlanta, Georgia. The building was constructed in 1998 as a warehouse distribution facility, and AT&T subsequently leased 50% of the building for its web hosting/managed services and collocation business. We estimate that AT&T invested over $50 million to improve 113,225 square feet of the space into a state-of-the-art data center for their web-based businesses and corporate data center customers. AT&T invested heavily in the electrical systems including redundant service and UPS/generator systems, enhanced HVAC and fire suppression systems, and robust security systems. The property benefits from its proximity to several telecommunications networks including AT&T, Savvis, and BellSouth. The property was acquired by GI Partners in June 2003. We became the fee simple owner of the AT&T Web Hosting Facility property upon consummation of our initial public offering.

As of September 30, 2004, the property was 50% leased to AT&T; the balance of the building consists of industrial warehouse space that is presently unoccupied. AT&T’s lease expires in March 2016 and has four five-year renewal options. The annualized rent under AT&T’s lease is $1,098,036, or $8.78 per leased square foot. AT&T has a right of first refusal with respect to the sale of the underlying premises. This right will not be triggered by this offering or by the subsequent sale by us of the subsidiary that owns this property.

We have begun certain ordinary course capital improvement projects in the vacant half of the building. We do not expect the costs of these improvements to be material.

The AT&T Web Hosting Facility property is subject to a mortgage loan, which totaled $8.8 million at September 30, 2004, described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

Technology Manufacturing Properties.    The following three properties are occupied primarily by tenants that focus on technology manufacturing.

Ardenwood Corporate Park, Fremont, California (Silicon Valley metropolitan area)

The Ardenwood Corporate Park property is a comprised of two one-story and one two-story office and biotechnology R&D buildings with a total of 307,657 square feet of net rentable space. Biotechnology labs, clean room, quality control and labeling facilities, cold storage space for biotechnology materials and administrative space occupies 131,386 square feet. The remaining 176,271 square feet is used as office space. GI Partners acquired this property in January 2003. We became the fee simple owner of the Ardenwood Corporate Park property upon consummation of our initial public offering.

As of September 30, 2004, the Ardenwood Corporate Park property was 100% leased by three tenants. Abgenix, a biopharmaceutical company focused on the research, development and manufacturing of therapeutic human antibodies, occupies a newly completed biotechnology lab and quality control facility. This facility operates as part of Abgenix’s corporate campus environment in conjunction with its corporate headquarters and manufacturing facility located adjacent to the facility. Logitech, a leading global manufacturer of personal computer hardware peripherals (e.g. keyboards, computer mice, web cameras, etc.), uses the property as its North American headquarters. Infosys Technologies, a global information technology services and consulting firm, uses the property as its Western United States headquarters.

The following table summarizes information regarding the primary tenants of the Ardenwood Corporate Park property as of September 30, 2004:

Tenant	Principal Nature of Business	Lease Expiration	Renewal Options	Total Leased Square Feet	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot
Abgenix	Biotech			131,386	42.7%	$4,925,265	64.6%	$37.49
		Apr. 2011	2 x 5 yrs	73,887	24.0	3,341,135	43.8	45.22
		Apr. 2011	2 x 5 yrs	24,000	7.8	648,000	8.5	27.00
		Apr. 2011	2 x 5 yrs	33,499	10.9	936,130	12.3	27.95

Logitech	Computer interface products			144,271	46.9	2,307,794	30.3	16.00
		Mar. 2013	1 x 5 yrs	75,630	24.6	834,374	10.9	11.03
		Mar. 2013	1 x 5 yrs	15,981	5.2	701,082	9.2	43.87
		Mar. 2013	1 x 5 yrs	20,002	6.5	312,065	4.1	15.60
		Mar. 2013	1 x 5 yrs	5,363	1.7	235,273	3.1	43.87
		Mar. 2013	1 x 5 yrs	27,295	8.9	225,000	3.0	8.24

Infosys		Jan. 2010	None	32,000	10.4	391,680	5.1	12.24

Total/Weighted Average				307,657	100.0%	$7,624,739	100%	$24.78

The following table sets forth the lease expirations for leases in place at the Ardenwood Corporate Park property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 7.3 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	—	—%	$—	—%	$—	$—
2004	—	—	—	—	—	—	—
2005	—	—	—	—	—	—	—
2006	—	—	—	—	—	—	—
2007	—	—	—	—	—	—	—
2008	—	—	—	—	—	—	—
2009	—	—	—	—	—	—	—
2010	1	32,000	10.4	391,680	5.1	12.24	13.66
2011	3	131,386	42.7	4,925,265	64.6	37.49	47.51
2012	—	—	—	—	—	—	—
2013	5	144,271	46.9	2,307,794	30.3	16.00	17.16
Thereafter	—	—	—	—	—	—	—

Total/Weighted Average	9	307,657	100.0%	$7,624,739	100.0%	$24.78	$29.76

The following table sets forth the percentage leased, annualized rent per leased square foot and annualized net effective rent per leased square foot for the Ardenwood Corporate Park property as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot	Annualized Net Effective Rent Per Leased Square Foot
September 30, 2004	100.0%	$24.78	$25.16
December 31, 2003(1)	80.7	26.84	29.48

(1)	Because neither we nor GI Partners owned this property prior to 2003, we are unable to present information for years prior to 2003.

Other than normally recurring capital expenditures and certain tenant improvements in connection with the Infosys lease, we have no plans with respect to significant renovation, improvement or redevelopment of the Ardenwood Corporate Park property.

The Ardenwood Corporate Park is one of three properties that secures a $43.0 million securitized first mortgage and a $22.0 million securitized mezzanine mortgage described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

The current real estate tax rate for the Ardenwood Corporate Park property is $10.88 per $1,000 of assessed value. The total annual tax for the Ardenwood Corporate Park property at this rate for the 2003 tax year is $364,171 (at a taxable assessed value of $33,480,874). In addition, there were $220,588 in various direct assessments imposed on the Ardenwood Corporate Park property by the City of Fremont for the 2003 tax year.

Maxtor Manufacturing Facility, Fremont, California (Silicon Valley metropolitan area)

The Maxtor Manufacturing property is a two-building, 183,050 square foot facility located in Fremont, California. The property contains 65,000 square feet of clean room manufacturing space with extensive tenant improvements, and was originally built as a computer disk manufacturing facility. The 1055 Page Avenue building (59,040 square feet) is a single-story office and light manufacturing facility built in 1991, and the 47700 Kato Road building (124,010 square feet) is a two-story steel frame with glass curtain wall clean room and office facility constructed in 1997. The building contains substantial electrical and HVAC improvements, and we estimate that over $100 million was invested by the previous owner to improve the property. GI Partners acquired the space vacant in September 2003 and simultaneously leased it to Maxtor Inc. for a term of eight years. We became the fee simple owner of the Maxtor Manufacturing property upon consummation of our initial public offering.

Maxtor Corporation leases 100.0% of the property. The term of Maxtor’s lease expires in September 2011 and is subject to one three-year extension option. Annualized rent under Maxtor’s lease is $3,272,934, or $17.88 per leased square foot.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Maxtor Manufacturing property.

The Maxtor Manufacturing property is subject to a mortgage loan, which totaled $18.0 million at September 30, 2004, described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

ASM Lithography Facility, Tempe, Arizona (Phoenix metropolitan area)

The ASM Lithography Facility is a 113,405 square foot two-story technical training and office facility for ASML US, Inc., the U.S. subsidiary of ASM Lithography Inc., one of the largest suppliers of lithography equipment to the semiconductor industry. The facility, which was completed in 2002 and has been improved with electrical and HVAC upgrades, contains an 11,200 square foot clean room environment for customer training with ASM Lithography’s photolithography equipment, which is used for wafer production in the computer chip industry.

The property is in the Arizona state-sponsored Arizona State University Research Park adjacent to ASM Lithography’s U.S. headquarters. The ASU Research Park is subject to a ground lease between the Arizona Board of Regents and Price-Elliot Research Park, Inc., a non-profit organization established by the State of Arizona. GI Partners acquired a ground sublease interest in the land on which the ASM Lithography facility is located from Price-Elliot Research Park, Inc. in May 2003. This ground sublease expires on December 31, 2082. The rent payment amount due annually through 2016 under the ground sublease is approximately $241,399. Thereafter, the rent increases every ten years as set forth in the sublease agreement. In addition, GI Partners is required under the ground sublease to be assessed and pay a municipal service fee to the City of Tempe to reimburse the City for the cost of providing municipal services to the ASU Research Park. We have the right to terminate this lease at any time during the first 30 years of the term, and thereafter upon every ten-year anniversary. We became the holder of this ground sublease upon consummation of our initial public offering.

As of September 30, 2004, the ASM Lithography Facility was 100.0% leased to ASM Lithography. ASM Lithography’s lease does not expire until February 2017 and is subject to two five-year renewal options. Annualized rent under ASM Lithography’s lease is $2,549,165, or $22.48 per leased square foot, and is guaranteed by ASM Lithography’s parent company.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the ASM Lithography Facility.

The ASM Lithography Facility is not subject to any debt. However, our ability to incur debt secured by the ASM Lithography Facility is limited by the terms of our unsecured credit facility, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

Technology Office/Corporate Headquarters Properties.    The following five properties are primarily leased as technology office/corporate headquarters.

Comverse Technology Building, Wakefield, Massachusetts (Boston metropolitan area)

The Comverse Technology Building is a two-building, 388,000 square foot facility located in Wakefield, Massachusetts. The property is well located on the Route 128 technology corridor with almost one-half mile of freeway frontage and access from two highway exits. The 168,000 square foot 100 Quannapowitt building is a four-story, suburban office facility built in 1999, consisting of a steel frame structure and concrete framing and exterior walls. The facility also includes a parking structure providing 455 parking spaces. The 220,000 square foot 200 Quannapowitt building, is a two-story, office and research and development facility built in 1957 with periodic upgrades, consisting of concrete frame and floors. The building was originally developed and served as the headquarters for American Mutual Insurance until the late 1980s.

As of September 30, 2004, the Comverse Technology Building was 99.7% leased. 94.6% of the property is leased to the Comverse business unit of Comverse Technology, Inc., a provider of enhanced telecommunications systems for major carriers such as Verizon and Verizon Wireless. The Comverse Technology Building serves as the division’s United States headquarters, providing sales and customer training labs, corporate data center, electronics and software testing and assembly facilities, and executive offices for the CEO and senior management of the division. This division is one of the largest business units within the parent company.

The property was purchased by GI Partners in June 2004. We became the fee simple owner of the Comverse Technology Building upon consummation of our initial public offering.

The following table summarizes information regarding the Comverse Technology lease as of September 30, 2004:

Tenant	Principal Nature Of Business	Lease Expiration	Renewal Options	Total Leased Square Feet	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot
Comverse Technology	Software			367,033	94.6%	$5,592,548	94.9%	$15.24
		Feb. 2011	2 x 5 yrs	166,109	42.8	2,989,962	50.8	18.00
		Feb. 2011	2 x 5 yrs	199,033	51.3	2,582,258	43.8	12.97
		Feb. 2011	2 x 5 yrs	1,891	0.5	20,328	0.3	10.75

The following table sets forth the lease expirations for leases in place at the Comverse Technology Building as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 6.1 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	1,044	0.3%	$—	—%	$—	$—
2004	—	—	—	—	—	—	—
2005	—	—	—	—	—	—	—
2006	1	19,923	5.1	298,845	5.1	15.00	15.00
2007	—	—	—	—	—	—	—
2008	—	—	—	—	—	—	—
2009	—	—	—	—	—	—	—
2010	—	—	—	—	—	—	—
2011	3	367,033	94.6	5,592,548	94.9	15.24	16.83
2012	—	—	—	—	—	—	—
2013	—	—	—	—	—	—	—
Thereafter	—	—	—	—	—	—	—

Total/Weighted Average	4	388,000	100.0%	$5,891,393	100.0%	$15.22	$16.73

The following table sets forth the percentage leased, annualized rent per leased square foot and annualized net effective rent per leased square foot for the Comverse Technology Building as of the indicated date:

Date	Percent Leased	Annualized Rent Per Leased Square Foot	Annualized Net Effective Rent Per Leased Square Foot
September 30, 2004(1)	99.7%	$15.22	$16.14

(1)	Because neither we nor GI Partners owned this property prior to 2004, we are unable to present information for years prior to 2004.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Comverse Technology Building.

The Comverse Technology Building is one of the properties that secures the $155.0 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

The current real estate tax rate for the Comverse Technology Building is $23.30 per $1,000 of assessed value. The total annual tax for the Comverse Technology Building at this rate for the 2003 tax year is $1,198,226 (at a taxable assessed value of $51,426,000). There were no direct assessments imposed on the Comverse Technology Building by the City of Wakefield for the 2003 tax year.

100 Technology Center Drive, Stoughton, Massachusetts (Boston metropolitan area)

The 100 Technology Center Drive property is a six-story 197,000 square foot office building with a brick and granite exterior located in Stoughton, Massachusetts. The property is well located in the Route 128 South suburban sub-market and was originally developed as the headquarters for Reebok.

The property is currently the regional headquarters for Stone & Webster, Inc., a primary operating division of The Shaw Group Inc., which guarantees the lease. Stone & Webster leases 100.0% of the property and operates its environmental and energy engineering and construction management services from this site. In addition, the facility is the primary corporate data center of Stone & Webster and a data back-up site for The Shaw Group. Stone & Webster’s lease expires in March 2013 and is subject to two five-year renewal options. Annualized rent under Stone & Webster’s lease is $3,743,000, or $19.00 per leased square foot. GI Partners acquired this property in February 2004. We became the fee simple owner of the 100 Technology Center Drive property upon consummation of our initial public offering.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the 100 Technology Center Drive property.

The 100 Technology Center Drive property is subject to a mortgage loan which totaled $20.0 million at September 30, 2004, described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

Granite Tower, Farmers Branch, Texas (Dallas metropolitan area)

The Granite Tower is a ten-story, 240,151 square foot office tower located in suburban Dallas, Texas. The property was developed in 1999 and represents one of the newest properties in its sub-market. The property also contains a four-story parking structure providing 900 parking spaces. The property is well located with high visibility and easy access from the LBJ Freeway and is less than five minutes from the Galleria sub-market. The Granite Tower property was acquired by GI Partners in September 2003. We became the fee simple owner of the Granite Tower property upon consummation of our initial public offering.

As of September 30, 2004, the Granite Tower property was 95.5% leased to 16 tenants operating in various businesses, including software services. The primary tenants are Home Interiors & Gifts, Inc. and Carreker Corp. Home Interiors leases 74,139 square feet under a lease that expires on January 2010. Annualized rent under Home Interiors’ lease is $1,092,067, or $14.73 per leased square foot. Monster Worldwide, Inc. subleases 43,661 square feet of net rentable space at the property from Home Interiors. USF Processors, Inc. sub-subleases 18,948 square feet of net rentable space at the property from Monster Worldwide, Inc. Carreker leases an aggregate of 72,433 square feet on three floors with terms expiring in May 2010 with two five-year renewal options. The annualized rent under these leases is an aggregate of $1,153,858, or $15.93 per leased square foot.

The following table sets forth the lease expirations for leases in place at the Granite Tower property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 4.6 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	10,852	4.5%	$—	—%	$—	$—
2004	—	—	—	—	—	—	—
2005	3	10,857	4.5	162,231	4.7	14.94	14.94
2006	7	35,007	14.6	557,391	16.2	15.92	15.92
2007	1	6,612	2.8	76,700	2.2	11.60	16.20
2008	2	16,054	6.7	191,171	5.6	11.91	15.20
2009	3	8,093	3.4	97,090	2.8	12.00	16.00
2010	4	146,572	61.0	2,245,925	65.5	15.32	15.83
2011	—	—	—	—	—	—	—
2012	—	—	—	—	—	—	—
2013	—	—	—	—	—	—	—
Thereafter	1	6,104	2.5	101,448	3.0	16.62	17.12

Total/Weighted Average	21	240,151	100.0%	$3,431,956	100.0%	$14.97	$15.81

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Granite Tower property.

The Granite Tower property is subject to a mortgage loan which totaled $21.6 million as of September 30, 2004, described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

Stanford Place II, Englewood, Colorado (Denver metropolitan area)

Stanford Place II is a 17-story, 348,573 square foot office building in the Denver Tech Center. The building and associated parking structure were developed in 1982 with the latest lobby and HVAC upgrades completed in 2003. The building is well located with exceptional highway (I-25 and I-225) and surface street access and ample covered parking. GI Partners acquired this property in October 2003. We became the owner of 98% of the entity that is the fee simple owner of the Stanford Place II property upon consummation of our initial public offering and an unrelated third party continues to hold the remaining 2% interest in the entity that owns this property. After we and our 2% joint venture partner receive a return of capital plus a 15% return on investment, our joint venture partner will be allocated a larger share of subsequent distributions.

As of September 30, 2004, the Stanford Place II property was 78.6% leased. The following table sets forth the lease expirations for leases in place at the Stanford Place II property as of September 30, 2004 plus available space, for each of the ten full and partial calendar years beginning October 1, 2004, assuming that tenants exercise no renewal options and all early termination options. As of September 30, 2004, the weighted average remaining lease term for this building was 4.6 years.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property Square Feet	Annualized Rent	Percentage of Property Annualized Rent	Annualized Rent Per Leased Square Foot	Annualized Rent Per Leased Square Foot at Expiration
Available	—	74,438	21.4%	$—	—%	$—	$—
2004	1	1,416	0.4	16,879	0.6	11.92	13.22
2005	5	20,931	6.0	161,353	5.6	7.71	10.63
2006	5	34,057	9.8	525,909	18.3	15.44	16.45
2007	7	56,922	16.3	859,299	30.0	15.10	17.58
2008	2	3,593	1.0	39,644	1.4	11.03	13.80
2009	4	15,183	4.3	139,039	4.9	9.16	11.61
2010	6	98,915	28.4	923,060	32.2	9.33	13.39
2011	1	21,559	6.2	191,660	6.7	8.89	11.89
2012	—	—	—	—	—	—	—
2013	—	—	—	—	—	—	—
Thereafter	1	21,559	6.2	8,408	0.3	0.39	17.89

Total/Weighted Average	32	348,573	100.0%	$2,865,251	100.0%	$10.45	$14.57

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Stanford Place II property.

The Stanford Place II property is subject to two secured notes which total of $26.0 million as of September 30, 2004, described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

Siemens Building, Farmers Branch, Texas (Dallas metropolitan area)

The Siemens Building is a two-story 125,538 square foot office building completed in 1999. The building, while presently 100.0% leased to Siemens Subscriber Networks, is readily divisible, consisting of three individual “pods” connected via two glass atrium lobbies. The property is well located adjacent to the desirable Galleria complex with easy access to the Dallas Toll Road and the LBJ Freeway. Siemens Subscriber Networks is an independent business unit of Siemens Information and Communication Networks, a division of Siemens AG. Siemens Subscriber Networks uses the property as its headquarters as well as one of its main research facilities. Siemens Subscriber Networks is a major provider of DSL modems and networking technology for major telecommunications carriers such as SBC. Siemens Subscriber Networks’ lease expires in May 2010 and is subject to two five-year renewal options. The annualized rent under the Siemens Subscriber Networks lease is $1,917,505, or $15.27 per leased square foot. GI Partners acquired the property in April 2004. We became the fee simple owner of the Siemens Building upon consummation of our initial public offering.

Other than normally recurring capital expenditures, we have no plans with respect to renovation, improvement or redevelopment of the Siemens Building.

The Siemens Building is one of the properties that secures the $155.0 million mortgage loan described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Provisions of Consolidated Indebtedness to be Outstanding After this Offering.”

Right of First Offer Properties

GI Partners owns interests in two technology-related properties which were not contributed to us in connection with our initial public offering. The first is a data center located in Englewood, Colorado (Denver metropolitan area) with 82,229 of net rentable square feet. GI Partners has informed us that effective November 15, 2004 Ameriquest Mortgage Company has entered into a lease for 100.0% of the net rentable square feet of this property that commences on February 1, 2005 for a term of seven years at an annualized net rent of approximately $1.5 million. The second is a 129,366 square foot vacant data center located in Frankfurt, Germany. We do not have an option to purchase either of these properties. However, we do have rights of first offer with respect to the sale of either of them by GI Partners. In January 2005, we commissioned an appraisal of the Englewood, Colorado property with a view towards negotiating the purchase of this property from GI Partners.

Depreciation

The following table sets forth for each property in our portfolio and component thereof upon which depreciation is taken, the (i) federal tax basis as of the consummation of the formation transactions in connection with our initial public offering, or with respect to the properties that we have acquired or will acquire subsequent to the consummation of our initial public offering, (ii) rate, (iii) method, and (iv) life claimed with respect to such property or component thereof for purposes of depreciation.

Property	Federal Tax Basis(1)	Rate	Method(2)	Life Claimed(2)
36 Northeast Second Street	$27,412,882	2.56%	Straight line	39 years
100 Technology Center Drive	34,987,814	2.56	Straight line	39 years
200 Paul Avenue	14,592,288	2.56	Straight line	39 years
833 Chestnut Street	53,800,000	2.56	Straight line	39 years
1100 Space Park Drive	27,077,854	2.56	Straight line	39 years
AboveNet Data Center	34,441,793	2.56	Straight line	39 years
Ardenwood Corporate Park	41,796,121	2.56	Straight line	39 years
ASM Lithography Facility	21,909,311	2.56	Straight line	39 years
AT&T Web Hosting Facility	12,050,479	2.56	Straight line	39 years
Brea Data Center	6,207,632	2.56	Straight line	39 years
Burbank Data Center	10,101,000	2.56	Straight line	39 years
Camperdown House	37,167,133	2.56	Straight line	39 years
Carrier Center	56,182,148	2.56	Straight line	39 years
Comverse Technology Building	45,458,349	2.56	Straight line	39 years
eBay Data Center	9,551,168	2.56	Straight line	39 years
Granite Tower	21,093,886	2.56	Straight line	39 years
Hudson Corporate Center	50,477,446	2.56	Straight line	39 years
MAPP Building	22,250,000	2.56	Straight line	39 years
Maxtor Manufacturing Facility	21,027,321	2.56	Straight line	39 years
NTT/Verio Premier Data Center	30,913,350	2.56	Straight line	39 years
Savvis Data Center	53,632,219	2.56	Straight line	39 years
Siemens Building	14,148,144	2.56	Straight line	39 years
Stanford Place II	40,383,405	2.56	Straight line	39 years
Univision Tower	91,122,401	2.56	Straight line	39 years
VarTec Building	10,431,686	2.56	Straight line	39 years
Webb at LBJ	39,898,970	2.56	Straight line	39 years

(1)	Upon the consummation of the formation transactions in connection with our initial public offering, the entity that owns Univision Tower terminated for tax purposes and the entity that owns Stanford Place II “technically terminated” for tax purposes under Section 708(b)(1)(B) of the Code. Consequently, under Section 168(i)(7) of the Code, each of these properties were treated as a newly acquired asset placed in service on the day following the consummation of the formation transactions, the federal tax basis of which will be depreciated over its claimed life. Federal tax basis numbers assume that 95% of the basis adjustments resulting from the formation transactions are allocated to the real property and 5% to land.
(2)	Unless otherwise noted, depreciation method and life claimed for each property and component thereof is determined by reference to the IRS-mandated method for depreciating assets placed into service after 1986, known as the Modified Accelerated Cost Recovery System.

In addition, we have an aggregate of approximately $2.0 million in additional tax basis of depreciable furniture, fixtures and equipment associated with the properties in our portfolio as of September 30, 2004. Depreciation on this furniture, fixtures and equipment is computed on the straight line and double declining balance methods over the claimed life of such property, which is either five or seven years.

Regulation

General

Office properties in our submarkets are subject to various laws, ordinances and regulations, including regulations relating to common areas. We believe that each of the initial properties has the necessary permits and approvals to operate its business.

Americans With Disabilities Act

Our properties must comply with Title III of the Americans with Disabilities Act, or ADA, to the extent that such properties are “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. We believe that the initial properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. However, noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one, and we will continue to assess our properties and to make alterations as appropriate in this respect.

Environmental Matters

Under various laws relating to the protection of the environment, a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances at that property, and may be required to investigate and clean up such contamination at that property or emanating from that property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the liability may be joint and several. Previous owners used some of our properties for industrial and retail purposes, so those properties may contain some level of environmental contamination. The presence of contamination or the failure to remediate contamination at our properties may expose us to third-party liability or materially adversely affect our ability to sell, lease or develop the real estate or to borrow using the real estate as collateral.

Some of the properties may contain asbestos-containing building materials. Environmental laws require that asbestos-containing building materials be properly managed and maintained, and may impose fines and penalties on building owners or operators for failure to comply with these requirements. These laws may also allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos-containing building materials.

In addition, some of our tenants, particularly those in the biotechnology and life sciences industry and those in the technology manufacturing industry, routinely handle hazardous substances and wastes as part of their operations at our properties. Environmental laws and regulations subject our tenants, and potentially us, to liability resulting from these activities or from previous industrial or retail uses of those properties. Environmental liabilities could also affect a tenant’s ability to make rental payments to us. We require our tenants to comply with these environmental laws and regulations and to indemnify us for any related liabilities.

Independent environmental consultants have conducted Phase I or similar environmental site assessments on all of the properties in our portfolio. Each of the site assessments has been either completed or updated since January 1, 2002, except 36 Northeast Second Street, Univision Tower and 833 Chestnut Street. Site assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. These assessments do not generally include soil samplings, subsurface investigations or an asbestos survey. None of the recent site assessments revealed any past or present environmental liability that we believe would have a material adverse effect on our business, assets or results of operations. However, the assessments may have failed to reveal all environmental conditions, liabilities or compliance concerns. Material environmental conditions, liabilities or compliance concerns may have arisen after the review was completed or may arise in the future; and future laws, ordinances or regulations may impose material additional environmental liability.

Insurance

We carry comprehensive liability, fire, extended coverage, earthquake, business interruption and rental loss insurance covering all of the properties in our portfolio under a blanket policy. We select policy specifications and insured limits which we believe to be appropriate given the relative risk of loss, the cost of the coverage and industry practice and, in the opinion of our company’s management, the properties in our portfolio are currently adequately insured. We do not carry insurance for generally uninsured losses such as loss from riots, war or nuclear reaction. In addition, we carry earthquake insurance on our properties in an amount and with deductibles which we believe are commercially reasonable. Certain of the properties in our portfolio will be located in areas known to be seismically active. See “Risk Factors—Risks Related to Our Business and Operations—Potential losses may not be covered by insurance.”

Competition

We compete with numerous developers, owners and operators of office and commercial real estate, many of which own properties similar to ours in the same submarkets in which our properties are located, but which have lower occupancy rates than our properties. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose potential tenants and we may be pressured to reduce our rental rates below those we currently charge in order to retain tenants when our tenants’ leases expire.

Employees

We currently employ 30 persons. None of these employees are represented by a labor union.

We have entered into an arrangement with a professional employer organization (PEO) pursuant to which the PEO provides personnel management services to us. The services are provided through a co-employment relationship between us and the PEO, under which all of our employees are treated as employed by both the PEO and us. The services and benefits provided by the PEO include payroll services, workers’ compensation insurance and certain employee benefits plan coverage. Our agreement with the PEO is terminable by either party upon 30 days’ prior written notice.

Offices

Our headquarters is located, in Menlo Park, California. Based on the anticipated growth of our company, we intend to relocate our corporate headquarters to a larger facility in the near future. In addition, we may add regional offices depending upon our future operational needs.

Legal Proceedings

In the ordinary course of our business, we are frequently subject to claims for negligence and other claims and administrative proceedings, none of which we believe would have a material adverse effect or are material.

MANAGEMENT

Directors and Executive Officers

Our board of directors consists of six members, including a majority of directors who are independent within the meaning of the NYSE listing standards. Pursuant to our charter, our directors are elected by our stockholders to serve until the next annual meeting and until their successors are duly elected and qualify. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Our Board of Directors.” The first annual meeting of our stockholders will be held in 2005. Subject to rights pursuant to any employment agreements, officers serve at the pleasure of our board of directors.

The following table sets forth certain information concerning the individuals who are our directors, executive officers and certain of our other senior officers upon completion of this offering:

Name	Age	Position
Richard A. Magnuson*	47	Executive Chairman of the Board
Michael F. Foust*	49	Chief Executive Officer and Director
Laurence A. Chapman	55	Director
Ruann F. Ernst, Ph.D.	58	Director
Kathleen Earley Reed	53	Director
Dennis E. Singleton	60	Director
A. William Stein*	51	Chief Financial Officer and Chief Investment Officer
Scott E. Peterson*	43	Senior Vice President, Acquisitions
John O. Wilson*	58	Executive Vice President, Technology Infrastructure

*	Denotes our named executive officers.

The following is a biographical summary of the experience of our directors, executive officers and certain other senior officers.

Richard A. Magnuson serves as Executive Chairman of our Board of Directors. Mr. Magnuson is a founder of, and has served as Chief Executive Officer of the advisor to, GI Partners since February 2001. Since November 1999, Mr. Magnuson has served as Executive Managing Director of CB Richard Ellis Investors, where he formed and continues to manage the investments and activities of GI Partners. From 1994 through 1999 Mr. Magnuson held various positions with Nomura Securities, most recently as Deputy Managing Director of their London based Principal Finance Group. From 1989 until 1994, Mr. Magnuson was a Director in the Investment Banking division of Merrill Lynch. From 1981 until 1986, Mr. Magnuson worked for Digital Research, the company that developed the personal computer operating system, and founded and sold InterActive Software, a software services company. Mr. Magnuson serves on the board of directors of NYSE-listed Glenborough Realty Trust, a REIT focused on multi-tenant office properties, where he is a member of the Audit Committee and is Chairman of the Nomination and Governance Committee. Mr. Magnuson is also a director of two private companies. Mr. Magnuson holds a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from Stanford University Graduate School of Business.

Michael F. Foust has served as our Chief Executive Officer and as a Director since our inception. Mr. Foust is a founder of, and has served as a managing director of the advisor to, GI Partners since February 2001. During his tenure at GI Partners, Mr. Foust directed technical property acquisitions and portfolio management. Mr. Foust has over 19 years of experience in institutional real estate investments and portfolio management. Prior to GI Partners, from 1999 to 2001, he was a senior director at CB Richard Ellis Investors. From 1995 to 1999, Mr. Foust was a senior vice president at CB Richard Ellis, where he managed regional asset services operations. During the period from 1985 to 1995, Mr. Foust held senior portfolio management and investment positions at UBS Asset Management, Karsten Realty Advisors, and Trammell Crow Company. Prior to his real estate career, from 1979 to 1985, Mr. Foust participated in the origination of two related, international telecommunications companies, Consortium Communications International and Progressive Systems Inc. The companies provided message switching and turn-key networks for multinational corporations. Mr. Foust received a Bachelor of Arts degree from Harvard University and a Master of Business Administration degree from Harvard Business School.

Laurence A. Chapman served as Senior Vice President and Chief Financial Officer of Goodrich Corp. from 1999 to 2000. Mr. Chapman served as Senior Vice President and Chief Financial Officer of Rohr, Inc., a $1.2 billion aerospace company, from 1994 until 1999, when Rohr, Inc. merged with Goodrich Corp. His responsibilities at both companies included accounting, treasury, tax, insurance, investor relations, financial planning and information technology functions. Prior to his service at Rohr, Inc., Mr. Chapman was employed at Westinghouse Electric Corporation from 1981 through 1994. From 1992 through 1994, Mr. Chapman was the Vice President and Treasurer of Westinghouse Electric Corporation where he was responsible for the financing activities of Westinghouse Electric Corporation and Westinghouse Credit Corp. His responsibilities included supervising corporate finance, cash and short-term funding, project finance, bank relations and international treasury. Mr. Chapman received a Bachelor of Commerce degree with Distinction from McGill University and a Master of Business Administration degree from Harvard Business School. Mr. Chapman has been designated chair of our audit committee and is a member of our nominating and corporate governance committee.

Ruann F. Ernst, Ph.D. served as Chief Executive Officer of Digital Island, Inc., an e-business delivery network company, from June 1998 through January 2002. Ms. Ernst was Chairperson of the Board of Digital Island from December 1999 through July 2001, when the company was acquired by Cable & Wireless, Plc. From 1988 through 1998, Ms. Ernst worked for Hewlett Packard Company, an electronics equipment and computer company, in various management positions, most recently as General Manager, Financial Services Business Unit. Since 1998, Ms. Ernst has served as a director of Advanced Fibre Communications, where she is a member of the audit, nominating and governance committees. Ms. Ernst is also a director of one private and two not-for-profit companies. Ms. Ernst received a Bachelor of Science, a Master of Science and a Ph.D. from The Ohio State University. Ms. Ernst is a member of our audit, compensation and nominating and corporate governance committees.

Kathleen Earley Reed was employed at AT&T Corporation from 1994 through September 2001. While at AT&T Corporation, Ms. Earley Reed served as Senior Vice President of Enterprise Networking and Chief Marketing Officer where she oversaw all AT&T Corporation business-related brand, image and advertising and marketing strategy. One of Ms. Earley Reed’s largest contributions was as President of AT&T Data & Internet Services, an $8 billion business unit that provided Internet Protocol (IP), web hosting, data and managed network services. Under her leadership, AT&T’s network became one of the largest Internet backbones in the industry. Prior to joining AT&T Corporation, Ms. Earley Reed was employed by IBM Corporation for 17 years with positions in sales, marketing, planning and strategy development. Ms. Earley Reed is currently a member of the board of directors of two publicly held companies, Vignette Corp. and Computer Network Technology Corp. Ms. Earley Reed received a Bachelor of Science degree and a Master of Business Administration degree, both from the University of California, Berkeley. Ms. Earley Reed has been designated chair of our nominating and corporate governance committee and is a member of our compensation committee.

Dennis E. Singleton was a founding partner of Spieker Partners, the predecessor of Spieker Properties, Inc., one of the largest owners and operators of commercial property on the west coast prior to its $7.2 billion acquisition by Equity Office Properties Trust in 2001. Mr. Singleton served as Chief Financial Officer and Director of Spieker Properties, Inc. from 1993 to 1995, Chief Investment Officer and Director from 1995 to 1997 and Vice Chairman and Director from 1998 to 2001. During his tenure, Mr. Singleton was involved in identifying and analyzing strategic portfolio acquisition and operating opportunities and oversaw the acquisition and development of more than 20 million square feet of commercial property. From 2001 to present, Mr. Singleton has managed personal investments in real estate. Mr. Singleton received a Bachelor of Science degree from Lehigh University and a Master of Business Administration degree from Harvard Business School. Mr. Singleton has been designated chair of our compensation committee and is a member of our audit committee.

A. William Stein joined GI Partners as a consultant in April 2004 and became our Chief Financial Officer and Chief Investment Officer in July 2004. Mr. Stein has over 20 years of investment, financial and operating management experience in both large company environments and small, rapidly growing companies. Prior to joining our company, Mr. Stein provided turnaround management advice to both public and private companies. From 2000 to 2001, Mr. Stein served as Co-Head of VentureBank@PNC and Media and Communications Finance at The PNC Financial Services Group where he was responsible for directing the delivery of PNC’s products and services to VentureBank’s high technology and emerging growth client base. Before joining PNC, Mr. Stein was President and Chief Operating Officer of TriNet Corporate Realty Trust, a $1.8 billion REIT that was acquired by Starwood Financial Trust (now called iStar Financial) in late 1999. Prior to being named President of TriNet, Mr. Stein was Executive Vice President, Chief Financial Officer and Secretary. TriNet’s portfolio consisted of office, industrial and retail properties throughout the U.S. Before joining TriNet in 1995, Mr. Stein held a number of senior investment and financial management positions with Westinghouse Electric, Westinghouse Financial Services and Duquesne Light Company. Mr. Stein practiced law for eight years, specializing in financial transactions and litigation. Mr. Stein received a Bachelor of Arts degree from Princeton University, a Juris Doctor degree from the University of Pittsburgh and a Master of Science degree with Distinction from the Graduate School of Industrial Administration at Carnegie Mellon University.

Scott E. Peterson is our Senior Vice President responsible for acquisition activities upon completion of this offering. Mr. Peterson has been a managing director of GI Partners since August 2002. While at GI Partners, Mr. Peterson was responsible for property acquisitions with an emphasis on technical properties. Mr. Peterson has over 17 years of real estate experience and was most recently a Senior Vice President with GIC Real Estate, the real estate investment entity for the Government of Singapore Investment Corporation, from May 1994 to August 2002. Previously, Mr. Peterson was active in investments, development and asset management with LaSalle Partners, a real estate services company and Trammell Crow Company, a real estate developer. Mr. Peterson received a Bachelor of Arts degree from Northwestern University, and a Master of Business Administration from Northwestern University.

John O. Wilson is Executive Vice President of our technology infrastructure assets upon completion of this offering. Mr. Wilson has 32 years of real estate investment and development experience including extensive experience owning and managing technology related real estate. Prior to his current position, Mr. Wilson served as President and CEO of the telecommunications assets of The Cambay Group, Inc., the principal U.S. real estate subsidiary of British Isles based Somerston Holdings Limited. From 1990 through 1998, Mr. Wilson served as Vice President and Director of Cambay. Mr. Wilson has also held real estate positions at such firms as Richard Ellis, Inc., The First National Bank of Chicago and Real Estate Research Corporation. Mr. Wilson served as an officer in the U.S. Navy and holds a Bachelor of Science degree from Georgetown University and a Master of Business Administration degree from The University of Michigan.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Under our bylaws, the composition of each committee must comply with the listing requirements and other rules and regulations of the New York Stock Exchange, as amended or modified from time to time. Each of these committees is comprised of three independent directors. Our bylaws define “independent director” by reference to the rules, regulations and listing qualifications of the New York Stock Exchange, or NYSE, which generally deem a director to be independent if the director has no relationship to us that may interfere with the exercise of the director’s independence from management and our company.

Audit Committee.    The audit committee helps ensure the integrity of our financial statements, the qualifications and independence of our independent auditor and the performance of our internal audit function and independent auditors. The audit committee selects, assists and meets with the independent auditor, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that federal securities laws require be included in our annual proxy statement. Mr. Chapman is chair and Ms. Ernst and Mr. Singleton are members of the audit committee.

Compensation Committee.    The compensation committee reviews and approves the compensation and benefits of our executive officers, administers and makes recommendations to our board of directors regarding our compensation and stock incentive plans, produces an annual report on executive compensation for inclusion in our proxy statement and publishes an annual committee report for our stockholders. Mr. Singleton is chair and Ms. Ernst and Ms. Earley Reed are members of the compensation committee.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee develops and recommends to our board of directors a set of corporate governance principles, adopts a code of ethics, adopts policies with respect to conflicts of interest, monitors our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE, establishes criteria for prospective members of our board of directors, conducts candidate searches and interviews, oversees and evaluates our board of directors and management, evaluates from time to time the appropriate size and composition of our board of directors and recommends, as appropriate, increases, decreases and changes in the composition of our board of directors and formally proposes the slate of directors to be elected at each annual meeting of our stockholders. Ms. Earley Reed is chair and Ms. Ernst and Mr. Chapman are members of the nominating and corporate governance committee.

Our board of directors may from time to time establish certain other committees to facilitate the management of our company.

Compensation of Directors

Each of our directors who is not an employee of our company or our subsidiaries receives an annual retainer of $20,000 for services as a director and receives a fee of $1,500 for each meeting attended in person and $500 for each meeting attended telephonically. Directors who serve on our audit, nominating and corporate governance and/or compensation committees receive a fee of $1,000 for each meeting attended in person or $500 for each meeting attended telephonically. Directors who serve as the Chair of one of our committees receive an additional annual retainer of $3,000. Directors who are employees of our company or our subsidiaries do not receive compensation for their services as directors.

Our 2004 incentive award plan provides for formula grants of long-term incentive units to non-employee directors. In connection with the consummation of our initial public offering, each non-employee director was issued 6,448 long-term incentive units. On the date of each annual meeting of stockholders at which each non-employee director is reelected to our board of directors, commencing with the third such meeting following our initial public offering, such non-employee director will receive an additional 1,612 long-term incentive units. Similarly, each non-employee director who is initially elected to our board of directors after this offering will receive 6,448 long-term incentive units on the date of such initial election and an additional 1,612 long-term incentive units on the date of each annual meeting of stockholders at which the non-employee director is reelected to our board of directors, commencing with the third such meeting. If a non-employee director does not qualify as an “accredited investor” within the meaning of the federal securities laws on the date of any grant of long-term incentive units, the director will not receive that grant of long-term incentive units, but will instead receive an equivalent number of fully vested shares of restricted stock at a per share purchase price equal to the par value of our common stock.

Executive Officer Compensation

Because we were only recently organized, meaningful individual compensation information is not available for prior periods. The following table sets forth the annual base salary and other compensation expected to be paid in 2004 to our chief executive officer and our other executive officers. We have entered into employment-related arrangements with these executive officers which became effective in connection with the consummation of our initial public offering.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Base Salary($)(1)	Bonus($)	Other Annual Compensation ($)	Long-Term Incentive Unit Awards($)(3)	Securities Underlying Options (#)	All Other Compensation($)
Richard A. Magnuson, Executive Chairman	2004	150,000	(2)	—	9,697,788	125,263	—
Michael F. Foust, Chief Executive Officer	2004	350,000	(2)	—	3,297,252	125,263	—
A. William Stein, Chief Financial Officer and Chief Investment Officer	2004	290,000	(2)	—	1,697,112	80,815	—
Scott E. Peterson, Senior Vice President, Acquisitions	2004	250,000	(2)	—	1,260,708	80,815	—
John O. Wilson, Executive Vice President, Technology Infrastructure	2004	250,000	(2)	—	—	50,000	—

(1)	Amounts given are annualized projections for the year ending December 31, 2004 based on employment agreements which became effective in connection with our initial public offering. See “—Employment Agreements.”
(2)	Under the terms of Mr. Magnuson’s Executive Chairman agreement, Mr. Magnuson will be eligible to receive an annual performance-based bonus with an initial target and maximum level equal to 100% and 150% of annual base compensation, respectively. Under the terms of Mr. Foust’s, Mr. Stein’s, Mr. Peterson’s and Mr. Wilson’s employment agreements, these executives will be eligible to receive annual performance-based bonuses with initial target and maximum levels equal to 50% and 75% of base salary, respectively.
(3)	In connection with the consummation of our initial public offering, Messrs. Magnuson, Foust, Stein and Peterson were granted 808,149, 274,771, 141,426 and 105,059, respectively, vested long-term incentive units pursuant to our incentive award plan. These long-term incentive units will not be transferable for a period of three years from the date of grant and will receive the same quarterly per unit distributions as common units in our operating partnership, which equal per share distributions on our common stock. Initially, long-term incentive units will not have full parity with common units with respect to liquidating distributions. Upon the occurrence of specified events, long-term incentive units may over time achieve full parity with common units in our operating partnership for all purposes, and therefore accrete to an economic value equivalent to our common stock on a one-for-one basis. If such parity is reached, long-term incentive units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership. However, there are circumstances under which the long-term incentive units will not achieve full parity with common units of our operating partnership. Until and unless such parity is reached, the value that a holder will realize for a given number of long-term incentive units will be less than the value of an equal number of shares of our common stock.

Option Grants in 2004

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in 2004	Exercise Price per Common Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
					5%	10%
Richard A. Magnuson, Executive Chairman	125,263	13.5%	$12.00	10/28/14	$945,327	$2,395,644
Michael F. Foust, Chief Executive Officer	125,263	13.5	12.00	10/28/14	945,327	2,395,644
A. William Stein, Chief Financial Officer and Chief Investment Officer	80,815	8.7	12.00	10/28/14	609,889	1,545,580
Scott E. Peterson, Senior Vice President, Acquisitions	80,815	8.7	12.00	10/28/14	609,889	1,545,580
John O. Wilson, Executive Vice President, Technology Infrastructure	50,000	5.4	13.02	12/16/14	409,410	1,037,526

2004 Incentive Award Plan

We have adopted the 2004 Incentive Award Plan of Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. The incentive award plan provides for the grant of incentive awards to our and their employees, directors and consultants (and our and their respective subsidiaries). Awards issuable under the incentive award plan include stock options, restricted stock, dividend equivalents, stock appreciation rights, long-term incentive units, cash performance bonuses and other incentive awards. Only our employees and employees of our qualifying subsidiaries are eligible to receive incentive stock options under the incentive award plan. We have reserved a total of 4,474,102 shares of our common stock for issuance pursuant to the incentive award plan, subject to certain adjustments set forth in the plan. Each long-term incentive unit issued under the incentive award plan will count as one share of stock for purposes of calculating the limit on shares that may be issued under the plan and the individual award limit discussed below.

With respect to stock option grants and other awards granted to our independent directors, the plan will be administered by our board. With respect to all other awards, the plan will be administered by our compensation committee or another committee designated by our board. Each member of the committee that administers the plan will be both a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code. The incentive award plan provides that the plan administrator has the authority to designate recipients of awards and to determine the terms and provisions of awards, including the exercise or purchase price, expiration date, vesting schedule and terms of exercise.

The incentive award plan provides that the maximum number of shares which may be subject to awards granted any individual during any calendar year will not exceed 1,118,526 shares. However, this limit will not apply until the earliest of the first material modification of the plan, the issuance of all of the shares reserved for issuance under the plan, the expiration of the plan, or the first meeting of our stockholders at which directors are to be elected that occurs more than three years after November 3, 2004.

The exercise price of nonqualified stock options and incentive stock options granted under the incentive award plan must be at least 85% and 100%, respectively, of the fair market value of our common stock on the date of grant. Incentive stock options granted to optionees who own more than 10% of our outstanding common stock on the date of grant must have an exercise price that is at least 110% of fair market value of our common stock on the grant date. Stock options granted under the incentive award plan will expire no later than ten years after the date of grant, or five years after the date of grant with respect to incentive stock options granted to individuals who own more than 10% of our outstanding common stock on the grant date. The purchase price, if any, of other incentive awards will be determined by the plan administrator.

The incentive award plan also provides for the issuance of restricted stock awards and other incentive awards to eligible individuals. Restricted stock awards will generally be subject to such transferability and vesting restrictions as the plan administrator shall determine. With respect to other incentive awards under the plan, such as stock appreciation rights, performance-based awards, dividend equivalents, stock payments and other stock-based awards, the plan administrator will determine the terms and conditions of such awards, including the purchase or exercise price, if any, of such awards, vesting and other exercisability conditions, and whether the awards will be based on specified performance criteria.

Long-term incentive units may be issued to eligible participants for the performance of services to or for the benefit of our operating partnership. Long-term incentive units, whether vested or not, will receive the same quarterly per unit distributions as common units in our operating partnership, which equal per share distributions on our common stock. Initially, long-term incentive units will not have full parity with common units with respect to liquidating distributions. Upon the occurrence of specified events, long-term incentive units may over time achieve full parity with common units in our operating partnership for all purposes, and therefore accrete to an economic value for participants equivalent to our common stock on a one-for-one basis. If such parity is reached, vested long-term incentive units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership. Holders of common units in our operating partnership may elect to redeem their units for cash or, at our election, an equivalent number of shares of our common stock, at any time beginning after January 3, 2006. However, there are circumstances under which the long-term incentive units will not achieve full parity with common units of our operating partnership. Until and unless such parity is reached, the value that a participant will realize for a given number of vested long-term incentive units will be less than the value of an equal number of shares of our common stock. In connection with the consummation of our initial public offering, we caused our operating partnership to issue an aggregate of 1,490,561 long-term incentive units to our officers.

Cash performance bonuses payable under the incentive award plan may be based on the attainment of performance goals that are established by the plan administrator and relate to one or more performance criteria described in the plan. Cash performance bonuses paid to certain of our employees must be based upon objectively determinable bonus formulas established in accordance with the plan, and the maximum bonus payable to any such individual with respect to any fiscal year may not exceed $2,000,000.

The incentive award plan provides for formula grants of long-term incentive units to our independent directors. In connection with the consummation of our initial public offering, each independent director who is an accredited investor was granted 6,448 long-term incentive units. Commencing with the third annual meeting of stockholders following November 3, 2004, such independent director will receive 1,612 long-term incentive units on the date of each annual meeting of stockholders at which the independent director is reelected to the board. Similarly, each independent director who is initially elected to the board after November 3, 2004 will receive 6,448 long-term incentive units on the date of such initial election and, commencing with the third annual meeting of stockholders following such initial election, 1,612 long-term incentive units on the date of each annual meeting of stockholders at which the independent director is reelected to the board. If a non-employee director does not qualify as an “accredited investor” within the meaning of the federal securities laws on the date of any grant of long-term incentive units, the director will not receive that grant of long-term incentive units, but will instead receive an equivalent number of fully vested shares of restricted stock at a per share purchase price equal to the par value of our common stock.

In the event of certain corporate transactions and changes in our corporate structure or capitalization, the plan administrator may make appropriate adjustments to (i) the aggregate number and type of shares issuable under the incentive award plan, (ii) the terms and conditions of any outstanding awards, including the number and type of shares issuable thereunder, and (iii) the grant or exercise price of each outstanding award. In addition, in the event of a change in control (as defined in the plan), each outstanding award which is not converted, assumed or replaced by the successor corporation will become exercisable in full. The plan administrator also has the authority under the incentive award plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards. If a change in control occurs and outstanding awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the change in control such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse.

With the approval of our board, the plan administrator may at any time terminate, amend or modify the incentive award plan, provided that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, we must obtain stockholder approval of any amendment in such a manner and to such a degree as required, and without the approval of our stockholders, no amendment may increase the maximum number of shares issuable under the incentive award plan, permit the plan administrator to grant options with an exercise price that is below the fair market value on the date of grant, or permit the plan administrator to extend the exercise period for an option beyond ten years from the date of grant. In addition, no stock option may be amended to reduce the exercise price of the shares subject thereto below the exercise price on the date on which the stock option is granted, and, subject to the plan’s adjustment provisions, no stock option may be granted in connection with the cancellation or surrender of any stock option having a higher per share exercise price. Any termination, amendment or modification of the incentive award plan which materially adversely affects any outstanding award requires the prior written consent of the affected holder. The incentive award plan will terminate on the earlier of the expiration of ten years from the date that it is adopted by our board or the expiration of ten years from the date it is approved by our stockholders. No award may be granted under the plan after its termination, but awards that are outstanding at such time will remain in effect. The incentive award plan became effective as of October 24, 2004.

The incentive award plan provides that no participant in the plan will be permitted to acquire, or will have any right to acquire, shares thereunder if such acquisition would be prohibited by the stock ownership limits contained in our charter or would impair our status as a REIT.

On December 16, 2004, we filed with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of common stock issuable under the incentive award plan.

Employment Agreements

We have entered into employment agreements, effective as of October 27, 2004, with Messrs. Foust, Stein and Peterson. We have also entered into an employment agreement with Mr. Wilson which became effective on November 3, 2004. The employment agreements provide for Mr. Foust to serve as our Chief Executive Officer, Mr. Stein to serve as our Chief Financial Officer and Chief Investment Officer, Mr. Peterson to serve as our Senior Vice President, Acquisitions and Mr. Wilson to serve as our Executive Vice President, Technology Infrastructure.

The employment agreements with Messrs. Foust and Stein have a term ending on November 3, 2006. The employment agreements with Messrs. Peterson and Wilson provide that their employment with us is “at-will” and may be terminated by either the executive or us upon 30 days’ advance written notice.

The employment agreements provide for (i) an annual base salary of $350,000 for Mr. Foust, $290,000 for Mr. Stein, $250,000 for Mr. Peterson and $250,000 for Mr. Wilson, subject to increase in accordance with our policies as in effect from time to time, (ii) eligibility for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance goals established in accordance with the terms of such plan, and (iii) medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executives. Each executive’s target and maximum annual bonus will initially be 50% and 75%, respectively, of his base salary. With respect to Messrs. Foust and Stein, these bonus provisions will apply until the earliest to occur of (i) the first material modification of the bonus plan (within the meaning of Section 162(m) of the Code), (ii) the expiration of the bonus plan, (iii) our first annual stockholders meeting that occurs after the close of the third calendar year following the calendar year in which our initial public offering occurs, or (iv) such other date required by Section 162(m) of the Code. Pursuant to the employment agreements, we have issued to each of Messrs. Foust, Stein and Peterson that number of long-term incentive units of our operating partnership which is equal to 17%, 8.75% and 6.5%, respectively, of a management pool consisting of 1,616,299 units. Pursuant to the grant agreements, these long-term incentive units are not be transferable for a period of three years from the date of grant and receive the same quarterly per unit distributions as common units in our operating partnership, which equal per share distributions on our common stock. Initially, long-term incentive units do not have full parity with common units with respect to liquidating distributions. Upon the occurrence of specified events, long-term incentive units may over time achieve full parity with common units in our operating partnership for all purposes, and therefore accrete to an economic value equivalent to our common stock on a one-for-one basis. If such parity is reached, long-term incentive units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership. However, there are circumstances under which the long-term incentive units will not achieve full parity with common units of our operating partnership. Until and unless such parity is reached, the value that a holder will realize for a given number of long-term incentive units will be less than the value of an equal number of shares of our common stock. The long-term incentive units were issued to each executive as part of his compensation for services rendered to or for the benefit of our operating partnership. In addition, in connection with the consummation of our initial public offering, each of Messrs. Foust, Stein and Peterson was granted an incentive stock option to purchase that number of shares of our common stock which is equal to 15.5%, 10.0% and 10.0%, respectively, of a management pool consisting of 808,149 options. The options were issued to each executive in his capacity as an employee of the REIT or its subsidiary corporations. The per share exercise price of such options is equal to $12.00. Subject to the executive’s continued employment with us, the options will vest in equal annual installments of 25% on each of the first four anniversaries of the date of grant. In the event of a change in control of our company, the options will vest in full. The long-term incentive units and the stock options were awarded under our incentive award plan.

The employment agreements also provide that if an executive’s employment is terminated by us without “cause” or, in the case of Messrs. Foust and Stein, by the executive for “good reason” (each as defined in the employment agreements), then, subject to the executive’s execution and non-revocation of a general release of claims, the executive will be entitled to receive a lump-sum severance payment in an amount equal to 100% (in the case of Messrs. Foust and Stein) or 50% (in the case of Messrs. Peterson and Wilson) of the sum of his then current annual base salary plus target annual bonus. If, however, such termination occurs within one year after a change in control of our company or within the six month period immediately preceding a change in control in connection with the change in control, the amount of the executive’s severance payment will be equal to 200% (in the case of Messrs. Foust and Stein) or 100% (in the case of Messrs. Peterson and Wilson) of the sum of his then current annual base salary and target annual bonus (or if greater, the executive’s annual bonus for the preceding year). In addition, in such event, all outstanding stock options and other equity-based awards held by the executive will become fully vested and exercisable on the later to occur of the termination of employment or the change in control. The executive will not be entitled to any such payment or benefit if the termination of his employment results from his disability or death. Mr. Foust’s and Mr. Stein’s employment agreements provide that if their employment is terminated by us within the six months prior to, or twelve months after, a change in control, the termination will be presumed to be without cause.

In the event that Mr. Foust or Mr. Stein voluntarily terminates his employment without good reason prior to the end of the employment term, the employment agreement provides that we may elect to retain him as a consultant for a period ending not later than the earlier of the first anniversary of his termination of employment or November 3, 2006. Under this arrangement, the executive is obligated to perform up to 10 hours of consulting services per month and we pay him a consulting fee in an amount equal to the base salary that he would have received for the consulting period had he remained employed by us. Subject to the executive’s compliance with the confidentiality, non-solicitation and non-compete covenants discussed below, the consulting fee is payable in full in a lump-sum upon completion of the consulting period.

Messrs. Foust and Stein are each entitled to an additional tax gross-up payment under their employment agreement if any amounts paid or payable to the executive would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The employment agreements also contain standard confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of the executive’s employment and for a one year period thereafter (six months in the case of Messrs. Peterson and Wilson) or, in the case of Messrs. Foust and Stein, for the duration of the consulting period, if later. In addition, Messrs. Foust’s and Stein’s employment agreements provide that they generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of their employment with us or the period during which they are providing consulting services to us. This covenant will not prohibit Messrs. Foust or Stein from making investments in which they own less than a 9.5% beneficial interest and have no active management role and, under limited circumstances, investments in which they own more than a 9.5% interest.

Mr. Wilson’s employment agreement also provides that his continued involvement as a member or director of the Cambay Group, the eXchange parties and related entities during his employment will not in and of itself violate his employment agreement with us.

Executive Chairman Agreement

We have entered into an agreement with Mr. Magnuson, effective as of October 27, 2004, pursuant to which we and our operating partnership employ him as Executive Chairman of our board of directors. Mr. Magnuson’s employment agreement has a term ending on November 3, 2006. The agreement subjects Mr. Magnuson to the confidentiality, non-solicitation and non-compete covenants discussed below. Under the agreement, Mr. Magnuson has agreed to waive his right to receive all cash compensation payable to him for serving as a member of our board of directors. This waiver will remain in effect until such time as GI Partners ceases to own at least a 10% beneficial interest in our operating partnership (on a fully diluted basis). Prior to that time, Mr. Magnuson will be entitled to base compensation during his employment equal to $150,000 per year and an annual bonus based on the satisfaction of performance goals established under our applicable bonus plan. During this period, Mr. Magnuson’s target and maximum annual bonus will be 100% and 150%, respectively, of his annual base compensation. Effective at such time as GI Partners ceases to own such a 10% beneficial interest, and continuing during his employment, Mr. Magnuson will be entitled to base compensation equal to $300,000 per year and an annual bonus based on the satisfaction of performance goals established under our applicable bonus plan. Mr. Magnuson’s target and maximum annual bonus during this period will be 50% and 75%, respectively, of his annual base compensation. Mr. Magnuson’s target and maximum bonus amounts set forth above will apply until the earliest to occur of (i) the first material modification of the bonus plan (within the meaning of Section 162(m) of the Code), (ii) the expiration of the bonus plan, (iii) our first annual stockholders meeting that occurs after the close of the third calendar year following the calendar year in which our initial public offering occurs, or (iv) such other date required by Section 162(m) of the Code.

Pursuant to the agreement, we have issued Mr. Magnuson that number of long-term incentive units of our operating partnership equal to 50% of a management pool consisting of 1,616,299 units. The long-term incentive units were issued to Mr. Magnuson as part of his compensation for services rendered to or for the benefit of our operating partnership. These long-term incentive units will not be transferable for a period of three years from the date of grant and will receive the same quarterly per unit distributions as common units in our operating partnership, which equal per share distributions on our common stock. Initially, long-term incentive units will not have full parity with common units with respect to liquidating distributions. Upon the occurrence of specified events, long-term incentive units may over time achieve full parity with common units in our operating partnership for all purposes, and therefore accrete to an economic value equivalent to our common stock on a one-for-one basis. If such parity is reached, long-term incentive units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership. However, there are circumstances under which the long-term incentive units will not achieve full parity with common units of our operating partnership. Until and unless such parity is reached, the value that a holder will realize for a given number of long-term incentive units will be less than the value of an equal number of shares of our common stock. In addition, in connection with this offering, we have granted Mr. Magnuson an incentive stock option to purchase that number of shares of our common stock which is equal to 15.5% of a management pool consisting of 808,149 options. The option was issued to Mr. Magnuson in his capacity as an employee of the REIT or its subsidiary corporations. The per share exercise price of the options is $12.00. Subject to Mr. Magnuson’s continued employment or directorship with us, the options will vest in equal annual installments of 25% on each of the first four anniversaries of the date of grant. In the event of a change in control of our company, the options will vest in full. The long-term incentive units and the stock options were awarded to Mr. Magnuson under our incentive award plan.

The agreement also provides that, subject to Mr. Magnuson’s execution and non-revocation of a general release of claims, if he is not reelected to our board or if we remove or fail to nominate him (other than for “cause,” as defined in the agreement), we will pay him a lump-sum payment in an amount equal to the sum of (x)

the greater of $300,000 or 100% of his then current annual base compensation as described above plus (y) his then current target annual bonus. If, however, such termination occurs within one year after a change in control of our company or within the six month period immediately before a change in control in connection with the change in control, the amount of this payment will be equal to 200% of the sum of (x) the greater of $300,000 or his then current annual compensation plus (y) his target annual bonus (or if greater, his annual bonus for the preceding year). In addition, in such event, all outstanding stock options and other equity-based awards held by Mr. Magnuson will become fully vested and exercisable on the later to occur of the termination of directorship or the change in control. If Mr. Magnuson remains employed by us after his directorship terminates, he will not be entitled to these payments or benefits until his employment terminates. Mr. Magnuson will not be entitled to these payments or benefits if the termination of his directorship results from his disability or death. Mr. Magnuson’s employment agreement provides that if his directorship is terminated by us within the six months prior to, or twelve months after, a change in control, the termination will be presumed to be without cause.

In the event that Mr. Magnuson voluntarily terminates his employment prior to the end of the employment term, the employment agreement provides that we may elect to retain him as a consultant for a period ending not later than the earlier of the first anniversary of his termination of employment or the second anniversary of the completion of this offering. Under this arrangement, Mr. Magnuson will be obligated to perform up to 10 hours of consulting services per month and we will pay him a consulting fee in an amount equal to the base compensation that he would have received for the consulting period had he remained employed by us. Subject to Mr. Magnuson’s compliance with the confidentiality, non-solicitation and non-compete covenants discussed below, the consulting fee is payable in full in a lump-sum upon completion of the consulting period.

Mr. Magnuson is also entitled to an additional tax gross-up payment under his agreement if any amounts paid or payable to him would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The agreement provides that Mr. Magnuson’s employment with us is not exclusive and, subject to the confidentiality, non-solicitation and non-compete covenants discussed below, will not limit Mr. Magnuson’s ability to provide services to any other person or entity, including CB Richard Ellis Investors, where he remains employed, or its affiliates and GI Partners. Mr. Magnuson’s agreement contains standard confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment or directorship and continue for the duration of the consulting period or a one year period after termination of his employment or directorship (whichever is later). In addition, Mr. Magnuson’s employment agreement provides that he generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of his employment with us or the period during which he is providing consulting services to us. This covenant will not prohibit Mr. Magnuson from providing management or other services in respect of real estate which does not involve the acquisition or ownership by him of technology real estate, or making investments in which he owns less than a 9.5% beneficial interest and has no active management role and, under limited circumstances, investments in which he owns more than a 9.5% interest.

401(k) Plan

Under the client services arrangement which we have entered into with the PEO, both we and the PEO are intended to be co-employers of our employees. Accordingly, our employees are eligible to participate in the PEO’s 401(k) plan, a retirement savings plan that is intended to be tax-qualified under Section 401(a) of the Code.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that:

•	If a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our company, by reason of such director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or other services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

•	If a director or executive officer is a party or is threatened to be made a party to any proceeding by or in the right of our company to procure a judgment in our company’s favor by reason of such director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the director or executive officer actually received an improper personal benefit in money, property or other services;

provided, however, that we will have no obligation to indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding.

•	Upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•	the court determines that such director or executive officer is entitled to indemnification under the applicable section of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•	the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper personal benefit under the applicable section of MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

•

Notwithstanding, and without limiting, any other provisions of the agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

•	We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by our company has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

We must pay all indemnifiable expenses to the director or executive officer within 20 calendar days following the date the director or executive officer submits proof of the expenses to us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and none of our employees participate on the compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Certain Properties by GI Partners Prior to our Initial Public Offering

Through various transactions during the two years prior to our initial public offering, GI Partners acquired the following properties (the aggregate purchase price paid by GI Partners for each property is indicated parenthetically): Camperdown House ($34,014,000); Hudson Corporate Center ($57,030,000); NTT/Verio Premier Data Center ($28,500,000); VarTec Building ($12,000,000); Ardenwood Corporate Park ($57,000,000); ASM Lithography Facility ($22,400,000); AT&T Web Hosting Facility ($13,500,000); Brea Data Center ($10,150,000); Granite Tower ($33,200,000); Maxtor Manufacturing Facility ($25,000,000); Stanford Place II ($35,050,000); 100 Technology Center Drive ($38,100,000); Siemens Building ($17,200,000); Carrier Center ($75,000,000); Savvis Data Center ($60,000,000); Comverse Technology Building ($58,000,000); Webb at LBJ ($45,850,000); AboveNet Data Center ($36,500,000) and eBay Data Center (75% interest for $9.6 million, with an option to purchase the remaining 25% interest for approximately $4.7 million).

GI Partners Contribution Agreement

In connection with the consummation of our initial public offering, our operating partnership entered into a contribution agreement with GI Partners pursuant to which GI Partners contributed its direct or indirect interests in a portfolio of properties to the operating partnership in exchange for units and the assumption of debt. Under GI Partners’ contribution agreement, GI Partners directly received 31,930,695 units and we assumed or repaid an aggregate of $548.8 million of debt. The aggregate value of the units issued to GI Partners was $383.2 million, based upon the initial public offering price of our common stock of $12.00 per share.

Pursuant to the GI Partners’ contribution agreement, we assumed or succeeded to all of the contributors’ rights, obligations and responsibilities with respect to the properties and the property entities contributed. GI Partners’ contribution agreement contains representations and warranties by GI Partners to our operating partnership with respect to the condition and operations of the properties and interests contributed to us and certain other matters. With some exceptions, GI Partners has agreed to indemnify our operating partnership for breach of these representations and warranties on or prior to February 15, 2006, subject to a $500,000 deductible and up to a maximum of $15.0 million. GI Partners pledged units to our operating partnership with a value, based on the initial public offering price of $12.00 per share of our common stock, equal to $15.0 million, in order to secure its indemnity obligations, and except in limited circumstances, these units will be the sole recourse of our operating partnership in the case of a breach of a representation or warranty or other claim for indemnification.

In connection with the consummation of our initial public offering, GI Partners caused the entities that own the properties contributed to us to make special distributions payable to GI Partners in an aggregate amount of approximately $4.6 million. These distributions were in an amount calculated to approximate customary commercial real estate prorations, whereby the buyer and seller apportion rents, taxes, utilities, escrowed or restricted funds and other operating expenses. Such distributions were contemplated by the parties in connection with determining the aggregate consideration to be received by GI Partners under its contribution agreement.

eBay Data Center Purchase Agreement

In connection with the consummation of our initial public offering, our operating partnership entered into a purchase and sale agreement with GI Partners pursuant to which GI Partners transfered its 75% direct or indirect interest in the entity that owns the eBay Data Center property for a purchase price in cash equal to the amount paid by GI Partners to acquire the property plus transaction costs and expenses, for a maximum aggregate price of approximately $10.3 million. The purchase and sale agreement contains representations and warranties by GI Partners to our operating partnership with respect to the interests transferred to us and certain other matters. GI Partners has agreed to indemnify us for breach of these representations and warranties on or prior to February 15, 2006.

Purchase of Operating Partnership Units from CalPERS and Global Innovation Contributors

Immediately following the consummation of our initial public offering, GI Partners made a pro rata allocation, in accordance with their respective interests and with the terms of its constitutive documents, to its investors, CalPERS and Global Innovation Contributors, LLC, or GI Contributors, of a portion of the operating partnership units received by GI Partners in the formation transactions consummated concurrently with our initial public offering (having an aggregate value of approximately $81.7 million based on the initial public offering price of our common stock), and immediately thereafter, we purchased from these investors the operating partnership units allocated to them at a price per unit of $11.16, which is equal to the per share initial public offering price of our common stock, net of underwriting discounts and commissions and financial advisory fees paid to the underwriters for our initial public offering. In addition, since the underwriters exercised their over-allotment option in connection with our initial public offering, GI Partners made an additional pro rata allocation to CalPERS and GI Contributors of 1,421,300 operating partnership units (equal to the number of shares sold pursuant to such exercise), and we purchased such operating partnership units from CalPERS and GI Contributors at a price per unit equal to $11.16 per share. The units purchased by us from CalPERS and GI Contributors automatically converted from limited partner interests to general partner interests upon purchase by us.

Richard Magnuson, the Executive Chairman of our board of directors, Michael Foust, our Chief Executive Officer and a member of our board of directors, and Scott Peterson, our Senior Vice President, Acquisitions, are minority investors in GI Contributors, and received in the aggregate less than 0.1% of the total cash paid by us to CalPERS and GI Contributors, consistent with the percentage of their total capital commitment in GI Partners. See “—Other Benefits to Related Parties and Related Party Transactions.”

200 Paul Avenue and 1100 Space Park Drive Contribution Agreement

In connection with the consummation of our initial public offering, our operating partnership entered into a contribution agreement with San Francisco Wave eXchange, LLC, Santa Clara Wave eXchange, LLC and eXchange colocation, LLC, referred to below as the eXchange parties, pursuant to which the eXchange parties contributed their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities to the operating partnership in exchange for cash, units and the assumption of debt. Under the eXchange parties’ contribution agreement, the eXchange parties directly received $15.0 million in cash, 5,935,846 units and we assumed or repaid an aggregate of $62.8 million of indebtedness encumbering the properties. The eXchange parties are unaffiliated with GI Partners; however John O. Wilson, our Executive Vice President, Technology Infrastructure, owns a 10% interest in the eXchange parties.

Pursuant to the eXchange parties’ contribution agreement, we assumed or succeeded to all of the contributors’ rights, obligations and responsibilities with respect to the properties and the property entities contributed. The eXchange parties’ contribution agreement contains representations and warranties by the eXchange parties to our operating partnership with respect to the condition and operations of the properties and interests to be contributed to us and certain other matters. The eXchange parties have agreed to indemnify our operating partnership for breach of these representations and warranties on or prior to February 15, 2006, subject to a $150,000 deductible and up to a maximum of $5.0 million. The eXchange parties pledged units to our operating partnership with a value, based on the initial public offering price of $12.00 per share of our common stock in our initial public offering, equal to $5.0 million, in order to secure its indemnity obligations, and, except in limited circumstances, these units will be the sole recourse of our operating partnership in the case of a breach of a representation or warranty or other claim for indemnification.

Under the eXchange parties’ contribution agreement, we have agreed to indemnify each eXchange party against adverse tax consequences in the event our operating partnership directly or indirectly, sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in 200 Paul Avenue or 1100 Space Park Drive until the earlier of November 3, 2013 and the date on which these contributors hold less than 25% of the units issued to them in the formation transactions consummated concurrently with our initial public offering. The 200 Paul Avenue and 1100 Space Park Drive properties represented 13.4% of our portfolio’s annualized rent as of September 30, 2004. These tax indemnities do not apply to the disposition of a restricted property pursuant to a transaction described in Section 721, 1031 or 1033 of the Code, or other applicable non-recognition provision under the Code.

Under the eXchange parties’ contribution agreement, we agreed to make $20 million of indebtedness available for guaranty by these parties until the earlier of November 3, 2013 and the date on which these contributors or certain transferees hold less than 25% of the units issued to them in the formation transactions consummated concurrently with our initial public offering. Among other things, these guaranties of debt allow the eXchange parties to defer the recognition of gain in connection with the contribution of these properties.

200 Paul Avenue and 1100 Space Park Drive Property Management Agreement

Concurrent with the consummation of our initial public offering, we entered into a property management agreement with the eXchange parties. We entered into this agreement in order to maintain continuity of management until we internalize our property management function. Under the terms of the agreement, the eXchange parties will generally supervise the operation and management of the 200 Paul Avenue and 1100 Space Park Drive properties in exchange for a monthly management fee in the amount of 2% of the gross monthly rents and other revenues received from the properties. We are responsible for all leasing commissions and costs of on-site employees of the eXchange parties. We will pay the eXchange parties additional fees to supervise major rehabilitation, remodeling, repair, or construction projects. The initial term of this agreement runs until November 3, 2005, but automatically extends on a monthly basis subject to cancellation by either party.

Partnership Agreement

Concurrently with the consummation of our initial public offering, we entered into a partnership agreement with the various limited partners of our operating partnership, including GI Partners. Pursuant to the partnership agreement, persons holding units as a result of the formation transactions consummated concurrently with our initial public offering have rights beginning on January 3, 2006, to cause our operating partnership to redeem each of their units for cash equal to the then-current market value of one share of common stock, or, at our election, to exchange their units for shares of our common stock on a one-for-one basis. See “Description of the Partnership Agreement of Digital Realty Trust, L.P.”

Executive Chairman and Employment Agreements

We have entered into employment agreements with our executive officers as described in “Management— Employment Agreements” and an agreement with the Executive Chairman of our board of directors as described in “Management—Executive Chairman Agreement,” that became effective in connection with the consummation of our initial public offering and the related formation transactions. These agreements provide for salary, bonuses and other benefits, including, severance benefits upon a termination of employment, as well as vested long-term incentive units and option awards, among other matters.

We have also issued 6,448 long-term incentive units to each of our outside directors under our incentive award plan.

Indemnification of Officers and Directors

Effective upon the consummation of our initial public offering, we entered into an indemnification agreement with each of our executive officers and directors as described in “Management—Indemnification Agreements.”

Right of First Offer Agreements

We have right of first offer agreements with respect to each of the Englewood, Colorado property and the Frankfurt property, each of which is currently owned by GI Partners. Pursuant to these agreements, we have the right to make the first offer to purchase these properties if GI Partners decides to sell them. If we make an offer that is rejected, GI Partners may sell such property, but only to a third party within 180 days thereafter, on terms that are better than the terms of our offer or the unsolicited offer that we elected not to match. Any purchase by us of these properties may be paid by us with units, with each unit valued at the then-fair market value of a share of our common stock, or in cash. The right of first offer agreements will expire on the earlier of December 31, 2009, upon the completion of the dissolution of GI Partners or the date on which GI Partners no longer owns the subject properties. In January 2005, we commissioned an appraisal of the Englewood, Colorado property with a view towards exercising our right of first offer with respect to it.

Registration Rights

We have granted those persons who received units in the formation transactions, including GI Partners, certain registration rights with respect to the shares of our common stock that may be acquired by them in connection with the exercise of the redemption/exchange rights under the partnership agreement of our operating partnership. These registration rights require us to seek to file a “shelf” registration statement covering all such shares of common stock by January 3, 2006. In addition, commencing on March 3, 2006, each of GI Partners and another third party who received units in the formation transaction each have the right, on one occasion, to require us to register all such shares of our common stock.

We have also granted registration rights to GI Partners with respect to any units issued, or to be issued, upon exercise of the Carrier Center option agreement or the Englewood, Colorado or Frankfurt right of first offer agreements, effective as of the date which is 14 months following the closing of the applicable property acquisition. In the event we fail to file this registration statement or if filed fail to maintain its effectiveness, holders will have the right (subject to certain limitations) to have their shares included in any registration statement we file for an underwritten public offering, and holders who individually or in the aggregate own more than $5 million of such shares will have the right to require us to register all such shares of our common stock, provided that we will not be required to effect more than one such demand registration in any twelve-month period.

Transition Services Agreement with CB Richard Ellis Investors

We have entered into a transition services agreement with CB Richard Ellis Investors pursuant to which CB Richard Ellis Investors will provide us with transitional accounting and other services for an interim period. We anticipate that this interim period will last approximately two fiscal quarters but in no event can extend beyond December 31, 2005. We paid CB Richard Ellis Investors a one-time fee of $58,500 for these services, and are also required to reimburse CB Richard Ellis Investors for reasonable travel and other out of pocket expenses.

Employment Relationships

Prior to the consummation of our initial public offering, Richard A. Magnuson, our Executive Chairman, Michael F. Foust, our Chief Executive Officer and Scott E. Peterson, our Senior Vice President, Acquisitions, were employees of CB Richard Ellis Investors. In addition, A. William Stein, our Chief Financial Officer and Chief Investment Officer, provided services to GI Partners under a consulting relationship. Mr. Magnuson remained an employee of CB Richard Ellis Investors following the consummation of the initial public offering. Effective upon the consummation of the initial public offering, the employment of Messrs. Foust and Peterson with CB Richard Ellis Investors terminated and they became our full-time employees and the consulting relationship between A. William Stein and GI Partners ceased. See “Management—Employment Agreements.”

GI Partners Loan Agreement

In connection with our initial public offering, we borrowed funds from GI Partners on an interest-free basis in order to pay expenses (including accounting and legal fees) relating to our initial public offering and the related formation transactions. We repayed these borrowed funds, in a total amount of approximately $4.5 million, upon the consummation of our initial public offering.

Non-Competition Agreement with Global Innovation Partners, LLC

We have entered into a non-competition agreement with GI Partners pursuant to which GI Partners has agreed not to acquire or own interests in, directly or indirectly, technology-related real estate properties in the United States or Europe for the remainder of GI Partners’ investment period, which ends in February 2006. This agreement does not prohibit GI Partners from, among other things, providing management or other services in respect of non-owned real estate. It also does not prohibit the acquisition of any entity so long as the ownership of technology-related real estate does not comprise such entity’s primary business, provided that the value of the technology-related real estate owned by such entity accounts for less than 35% of the entity’s total enterprise value, as determined by GI Partners. In addition, this agreement does not prohibit GI Partners from owning the Englewood, Colorado and Frankfurt data centers. The sole remedy available to us for breach of this agreement is the right to purchase the property from GI Partners at GI Partners’ cost within 90 days of notice to us of the purchase by GI Partners.

Other Benefits to Related Parties and Related Party Transactions

CB Richard Ellis Investors, Richard Magnuson, the Executive Chairman of our board of directors, Michael Foust, our Chief Executive Officer and a member of our board of directors, and Scott Peterson, our Senior Vice President, Acquisitions, are investors in Global Innovation Manager, LLC, or GI Manager, the manager of GI Partners. GI Manager is entitled under certain circumstances to share in distributions made by GI Partners to its investors, including distributions related to GI Partners’ ownership interest in our operating partnership. Under the terms of GI Partners’ constitutive agreement, GI Manager is only entitled to share in distributions after the other investors in GI Partners - CalPERS and GI Contributor - receive a return of their invested capital and a specified rate of return from their capital investments. Distributions from GI Partners to GI Manager are distributed by GI Manager 50% to CB Richard Ellis Investors, and 50% to certain individuals presently or historically involved with GI Partners, including Mr. Magnuson, Mr. Foust and Mr. Peterson. To date, no distributions have been made to GI Manager.

CB Richard Ellis Investors is the sole member of Global Innovation Advisor, LLC, or GI Advisor. GI Advisor manages the investments of GI Partners on behalf of GI Manager. Mr. Magnuson is a member of the management and investment committees of GI Advisor, for which he is not separately compensated. Mr. Magnuson is the chief executive officer of GI Advisor, for which he is not separately compensated.

Pursuant to the terms of GI Partners’ constitutive agreement, GI Partners pays GI Advisor an asset management fee equal to a percentage of its investors’ capital commitments or, following the fund’s investment period, its investors’ capital contributions, to GI Partners. Although we are not a party to this arrangement and are not obligated to pay this management fee in the future, $2,389,000, $3,185,000, $3,185,000 and $2,663,000 of these fees were allocated to the Digital Realty Predecessor for the nine months ended September 30, 2004, the years ended December 31, 2003 and 2002, and the period from inception on February 28, 2001 to December 31, 2001, respectively. These fees were allocated to the Digital Realty Predecessor because the asset management fee represented GI Partners’ general and administrative expenses.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

Investment Policies

Investment in Real Estate or Interests in Real Estate

We conduct all of our investment activities through our operating partnership and its subsidiaries. Our investment objectives are to maximize the cash flow of our properties, provide quarterly cash distributions and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives. For a discussion of the properties and our acquisition and other strategic objectives, see “Business and Properties.”

We expect to pursue our investment objectives primarily through the ownership by our operating partnership of the properties and other acquired properties and assets. We currently intend to invest primarily in technology-related real estate. Future investment or development activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment activities in a manner that is consistent with the maintenance of our status as a REIT for U.S. federal income tax purposes. In addition, we may purchase or lease income-producing technology-related and other types of properties for long-term investment, expand and improve the properties we presently own or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be in acquired properties incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Investments in Real Estate Mortgages

While our current portfolio consists of, and our business objectives emphasize, equity investments in technology-related real estate, we may, at the discretion of our board of directors, invest in mortgages and other types of real estate interests consistent with our qualification as a REIT. We do not presently intend to invest in mortgages or deeds of trust, but may invest in participating or convertible mortgages if we conclude that we may benefit from the gross revenues or any appreciation in value of the property. Investments in real estate mortgages run the risk that one or more borrowers may default under the mortgages and that the collateral securing those mortgages may not be sufficient to enable us to recoup our full investment.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

Dispositions

We do not currently intend to dispose of any of our properties, although we reserve the right to do so if, based upon management’s periodic review of our portfolio, our board of directors determines that such action would be in the best interest of our stockholders. Any decision to dispose of a property will be made by our board of directors. We may be obligated to indemnify certain contributors against adverse tax consequences to them in the event that we sell or dispose of certain properties in taxable transactions under the tax indemnification provisions of the contribution agreement related to the 200 Paul Avenue and 1100 Space Park Drive properties. See “—Conflict of Interest Policies.”

Financing Policies

Our board of directors has adopted a policy of limiting our indebtedness to 60% of our total market capitalization. Our total market capitalization is defined as the sum of the market value of our outstanding common and preferred stock (which may decrease, thereby increasing our debt to total capitalization ratio), plus the aggregate value of units not owned by us, plus the book value of our total consolidated indebtedness. Since this ratio is based, in part, upon market values of equity, it will fluctuate with changes in the price of our common and preferred stock; however, we believe that this ratio provides an appropriate indication of leverage for a company whose assets are primarily real estate. We expect that our ratio of debt to total market capitalization upon completion of this offering will be approximately 38.3% (based on the closing price of our common stock on February 3, 2005 of $13.98 per share). Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur. We are, however, subject to certain indebtedness limitations pursuant to the restrictive covenants of our outstanding indebtedness. Our board of directors may from time to time modify our debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common and preferred stock, growth and acquisition opportunities and other factors. Accordingly, we may increase or decrease our ratio of debt to total market capitalization beyond the limits described above. If these policies were changed, we could become more highly leveraged, resulting in an increased risk of default on our obligations and a related increase in debt service requirements that could adversely affect our financial condition and results of operations and our ability to make distributions to our stockholders. We have adopted a policy that we will not use derivatives for speculative or trading purposes and will only enter into contracts with major financial institutions based on their credit rating and other factors. See “Risk Factors—Risks Related to Our Business and Operations—Payments on our debt reduce cash available for distribution, including cash available for payment of dividends on our series A preferred stock, and may expose us to the risk of default under our debt obligations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Conflict of Interest Policies

Sale or Refinancing of Properties.    Upon the sale of certain of the properties to be owned by us and on the repayment of indebtedness, certain unitholders, including our Executive Vice President, Technology Infrastructure, could incur adverse tax consequences which are different from the tax consequences to us and to holders of our common stock. Consequently, unitholders may have differing objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness.

While we will have the exclusive authority under the partnership agreement to determine whether, when, and on what terms to sell a property or when to refinance or repay indebtedness, any such decision would require the approval of our board of directors. The limited partners of our operating partnership have agreed that in the event of a conflict in the fiduciary duties owed by us to our stockholders and, in our capacity as general partner of our operating partnership, to such limited partners, we will fulfill our fiduciary duties to our operating partnership by acting in the best interests of our stockholders. See “Description of the Partnership Agreement of Digital Realty Trust, L.P.”

Policies Applicable to All Directors and Officers.    We have adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. We have also adopted a code of business conduct and ethics that prohibits conflicts of interest between our employees, officers and directors and our company without board approval. In addition, our board of directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. We have adopted a policy that, without the approval of a majority of the independent directors, we will not exercise our rights of first offer with respect to the excluded Denver and Frankfurt properties.

However, there can be no assurance that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

•	the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board, and our board or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity; or

•	the transaction or contract is fair and reasonable to us.

Furthermore, under Maryland law (where our operating partnership is formed), we, as general partner, have a fiduciary duty to our operating partnership and, consequently, such transactions also are subject to the duties of care and loyalty that we, as general partner, owe to limited partners in our operating partnership (to the extent such duties have not been eliminated pursuant to the terms of the partnership agreement). We have adopted a policy which requires that all contracts and transactions between us, our operating partnership or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of nonaffiliated securityholders, although our board of directors will have no obligation to do so.

Policies With Respect To Other Activities

We have authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. As described in “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” we expect, but are not obligated, to issue common stock to holders of units upon exercise of their redemption rights. Except in connection with our initial public offering and the related formation transactions and employment agreements, we have not issued common stock, units or any other securities in exchange for property or any other purpose, and our board of directors has no present intention of causing us to repurchase any common stock. Our board of directors has the power, without further stockholder approval, to increase the number of authorized shares of common stock or preferred stock and issue additional shares of common stock or preferred stock, in one or more series, in any manner, and on the terms and for the consideration, it deems appropriate. See “Description of Securities.” We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than our operating partnership and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code, or the Treasury regulations, our board of directors determines that it is no longer in our best interest to qualify as a REIT. We have not made any loans to third parties, although we may in the future make loans to third parties, including, without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the 1940 Act.

Reporting Policies

We intend to make available to our stockholders our annual reports, including our audited financial statements. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Pursuant to those requirements, we are required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the Securities and Exchange Commission.

STRUCTURE OF OUR COMPANY

Our Operating Partnership

Substantially all of our assets are held by, and our operations run through, our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in exchange for series A preferred units, the economic terms of which will be substantially similar to those of the series A preferred stock. Our operating partnership will subsequently use the net proceeds received from us to repay amounts borrowed under our unsecured credit facility, to acquire the acquisition properties and for general corporate purposes. See “Use of Proceeds.” Our interest in our operating partnership’s series A preferred units will entitle us to share in cash distributions from our operating partnership before distributions are made with respect to our operating partnership’s common units, up to an amount per series A preferred unit equal to the dividend preference on a series A preferred share. Our interest in our operating partnership’s common units will entitle us to share in any additional cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership of common units. As sole general partner of our operating partnership, we generally have the exclusive power under the partnership agreement to manage and conduct its business, subject to certain limited approval and voting rights of the other limited partners described more fully below in “Description of the Partnership Agreement of Digital Realty Trust, L.P.” Our board of directors manages the affairs of our company by directing the affairs of our operating partnership.

Beginning on January 3, 2006, certain limited partners of our operating partnership have the right to require our operating partnership to redeem part or all of their units for cash, or, at our election, shares of our common stock, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, subject to the ownership limits set forth in our charter and described under the section entitled “Description of Securities—Restrictions on Transfer.” With each redemption of units, we increase our percentage ownership interest in our operating partnership and our share of our operating partnership’s cash distributions and profits and losses. See “Description of the Partnership Agreement of Digital Realty Trust, L.P.”

The following diagram depicts our ownership structure upon completion of this offering and acquisition of the acquisition properties. Our operating partnership owns or is under contract to acquire the various properties depicted below directly or indirectly, and in some cases through special purpose entities that were created in connection with various financings:

(1)	Excludes shares issuable with respect to stock options that have been granted but are not yet exercisable.
(2)	Reflects limited partnership interests held by our officers and directors in the form of vested long-term incentive units issued in connection with our initial public offering.
(3)	This property is held through a taxable REIT subsidiary.
(4)	As of September 30, 2004, we owned a 75% tenancy-in-common interest in this property. On January 21, 2005, we purchased the remaining 25% interest in this property.
(5)	We indirectly own a 98% interest in a subsidiary that holds the fee simple interest in this property. An unrelated third party holds the remaining 2% interest in this subsidiary. See “Business and Properties—Description of Our Portfolio—Technology Office/Corporate Headquarters Properties—Stanford Place II.”
(6)	Our operating partnership has entered into contracts to acquire these properties. While we believe that we will consummate these acquisitions, we cannot assure you that they will close because they remain subject to the completion of our due diligence and satisfaction of customary closing conditions.

DESCRIPTION OF THE

PARTNERSHIP AGREEMENT OF DIGITAL REALTY TRUST, L.P.

We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” “us” and “our company” refer to Digital Realty Trust, Inc.

Management of Our Operating Partnership

Our operating partnership, Digital Realty Trust, L.P., is a Maryland limited partnership that was formed on July 21, 2004. Our company is the sole general partner of our operating partnership and conducts substantially all of our business in or through it. As sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause our operating partnership to enter into major transactions including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. The partnership agreement restricts our ability to engage in a business combination as more fully described in “—Termination Transactions” below.

The limited partners of our operating partnership expressly acknowledged that we, as general partner of our operating partnership, are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively. Neither our company nor our board of directors is under any obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions; provided, that we have acted in good faith.

The partnership agreement provides that all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating partnership, and that our operating partnership must be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT.

Transferability of Interests

Except in connection with a transaction described in “—Termination Transactions” below, we, as general partner, may not voluntarily withdraw from our operating partnership, or transfer or assign all or any portion of our interest in our operating partnership, without the consent of the holders of a majority of the limited partnership interests. The limited partners have agreed not to sell, assign, encumber or otherwise dispose of their units in our operating partnership before November 3, 2005, other than to us, as general partner, to immediate family members, to a trust for the benefit of a charitable beneficiary, or to a lending institution as collateral for a bona fide loan, subject to certain limitations. Beginning November 3, 2005, any transfer of units by the limited partners, except to the parties specified above or to an affiliate or member of such limited partner, will be subject to a right of first refusal by us. All transfers must be made only to “accredited investors” as defined under Rule 501 of the Securities Act.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by limited partners owning at least 25% of the units held by limited partners.

Generally, the partnership agreement may not be amended, modified or terminated without the approval of limited partners (other than limited partners 50% or more of whose equity is owned, directly or indirectly, by us as general partner) holding a majority of all outstanding units held by limited partners. As general partner, we have the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners;

•	reflect the issuance of additional units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•	reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

•	satisfy any requirements, conditions or guidelines of federal or state law;

•	reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT; or

•	modify the manner in which capital accounts are computed.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, alter a partner’s right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights or alter the protections of the limited partners in connection with termination transactions described below must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of a majority of the units held by limited partners (other than limited partners 50% or more of whose equity is owned, directly or indirectly, by us as general partner), we, as general partner, may not do any of the following:

•	take any action in contravention of an express prohibition or limitation contained in the partnership agreement;

•	perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any liability not contemplated in the limited partnership agreement;

•	enter into any contract, mortgage loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a limited partner to exercise its redemption/exchange rights explained below;

•	enter into or conduct any business other than in connection with our role as general partner of the operating partnership and our operation as a REIT;

•	acquire an interest in real or personal property other than through our operating partnership;

•	withdraw from the operating partnership or transfer any portion of our general partnership interest; or

•	be relieved of our obligations under the partnership agreement following any permitted transfer of our general partnership interest.

Distributions to Unitholders

The partnership agreement provides that holders of units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. In addition, concurrently with the consummation of this offering, we will amend the partnership agreement to reflect the creation and issuance to our company of series A preferred units. See “—Issuance of Additional Common Units, Preferred Units, Common Stock, Preferred Stock or Convertible Securities.” These series A preferred units will have distribution rights substantially similar to the dividend rights of the series A preferred stock. See “Description of Series A Preferred Stock—Dividends.”

Redemption/Exchange Rights

Limited partners have the right, commencing on January 3, 2006, to require our operating partnership to redeem part or all of their units for cash based upon the fair market value of an equivalent number of shares of our company’s common stock at the time of the redemption. Alternatively, we may elect to acquire those units in exchange for shares of our company’s common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions and similar events. We presently anticipate that we will elect to issue shares of our company’s common stock in exchange for units in connection with each redemption request, rather than having our operating partnership redeem the units for cash. With each redemption or exchange, we increase our company’s percentage ownership interest in our operating partnership. Commencing on January 3, 2006, limited partners who hold units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our company’s ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Securities—Restrictions on Transfer.”

In addition, if the number of units delivered by a limited partner for redemption exceeds 9.8% of our outstanding common stock and $50.0 million in gross value (based on a unit having a value equal to the trailing ten-day daily price of our common stock) and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect to redeem the units with the proceeds from a public offering or private placement of our common stock. In the event we elect this option, we may require the other limited partners to also elect whether or not to participate. If we do so, any limited partner who does not elect to participate will not be permitted to redeem units for the subsequent 12 months, subject to limited exceptions. Participating limited partners will receive on the redemption date the lesser of the cash our operating partnership would otherwise be required to pay for such units or the net proceeds per share in the public offering, but will have a limited opportunity to withdraw their units from the redemption immediately prior to the pricing of the public offering.

Issuance of Additional Common Units, Preferred Units, Common Stock, Preferred Stock or Convertible Securities

As sole general partner, we have the ability to cause the operating partnership to issue additional units representing general and limited partnership interests. These additional units may include preferred limited partnership units. In addition, we may issue additional shares of our common stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the economic interests of the securities that we have issued. Accordingly, in connection with this offering, our operating partnership will issue to us an equivalent number of series A preferred units that have substantially similar rights, preferences and other privileges as the series A preferred stock described in “Description of Series A Preferred Stock.” Concurrently with the consummation of this offering, we will amend the partnership agreement to reflect the creation and issuance to our company of these series A preferred units.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership.

Allocations of Net Income and Net Losses to Partners

The net income of our operating partnership will generally be allocated to us to the extent of the accrued preferred return on our series A preferred units and then to us, as general partner, and the limited partners in accordance with our respective percentage interests in the common units issued by our operating partnership. Net loss will generally be allocated to us, as general partner, and the limited partners in accordance with our respective common percentage interests in our operating partnership until the limited partner’s capital is reduced to zero and any remaining net loss would be allocated to us. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations. See “Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

In addition, we will from time to time issue long-term incentive units to persons who provide services to our operating partnership for such consideration or for no consideration as we may determine to be appropriate, and admit such persons as limited partners of our operating partnership. The long-term incentive units will be similar to our common units in many respects and will rank pari passu with our common units as to the payment of regular and special periodic or other distributions except liquidating distributions. The long-term incentive units may be subject to vesting requirements. Also, initially long-term incentive units will not have redemption or common stock exchange rights. Holders of vested long-term incentive units generally may convert some or all of their long-term incentive units into common units under certain circumstances, provided that the holder’s capital account balance attributable to each such long-term incentive unit to be converted equals our capital account balance with respect to a common unit. Because the holders of long-term incentive units generally will not pay fair market value for the long-term incentive units, their capital account balance attributable to a long-term incentive unit initially will be less than the amount required to convert such long-term incentive unit into a common unit. Accordingly, to increase the capital account balances of holders of long-term incentive units so they may convert such profits interest units into common units, the partnership agreement provides that holders of long-term incentive units are to receive special allocations of gain in the event of a sale or hypothetical sale of assets of our operating partnership prior to the allocation of gain to us or other limited partners with respect to their common units. Once the long-term incentive units are converted to common units, the units will have all of the rights and obligations associated with common units as set forth in the partnership agreement.

Operations

The partnership agreement provides that we, as general partner, will determine in our discretion and distribute available cash on a quarterly basis, pro rata in accordance with the partners’ percentage interests. Available cash is the partnership’s net operating cash flow plus the reduction of any reserves and minus principal payment on debt and capital expenditures, investments in any entity, and increase in reserves or working capital accounts and any amounts paid in redemption of limited partner interests.

The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Termination Transactions

The partnership agreement provides that our company may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of our assets or any reclassification or any recapitalization or change in outstanding shares of our common stock (a “termination transaction”), unless in connection with a termination transaction

(i) we obtain the consent of the holders of at least 35% of our operating partnership’s common and long-term incentive units (including units held by us), and

(ii) either:

(A) all limited partners will receive, or have the right to elect to receive, for each common unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of our company’s common stock into which each unit is then exchangeable, and

•	the greatest amount of cash, securities or other property paid to the holder of one share of our company’s common stock in consideration of one share of our common stock in connection with the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our company’s common stock, each holder of common units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its common units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or

(B) the following conditions are met:

•	substantially all of the assets of the surviving entity are held directly or indirectly by our operating partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with our operating partnership;

•	the holders of common and long-term incentive units own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•	the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•	the limited partners may exchange their interests in the surviving partnership for either the consideration available to the common limited partners pursuant to the first paragraph in this section, or the right to redeem their common units for cash on terms equivalent to those in effect with respect to their units immediately prior to the consummation of the transaction if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock.

Term

Our operating partnership will continue in full force and effect until December 31, 2103, or until sooner dissolved in accordance with its terms or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, the partnership agreement indemnifies us, as general partner, and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, we, as general partner of our operating partnership, and our officers, directors, agents or employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of shares of our common stock and shares of common stock into which units are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding common stock, (ii) directors and executive officers, and (iii) directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of common stock as opposed to units is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is c/o Digital Realty Trust, Inc., 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares and Units(2)
K.G. Redding & Associates, LLC(3)	2,100,000	9.8%	4.0%
Global Innovation Partners, LLC(4)	23,699,359	52.5	44.8
Cambay Tele.com, LLC and Wave Exchange, LLC(5)	5,935,846	21.7	11.2
Richard A. Magnuson(6)(7)	24,507,508	53.4	46.3
Michael F. Foust(8)	274,771	1.3	*
Laurence A. Chapman	6,448	*	*
Ruann F. Ernst	6,448	*	*
Kathleen Earley Reed	6,448	*	*
Dennis E. Singleton	6,448	*	*
A. William Stein(9)	141,426	*	*
Scott E. Peterson(10)	105,059	*	*
John O. Wilson(11)	—	*	*
All directors, director nominees and executive officers as a group (nine (9) persons)	25,054,556	53.9%	47.3%

*	Less than one percent.
(1)	Based on 21,421,300 shares of our common stock outstanding as of January 18, 2005. In addition, amounts listed for each individual assumes that all units, including vested long-term incentive units, held by such individual are exchanged for shares of our common stock, and amounts for all directors and officers as a group assume all vested long-term incentive units held by them are exchanged for shares of our common stock, but none of the units held by other persons are exchanged for shares of our common stock.
(2)	Based on a total of 52,942,731 shares of common stock and units, including vested long-term incentive units, outstanding as of January 18, 2005, comprised of 21,421,300 shares of common stock and 31,521,431 units which may be exchanged for cash or shares of common stock under certain circumstances beginning January 3, 2006.
(3)	Based solely on the Schedule 13G filed by K.G. Redding & Associates, LLC with the U.S. Securities and Exchange Commission on November 12, 2004. The address for K.G. Redding & Associates, LLC is One North Wacker Drive, Suite 4343, Chicago, Illinois 60606.
(4)	Amounts shown reflect the number of units owned by GI Partners. GI Partners is a Delaware limited liability company managed by Global Innovation Manager, LLC and Global Innovation Advisor, LLC. These entities are managed by a single management committee of which the current members are Richard A. Magnuson, Robert H. Zerbst and Bill Harris. Investment decisions of GI Partners are controlled by an investment committee currently comprised of Richard A. Magnuson, Robert H. Zerbst, Bill Harris and Eric Harrison.
(5)	Reflects the number of units that are owned by Cambay Tele.com, LLC and Wave Exchange, LLC. These entities are managed by a single management committee of which the current members are F. Allan Chapman, William C. Scott, Jr. and William A.G. Wilde. The inclusion of Cambay Tele.com, LLC and Wave Exchange, LLC in the table above shall not be deemed to be an admission that such entities or their members are, for purposes of Section 13 or Section 16 of the Securities Exchange Act of 1934 or the rules and regulations thereunder, the beneficial owners of the shares that may be received by any of them upon exchange of their units. The address for Cambay Tele.com, LLC and Wave Exchange, LLC is c/o The Cambay Group, Inc., 2999 Oak Road, Suite 400, Walnut Creek, California 94957.
(6)	Does not include 125,263 stock options to purchase shares of our common stock.
(7)	Mr. Magnuson is the president of GI Manager and may be considered to have beneficial ownership of GI Partners’ interest in us. Mr. Magnuson disclaims beneficial ownership of all such shares. See note 4 above.
(8)	Does not include 125,263 stock options to purchase shares of our common stock.
(9)	Does not include 80,815 stock options to purchase shares of our common stock.
(10)	Does not include 80,815 stock options to purchase shares of our common stock.
(11)	Does not include 50,000 stock options to purchase shares of our common stock.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following summary of the material terms and provisions of the series A preferred stock in this section does not purport to be complete and is qualified in its entirety by reference to the articles supplementary creating the series A preferred stock, a form of which is attached as an exhibit to the registration statement of which this prospectus is a part, our charter, our bylaws, as amended, and applicable laws.

8.50% Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share)

General.    Our board of directors and a duly authorized committee thereof approved articles supplementary creating the series A preferred stock as a class of our preferred stock, designated as the 8.50% Series A Cumulative Redeemable Preferred Stock. When issued in accordance with this prospectus, the series A preferred stock will be validly issued, fully paid and nonassessable.

In connection with this offering, we, in accordance with the terms of the partnership agreement of our operating partnership, will contribute or otherwise transfer the net proceeds of the sale of the series A preferred stock to our operating partnership, and our operating partnership will issue to us 8.50% Series A Cumulative Redeemable Preferred Units, or series A preferred units. Our operating partnership will be required to make all required distributions on the series A preferred units prior to any distribution of cash or assets to the holder of any other units or any other equity interests in our operating partnership, except for any other series of partnership interests ranking on parity with such series A preferred units as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up of our operating partnership, in which case distributions will be made pro rata with the series A preferred units, and except for any series of preferred units ranking senior to the series A preferred units as to dividends, or upon voluntary or involuntary liquidation, none of which are outstanding at this time.

We have applied to list the series A preferred stock on the NYSE. We will use commercially reasonable efforts to have our listing application for the series A preferred stock approved. If approved, trading of the series A preferred stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the series A preferred stock. See “Underwriting.”

Rank.    The series A preferred stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the series A preferred stock;

•	on parity with any class or series of our capital stock expressly designated as ranking on parity with the series A preferred stock; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the series A preferred stock.

The term “capital stock” does not include convertible debt securities, which rank senior to the series A preferred stock prior to conversion, none of which are outstanding at this time.

Dividends.    Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the series A preferred stock as to dividends, the holders of shares of the series A preferred stock are entitled to receive, when, as, and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.50% per annum of the $25.00 liquidation preference per share of the series A preferred stock (equivalent to the fixed annual amount of approximately $2.125 per share of the series A preferred stock).

Dividends on the series A preferred stock shall accrue and be cumulative from and including the date of original issue and are payable quarterly in arrears on or about the last calendar day of each March, June, September and December or, if such day is not a business day, on the next succeeding business day, except that, if such business day is in the next succeeding year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term “business day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

The amount of any dividend payable on the series A preferred stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of series A preferred stock shall be redeemed). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be the date designated by our board of directors for the payment of dividends that is not more than 35 nor less than 10 days prior to the scheduled dividend payment date.

The first dividend on the series A preferred stock is scheduled to be paid on March 31, 2005 and will be a pro rata dividend from and including the original issue date to and including March 31, 2005 in the amount of $0.30694.

Dividends on the series A preferred stock will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next paragraph, unless full cumulative dividends on the series A preferred stock for all past dividend periods and the then current dividend period shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

•	declare or pay or set aside for payment of dividends, and we will not declare or make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the series A preferred stock, for any period; or

•	redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to the series A preferred stock.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital stock ranking junior to the series A preferred stock;

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the series A preferred stock; and

•	our purchase of shares of series A preferred stock, preferred stock ranking on parity with the series A preferred stock as to payment of dividends and upon liquidation or capital stock or equity securities ranking junior to the series A preferred stock pursuant to our charter to the extent necessary to preserve our status as a REIT as discussed under “—Restrictions on Ownership and Transfer.”

When we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon the series A preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the series A preferred stock, we will declare any dividends upon the series A preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with the series A preferred stock pro rata so that the amount of dividends declared per share of series A preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the series A preferred stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the series A preferred stock which may be in arrears.

Holders of shares of series A preferred stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the series A preferred stock as described above. Any dividend payment made on the series A preferred stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the series A preferred stock will accumulate as of the due date for the dividend payment date on which they first become payable.

We do not intend to declare dividends on the series A preferred stock, or pay or set apart for payment dividends on the series A preferred stock if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

Our unsecured credit facility prohibits us from distributing to our stockholders more than 95% of our funds from operations (as defined in our unsecured credit facility) during any four consecutive fiscal quarters, except as necessary to enable us to qualify as a REIT for federal income tax purposes. As a result, if we do not generate sufficient funds from operations (as defined in our unsecured credit facility) during the twelve months preceding any series A preferred stock dividend payment date, we would not be able to pay all or a portion of the accumulated dividends payable to our series A preferred stockholders on such payment date without causing a default under our unsecured credit facility.

Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the series A preferred stock, the holders of shares of series A preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of series A preferred stock, plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of series A preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the series A preferred stock in the distribution of assets, then the holders of the series A preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the series A preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of series A preferred stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of series A preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of series A preferred stock will not be added to our total liabilities.

Optional Redemption.    Shares of series A preferred stock are not redeemable prior to February 9, 2010. We are entitled, however, pursuant to the articles supplementary creating the series A preferred stock, to purchase shares of the series A preferred stock in order to preserve our status as a REIT for federal tax purposes at any time. See “—Restrictions on Ownership and Transfer.” On and after February 9, 2010, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) up to but excluding the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

If fewer than all of the outstanding shares of series A preferred stock are to be redeemed, we will select the shares of series A preferred stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method that we determine will not violate the 9.8% series A preferred stock ownership limit. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of series A preferred stock, other than a holder of series A preferred stock that has received an exemption from the ownership limit, would have actual or constructive ownership of more than 9.8% of the issued and outstanding shares of series A preferred stock by value or number of shares, whichever is more restrictive, because such holder’s shares of series A preferred stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, we will redeem the requisite number of shares of series A preferred stock of such holder such that no holder will own in excess of the 9.8% series A preferred stock ownership limit subsequent to such redemption. See “—Restrictions on Ownership and Transfer.” In order for their shares of series A preferred stock to be redeemed, holders must surrender their shares at the place designated in the notice of redemption. Holders will then be entitled to the redemption price and any accrued and unpaid dividends payable upon redemption following surrender of the certificates representing the shares of series A preferred stock as detailed below. If a notice of redemption has been given (in the case of a redemption of the series A preferred stock other than to preserve our status as a REIT), if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of series A preferred stock called for redemption and if irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of series A preferred stock and such shares of series A preferred stock will no longer be deemed outstanding. At such time all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon redemption, without interest. So long as no dividends are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the series A preferred stock, including the repurchase of shares of series A preferred stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.

Unless full cumulative dividends on all shares of series A preferred stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of series A preferred stock will be redeemed unless all outstanding shares of series A preferred stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of series A preferred stock or any class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the series A preferred stock (except by exchange for our capital stock ranking junior to the series A preferred stock as to dividends and upon liquidation); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of series A preferred stock in order to ensure that we continue to meet the requirements for qualification as a REIT for federal income tax purposes, and may purchase or acquire shares of series A preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of series A preferred stock. See “—Restrictions on Ownership and Transfer” below.

Notice of redemption will be given by publication in a newspaper of general circulation in the city of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the series A preferred stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named in “—Transfer Agent and Registrar.” No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of series A preferred stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the series A preferred stock may be listed or admitted to trading, each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of shares of series A preferred stock to be redeemed;

•	the place or places where the certificates representing shares of series A preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares of series A preferred stock to be redeemed will cease to accumulate on such redemption date; and

•	that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such series A preferred stock.

If fewer than all of the shares of series A preferred stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of series A preferred stock held by such holder to be redeemed.

We are not required to provide such notice in the event we redeem series A preferred stock in order to maintain our status as a REIT.

If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of the series A preferred stock at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of shares of series A preferred stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period, up to but excluding the redemption date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on series A preferred stock for which a notice of redemption has been given.

All shares of the series A preferred stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

Our unsecured credit facility prohibits us from redeeming or otherwise repurchasing any shares of our capital stock, including the series A preferred stock.

No Maturity, Sinking Fund or Mandatory Redemption.    The series A preferred stock has no maturity date and we are not required to redeem the series A preferred stock at any time. Accordingly, the series A preferred stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right. The series A preferred stock is not subject to any sinking fund.

Limited Voting Rights.    Holders of the series A preferred stock generally do not have any voting rights, except as set forth below.

If dividends on the series A preferred stock are in arrears for six or more quarterly periods, whether or not consecutive, holders of the series A preferred stock (voting together as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as a preferred stock director), until all unpaid dividends with respect to the series A preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In such a case, the number of directors serving on the board of directors will be increased by two members. The preferred stock directors will be elected by a plurality of the votes cast in the election for a one-year term and each preferred stock director will serve until his successor is duly elected and qualified or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•	a special meeting called by the holders of at least 10% of the outstanding shares of series A preferred stock and the holders of shares of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•	each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the series A preferred stock and on any other class or series of preferred stock on parity with the series A preferred stock with respect to dividends, have been paid in full for all past dividend periods.

If and when all accumulated dividends on the series A preferred stock shall have been paid in full or a sum sufficient for such payment is set apart for payment, the holders of the series A preferred stock shall be divested of the voting rights set forth above (subject to revesting in the event of each and every preferred dividend default) and, if all dividends in arrears have been paid in full or set aside for payment in full on all other classes or series of parity preferred stock, the term and office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly.

Any preferred stock director elected by the holders of series A preferred stock and other holders of parity preferred stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of series A preferred stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of series A preferred stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). The preferred stock directors shall each be entitled to one vote per director on any matter.

In addition, so long as any shares of series A preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of series A preferred stock and each other class or series of preferred stock ranking on parity with the series A preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to such series A preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our charter, including the terms of the series A preferred stock, whether by merger, consolidation, transfer or conveyance of substantially all of its assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the series A preferred stock;

except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the series A preferred stock remains outstanding with the terms of the series A preferred stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the series A preferred stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if the holders of the series A preferred stock receive the greater of the full trading price of the series A preferred stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

Holders of shares of series A preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the amount of the authorized series A preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the series A preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Holders of shares of series A preferred stock will not have any voting rights with respect to, and the consent of the holders of series A preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the series A preferred stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of series A preferred stock.

In any matter in which the series A preferred stock may vote (as expressly provided in the articles supplementary creating the series A preferred stock), each share of series A preferred stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of series A preferred stock will be entitled to one vote.

Restrictions on Ownership and Transfer.    In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter and the articles supplementary creating the series A preferred stock contain restrictions on the ownership and transfer of shares of our series A preferred stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The series A preferred stock relevant sections of our charter and articles supplementary provide that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our series A preferred stock or more than 9.8% (by value) of our outstanding capital stock. We refer to these restrictions as the “ownership limit” and the “aggregate stock ownership limit,” respectively. For a further description of restrictions on ownership and transfer of all series and classes of our shares of capital stock, see “Description of Securities—Restrictions on Transfer.”

Conversion.    The series A preferred stock is not convertible into or exchangeable for any of our other property or securities.

Global Securities.    Rather than issue the series A preferred stock in the form of physical certificates, we will generally issue the shares in book-entry form evidenced by one or more global securities. We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as DTC’s nominee.

DTC holds securities for its participants to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants, or their representatives, together with other entities, own DTC.

Purchases of series A preferred stock under the DTC system must be made by or through participants, which will receive a credit for the shares on DTC’s records. Holders who are DTC participants may hold their interests in global securities directly through DTC. Holders who are not DTC participants may beneficially own interests in a global security held by DTC only through DTC participants, or through banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant and have indirect access to the DTC system. The ownership interest of each actual purchaser is recorded on the participant’s and indirect participants’ records. Purchasers will not receive written confirmation from DTC of their purchase, but should receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the purchasers entered into the transaction.

So long as Cede & Co. is the registered owner of any global security, Cede & Co. for all purposes will be considered the sole holder of the global security. The deposit of shares of series A preferred stock with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the shares. DTC has no knowledge of the actual beneficial owners of the shares. DTC’s records reflect only the identity of the participants to whose accounts the shares are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Neither DTC nor Cede & Co. consents or votes with respect to the shares. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to the participants whose accounts are credited with the shares on the record date. DTC has advised us that it will take any action permitted to be taken by a holder of shares only at the direction of participants whose accounts are credited with DTC interests in the relevant global security.

Unless our use of the book-entry system is discontinued, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holders of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability of those holders to transfer their beneficial interests in the global security.

Delivery of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Redemption notices will be sent to Cede & Co. If less than all of the principal amount of the global securities is being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in the global securities to be redeemed.

Redemption proceeds, distributions and dividend payments on the series A preferred stock will be made to Cede & Co. by wire transfer of immediately available funds. DTC’s practice is to credit participants’ accounts on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC believes that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of the participants and indirect participants.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we are not responsible for its accuracy. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Neither we nor any transfer agent, registrar or paying agent are responsible for the performance by DTC or their participants or indirect participants under the rules and procedures governing their operations or for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Transfer Agent and Registrar.    The transfer agent, registrar and dividend disbursement agent for shares of series A preferred stock is American Stock Transfer & Trust Company.

DESCRIPTION OF SECURITIES

The following summary of the terms of the stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 100 million shares of our common stock, $0.01 par value per share, or common stock, and 20 million shares of preferred stock, $0.01 par value per share, or preferred stock. Our charter authorizes our board of directors to increase or decrease the number of authorized shares without stockholder approval. Upon completion of this offering, 21,421,300 shares of our common stock and 3,600,000 shares of preferred stock will be issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

All shares of our common stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on transfer of stock and except as may be otherwise specified therein with respect to any class or series of common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions may be taken if declared advisable by a majority of our board of directors and approved by the vote of a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on transfers of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Other than the series A preferred stock offered pursuant to this offering, as of the date hereof no shares of preferred stock are outstanding.

Power to Increase Authorized Stock and Issue Additional Shares of our Common Stock and Preferred Stock

We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Restrictions on Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter and the articles supplementary creating the series A preferred stock contain restrictions on the ownership and transfer of our common stock, series A preferred stock and capital stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter and the articles supplementary creating the series A preferred stock provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or series A preferred stock, or more than 9.8% of the value of our outstanding capital stock. We refer to these restrictions as the “common stock ownership limit,” the “series A preferred stock ownership limit” and the “aggregate stock ownership limit,” respectively. A person or entity that becomes subject to the common stock ownership limit, the series A preferred stock ownership limit, or the aggregate ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our common, series A preferred, or capital stock, as applicable, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our common, series A preferred, or capital stock, as applicable.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common, or series A preferred stock or less than 9.8% of the value of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common, series A preferred or capital stock, as applicable and thereby subject such stock to the applicable ownership limit.

Our board of directors may, in its sole discretion, waive the common stock ownership limit, the series A preferred stock ownership limit, or the aggregate stock ownership limit with respect to a particular stockholder if it:

•	determines that such ownership will not cause any individual’s beneficial ownership of shares of our capital stock to violate the aggregate stock ownership limit and that any exemption from the applicable ownership limit will not jeopardize our status as a REIT; and

•	determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code.

Our board of directors may also, in its sole discretion, waive the series A preferred stock ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT.

As a condition of our waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

In connection with the waiver of the common stock ownership limit, the series A preferred stock ownership limit, or the aggregate stock ownership limit or at any other time, our board of directors may increase the common stock ownership limit, the series A preferred stock ownership limit, or the aggregate stock ownership limit, as applicable, for one or more persons and decrease the common stock ownership limit, the series A preferred stock ownership limit, or the aggregate stock ownership limit, as applicable, for all other persons and entities; provided, however, that the decreased common stock ownership limit, the series A preferred stock ownership limit, or the aggregate stock ownership limit will not be effective for any person or entity whose percentage ownership in our common stock, series A preferred stock or capital stock, as applicable, is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our common stock, series A preferred stock, or capital stock, as applicable, equals or falls below the decreased common stock ownership limit, the series A preferred stock ownership limit, or the aggregate stock ownership limit, as applicable; but any further acquisition of our common stock, series A preferred stock, or capital stock, as applicable, in excess of such percentage ownership will be in violation of the applicable ownership limit. Additionally, the new ownership limit, as applicable, may not allow five or fewer stockholders to beneficially own more than 49% in value of our outstanding capital stock.

Our charter provisions further prohibit:

•	any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter and the articles supplementary creating our series A preferred stock, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit as established by our board of directors or would result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares in excess of the applicable ownership limit or causing us to be “closely held” or otherwise to fail to qualify as a REIT (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares in excess of the ownership limit will be void. If any transfer would result in shares of our stock being beneficially owned by fewer than 100 persons, then any such purported transfer will be void and of no force or effect.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the last reported sales price reported on the New York Stock Exchange on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the common stock ownership limit or the series A preferred stock ownership limit, as applicable, and the aggregate stock ownership limit or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee or owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the New York Stock Exchange on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares shall be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount shall be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee shall be designated by us and shall be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares in excess of the common stock ownership limit, the series A preferred stock ownership limit or the aggregate stock ownership limit by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares in excess of the applicable ownership limit, and may also exercise all voting rights with respect to such shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the company to redeem shares of common stock or series A preferred stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner must, on request, provide us with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of our stock on our status as a REIT and to ensure compliance with the common stock ownership limit, the series A preferred stock ownership limit and the aggregate stock ownership limit, or as otherwise permitted by our board of directors.

All certificates representing shares of our common stock and series A preferred stock bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and series A preferred stock is American Stock Transfer & Trust Company.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting and until their successors are duly elected and qualify. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors. Additionally, in the event that we are in arrears on dividends on our series A preferred stock for six or more quarterly periods, whether or not consecutive, holders of our series A preferred stock, voting as a single class with all other series of preferred stock ranking on a parity with the series A preferred stock, upon which like voting rights have been conferred and are exercisable, will have the right to elect an additional two directors to our board for a limited time. See “Description of Series A Preferred Stock—Limited Voting Rights.”

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, (1) precludes stockholders from removing incumbent directors except upon the existence of cause for removal and a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees. In addition, any director elected to our board by the holders of our series A preferred stock may only be removed by a vote of such series A preferred stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any interested stockholder of ours. As a result, anyone who later becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute. We cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A ”control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. We cannot provide you any assurance that our board of directors will not amend or eliminate this provision at any time in the future.

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of stockholders. Pursuant to Subtitle 8, we have elected to provide that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require a two-thirds vote for the removal of any director from the board, vest in the board the exclusive power to fix the number of directorships and fill vacancies and require, unless called by our Executive Chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting.

Amendments to Our Charter and Bylaws

Our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter, including, in the case of an amendment that would materially and adversely affect our series A preferred stock, the consent of two-thirds of the outstanding shares of our series A preferred stock voting as a single class with all other classes or series of preferred stock ranking on parity with the series A preferred stock with respect to the payment of dividends and distribution of assets upon our liquidation and upon which like voting rights have been conferred. See “Description of Series A Preferred Stock—Limited Voting Rights.” However, our charter’s provisions regarding removal of directors may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Transactions Outside the Ordinary Course of Business

We may not merge with or into another company, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter. In the case of any such transaction that would materially and adversely affect our series A preferred stock, we will require the consent of two-thirds of the outstanding shares of our series A preferred stock voting as a single class with all other classes or series of preferred stock ranking on parity with the series A preferred stock with respect to the payment of dividends and distribution of assets upon our liquidation and upon which like voting rights have been conferred, provided, however, that if, upon the occurrence of such a transaction, the series A preferred stock remains outstanding with materially unchanged terms, taking into account that we may not be the surviving entity, then the transaction will not be deemed to materially and adversely affect our series A preferred stock. Furthermore, we will not require the consent of the series A preferred stockholders if, pursuant to such a transaction, the series A preferred stockholders receive the greater of the full trading price of the series A preferred stock on the date of the transaction and the liquidation preference. See “Description of Series A Preferred Stock—Limited Voting Rights.”

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

•	with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not less than 120 nor more than 150 days prior to the first anniversary of the date of the mailing of the notice for our preceding year’s annual meeting. With respect to our 2005 annual meeting, the bylaws provide that notice of the prior year’s annual meeting will be deemed to have been mailed on March 31, 2004. In the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our company’s board of directors were to opt in to the business combination provisions of the MGCL or the provisions of Title 3, Subtitle 8 of the MGCL, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limit

Our charter and the articles supplementary creating the series A preferred stock provide that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or series A preferred stock or more than 9.8% of the value of our outstanding capital stock. We refer to these restrictions as the “ownership limits.” For a fuller description of this restriction and the constructive ownership rules, see “Description of Securities—Restrictions on Transfer” and “Description of Series A Preferred Stock—Restrictions on Ownership and Transfer.”

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty.

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The partnership agreement provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See “Description of the Partnership Agreement of Digital Realty Trust, L.P.—Indemnification and Limitation of Liability.”

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We have entered into an indemnification agreement with each of our executive officers and directors as described in “Management—Indemnification Agreements.”

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax considerations regarding our company and this offering of our series A preferred stock. This summary is based on current law, including:

•	the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax consequences associated with the acquisition, ownership, sale or other disposition of our series A preferred stock or our election to be taxed as a REIT.

Taxation of Our Company

General.    We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2004. We believe that we have been organized and have operated in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized or operated in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

Latham & Watkins LLP has acted as our tax counsel in connection with this offering of our series A preferred stock and our election to be taxed as a REIT. Latham & Watkins LLP has rendered to us an opinion to the effect that, commencing with our taxable year ended December 31, 2004, we have been organized in conformity with the requirements for qualification and taxation as a REIT, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins

LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. See “—Failure to Qualify.” Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate-level. Double taxation means taxation once at the corporate-level when income is earned and once again at the stockholder-level when the income is distributed. We will, however, be required to pay federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•	Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to a pay tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (B) the amount by which 95% of our gross income (90% for our taxable year ended December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	Sixth, if we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

•	Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury regulations on its tax return for the year in which we acquire an asset from the C corporation.

•	Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. See “—Penalty Tax.” Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a Real Estate Investment Trust.    The Code defines a “REIT” as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have been organized and operated in a manner that has or, as applicable, will allow us to satisfy conditions (1) through (7) inclusive. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions are described in “Description of Securities—Restrictions on Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies and their partners or members below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. In the future, we may be a limited partner or non-managing member in some of our partnerships and limited liability companies. If such a partnership or limited liability company were to take actions which could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities of any one issuer that constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to regular federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. See “—Asset Tests.” A REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below, and their operations will be subject to the provisions described above. See “—Asset Tests.”

We currently hold an interest in two taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. One of our taxable REIT subsidiaries, Asbury Park Holdings, is organized under the laws of Jersey and owns the Camperdown House property. The United Kingdom and other foreign countries may impose taxes on our operations within their jurisdictions, including the operations of Asbury Park Holdings. To the extent possible, we will structure our activities to minimize our foreign tax liability. However, there can be no complete assurance that we will be able to eliminate our foreign tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those taxes. From time to time we may own other properties through taxable REIT subsidiaries, although we have no present plan or intention to do so.

Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or certain types of temporary investments. Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space. Pursuant to the American Jobs Creation Act of 2004 (the “2004 Act”), signed into law by President Bush on October 22, 2004, whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, under the 2004 Act, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of noncustomary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent the failure will not, based on the advice of our tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at the properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary. We believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

From time to time we may incur foreign currency gains or losses as a result of distributions made by Asbury Park Holdings to our operating partnership, because Asbury Park Holdings’ functional currency is not the United States dollar. While any foreign currency gains we recognize may not be qualifying income for purposes of the 75% and 95% gross income tests, we do not expect that any such foreign currency gains will adversely affect our ability to comply with such tests.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, REIT gross income test. In addition, because Asbury Park Holdings is a “controlled foreign corporation” for United States federal income tax purposes under applicable tax rules, we will be deemed to receive our allocable share of certain income earned by Asbury Park Holdings through our interest in our operating partnership, whether or not such income actually is distributed to our operating partnership. We intend to take the position that such income will qualify under the 95%, but not the 75%, REIT gross income test, although there is no law that directly addresses the tax treatment of such income for purposes of the REIT gross income tests. We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

For our taxable year ending December 31, 2004, we generally may avail ourself of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Our taxable REIT subsidiaries currently do not provide any services to our tenants. If, in the future, any of our taxable REIT subsidiaries provide services to our tenants, we intend to set the fees paid to our taxable REIT subsidiaries for such services at arm’s-length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests.    At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, certain “straight debt” securities, having specified characteristics. Under the 2004 Act, certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, under the 2004 Act, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. This provision of the 2004 Act is effective commencing with our taxable year beginning January 1, 2005. Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Our operating partnership owns 100% of the stock of Asbury Park Holdings and Digital Services, Inc. We are considered to own our pro rata share of Asbury Park Holdings’ and Digital Services, Inc. stock because we own interests in our operating partnership. Each of Asbury Park Holdings and Digital Services, Inc. has elected, together with us, to be treated as our taxable REIT subsidiary. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership of their stock. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries does not exceed, and believe that in the future it will not exceed, 20% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through our operating partnership, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in our operating partnership. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, including as a result of an increase in our interest in our operating partnership, we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.

Commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

Although we plan to take steps to ensure that we satisfy the tests described above, there can be no assurance that such steps will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on such income at regular ordinary and capital gain corporate tax rates. We intend to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above.

However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Like-Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure To Qualify

Commencing with our taxable year beginning January 1, 2005, specified cure provisions will be available to us in the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. These cure provisions would reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and would instead generally require the payment of a monetary penalty. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General.    All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are classified as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests. See “—Taxation of Our Company.”

Entity Classification.    Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as a partnership (or disregarded entity), as opposed to associations taxable as corporations for federal income tax purposes. If our operating partnership or a subsidiary partnership or limited liability company were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and prevent us from satisfying the REIT asset tests and possibly the income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, would prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the tax status of our operating partnership’s or a subsidiary partnership’s or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

A domestic business entity not otherwise organized as a corporation and which has at least two members, an “eligible entity,” that did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. Our operating partnership and each of our other partnerships and limited liability companies intend to claim classification as a partnership under the final regulations. As a result, we believe these entities will be classified as partnerships for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction.    The partnership agreement generally provides that items of operating income will be allocated to us to the extent of the accrued preferred return on our series A preferred units and then to the holders of common units in proportion to the number of common units held by each such unitholder. Items of operating loss will generally be allocated first to the holders of common units in proportion to the number of common units held. Certain limited partners have agreed to guarantee debt of our operating partnership, indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guaranties or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us. In addition, the partnership agreement further provides that holders of long-term incentive units will be entitled to receive special allocations of gain in the event of a sale or hypothetical sale of assets of our operating partnership prior to the allocation of gain to holders of common units. This special allocation of gain is intended to enable the holders of long-term incentive units to convert their long-term incentive units into common units.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property was contributed to our operating partnership in exchange for interests in our operating partnership in connection with the formation transactions. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to our operating partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (i) will or could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a Real Estate Investment Trust” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Federal Income Tax Considerations for Holders of Our Series A Preferred Stock

The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of our series A preferred stock. This summary deals only with series A preferred stock held as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	“S” corporations;

•	regulated investment companies and real estate investment trusts;

•	foreign corporations or partnerships, and persons who are not residents or citizens of the United States;

•	dealers in securities or currencies;

•	persons holding our series A preferred stock as a hedge against currency risks or as a position in a straddle; or

•	United States persons whose functional currency is not the United States dollar.

If a partnership holds our series A preferred stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our series A preferred stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our series A preferred stock.

If you are considering purchasing our series A preferred stock, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our series A preferred stock arising under the laws of any state, local or foreign taxing jurisdiction.

When we use the term “U.S. stockholder,” we mean a holder of shares of our series A preferred stock who, for United States federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury regulations provide otherwise;

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. stockholders.

If you hold shares of our series A preferred stock and are not a U.S. stockholder, you are a “non-U.S. stockholder.”

Taxation of Taxable U.S. Stockholders Generally

Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. stockholders as ordinary income. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. For purposes of determining whether distributions to holders of series A preferred stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our Series A preferred stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. Stockholder. This treatment will reduce the adjusted tax basis which the U.S. Stockholder has in its shares of series A preferred stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. Stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. As described in “—Tax Rates” below, these gains may be taxable to non-corporate U.S. stockholders at a 15% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our series A preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of our series A preferred stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by the Company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. stockholder generally would:

•	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its series A preferred stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Dispositions of Our Series A Preferred Stock.    If a U.S. Stockholder sells or disposes of shares of series A preferred stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the series A preferred stock for more than one year. In general, if a U.S. Stockholder recognizes loss upon the sale or other disposition of series A preferred stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. Stockholder received distributions from us which were required to be treated as long-term capital gains.

Redemption of Series A Preferred Stock.    A redemption of shares of the series A preferred stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. Stockholder;

•	results in a “complete termination” of the U.S. Stockholder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. Stockholder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. Stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. Stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. Stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption of shares of the series A preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. Stockholder’s adjusted basis in the redeemed shares of the series A preferred stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. Stockholder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption of shares of the series A preferred stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Series A Preferred Stock.”

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including “capital gain dividends,” has generally been reduced from 20% to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced from 38.6% to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.” Although these tax rate changes do not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stock of other corporations that pay dividends to be more attractive relative to the stock of REITs. The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2008, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Backup Withholding

We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. stockholders.”

Taxation of Tax Exempt Stockholders

Dividend income from us and gain arising upon a sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our series A preferred stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation and does not address state local or foreign tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances.

Distributions Generally.    Distributions that are neither attributable to gain from sales or exchanges by us of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

(1) a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

(2) the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s series A preferred stock, but rather will reduce the adjusted basis of such series A preferred stock. To the extent that such distributions exceed the adjusted basis of a non-U.S. stockholder’s series A preferred stock, they will give rise to gain from the sale or exchange of its series A preferred stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as if made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1) the investment in our series A preferred stock is treated as effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. stockholders would thus generally be taxed at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, such gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation, as discussed above. We also will be required to withhold and to remit to the IRS 35% of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of a distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead, such distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the series A preferred stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting from their proportionate share of the tax paid by us on such retained capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us were to exceed their actual United States federal income tax liability.

Sale of Our Series A Preferred Stock.    Gain recognized by a non-U.S. stockholder upon the sale or exchange of series A preferred stock generally will not be subject to United States taxation unless such shares of stock constitute a “United States real property interest” within the meaning of FIRPTA. Our series A preferred stock will not constitute a “United States real property interest” so long as we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we have been a “domestically controlled REIT.” Even if we have been a “domestically controlled REIT,” because our capital stock is publicly traded, no assurance can be given that we will continue to be a “domestically controlled REIT.”

Notwithstanding the foregoing, gain from the sale or exchange of series A preferred stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our series A preferred stock is treated as effectively connected with the non-U.S. stockholder’s United States trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Even if we do not qualify as a “domestically controlled REIT” at the time a non-U.S. stockholder sells our series A preferred stock, gain arising from the sale or exchange by a non-U.S. stockholder of series A preferred stock would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if:

(1) our series A preferred stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2) such non-U.S. stockholder owned, actually or constructively, 5% or less of our series A preferred stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of series A preferred stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the series A preferred stock would be required to withhold and remit to the IRS 10% of the purchase price.

Backup Withholding Tax and Information Reporting.    Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state and local tax laws with respect to our tax treatment as a REIT and on an investment in our series A preferred stock.

ERISA CONSIDERATIONS

General

The following is a summary of certain material considerations arising under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser. The following summary may also be relevant to a prospective purchaser that is not an employee benefit plan which is subject to ERISA, but is a tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account, which we refer to collectively as an “IRA.” This discussion does not address all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders in light of their particular circumstances, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental, church, foreign and other plans that are exempt from all or certain provisions of ERISA and Section 4975 of the Code but that may be subject to other federal, state, local or foreign law requirements.

A fiduciary making the decision to invest in shares of our series A preferred stock on behalf of a prospective purchaser which is an ERISA plan or an IRA or other employee benefit plan is advised to consult its legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Code, and, to the extent not preempted, state law with respect to the purchase, ownership or sale of shares of our series A preferred stock by the plan or IRA.

Plans should also consider the entire discussion under the heading “Federal Income Tax Considerations,” as material contained in that section is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase our common stock.

Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs

Each fiduciary of an “ERISA plan,” which is an employee benefit plan subject to Title I of ERISA, should carefully consider whether an investment in shares of our series A preferred stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Subtitle B of Title I of ERISA require that:

•	an ERISA plan make investments that are prudent and in the best interests of the ERISA plan, its participants and beneficiaries;

•	an ERISA plan make investments that are diversified in order to reduce the risk of large losses, unless it is clearly prudent for the ERISA plan not to do so;

•	an ERISA plan’s investments are authorized under ERISA and the terms of the governing documents of the ERISA plan; and

•	the fiduciary not cause the ERISA plan to enter into transactions prohibited under Section 406 of ERISA (and certain corresponding provisions of the Code).

In determining whether an investment in shares of our series A preferred stock is prudent for ERISA purposes, the appropriate fiduciary of an ERISA plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA plan’s portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA plan, taking into consideration the risk of loss and opportunity for gain or other return from the investment, the diversification, cash flow and funding requirements of the ERISA plan, and the liquidity and current return of the ERISA plan’s portfolio. A fiduciary should also take into account the nature of our business, the length of our operating history and other matters described in the section entitled “Risk Factors.”

The fiduciary of an IRA or an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan (if no election has been made under Section 410(d) of the Code) or because it does not cover common law employees should consider that it may only make investments that are either authorized or not prohibited by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

Our Status Under ERISA

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). For example, a prohibited transaction may occur if our assets are deemed to be assets of investing ERISA plans and persons who have certain specified relationships to an ERISA plan (“parties in interest” within the meaning of ERISA, and “disqualified persons” within the meaning of the Code) deal with these assets. Further, if our assets are deemed to be assets of investing ERISA plans, any person that exercises authority or control with respect to the management or disposition of the assets is an ERISA plan fiduciary.

ERISA plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued regulations that outline the circumstances under which an ERISA plan’s interest in an entity will be subject to the look-through rule. The Department of Labor regulations apply to the purchase by an ERISA plan of an “equity interest” in an entity, such as stock of a REIT. However, the Department of Labor regulations provide an exception to the look-through rule for equity interests that are “publicly offered securities.”

Under the Department of Labor regulations, a “publicly offered security” is a security that is:

•	freely transferable;

•	part of a class of securities that is widely held; and

•	either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or sold to an ERISA plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which this security is a part is registered under the Exchange Act within 120 days, or longer if allowed by the SEC, after the end of the fiscal year of the issuer during which this offering of these securities to the public occurred.

Whether a security is considered “freely transferable” depends on the facts and circumstances of each case. Under the Department of Labor regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of the security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable.

A class of securities is considered “widely held” if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.

The shares of our series A preferred stock offered in this prospectus may meet the criteria of the publicly offered securities exception to the look-through rule. First, the series A preferred stock could be considered to be freely transferable, as there is no minimum investment required and the only restrictions upon its transfer are those generally permitted under the Department of Labor regulations, including those required under federal tax laws to maintain our status as a REIT, resale restrictions under applicable federal securities laws with respect to securities not purchased pursuant to this prospectus and those owned by our officers, directors and other affiliates, and voluntary restrictions agreed to by the selling stockholder regarding volume limitations.

Second, we expect (although we cannot confirm) that our series A preferred stock will be held by 100 or more investors, and we expect that at least 100 or more of these investors will be independent of us and of one another.

Third, the shares of our series A preferred stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the series A preferred stock is registered under the Exchange Act.

In addition, the Department of Labor regulations provide exceptions to the look-through rule for equity interests in some types of entities, including any entity which qualifies as an “operating company,” including either a “real estate operating company” or a “venture capital operating company.”

Under the Department of Labor regulations, a “real estate operating company” is defined as an entity which on certain testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

•	invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities; and

•	which, in the ordinary course of its business, is engaged directly in real estate management or development activities.

According to those same regulations, a “venture capital operating company” is defined as an entity which on certain testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

•	invested in one or more operating companies with respect to which the entity has management rights; and

•	which, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

We have not endeavored to determine whether we will satisfy the “real estate operating company” or “venture capital operating company” exceptions.

If for any reason our assets are deemed to be ERISA “plan assets” because we do not qualify for any exception under the Department of Labor regulations, certain transactions that we might enter into, or may have entered into, in the ordinary course of our business might constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code and might have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be ERISA “plan assets,” our management may be considered to be fiduciaries under ERISA and Section 4975 of the Code. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for an ERISA plan if it were to acquire and hold our series A preferred stock either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA plan.

Prior to making an investment in the shares offered in this prospectus, prospective employee benefit plan investors (whether or not subject to ERISA or Section 4975 of the Code) should consult with their legal and other advisors concerning the impact of ERISA and the Code (and, particularly in the case of non-ERISA plans and arrangements, any additional state, local and foreign law considerations), as applicable, and the potential consequences in their specific circumstances of an investment in such shares.

UNDERWRITING

Citigroup Global Markets Inc. and UBS Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of our series A preferred stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.	1,260,000
UBS Securities LLC	1,260,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	540,000
Credit Suisse First Boston LLC	180,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	180,000
Stifel, Nicolaus & Company, Incorporated	180,000

Total	3,600,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other specified conditions, which include: the representations and warranties made by us to the underwriters are true; there is no material adverse effect on our prospects, earnings, business or properties; and we deliver customary documents to the underwriters. The underwriters are obligated to purchase all the shares, other than those covered by the over-allotment option described below, if they purchase any of the shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering may be terminated.

The underwriters propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to dealers at the public offering price less a concession not to exceed $0.50 per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.30 per share on sales to other dealers. After the initial offering, the representatives may change the public offering price and the other selling terms.

We have granted to the underwriters an option, exercisable for 10 days from the date of this prospectus, to purchase up to 540,000 additional shares of our series A preferred stock at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment.

Prior to this offering, there has been no public market for our series A preferred stock. We have applied to have our series A preferred stock listed on the New York Stock Exchange under the symbol “DLR Pr A”. If the application is approved, trading of the series A preferred stock is expected to commence within 30 days after the initial delivery of the series A preferred stock. The underwriters have advised us that they intend to make a market in the series A preferred stock prior to commencement of any trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the series A preferred stock.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of series A preferred.

	Paid by Digital Realty Trust
	No Exercise	Full Exercise
Per share	$0.7875	$0.7875
Total	$2,835,000	$3,260,250

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

•	Stabilizing transactions consist of bids for or purchases of the underlying security in the open market while this offering is in progress so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of our series A preferred stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives repurchase shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of our series A preferred stock. They may also cause the price of our series A preferred stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

For a period of 90 days after the date of this prospectus, we and our operating partnership have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of any class of our capital stock, or units of limited partnership of our operating partnership (in each case, other than shares of series A preferred stock or series A preferred units, as applicable), which are preferred as to payment of dividends, or as to distribution of assets upon our or our operating partnership’s liquidation or dissolution, over shares of any other class of our capital stock or units of limited partnership of our operating partnership, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Citigroup Global Markets Inc. and UBS Securities LLC.

We estimate that the total expenses of this offering will be $900,000.

We and our operating partnership have agreed to indemnify the underwriters against liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in that respect.

The underwriters may, from time to time, engage in transactions with and perform investment banking, commercial banking and advisory services for us and our affiliates in the ordinary course of their business for which they will receive customary fees and expenses.

Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint lead arrangers and joint bookrunning managers of, and affiliates of Citigroup Global Markets Inc., UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and other underwriters for this offering are lenders under, our unsecured credit facility. Approximately $86.3 million of the net proceeds from this offering will be used to reduce borrowings under such facility. An affiliate of Citigroup Global Markets Inc. is also the lender under mortgage loans secured by seven of our properties in an aggregate principal amount of $163.0 million.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make Internet distributions on the same basis as other allocations. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders.

We expect to deliver the series A preferred stock against payment for the shares on or about February 9, 2005, which is the fourth business day following the date of this prospectus. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the series A preferred stock before the settlement of this offering will be required, by virtue of the fact that the series A preferred stock initially will settle in four business days, to specify alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and for the underwriters by Goodwin Procter LLP, Boston, Massachusetts. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the series A preferred stock offered hereby.

EXPERTS

The balance sheet of Digital Realty Trust, Inc. as of March 31, 2004 has been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of the Digital Realty Predecessor as of December 31, 2003 and 2002, and for the years ended December 31, 2003 and 2002 and the period from February 28, 2001 (inception) through December 31, 2001 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenue and certain expenses of Ardenwood Corporate Park, ASM Lithography Facility, AT&T Web Hosting Facility, Granite Tower, and Stanford Place II for the year ended December 31, 2002; and the statements of revenue and certain expenses of 100 Technology Center Drive, Carrier Center, Comverse Technology Building, Savvis Data Center, Webb at LBJ, AboveNet Data Center, 200 Paul Avenue, 1100 Space Park Drive and 833 Chestnut Street for the year ended December 31, 2003 have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s reports refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expenses.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to the shares of our series A preferred stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our series A preferred stock to be sold in this offering, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W. Room 1024, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission’s Web site, www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Page
Digital Realty Trust, Inc. and Subsidiaries:
Unaudited Pro Forma Condensed Consolidated Information:
Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004	F-5
Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2004	F-6
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003	F-7
Notes to Pro Forma Condensed Consolidated Financial Statements	F-8
Digital Realty Trust, Inc.:
Report of Independent Registered Public Accounting Firm	F-20
Balance Sheets as of March 31, 2004 and September 30, 2004 (unaudited)	F-21
Notes to Balance Sheets	F-22
Digital Realty Trust, Inc. and Digital Realty Trust, Inc. Predecessor:
Combined Balance Sheets as of September 30, 2004 (unaudited) and December 31, 2003	F-24
Combined Statements of Income for the three months ended September 30, 2004 and 2003 (both unaudited)	F-25
Combined Statements of Income for the nine months ended September 30, 2004 and 2003 (both unaudited)	F-26
Combined Statement of Comprehensive Income for the nine months ended September 30, 2004 and 2003 (both unaudited)	F-27
Combined Statement of Cash Flows for the nine months ended September 30, 2004 and 2003 (both unaudited)	F-28
Notes to Combined Financial Statements	F-29
Digital Realty Predecessor:
Report of Independent Registered Public Accounting Firm	F-34
Combined Balance Sheets as of December 31, 2003 and 2002	F-35
Combined Statements of Operations for the years ended December 31, 2003 and 2002 and the period from February 28, 2001 (inception) through December 31, 2001	F-36
Combined Statements of Owner’s Equity and Comprehensive Income (Loss) for the years ended December 31, 2003 and 2002 and the period from February 28, 2001 (inception) through December 31, 2001	F-37
Combined Statements of Cash Flows for the years ended December 31, 2003 and 2002 and the period from February 28, 2001 (inception) through December 31, 2001	F-38
Notes to Combined Financial Statements	F-39
Supplemental Schedule—Schedule III—Properties and Accumulated Depreciation	F-50
Notes to Schedule III—Properties and Accumulated Depreciation	F-51
Ardenwood Corporate Park:
Independent Auditors’ Report	F-52
Statements of Revenue and Certain Expenses for the period from January 1, 2003 through January 12, 2003 (unaudited) and year ended December 31, 2002	F-53
Notes to Statements of Revenue and Certain Expenses	F-54
ASM Lithography Facility:
Independent Auditors’ Report	F-56
Statements of Revenue and Certain Expenses for the period from January 1, 2003 through May 19, 2003 (unaudited) and year ended December 31, 2002	F-57
Notes to Statements of Revenue and Certain Expenses	F-58

INDEX TO FINANCIAL STATEMENTS (Continued)

Page
AT&T Web Hosting Facility:
Independent Auditors’ Report	F-60
Statements of Revenue and Certain Expenses for the period from January 1, 2003 through June 22, 2003 (unaudited) and year ended December 31, 2002	F-61
Notes to Statements of Revenue and Certain Expenses	F-62

Granite Tower:
Independent Auditors’ Report	F-64
Statements of Revenue and Certain Expenses for the period from January 1, 2003 through September 21, 2003 (unaudited) and year ended December 31, 2002	F-65
Notes to Statements of Revenue and Certain Expenses	F-66

Stanford Place II:
Independent Auditors’ Report	F-68
Statements of Revenue and Certain Expenses for the period from January 1, 2003 through September 30, 2003 (unaudited) and year ended December 31, 2002	F-69
Notes to Statements of Revenue and Certain Expenses	F-70

100 Technology Center Drive:
Independent Auditors’ Report	F-72
Statements of Revenue and Certain Expenses for the period from January 1, 2004 through February 16, 2004 (unaudited) and the year ended December 31, 2003	F-73
Notes to Statements of Revenue and Certain Expenses	F-74

Carrier Center:
Independent Auditors’ Report	F-76
Statements of Revenue and Certain Expenses for the period from January 1, 2004 through May 24, 2004 (unaudited) and the year ended December 31, 2003	F-77
Notes to Statements of Revenue and Certain Expenses	F-78

Comverse Technology Building:
Independent Auditors’ Report	F-81
Statements of Revenue and Certain Expenses for the period from January 1, 2004 through June 15, 2004 (unaudited) and the year ended December 31, 2003	F-82
Notes to Statements of Revenue and Certain Expenses	F-83

Savvis Data Center:
Independent Auditors’ Report	F-85
Statements of Revenue and Certain Expenses for the period from January 1, 2004 through May 24, 2004 (unaudited) and the year ended December 31, 2003	F-86
Notes to Statements of Revenue and Certain Expenses	F-87

Webb at LBJ:
Independent Auditors’ Report	F-89
Statements of Revenue and Certain Expenses for the period from January 1, 2004 through August 24, 2004 (unaudited) and the year ended December 31, 2003	F-90
Notes to Statements of Revenue and Certain Expenses	F-91

AboveNet Data Center:
Independent Auditors’ Report	F-93
Statements of Revenue and Certain Expenses for the period from January 1, 2004 through September 16, 2004 (unaudited) and the year ended December 31, 2003	F-94
Notes to Statements of Revenue and Certain Expenses	F-95

DIGITAL REALTY TRUST, INC.

Pro Forma Condensed Consolidated Financial Statements

(unaudited)

The unaudited pro forma condensed consolidated financial statements as of September 30, 2004 and for the nine months ended September 30, 2004 and the year ended December 31, 2003 are presented as if this offering, and our intended use of proceeds therefrom all had occurred on September 30, 2004 for the pro forma condensed consolidated balance sheet and on the first day of the period presented for the pro forma condensed consolidated statements of operations. Additionally, the pro forma condensed consolidated financial statements are presented as if our initial public offering and the related formation and financing transactions, the acquisitions of the properties acquired during 2004 and the properties expected to be acquired in 2005, including the remaining 25% interest in eBay Data Center, along with related financing transactions had occurred on September 30, 2004 or in the case of the properties acquired through September 30, 2004, as of the actual acquisition date, for the pro forma condensed consolidated balance sheet and on the first day of the periods presented for the pro forma condensed consolidated statements of operations. The pro forma purchase accounting adjustments are calculated pursuant to the same methodology described in note 2(e) of the combined financial statements of the Digital Realty Predecessor on page F-40.

The pro forma condensed consolidated financial statements should be read in conjunction with the combined historical financial statements of the Digital Realty Predecessor, including the notes thereto, included elsewhere in this Prospectus. The pro forma condensed consolidated financial statements do not purport to represent our financial position or the results of operations that would actually have occurred assuming the completion of this offering, the formation transactions and the acquisitions of additional properties along with the related financing transactions all had occurred by September 30, 2004 or on the first day of the periods presented, nor do they purport to project our financial position or results of operations as of any future date or for any future period.

DIGITAL REALTY TRUST, INC

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2004

(unaudited)

(In thousands)

	Digital Realty Predecessor Historical	Properties Acquired and Expected to be Acquired Subsequent to September 30, 2004	Financing Transactions	Receipt and Use of the Proceeds From Initial Public Offering and Related Transactions		Receipt and Use of the Proceeds From this Offering		Company Pro Forma
Assets	(A)	(B)	(C)
Investments in real estate, net	$650,207	202,225	—	—		—		852,432
Cash and cash equivalents, including restricted cash	12,841	(111,498)	354,126	229,562	(D)	86,265	(K)	6,948
		(4,620)	(243,401)	(91,862	)(E)	(86,265	)(L)
				(138,200	)(I)
Accounts and other receivables	4,203	—	—	—		—		4,203
Deferred rent	9,616	—	—	—		—		9,616
Acquired above market leases, net	24,932	22,772	—	—		—		47,704
Acquired in place lease value and deferred leasing costs, net	111,422	46,020	—	—		—		157,442
Deferred financing costs, net	3,927	—	6,875 (1,734)	—		—		9,068
Prepaid offering costs	4,052	—	—	(4,052	)(J)	—		—
Other assets	989	—	—	—		—		989

Total assets	$822,189	154,899	115,866	(4,552)		—		1,088,402

Liabilities and Stockholders’ and Owner’s Equity
Notes payable under line of credit	$6,117	—	113,550	—		(86,265	)(L)	27,285
			(6,117)
Notes payable under bridge loan	243,686	—	7,950	(138,200	)(I)	—		7,950
			(105,486)
Mortgage loans	246,204	73,397	26,001	—		—		456,984
			58,000
			155,000
			(101,135)
			(483)
Other secured loans	51,292	—	(29,292)	—		—		22,000
Unsecured note payable to an affiliate	4,052	—	—	(4,052	)(J)	—		—

Accounts payable and accrued expenses	9,721	—	(1,134)	—		—		9,087
			500
Acquired below market leases, net	28,139	13,112	—	—		—		41,251
Security deposits and prepaid rents	3,692	—	—	—		—		3,692
Asset management fees payable to related party	796	—	—	—		—		796

Total liabilities	593,699	86,509	117,354	(142,252)		(86,265)		569,045
Minority interests in consolidated joint ventures	3,127	(2,968)	—	—		—		159
Minority interests in operating partnership	—	75,978	—	(91,862	)(E)	—		257,768
				17,887	(G)
				255,765	(H)
Owner’s equity, including accumulated other comprehensive income	225,363	(4,620)	(237)	(201,368	)(F)	—		—
			(1,734)	(17,887	)(G)
			483
Preferred stock	—	—	—	—		86,265	(K)	86,265
Common stock	—	—	—	214	(D)	—		214
Additional paid in capital	—	—	—	229,348	(D)	—		174,613
				201,030	(F)
				(255,765	)(H)
Accumulated other comprehensive income	—	—	—	338	(F)	—		338

Total stockholders’ and owner’s equity	225,363	(4,620)	(1,488)	(44,090)		86,265		261,430

	$822,189	154,899	115,866	(4,552)		—		1,088,402

See accompanying notes to pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2004

(unaudited)

(In thousands except per share data)

	Digital Realty Trust Predecessor Historical	Properties Acquired and Expected to be Acquired Subsequent to September 30, 2004	Properties Acquired During the Nine Months Ended September 30, 2004	Financing Transactions	Other Pro Forma Adjustments		Company Pro Forma
	(AA)	(BB)	(CC)	(DD)
Revenues:
Rental	$59,127	23,077	19,576	—	—		101,780
Tenant reimbursements	10,055	4,899	4,399	—	—		19,353
Other	1,734	125	732	—	—		2,591

	70,916	28,101	24,707	—	—		123,724

Expenses:
Rental property operating and maintenance	11,625	6,447	4,788	—	—		22,860
Property taxes	6,250	1,016	1,913	—	—		9,179
Insurance	1,179	507	559	—	—		2,245
Interest	15,804	2,760	736	5,476	—		24,776
Asset management fees to related party	2,389	—	—	—	(2,389	)(FF)	—
Depreciation and amortization	20,822	9,139	7,039	—	—		37,000
General and administrative	243	—	—	—	18,019	(EE)	21,496
					2,026	(FF)
					1,208	(GG)
Other	2,716	9	46	—	—		2,771

	61,028	19,878	15,081	5,476	18,864		120,327

Income (loss) before minority interests	9,888	8,223	9,626	(5,476)	(18,864)		3,397
Minority interests in consolidated joint ventures	(28)	5	—	—	—		(23)
Minority interests in operating partnership	—	—	—	—	2,036	(HH)	2,036

Net income	9,916	8,218	9,626	(5,476)	(20,900)		1,384
Less: Preferred dividends	—	—	—	—	5,738	(II)	5,738

Net income (loss) available to common stockholders	$9,916	8,218	9,626	(5,476)	(26,638)		$(4,354)

Pro Forma loss per share available to common stockholders —basic and diluted							$(.20	)(JJ)

Pro Forma weighted average common shares outstanding—basic and diluted							21,421

See accompanying notes to pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2003

(unaudited)

(In thousands except per share data)

	Digital Realty Trust Predecessor Historical	Properties Acquired in 2004 and Expected to be Acquired in 2005	Properties Acquired in 2003	Financing Transactions	Other Pro Forma Adjustments		Company Pro Forma
	(AA)	(BB)	(CC)	(DD)
Revenues:
Rental	$50,099	69,822	10,521	—	—		130,442
Tenant reimbursements	8,661	15,741	622	—	—		25,024
Other	4,328	1,662	68	—	—		6,058

	63,088	87,225	11,211	—	—		161,524

Expenses:
Rental property operating and maintenance	8,624	17,330	1,863	—	—		27,817
Property taxes	4,688	5,472	1,423	—	—		11,583
Insurance	626	1,721	244	—	—		2,591
Interest	10,091	5,218	—	17,722	—		33,031
Asset management fees to related party	3,185	—	—	—	(3,185	)(FF)	—
Depreciation and amortization	16,295	27,510	5,065	—	—		48,870
General and administrative	329	—	—	—	18,064	(EE)	22,688
					2,701	(FF)
					1,594	(GG)
Other	2,459	56	183	—	—		2,698

	46,297	57,307	8,778	17,722	19,174		149,278

Income before minority interests	16,791	29,918	2,433	(17,722)	(19,174)		12,246
Minority interests	149	(149)	—	—	7,291	(HH)	7,291

Net income	16,642	30,067	2,433	(17,722)	(26,465)		4,955
Less Preferred Dividends	—	—	—	—	7,650	(II)	7,650

Net income (loss) available to common stockholders	$16,642	30,067	2,433	(17,722)	(34,115)		(2,695)

Pro Forma earnings per share available to common stockholders—basic and diluted							$(.13	)(JJ)

Pro Forma weighted average common shares outstanding—basic and diluted							21,421

See accompanying notes to pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

(Dollar amounts in thousands, except per share amounts)

1.	Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the pro forma condensed consolidated balance sheet as of September 30, 2004 are as follows:

(A)	Reflects the Digital Realty Trust, Inc. Predecessor (the Predecessor) historical condensed combined balance sheet as of September 30, 2004. Pursuant to the contribution agreement between the owner of the Predecessor and the Operating Partnership, which was executed in July 2004, the Operating Partnership received a contribution of direct and indirect interests in the properties in our portfolio in exchange for limited partnership interests in the Operating Partnership. The contribution was made in anticipation of the Company’s initial public offering.

As of September 30, 2004, Global Innovation Partners, LLC (GI Partners) was the ultimate owner of 100% of the Company and the Predecessor. Upon completion of our initial public offering, GI Partners owns 44.76% of the common units of the Operating Partnership, as a limited partner, and no shares of the Company’s common stock. The exchange of the interests contributed by GI Partners was accounted for as a reorganization of entities under common control; accordingly, the contributed assets and assumed liabilities were recorded at the Predecessor’s historical cost basis.

Upon completion of our initial public offering and the formation transactions, the Company, as general partner, owns 40.46% of the common units of the Operating Partnership and has control over major decisions of the Operating Partnership. Additionally, the limited partners do not have rights to replace the general partner, approve the sale or refinancing of the Operating Partnership’s assets or approve the acquisition of Operating Partnership assets, although they do have certain protective rights. Accordingly, the Company consolidated the assets and liabilities of the Operating Partnership in accordance with AICPA Statement of Position 78-9, Accounting for Investments in Real Estate Ventures (SOP 78-9).

There are also third parties that contributed their ownership interests in two properties, 200 Paul Avenue and 1100 Space Park Drive, to the Operating Partnership pursuant to the contribution agreements executed in July 2004. These contributors own common units in the Operating Partnership and no shares of the Company’s common stock upon completion of our initial public offering. These two properties are not included in the Predecessor’s combined financial statements. The exchanges of these ownership interests were accounted for as a purchase by the Company and were recorded at fair value, which is equal to the sum of the cash, debt assumed and units exchanged. See pro forma adjustment (B).

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(B)	Reflects the acquisition of eBay Data Center, the purchase of 75% of which was consummated on October 14, 2004 and 25% of which was acquired on January 21, 2005, the acquisition of 200 Paul Avenue and 1100 Space Park Drive from third parties in exchange for cash, debt assumed and Operating Partnership common units and the acquisition of our joint venture partner’s 10% interest in Univision Tower in exchange for Operating Partnership common units, all consummated upon completion of our initial public offering. These exchanges were accounted for as purchases based on the sum of cash paid and the fair value of the 6,331,511 Operating Partnership common units issued valued at the public offering price of our common stock. Also reflects the acquisition of Burbank Data Center, consummated on December 21, 2004, and the acquisitions of 833 Chestnut Street and MAPP Building, both of which are currently under purchase contracts. Also reflects a distribution to GI Partners upon completion of our initial public offering intended to approximate a normal real estate proration related to the properties that GI Partners contributed to the Operating Partnership.

The pro forma adjustments are comprised of the following:

	eBay Data Center	200 Paul Avenue	1100 Space Park Drive	10% Interest in Univision Tower	Burbank Data Center	833 Chestnut Street	MAPP Building	Proration	Total
Assets acquired:
Investments in real estate, net	12,572	89,346	23,299	1,780	14,751	47,094	13,383	—	202,225
Acquired above market leases, net	—	14,194	6,131	—	—	2,447	—	—	22,772
Acquired in place lease value and deferred leasing costs, net	2,333	23,443	1,235	—	3,377	12,274	3,358	—	46,020

Subtract liabilities assumed:
Mortgage loans including debt premium	—	46,908	15,913	—	—	—	10,576	—	73,397
Acquired below market leases, net	625	8,488	109	—	1,493	2,315	82	—	13,112
Add reversal of minority interest in consolidated joint venture	—	—	—	2,968	—	—	—	—	2,968

Net assets acquired	14,280	71,587	14,643	4,748	16,635	59,500	6,083	—	187,476
Subtract:
Units issued in connection with acquisitions	—	70,837	393	4,748	—	—	—	—	75,978

Cash paid to acquire the properties	14,280	750	14,250	—	16,635	59,500	6,083	—	111,498

Cash distributed to GI Partners upon completion of the initial public offering to approximate a normal real estate proration	—	—	—	—	—	—	—	(4,620)	(4,620)

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(C)	Reflects proceeds and related financing costs related to additional borrowings under the bridge facility with an affiliate of Citigroup Global Markets Inc. by the Predecessor subsequent to September 30, 2004, in connection with the acquisition of the 75% interest in eBay Data Center, the secured term debt funded upon completion of our initial public offering and borrowings under our unsecured credit facility in connection with our initial public offering and to acquire the properties acquired after our initial public offering and expected to be acquired in 2005. Also reflects refinancing of the Carrier Center mortgage and mezzanine loan and the Univision Tower mortgage loan with new mortgage loans in November 2004. The financing costs include loan assumption fees related to assuming certain of the Predecessor’s loans. Finally, reflects repayment upon completion of our initial public offering of the 1100 Space Park Drive, ASM Lithography Facility and 36 Northeast Second Street mortgage loans, the Univision Tower mezzanine loan, a portion of the bridge facility (see pro forma adjustment (I) for repayment of the remaining portion), and the outstanding advances allocated to the Predecessor under GI Partners’ line of credit:

New Debt	Bridge Facility	Carrier Center Mortgage	Univision Tower Mortgage	Secured Term Debt	Unsecured Credit Facility	Loan Assumption Fees	Total
Borrowings	$7,950	26,001	58,000	155,000	113,550	—	360,501
Loan costs	(480)	(370)	(825)	(710)	(2,900)	(1,590)	(6,875)
Loan costs due at a later date	—	—	—	—	500	—	500

Net proceeds	$7,470	25,631	57,175	154,290	111,150	(1,590)	354,126

Repayment of Debt	1100 Space Park Drive Mortgage	ASM Lithography Facility Mortgage	36 Northeast Second Street Mortgage	Univision Tower Mortgage and Mezzanine	Carrier Center Mortgage and Mezzanine	Bridge Facility	GI Partners’ Line of Credit	Total
Notes payable under line of credit	$—	—	—	—	—	—	6,117	6,117
Notes payable under bridge loan	—	—	—	—	—	105,486	—	105,486
Mortgage loans	15,913	13,984	17,826	39,148	14,264	—	—	101,135
Other secured loans	—	—	—	17,500	11,792	—	—	29,292
Prepayment costs	10	10	55	10	152	—	—	237
Accrued interest payable	—	55	59	476	—	544	—	1,134

Total payments	$15,923	14,049	17,940	57,134	26,208	106,030	6,117	243,401

Write-off of remaining loan premium	$—	—	—	323	160	—	—	483

Write-off of unamortized deferred loan costs	$—	191	62	36	66	1,379	—	1,734

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(D) Reflects the sale of 21,421,300 shares of common stock in the Company’s initial public offering:

Proceeds from the initial public offering			$257,056

Less costs of the initial public offering:

Underwriters’ discounts and commissions and financial advisory fees	17,994

Other costs	9,500	*

			27,494

Net cash proceeds			$229,562

Common stock, 21,421,300 shares at $.01 per share			$214

Additional paid in capital			229,348

			$229,562

*	A portion of the other offering costs had already been incurred as of September 30, 2004 and the owner of the Predecessor had loaned the Company funds to pay for such costs. The loan was non-interest bearing. The loan along with any unpaid costs was paid with proceeds from our initial public offering. See Pro forma adjustment (J).

(E)   Reflects purchase from the investors in GI Partners of 8,231,336 limited partnership units in the Operating Partnership having an aggregate value of $98,776, based on the initial public offering price of our common stock, at a purchase price equal to the initial public offering price of our common stock, net of underwriting discounts and commissions and financial advisory fees

$91,862

(F) Reflects reclassification of owner’s equity to common stock and additional paid in capital and accumulated other comprehensive income:

Additional paid in capital	$201,030
Accumulated other comprehensive income	338

Owner’s equity	$201,368

(G)   Reflects awards of 1,490,561 fully-vested long-term incentive units granted in connection with our initial public offering to employees and our executive chairman, based on the number of units specified by employment agreements and our executive chairman’s agreement, valued at the initial public offering price of our common stock

$17,887

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(H)   Reflects recording of minority interests in the Operating Partnership as a result of an aggregate of 30,030,870 limited partnership common units in the Operating Partnership held by the owner of the Predecessor, the owners of 200 Paul Avenue and 1100 Space Park Drive and the Predecessor’s joint venture partner in Univision Tower and 1,490,561 fully-vested long-term incentive units held by our employees and our executive chairman:

Sum of pro forma common equity and pro forma minority interests in the Operating Partnership before allocation	$432,933
Percentage allocable to minority interests	59.54%

Minority interests in operating partnership	257,768
Pro forma aggregate adjustments to minority interests in operating partnership excluding this adjustment	2,003

	$255,765

(I) Repayment of the remaining balance of the bridge loan facility, see pro forma adjustment (C)	$138,200

(J) Represents reversal of prepaid initial public offering costs that had been incurred as of September 30, 2004 and the related note payable to affiliate since pro forma adjustment (D) reflects payment of all costs of our initial public offering.	$4,052

(K) Reflects the sale of 3,600,000 shares of preferred stock for $25.00 per share in this offering
Proceeds from this offering		$90,000
Less costs of this offering:
Underwriters’ discounts and commissions	2,835
Other costs	900

Net Cash Proceeds		3,735

		$86,265

(L) Represents paydown of unsecured credit facility with proceeds from this offering.	$86,265

2.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations

The adjustments to the pro forma condensed consolidated statements of operations for the nine months ended September 30, 2004, and the year ended December 31, 2003 are as follows:

(AA)	Reflects the Predecessor’s historical condensed combined statements of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003. As discussed in note (A), the real estate properties and interests therein contributed by the owner of the Predecessor to the Operating Partnership in exchange for common units in the Operating Partnership were recorded at the Predecessor’s historical cost. Expenses such as depreciation and amortization to be recognized by the Operating Partnership related to the contributed interests are based on the Predecessor’s historical cost of related assets.

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

As discussed in note (A), upon completion of the initial public offering and the formation transactions, the Company, as general partner, owns 40.46% of the common units of the Operating Partnership; however the Company has control over all major decisions of the Operating Partnership. Accordingly, the Company consolidates the revenues and expenses of the Operating Partnership. See note (HH) for the pro forma adjustment to allocate 59.54% of the income (loss) of the Operating Partnership to the limited partners of the Operating Partnership.

(BB)	Reflects the acquisition of eBay Data Center, 75% of which was acquired on October 14, 2004 and the remaining 25% of which was acquired on January 21, 2005. Reflects the Company’s acquisitions of 200 Paul Avenue and 1100 Space Park Drive from third parties in exchange for cash, debt assumed and Operating Partnership common units and our joint venture partner’s 10% interest in Univision Tower in exchange for Operating Partnership common units, all upon completion of our initial public offering. Also reflects the acquisition of Burbank Data Center consummated on December 21, 2004, and the acquisition of 833 Chestnut Street and MAPP Building, both of which are under purchase contracts.

The purchase method of accounting is used to reflect the acquisition of these properties and the 10% interest. For the pro forma condensed consolidated income statement for the year ended December 31, 2003, also reflects the Predecessor’s acquisition of 100 Technology Center Drive, consummated on February 17, 2004, Siemens Building, consummated on April 23, 2004, Savvis Data Center, consummated on May 24, 2004, Carrier Center, consummated on May 25, 2004, Comverse Technology Building, consummated on June 16, 2004, Webb at LBJ consummated on August 25, 2004, and Abovenet consummated on September 17, 2004. The pro forma adjustments are comprised of the following:

Nine Months Ended September 30, 2004
	Combined Historical Revenues and Certain Expenses(1)	Adjustments Resulting from Purchasing the Properties		Pro Forma Adjustments
Revenues:
Rental	$21,366	1,711	(2)	23,077
Tenant reimbursements	4,899	—		4,899
Other	125	—		125

	26,390	1,711		28,101

Expenses:
Rental property operating and maintenance	6,447	—		6,447
Property taxes	1,016	—		1,016
Insurance	507	—		507
Interest	2,760	—		2,760
Depreciation and amortization	—	9,139	(3)	9,139
Other	9	—		9

	10,739	9,139		19,878

Income before minority interests	15,651	(7,428)		8,223
Minority interests in consolidated joint ventures	—	5		5

Net income	$15,651	(7,433)		8,218

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

Year Ended December 31, 2003
	Combined Historical Revenues and Certain Expenses(1)	Adjustments Resulting from Purchasing the Properties	Pro Forma Adjustments
Revenues:
Rental	$67,309	2,513 (2)	69,822
Tenant reimbursements	15,741	—	15,741
Other	1,662	—	1,662

	84,712	2,513	87,225

Expenses:
Rental property operating and maintenance	17,330	—	17,330
Property taxes	5,472	—	5,472
Insurance	1,721	—	1,721
Interest	5,218	—	5,218
Depreciation and amortization	—	27,510 (3)	27,510
Other	56	—	56

	29,797	27,510	57,307

Income before minority interests	54,915	(24,997)	29,918
Minority interests in consolidated joint ventures	—	(149)	(149)

Net income	$54,915	(24,848)	30,067

(1)	The combined properties’ historical revenues and expenses are as follows:

Nine Months Ended September 30, 2004
	200 Paul Avenue	1100 Space Park Drive	eBay Data Center	Burbank Data Center	833 Chestnut Street	MAPP Building	Combined Historical Revenues and Certain Expenses
Revenues:
Rental	9,257	2,853	909	1,117	6,225	1,005	21,366
Tenant reimbursements	2,236	458	—	—	1,280	925	4,899
Other	—	—	—	—	125	—	125

	11,493	3,311	909	1,117	7,630	1,930	26,390

Expenses:
Rental property operating and maintenance	2,344	467	—	—	3,098	538	6,447
Property taxes	216	148	—	—	343	309	1,016
Insurance	219	34	—	—	217	37	507
Interest	1,501	699	—	—	—	560	2,760
Other	3	6	—	—	—	—	9

	4,283	1,354	—	—	3,658	1,444	10,739

Net income	7,210	1,957	909	1,117	3,972	486	15,651

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

Year Ended December 31, 2003
	100 Technology Center Drive	Siemens Building	Savvis Data Center	Carrier Center	Comverse Technology Building	AboveNet Data Center	Webb at LBJ	200 Paul Avenue	1100 Space Park Drive	eBay Data Center	Burbank Data Center	833 Chestnut Street	MAPP Building	Combined Historical Revenues and Certain Expenses
Revenues:
Rental	$3,795	2,510	6,341	9,688	7,048	5,994	5,000	11,980	3,753	942	1,460	7,458	1,340	67,309
Tenant reimbursements	368	266	901	2,768	3,269	1,394	369	3,095	575	—	—	1,687	1,049	15,741
Other	2	2	52	948	5	532	79	—	—	—	—	42	—	1,662

	4,165	2,778	7,294	13,404	10,322	7,920	5,448	15,075	4,328	942	1,460	9,187	2,389	84,712

Expenses:
Rental property operating and maintenance	102	335	149	3,161	2,945	1,136	904	3,081	654	—	—	4,136	727	17,330
Property taxes	384	418	495	683	1,209	528	602	204	379	—	—	297	273	5,472
Insurance	—	26	257	453	101	239	44	254	34	—	—	264	49	1,721
Interest	—	—	—	1,077	—	—	—	2,530	857	—	—	—	754	5,218
Other	—	—	—	—	46	—	—	5	5	—	—	—	—	56

	486	779	901	5,374	4,301	1,903	1,550	6,074	1,929	—	—	4,697	1,803	29,797

Net income	$3,679	1,999	6,393	8,030	6,021	6,017	3,898	9,001	2,399	942	1,460	4,490	586	54,915

(2)	Reflects increase in rental revenues for straight line rent amounts and amortization of acquired below market leases, net of amortization of acquired above market leases, all resulting from purchase accounting.

(3)	Reflects depreciation and amortization of the buildings and improvements, tenant improvements and acquired in-place lease values.

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(CC)	For the pro forma condensed consolidated income statement for the nine months ended September 30, 2004, reflects pro forma revenues and expenses for the period from January 1, 2004 through the date of acquisition of the applicable properties by the Predecessor for all properties acquired during the nine months ended September 30, 2004 based on historical revenues and expenses, as adjusted for purchase accounting. For the pro forma condensed consolidated income statement for the year ended December 31, 2003, reflects pro forma revenues and expenses for the period from January 1, 2003 to the date of acquisition of the applicable property by the Predecessor for all properties acquired during 2003 based on historical revenues and expenses, as adjusted for purchase accounting:

Nine Months Ended September 30, 2004
	100 Technology Center Drive	Siemens Building	Savvis Data Center	Carrier Center	Comverse Technology Building	Webb at LBJ	AboveNet Data Center	Pro Forma Adjustments
Revenues:
Rental	$431	970	2,890	4,001	3,232	3,648	4,404	19,576
Tenant reimbursements	47	35	301	1,110	1,691	218	997	4,399
Other	—	—	1	297	10	63	361	732

	478	1,005	3,192	5,408	4,933	3,929	5,762	24,707

Expenses:
Rental property operating and maintenance	14	104	31	1,510	1,489	744	896	4,788
Property taxes	47	129	160	211	585	412	369	1,913
Insurance	—	8	110	180	48	27	186	559
Interest	—	—	—	736	—	—	—	736
Depreciation and amortization	310	346	1,188	907	1,988	1,637	663	7,039
Other	—	—	—	—	46	—	—	46

	371	587	1,489	3,544	4,156	2,820	2,114	15,081

Net income	$107	418	1,703	1,864	777	1,109	3,648	9,626

Year Ended December 31, 2003
	VarTec Building	Ardenwood Corporate Park	ASM Lithography Facility	AT&T Web Hosting Facility	Brea Data Center	Granite Tower	Maxtor Manufacturing Facility	Stanford Place II	Pro Forma Adjustments
Revenues:
Rental	$—	340	1,154	667	846	3,675	—	3,839	10,521
Tenant reimbursements	9	39	5	75	62	356	—	76	622
Other	—	—	—	—	—	—	—	68	68

	9	379	1,159	742	908	4,031	—	3,983	11,211

Expenses:
Rental property operating and maintenance	1	16	10	29	21	752	26	1,008	1,863
Property taxes	7	20	—	75	35	439	223	624	1,423
Insurance	—	2	9	10	3	45	107	68	244
Interest	—	—	—	—	—	—	—	—	—
Depreciation and amortization	—	130	299	196	268	1,601	599	1,972	5,065
Other	—	—	130	—	—	36	17	—	183

	8	168	448	310	327	2,873	972	3,672	8,778

Net income (loss)	$1	211	711	432	581	1,158	(972)	311	2,433

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(DD)	Reflects the net increase in interest expense as a result of the financing related pro forma adjustments. The following outlines the loans to be outstanding upon completion of this offering and the acquisition of 833 Chestnut Street, MAPP Building and the remaining 25% interest in eBay Data Center and the corresponding interest expense that would have been recorded had these loans been outstanding as of the beginning of the periods presented:

	Loans Payable as of September 30, 2004		Interest Rate(1)	Interest Expense
				Nine Months Ended September 30, 2004	Year Ended December 31, 2003
100 Technology Center Drive—Mortgage	$20,000		LIBOR + 1.70%	$647	862
200 Paul Avenue—Mortgage	46,908		LIBOR + 3.17%	1,970	2,627
Ardenwood Corporate Park, NTT/Verio Premier Data Center and VarTec Building—Mortgage	43,000		LIBOR + 1.59%	1,297	1,729
Ardenwood Corporate Park, NTT/Verio Premier Data Center and VarTec Building— Mezzanine	22,000		LIBOR + 5.75%	1,349	1,799
AT&T Web Hosting Facility—Mortgage	8,775		LIBOR + 1.85%	293	391
Camperdown House—Mortgage	23,079	(2)	6.85%	1,352	1,802 (2)
Carrier Center—Mortgage	26,001		LIBOR + 4.25%(3)	1,316	1,755
Granite Tower—Mortgage	21,645		LIBOR + 1.20%	619	825
MAPP Building—Mortgage(5)	9,717		7.62%	555	740
Maxtor Manufacturing Facility—Mortgage	18,000		LIBOR + 2.25%	687	916
Stanford Place II—Mortgage	26,000		5.14%	1,002	1,336
Univision Tower—Mortgage	58,000		6.04%	2,627	3,503
eBay Bridge Loan	7,950		LIBOR + 2.00%	264	352
Secured Term Debt	155,000		5.65%	6,567	8,756
Unsecured credit facility	27,285		LIBOR + 1.75%	856	1,141
Additional interest from interest rate swaps(4)				946	1,261
Amortization of loan costs				2,525	3,365
Amortization of loan premiums				(96)	(129)

Total Pro Forma Principal Outstanding	513,360			24,776	33,031
Loan Premium(5)	859

Total	$514,219

Historical interest expense for the Predecessor, Carrier Center, 200 Paul Avenue, 1100 Space Park Drive, and the MAPP Building				(19,300)	(15,309)

				$5,476	$17,722

(1)	We calculated pro forma interest expense for loans with variable interest rates using current LIBOR rates (2.43% for one-month LIBOR to 2.84% for six-month LIBOR as of January 7, 2005).
(2)	The Camperdown House mortgage is denominated in pounds sterling. The loan payable has been converted to U.S. dollars using the exchange rates of our foreign currency forward contract whereas current exchange rate has been used for the interest expense.
(3)	The interest rate on the Carrier Center mortgage loan is subject to a 2.50% LIBOR floor.
(4)	We entered into swap agreements to swap variable interest rates for fixed rates for a notional amount of principal totaling approximately $140.3 million. The strike rates on the swap agreements range from 3.18% to 3.82%.
(5)	Represents principal balance or premium, as applicable, pertaining to debt that we plan to assume in connection with the acquisition of the MAPP Building, which is currently under purchase contract.

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(EE)	Reflects compensation expense related to awards of 1,490,561 fully-vested long-term incentive units granted in connection with the initial public offering to employees and our executive chairman, based on the number of units specified by employment agreements and our executive chairman’s agreement and utilizing the initial public offering price of our common stock as the value of such units. Also reflects compensation expense related to awards of an aggregate of 783,902 stock options, which vest over a four-year period, granted to employees and our executive chairman upon completion of the initial public offering:

		Nine Months Ended September 30, 2004	Year Ended. December 31, 2003
	Long-term incentive units	$17,887	$17,887
	Stock options	132	177

		$18,019	$18,064

(FF)	Reflects reclassification of asset management fees to general and administrative expense. Although such asset management fees are not payable subsequent to the completion of the initial public offering, the asset management fees incurred historically have been replaced with direct payments of compensation expense, rent and other general and administrative expenses that were paid for indirectly prior to the completion of the initial public offering by paying the asset management fees. Also reflects removing the asset manager’s estimated profit that was included in the asset management fee:

	Asset management fees	$2,389	$3,185
	Remove asset manager’s estimated profit	(363)	(484)

		$2,026	$2,701

(GG)	Reflects increases in general and administrative expense as a result of becoming a public company:

	Director fees	$90	$120
	Compensation for our chief financial officer, executive vice president of telecommunications infrastructure and others who were hired upon completion of the initial public offering	694	925
	Directors and officers insurance	305	406
	Other	119	143

		$1,208	$1,594

DIGITAL REALTY TRUST, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements—(Continued)

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(HH)	Reflects allocation of minority interests in net income (loss) of the Operating Partnership as a result of common units in the Operating Partnership held by the previous owner of the Predecessor (44.76%), the previous owners of 200 Paul Avenue and 1100 Space Park Drive (collectively 11.21%), management (2.82%) and the previous owner of the 10% interest in Univision Tower (0.75%):
		Nine Months Ended September 30, 2004	Year Ended December 31, 2003
	Total income (loss) after minority interests in consolidated joint ventures but before allocation to minority interest in operating partnership	$3,420	$12,246
	Percentage allocable to minority interest	59.54%	59.54%

		$2,036	$7,291

(II)	Reflects dividends for the preferred stock in this offering based on a dividend rate of 8.5%	$5,738	$7,650

(JJ)	Pro forma earnings (loss) per share—basic and diluted are calculated by dividing pro forma consolidated net income (loss) by the number of shares of common stock issued in our initial public offering. The stock options issued by the Company do not have a dilutive effect on earnings per share because the market value of the stock for pro forma purposes is equal to the initial public offering price which is equal to the exercise price for the stock options.

Report of Independent Registered

Public Accounting Firm

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying balance sheet of Digital Realty Trust, Inc. and subsidiary (the Company) as of March 31, 2004. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Digital Realty Trust, Inc. as of March 31, 2004 in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Los Angeles, California

July 22, 2004

DIGITAL REALTY TRUST, INC.

BALANCE SHEETS

	September 30, 2004	March 31, 2004
	(Unaudited)
ASSETS
Cash	$2,000	2,000
Deferred offering costs	4,052	—

Total assets	$6,052	2,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Non-interest bearing note payable to an affiliate and total liabilities	$4,052	—
Stockholder’s Equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 200 shares issued and outstanding	2	2
Additional paid-in capital	1,998	1,998

Total stockholder’s equity	2,000	2,000

Total liabilities and stockholder’s equity	$6,052	2,000

See accompanying notes to balance sheet.

DIGITAL REALTY TRUST, INC.

Notes to Balance Sheets

March 31, 2004

(1) Organization and Description of Business

Digital Realty Trust, Inc. (the Company) was incorporated in Maryland on March 9, 2004 under the name of Digital Properties Trust, at which time the Company issued 200 shares of its common stock to Global Properties Holdings, LLC in connection with the initial capitalization of the Company. On April 28, 2004, Global Properties Holdings, LLC sold its shares of the Company’s common stock to Global Innovation Partners, LLC (GI Partners) for $2,000. On July 21, 2004, the Company changed its name to Digital Realty Trust, Inc. The Company expects to file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering (the Offering) of common stock. The Company is the sole owner and general partner of Digital Realty Trust, L.P. (the Operating Partnership), which was formed on July 21, 2004 in anticipation of the Offering. Upon completion of the Offering, the Company and the Operating Partnership will continue to operate and expand the business of the Digital Realty Predecessor (the Predecessor). The Predecessor is not a legal entity; rather it is a combination of certain of the real estate subsidiaries of GI Partners along with an allocation of certain assets, liabilities, revenues and expenses of GI Partners related to the real estate held by such subsidiaries. The Predecessor is engaged in the business of ownership, acquisition, repositioning and management of technology-related real estate. Operations of the Company and the Operating Partnership are planned to commence upon completion of the Offering.

The Company and the Operating Partnership together with the investors in GI Partners, the owner of the Predecessor and unrelated third parties (collectively, the Participants) will engage in certain formation transactions (the Formation Transactions). The Formation Transactions are designed to (i) continue the operations of the Predecessor, (ii) acquire additional properties or interests in properties from the Participants, (iii) enable the Company to raise the necessary capital to repay certain mortgage debt relating to certain of the properties and pay other indebtedness, (iv) fund costs, capital expenditures and working capital, (v) provide a vehicle for future acquisitions, (vi) enable the Company to comply with requirements under the federal income tax laws and regulations relating to real estate investment trusts and (vii) preserve tax advantages for certain Participants.

The operations of the Company will be carried on primarily through the Operating Partnership. It is the intent of the Company to elect the status of and qualify as a REIT under Section 856 through 860 of the Internal Revenue Code of 1986, as amended for the taxable year ending December 31, 2004. Pursuant to a contribution agreement among the owner of the Predecessor and the Operating Partnership, which was executed in July 2004, the Operating Partnership will receive a contribution of interests in certain of GI Partners’ properties in exchange for limited partnership interests in the Operating Partnership and the assumption of debt and other specified liabilities. Additionally, pursuant to contribution agreements between the Operating Partnership and third parties, which were also executed in July 2004, the Operating Partnership will receive contributions of interests in certain additional real estate properties in exchange for limited partnership interests in the Operating Partnership and the assumption of specified liabilities. The value of the units that the Operating Partnership will give for contributed property interests and other assets will increase or decrease based on the initial public offering price of the Company’s common stock. The initial public offering price of the Company’s common stock will be determined in consultation with the underwriters.

The Company has committed to purchase a portion of the limited partnership interests that will be issued to GI Partners immediately following the completion of the Offering. The purchase price will be equal to the value of the Operating Partnership units based on the initial public offering price of the Company’s Stock, net of underwriting discounts and commissions and financial advisory fees. Additionally, if the underwriters exercise their over-allotment option, the Company has committed to purchase additional units having a value equal to the net proceeds to the Company from such exercise.

DIGITAL REALTY TRUST, INC.

Notes to Balance Sheet—(Continued)

March 31, 2004

(2) Income Taxes

As a REIT, the Company will be permitted to deduct distributions paid to its stockholders, eliminating the federal taxation of income represented by such distributions at the Company level. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

(3) Offering Costs

In connection with the Offering, GI Partners will incur legal, accounting, and related costs, which will be reimbursed by the Company upon completion of the Offering. Such costs will be deducted from the gross proceeds of the Offering.

DIGITAL REALTY TRUST, INC. AND DIGITAL REALTY TRUST, INC. PREDECESSOR

COMBINED BALANCE SHEETS

(In thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
Assets
Investments in real estate:
Land	$103,981	$50,715
Acquired ground lease	1,477	1,477
Buildings and improvements	509,971	323,981
Tenant improvements	59,775	28,590

	675,204	404,763
Accumulated depreciation and amortization	(24,997)	(13,026)

	650,207	391,737
Cash and cash equivalents	2,629	5,174
Restricted cash	10,212	651
Accounts and other receivables	4,203	1,139
Deferred rent	9,616	5,178
Acquired above market leases, net	24,932	11,432
Acquired in place lease value and deferred leasing costs, net	111,422	59,477
Deferred financing costs, net	3,927	3,396
Prepaid offering costs	4,052	—
Other assets	989	1,514

	$822,189	$479,698

Liabilities and Owner’s Equity
Notes payable under line of credit	$6,117	$44,436
Notes payable under bridge loan	243,686	—
Mortgage loans	246,204	213,429
Other secured loans	51,292	40,000
Unsecured note payable to affiliate	4,052	—
Accounts payable and accrued expenses	9,721	7,117
Acquired below market leases, net	28,139	19,258
Security deposits and prepaid rents	3,692	3,267
Asset management fees payable to related party	796	796

	593,699	328,303
Minority interests	3,127	3,444
Owner’s equity	225,363	147,951

	$822,189	$479,698

See accompanying notes to combined financial statements

DIGITAL REALTY TRUST, INC. AND DIGITAL REALTY TRUST, INC. PREDECESSOR

COMBINED STATEMENTS OF INCOME

(In thousands)

	Three months ended September 30,
	2004	2003
	(Unaudited)
Revenues:
Rental	$24,666	$11,965
Tenant reimbursements	4,658	1,913
Other	22	92

	29,346	13,970

Expenses:
Rental property operating and maintenance	5,336	1,966
Property taxes	2,417	730
Insurance	617	121
Interest	7,926	2,687
Asset management fees to related party	797	797
Depreciation and amortization	8,604	3,844
General and administrative	86	31
Other	176	86

	25,959	10,262

Income before minority interests	3,387	3,708

Minority interests	28	53

Net income	$3,359	$3,655

See accompanying notes to combined financial statements

DIGITAL REALTY TRUST, INC. AND DIGITAL REALTY TRUST, INC. PREDECESSOR

COMBINED STATEMENTS OF INCOME

(In thousands)

	Nine months ended September 30,
	2004	2003
	(Unaudited)
Revenues:
Rental	$59,127	$34,263
Tenant reimbursements	10,055	6,230
Other	1,734	4,314

	70,916	44,807

Expenses:
Rental property operating and maintenance	11,625	5,604
Property taxes	6,250	3,146
Insurance	1,179	329
Interest	15,804	6,786
Asset management fees to related party	2,389	2,389
Depreciation and amortization	20,822	11,031
General and administrative	243	74
Other	2,716	2,566

	61,028	31,925

Income before minority interests	9,888	12,882

Minority interests	(28)	126

Net income	$9,916	$12,756

See accompanying notes to combined financial statements

DIGITAL REALTY TRUST, INC. AND DIGITAL REALTY TRUST, INC. PREDECESSOR

COMBINED STATEMENT OF COMPREHENSIVE INCOME

(In thousands)

	Nine months ended September 30,
	2004	2003
	(Unaudited)
Net income	$9,916	$12,756

Other comprehensive income:
Foreign currency translation adjustments	33	490

Comprehensive net income	$9,949	$13,246

See accompanying notes to the combined financial statements

DIGITAL REALTY TRUST, INC. AND DIGITAL REALTY TRUST, INC. PREDECESSOR

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2004	2003
	(Unaudited)
Cash flows from operating activities:
Net income	$9,916	$12,756
Adjustment to reconcile net income to net cash provided by operating activities:
Minority interests	(28)	126
Distributions to joint venture partner	(289)	(198)
Write off of net assets due to early lease termination	2,371	2,393
Depreciation and amortization of buildings and improvements, tenant improvements and acquired ground lease	12,271	6,331
Amortization of deferred financing costs	3,515	267
Amortization of debt premium	(1,111)	(727)
Amortization of acquired in place lease value and deferred leasing costs	8,551	4,700
Amortization of acquired above market leases and acquired below market leases, net	(175)	(1,778)
Changes in assets and liabilities:
Accounts and other receivables	(3,064)	(114)
Deferred rent	(4,445)	(2,497)
Other assets	525	(1,052)
Accounts payable and accrued expenses	3,089	(710)
Security deposits and prepaid rent	425	608
Asset management fee payable to related party	—	796

Net cash provided by operating activities	31,551	20,901

Cash flows from investing activities:
Acquisitions of properties	(306,270)	(173,036)
Improvements to investments in real estate	(5,906)	(5,934)
Increase in restricted cash	(9,561)	(170)

Net cash used in investing activities	(321,737)	(179,140)

Cash flows from financing activities:
Borrowings under line of credit	99,381	93,575
Repayments under line of credit	(137,700)	(65,000)
Borrowings under bridge loan	243,686	—
Proceeds from mortgage loans	20,000	57,000
Principal payments on mortgage loans	(1,051)	(2,373)
Proceeds from other secured loans	—	22,000
Principal payments on other secured loans	(92)	—
Borrowings under note payable to affiliate	4,052	—
Prepayment of offering costs	(4,052)	—
Payment of loan fees and costs	(4,046)	(2,319)
Contribution from joint venture partner	—	225
Contributions from owner	113,658	96,469
Distributions to owner	(46,195)	(43,009)

Net cash provided by financing activities	287,641	156,568

Net decrease in cash and cash equivalents	(2,545)	(1,671)
Cash and cash equivalents, beginning of period	5,174	3,578

Cash and cash equivalents, end of period	$2,629	$1,907

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$12,717	$7,170
Supplemental disclosure of noncash investing and financing activities:
Increase in net assets related to foreign currency translation adjustments	33	490
Accrual for additions to investments in real estate included in accounts payable and accrued expenses	915	544
Reduction in loan balance from seller and related reduction in purchase price for the property	500	—
Allocation of purchase of properties to:
Investments in real estate	242,462	145,816
Acquired above market leases	16,381	8,573
Acquired below market leases	(12,214)	(5,369)
Acquired in place lease value	60,186	24,016
Loan premium	(545)	—

Cash paid for acquisition of properties	306,270	173,036
Mortgage loans assumed in connection with the acquisition of a property	14,392	—
Other secured loan assumed in connection with the acquisition of a property	11,884	—
Purchase deposits applied to acquisitions of properties	—	600

Total purchase price	332,546	173,636

See accompanying notes to combined financial statements

DIGITAL REALTY TRUST, INC. AND DIGITAL REALTY TRUST, INC. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS

(1) Organization and Description of Business

Digital Realty Trust, Inc. (the Company) completed its initial public offering of common stock (the IPO) on November 3, 2004 and commenced operations on that date. The IPO resulted in sale of 20,000,000 shares of common stock at a price per share of $12, generating gross proceeds to the Company of $240 million. The aggregate proceeds to the Company, net of underwriters’ discounts, commissions and financial advisory fees and other offering costs were approximately $214.2 million. On November 30, 2004, an additional 1,421,300 shares of common stock were sold at $12 per share as a result of the underwriters exercising their over-allotment option. This resulted in net proceeds of $15.9 million to the Company.

Through its controlling interest in Digital Realty Trust, L.P. (the Operating Partnership), which was formed on July 21, 2004 in anticipation of the IPO, the Company is engaged in the business of ownership, acquisition, repositioning and management of technology-related real estate. Effective as of the completion of the IPO, including exercise of the underwriters’ over-allotment option, the Company, as sole general partner, owns a 40.5% interest in the Operating Partnership and has control over major decisions of the Operating Partnership. The limited partners of the Operating Partnership do not have rights to replace the general partner, approve the sale or refinancing of the Operating Partnership’s assets, although they do have certain protective rights.

The Company continues to operate and expand the business of its predecessor (the Company Predecessor). The Company Predecessor is not a legal entity; rather it is a combination of certain of the real estate subsidiaries of Global Innovation Partners, LLC, a Delaware limited liability company (GI Partners) along with an allocation of certain assets, liabilities, revenues and expenses of GI Partners related to the real estate held by such subsidiaries.

Pursuant to a contribution agreement among the owner of the Company Predecessor and the Operating Partnership, which was executed in July 2004, on October 27, 2004, the Operating Partnership received a contribution of interests in certain of GI Partners’ properties in exchange for limited partnership interests in the Operating Partnership and the assumption of debt and other specified liabilities. Additionally, pursuant to contribution agreements between the Operating Partnership and third parties, which were also executed in July 2004, the Operating Partnership received contributions of interests in certain additional real estate properties in exchange for limited partnership interests in the Operating Partnership and the assumption of specified liabilities.

As of the completion of the IPO, the Company’s portfolio consists of 23 properties; 22 are located throughout the United States and one is located in London, England. The Company’s properties are located in a limited number of markets where technology tenants are concentrated, including the Atlanta, Boston, Dallas, Denver, Los Angeles, Miami, New York, Phoenix, Sacramento, San Francisco and Silicon Valley metropolitan areas. The portfolio consists of telecommunications infrastructure properties, information technology properties, technology manufacturing properties and regional or national headquarters of technology companies. As of September 30, 2004, the Company Predecessor’s portfolio consisted of 20 properties.

The Company was incorporated in Maryland on March 9, 2004. Prior to the completion of the IPO, GI Partners owned the Company and the Company had no operations until the completion of the IPO. The Company Predecessor commenced operations on January 10, 2002 when it acquired its first investment in real estate. GI Partners was formed on February 28, 2001 by and between California Public Employees’ Retirement System, Global Innovation Contributors, LLC, and Global Innovation Manager, LLC.

The Company and the Operating Partnership together with the investors in GI Partners and unrelated third parties (collectively, the Participants) engaged in certain formation transactions (the Formation Transactions) that were completed concurrently with the completion of the IPO. The Formation Transactions were designed to (i) continue the operations of the Company Predecessor, (ii) acquire additional properties or interests in properties from the Participants, (iii) enable the Company to raise the necessary capital to repay certain mortgage

DIGITAL REALTY TRUST, INC. AND DIGITAL REALTY TRUST, INC. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

debt relating to certain of the properties and pay other indebtedness, (iv) fund costs, capital expenditures and working capital, (v) provide a vehicle for future acquisitions, (vi) enable the Company to comply with requirements under the federal income tax laws and regulations relating to real estate investment trusts and (vii) preserve tax advantages for certain Participants.

The operations of the Company are carried on primarily through the Operating Partnership. It is the intent of the Company to elect the status of and qualify as a REIT under Section 856 through 860 of the Internal Revenue Code of 1986, as amended for the taxable year ending December 31, 2004.

The Company purchased a portion of the limited partnership interests that were issued to GI Partners immediately following the completion of the IPO and upon exercise of the underwriters’ over-allotment option, the aggregate purchase of which was $91.9 million. The purchase price was equal to the value of the Operating Partnership units based on the initial public offering price of the Company’s stock, net of underwriting discounts and commissions and financial advisory fees.

(2) Summary of Significant Accounting Policies

(a) Principles of Combination and Basis of Presentation

The accompanying combined financial statements include the wholly owned real estate subsidiaries and two majority owned real estate joint ventures that GI Partners contributed to the Operating Partnership on October 27, 2004 in connection with the IPO. The interests of the joint venture partners, all of whom are third parties, are reflected in minority interests in the accompanying combined financial statements. The accompanying combined financial statements also include the accounts of Digital Realty Trust, Inc., which, as of September 30, 2004, consist primarily of prepaid offering costs and a loan payable to an affiliate in the same amount.

The accompanying combined financial statements do not include the real estate subsidiaries for two properties owned by GI Partners that are subject to right of first offer agreements, whereby the Operating Partnership has the right to make the first offer to purchase these properties if GI Partners decides to sell them. The accompanying combined financial statements also do not include any of GI Partners’ investments in privately held companies, which GI Partners did not contribute to the Operating Partnership.

The accompanying combined statements include an allocation of GI Partners’ line of credit to the extent that such borrowings and the related interest expense relate to acquisitions of the real estate owned by the subsidiaries and joint ventures that GI Partners contributed to the Operating Partnership. Additionally, the accompanying combined financial statements include an allocation of asset management fees to a related party incurred by GI Partners along with an allocation of the liability for any such fees that are unpaid as of the balance sheet dates and an allocation of GI Partners’ general and administrative expenses. Although neither the Company nor the Operating Partnership are or will be parties to the agreement requiring the payment of the asset management fees, an allocation of such fees has been included in the accompanying combined financial statements since such fees were essentially the Company Predecessor’s historical general and administrative expense. The Company Predecessor did not directly incur personnel costs, home office space rent or other general and administrative expenses that subsequent to the completion of the IPO are incurred directly by the Company and the Operating Partnership. These types of expenses were historically incurred by the asset manager and were passed through to GI Partners via the asset management fee.

The Company will continue to account for the properties contributed by GI Partners upon the completion of the IPO using their historical basis of accounting. The Company and the Company Predecessor account for properties purchased from third parties, including properties acquired in exchange for Operating Partnership units upon completion of the IPO, using purchase accounting.

DIGITAL REALTY TRUST, INC. AND DIGITAL REALTY TRUST, INC. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The accompanying interim combined financial statements are unaudited; but have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial information and in conjunction with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the disclosures required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting solely of normal recurring matters) necessary for a fair presentation of the financial statements for these interim periods have been included. The results of operations for the interim periods are not necessarily indicative of the results to be obtained for the full fiscal year. These financial statements should be read in conjunction with the Company’s prospectus dated October 28, 2004 and the combined financial statements and notes thereto of the Company Predecessor included therein.

(b) Income Taxes

No provision has been made in the Company Predecessor combined financial statements for income taxes, as any such taxes are the responsibility of GI Partners’ members, as GI Partners is a limited liability company. To the extent that any United Kingdom taxes are incurred by the subsidiary invested in real estate located in London, England, a provision is made for such taxes.

As a REIT, the Company will be permitted to deduct distributions paid to its stockholders, eliminating the federal taxation of income represented by such distributions at the Company level. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

(c) Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation.

(3) Debt

(a) Lines of Credit

Borrowings under GI Partners’ $100,000,000 revolving credit facility were allocated to the Company Predecessor to the extent that the borrowings related to the Company’s Predecessor’s real estate investments. Upon completion of the IPO, the Company assumed and repaid $6.1 million of such borrowings. Outstanding advances under GI Partners’ line of credit bore interest at variable rates based on LIBOR plus 0.875%.

Upon completion of the IPO, the Operating Partnership entered into an unsecured revolving credit facility with a group of banks led by affiliates of Citigroup Global Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The credit facility provides for borrowings up to $200 million and bears interest at a rate ranging between LIBOR + 1.375% and LIBOR + 1.750% depending on the Operating Partnership’s overall leverage. This credit facility matures on November 3, 2007, with an option to extend the term for one year.

The terms of the credit facility includes certain restrictions and covenants which limit, among other things, the payment of dividends (as discussed below), the incurrence of additional indebtedness and of liens and the disposition of assets, and which require compliance with financial ratios relating to the minimum amounts of tangible net worth, debt service coverage (both on a combined and unencumbered asset-only basis), and fixed charge coverage and unencumbered property debt service coverage, the maximum amount of unsecured indebtedness, and certain investment limitations. The dividend restriction referred to above provides that, except to enable the Company to continue to qualify as a REIT for federal income tax purposes, we will not during any four consecutive fiscal quarters make distributions with respect to common stock or other equity interests in an aggregate amount in excess of 95% of funds from operations for such period, subject to certain other adjustments.

DIGITAL REALTY TRUST, INC. AND DIGITAL REALTY TRUST, INC. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

(b) Bridge Loan

As of September 30, 2004, the Company Predecessor borrowed an aggregate of $243.7 million under a bridge loan facility, which was secured by certain of the properties. Upon completion of the IPO, these borrowings were assumed by the Company and repaid with the proceeds of the IPO. An additional $7.95 million was borrowed subsequent to September 30, 2004, related to the acquisition of eBay Data Center and such amount was assumed by the Company and remains outstanding. The borrowings under the bridge loan bear interest at one-month LIBOR plus 2%, payable monthly and any outstanding principal is due at maturity on August 11, 2005.

(c) Mortgage and Other Secured Loans

Mortgage and other secured loans consist of the following as of September 30, 2004 (dollar amounts in thousands):

	Interest Rate	Maturity Date	Principal Amount
100 Technology Center Drive Mortgage	LIBOR + 1.70%	April 1, 2009	$20,000
36 Northeast Second Street Mortgage (1)	Greater of 4.00% or one of the two variable rates as defined in the loan agreement	May 1, 2005	17,826
Ardenwood Corporate Park, VarTec Building and NTT /Verio Premier Data Center Mortgage	LIBOR +1.59%	August 9, 2006 (6)	43,000
Ardenwood Corporate Park, VarTec Building and NTT /Verio Premier Data Center Mezzanine	LIBOR + 5.75%	August 9, 2006 (6)	22,000
ASM Lithography Facility Mortgage (1)	Greater of 4.75% or LIBOR +2.75%	June 30, 2006	13,984
AT&T Web Hosting Facility Mortgage	LIBOR +1.85%	December 1, 2006	8,775
Camperdown House Mortgage	6.845%	October 31, 2009	23,079	(8)
Carrier Center Mortgage (2)	LIBOR +4.00% (4)	October 4, 2007	14,264
Carrier Center Mezzanine (2)	LIBOR +5.25% (5)	July 1, 2005	11,792
Granite Tower Mortgage	LIBOR +1.20%	January 1, 2009	21,645
Maxtor Manufacturing Facility Mortgage	LIBOR +2.25%	December 31, 2006 (7)	18,000
Stanford Place II Mortgage	5.14%	January 10, 2009	26,000
Univision Tower Mortgage (1)(3)	7.52%	January 1, 2005	39,148
Univision Tower Mezzanine (1)(3)	8.00%	January 1, 2007	17,500

Total principal outstanding			297,013
Loan premium			483

Total mortgage and other secured loans			$297,496

(1)	These loans were repaid upon completion of the IPO.
(2)	The Carrier Center loans were refinanced shortly after the completion of the IPO into a single mortgage loan bearing interest at LIBOR + 4.25%.

DIGITAL REALTY TRUST, INC. AND DIGITAL REALTY TRUST, INC. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

(3)	The Univision loans were refinanced shortly after the completion of the IPO into a single mortgage loan of $58 million bearing interest at 6.04% and maturing on November 6, 2009.
(4)	Subject to a 2.5% LIBOR floor.
(5)	Subject to a 2.0% LIBOR floor.
(6)	A 13 month extension and a one-year extension are available.
(7)	Two one-year extensions are available.
(8)	Based on our hedged exchange rate of $1.6083 to £1.00.

Upon the completion of the IPO, the Company obtained new mortgage debt totaling $155.0 million with an interest rate of 5.65% and a maturity date of November 3, 2014 and assumed debt related to properties acquired from third parties upon completion of the IPO. The amount of this assumed debt that was not repaid upon completion of the IPO was $209.0 million.

(d) Unsecured Note Payable to Affiliate

As of September 30, 2004, the Company had borrowed $4.1 million from GI Partners to prepay offering costs. Such loan was non-interest bearing, unsecured and was repaid upon completion of the IPO.

(4) Investments in Real Estate Acquired During the Three Months Ended September 30, 2004

The Company Predecessor acquired Webb at LBJ for $46.1 million on August 25, 2004 and AboveNet Data Center for $36.8 million on September 17, 2004.

(5) Commitments and Contingencies

As of September 30, 2004, the Company had entered into agreements to acquire a 75% interest in eBay Data Center for $4.5 million in cash and 200 Paul Avenue and 1100 Space Park Drive in exchange for an aggregate of 5.9 million Operating Partnership units, assumption of debt and cash for a total purchase price of $149.1 million. Additionally, the Company had a commitment to acquire the 10% Univision Tower joint venture interest owned by a third party and an option to acquire the Carrier Center property from GI Partners. The Company exercised the option simultaneously with the IPO and acquired the property for $90.1 million. GI Partners received 2,868,846 units and the Company assumed $56 million of debt, of which $30.1 million was repaid upon completion of the IPO. The third party received 395,665 units as of the IPO in connection with the acquisition. The eBay purchase was consummated on October 14, 2004 and the remaining purchases were consummated upon completion of the IPO.

As of September 30, 2004, the Company was committed to award 1,490,560 fully vested special long-term incentive units and an aggregate of 783,902 stock options to certain individuals who became employees of the Operating Partnership upon completion of the IPO and to the executive chairman of the Company.

Report of Independent

Registered Public Accounting Firm

The Owner

Digital Realty Predecessor:

We have audited the accompanying combined balance sheets of Digital Realty Predecessor (the Predecessor), as defined in Note 1, as of December 31, 2003 and 2002 and the related combined statements of operations, owner’s equity and comprehensive income (loss), and cash flows for the years then ended and for the period from February 28, 2001 (inception) through December 31, 2001. In connection with our audits of the combined financial statements, we also have audited the financial statement schedule III, Properties and Accumulated Depreciation. These combined financial statements and financial statement schedule are the responsibility of the Predecessor’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Digital Realty Predecessor as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended and for the period from February 28, 2001 (inception) through December 31, 2001 in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule III, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

Los Angeles, California

July 22, 2004

DIGITAL REALTY PREDECESSOR

Combined Balance Sheets

(In thousands)

	December 31,
	2003	2002

Assets
Investments in real estate:
Land	50,715	16,304
Acquired ground lease	1,477	—
Buildings and improvements	323,981	190,299
Tenant improvements	28,590	14,027

	404,763	220,630
Accumulated depreciation and amortization	(13,026)	(3,621)

	391,737	217,009
Cash and cash equivalents	5,174	3,578
Accounts and other receivables	1,139	2,240
Deferred rent	5,178	1,409
Acquired above market leases, net of accumulated amortization of $2,016 in 2003 and $401 in 2002	11,432	3,538
Acquired in place lease value and deferred leasing costs, net of accumulated amortization of $10,560 in 2003 and $4,038 in 2002	59,477	40,057
Deferred financing costs, net of accumulated amortization of $1,157 in 2003 and $345 in 2002	3,396	1,212
Other assets	2,165	793

	479,698	269,836

Liabilities and Owner’s Equity

Notes payable under line of credit	44,436	53,000
Notes payable under bridge loan	—	—
Mortgage loans	213,429	85,560
Other secured loans	40,000	18,000
Accounts payable and accrued expenses	7,117	7,589
Acquired below market leases, net of accumulated amortization of $5,768 in 2003 and $2,452 in 2002	19,258	16,891
Security deposits and prepaid rents	3,267	1,688
Asset management fees payable to related party	796	796

	328,303	183,524

Minority interests	3,444	3,135
Owner’s equity, including $305 and $463 of accumulated other comprehensive income in 2003 and 2002, respectively	147,951	83,177

	479,698	269,836

See accompanying notes to combined financial statements.

DIGITAL REALTY PREDECESSOR

Combined Statements of Operations

(In thousands)

	Years Ended December 31,		Period from February 28, 2001 (inception) through December 31, 2001
	2003	2002

Revenues:
Rental	50,099	21,203	—
Tenant reimbursements	8,661	3,894	—
Other	4,328	458	12

	63,088	25,555	12

Expenses:
Rental property operating and maintenance	8,624	4,997	—
Property taxes	4,688	2,755	—
Insurance	626	83	—
Interest	10,091	5,249	—
Asset management fees to related party	3,185	3,185	2,663
Depreciation and amortization	16,295	7,659	—
General and administrative	329	249	—
Other	2,459	1,249	107

	46,297	25,426	2,770

Income (loss) before minority interests	16,791	129	(2,758)

Minority interests	149	190	—

Net income (loss)	16,642	(61)	(2,758)

See accompanying notes to combined financial statements.

DIGITAL REALTY PREDECESSOR

Combined Statements of Owner’s Equity and Comprehensive Income (Loss)

Years ended December 31, 2003 and 2002 and period from

February 28, 2001 (inception) through December 31, 2001

(In thousands)

Contributions	$3,748
Net loss	(2,758)

Balance, December 31, 2001	990

Contributions	86,090
Distributions	(4,305)

Net loss	(61)
Other comprehensive income—foreign currency translation adjustments	463

Comprehensive income	402

Balance, December 31, 2002	83,177
Contributions	131,181
Distributions	(82,891)

Net income	16,642
Other comprehensive loss—foreign currency translation adjustments	(158)

Comprehensive income	16,484

Balance, December 31, 2003	$147,951

See accompanying notes to combined financial statements.

DIGITAL REALTY PREDECESSOR

Combined Statements of Cash Flows

(In thousands)

	Years Ended December 31,		Period from February 28, 2001 (inception)/ through December 31, 2001
	2003	2002

Cash flows from operating activities:
Net income (loss)	16,642	(61)	(2,758)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Minority interests	149	190	—
Distributions to joint venture partner	(240)	(395)
Write off of net assets due to early lease termination	2,094	1,210	—
Depreciation and amortization of buildings and improvements, tenant improvements and acquired ground lease	9,480	3,621	—
Amortization of deferred financing costs	816	341	—
Amortization of debt premium	(970)	(889)	—
Amortization of acquired in place lease value and deferred leasing costs	6,815	4,038	—
Amortization of acquired above market leases and acquired below market leases, net	(1,892)	(2,051)	—
Changes in assets and liabilities:
Accounts and other receivables	1,101	(2,228)	(12)
Deferred rent	(3,769)	(1,409)	—
Other assets	(2,337)	(43)	—
Accounts payable and accrued expenses	(482)	5,633	107
Security deposits and prepaid rent	1,579	1,688	—
Asset management fee payable to related party	—	—	796

Net cash provided by (used in) operating activities	28,986	9,645	(1,867)

Cash flows from investing activities:
Acquisitions of properties	(210,318)	(163,363)	—
Deposits paid for acquisitions of properties	—	(750)	(1,881)
Improvements to investments in real estate	(4,945)	(642)	—

Net cash used in investing activities	(215,263)	(164,755)	(1,881)

Cash flows from financing activities:
Borrowings under line of credit	91,436	53,000	—
Repayments under line of credit	(100,000)	—	—
Borrowings under bridge loan	—	—	—
Proceeds from mortgage loans	131,420	23,173	—
Principal payments on mortgage loans	(2,673)	(1,057)	—
Proceeds from other secured loans	22,000	—	—
Principal payments on other secured loans	—	—	—
Payment of loan fees and costs	(3,000)	(1,553)	—
Contribution from joint venture partner	400	3,340	—
Contributions from owner	131,181	86,090	3,748
Distributions to owner	(82,891)	(4,305)	—

Net cash provided by financing activities	187,873	158,688	3,748

Net increase (decrease) in cash and cash equivalents	1,596	3,578	—
Cash and cash equivalents, beginning of period	3,578	—	—

Cash and cash equivalents, end of period	5,174	3,578	—

Supplemental disclosure of cash flow information
Cash paid during the period for interest	10,088	4,945	—
Supplemental disclosure of noncash investing and financing activities:
Increase (decrease) in net assets related to foreign currency translation adjustments	(158)	463	—
Accrual for additions to investments in real estate included in accounts payable and accrued expenses	1,859	1,849	—
Allocation of purchase of properties to:
Investments in real estate	180,546	137,319	—
Acquired above market leases	10,614	4,281	—
Acquired below market leases	(6,964)	(19,343)	—
Acquired in place lease value	26,122	44,015	—
Loan premium	—	(2,909)

Cash paid for acquisition of properties	210,318	163,363	—
Mortgage loans assumed in connection with the acquisition of a property	—	60,648	—
Other secured loan assumed in connection with the acquisition of a property	—	—	—
Other secured loan obtained from seller of real estate	—	18,000	—
Purchase deposits applied to acquisitions of properties	750	1,881	—

Total purchase price	211,068	243,892	—

See accompanying notes to combined financial statements.

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements

December 31, 2003 and 2002

(1) Organization

Digital Realty Predecessor (the Predecessor) is owned by Global Innovation Partners, LLC, a Delaware limited liability company (GI Partners). The Predecessor is not a legal entity; rather it is a combination of certain of the real estate subsidiaries of GI Partners along with an allocation of certain assets, liabilities, revenues and expenses of GI Partners related to the real estate held by such subsidiaries, as described below in Note (2)(a). The Predecessor is engaged in the business of ownership, acquisition, repositioning, and management of technology-related real estate.

The Predecessor commenced operations on January 10, 2002 when it acquired its first investment in real estate. GI Partners was formed on February 28, 2001 by and between California Public Employees’ Retirement System (CalPERS), Global Innovation Contributors, LLC (GIC), and Global Innovation Manager, LLC (the Manager) (collectively, the Members).

In anticipation of an initial public offering (the Offering) of the common stock of Digital Realty Trust, Inc. (the REIT), which is expected to be completed in 2004, the REIT and a majority owned limited partnership that the REIT formed on July 21, 2004, Digital Realty Trust, L.P. (the Operating Partnership), together with GI Partners and unrelated third parties (collectively, the Participants), will engage in certain formation transactions (the Formation Transactions). The Formation Transactions are designed to (i) continue the operations of the Predecessor, (ii) acquire additional properties or interests from third parties, (iii) enable the REIT to raise necessary capital to repay certain mortgage debt relating to certain of the properties and pay other indebtedness, (iv) fund costs, capital expenditures and working capital, (v) provide a vehicle for future acquisitions, (vi) enable the REIT to comply with requirements under the federal income tax laws and regulations relating to real estate investment trusts and (vii) preserve tax advantages for certain Participants.

The operations of the REIT will be carried on primarily through the Operating Partnership. It is the intent of the REIT to elect the status of and qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended for the taxable year ending December 31, 2004. The REIT will be the sole general partner in the Operating Partnership. Pursuant to a contribution agreement among the owner of the Predecessor and the Operating Partnership, which was executed in July 2004, the Operating Partnership will receive a contribution of interests in the real estate properties in exchange for limited partnership interests in the Operating Partnership and the assumption of debt and other specified liabilities.

The REIT has committed to purchase a portion of the limited partnership interests that will be issued to GI Partners immediately following the completion of the Offering. The purchase price will be equal to the value of the Operating Partnership units based on the initial public offering price of the REIT’s stock, net of underwriting discounts and commissions and financial advisory fees. Additionally, if the underwriters exercise their over-allotment option, the REIT has committed to purchase additional units from these members having a value equal to the net proceeds from such exercise.

(2) Summary of Significant Accounting Policies

(a) Principles of Combination

The accompanying combined financial statements include the wholly owned real estate subsidiaries and majority owned real estate joint ventures that GI Partners intends to contribute to the Operating Partnership in connection with the Offering, including Carrier Center (unaudited) beginning May 25, 2004 upon acquisition of the property. The Operating Partnership has an option to acquire Carrier Center and management believes that it is probable that the Operating Partnership will acquire Carrier Center as of the consummation of the Formation Transactions and completion of the Offering. The interests of the joint venture partners, all of whom are third parties, are reflected in minority interests in the accompanying combined financial statements.

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements—(Continued)

December 31, 2003 and 2002

The accompanying combined financial statements do not include the real estate subsidiaries for the properties owned by GI Partners that are subject to right of first offer agreements, whereby the Operating Partnership has the right to make the first offer to purchase these properties if GI Partners decides to sell them, since management believes that it is not currently probable that the Operating Partnership will acquire these properties as the properties are presently vacant. The accompanying combined financial statements also do not include any of GI Partners’ investments in privately held companies, which GI Partners also does not intend to contribute to the Operating Partnership.

The accompanying combined statements include an allocation of GI Partners’ line of credit to the extent that such borrowings and the related interest expense relate to acquisitions of the real estate owned by the subsidiaries and joint ventures that GI Partners intends to contribute to the Operating Partnership. Additionally, the accompanying combined financial statements include an allocation of asset management fees to a related party incurred by GI Partners along with an allocation of the liability for any such fees that are unpaid as of the balance sheet dates and an allocation of GI Partners’ general and administrative expenses.

(b) Cash Equivalents

For purpose of the combined statements of cash flows, the Predecessor considers short-term investments with maturities of 90 days or less when purchased to be cash equivalents. As of December 31, 2003 and 2002, cash equivalents consist of investments in a money market fund.

(c) Investments in Real Estate

Investments in real estate are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are recorded on a straight line basis over the estimated useful lives as follows:

Acquired ground lease	99 years

Buildings and improvements	39 years

Tenant improvements	Shorter of the useful lives or the terms of the related leases

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred.

(d) Impairment of Long-Lived Assets

The Predecessor assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future net cash flows, undiscounted and without interest, expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Management believes no impairment in the net carrying values of the investments in real estate has occurred.

(e) Purchase Accounting for Acquisition of Investments in Real Estate

Purchase accounting is applied to the assets and liabilities related to all real estate investments acquired by the Predecessor. In accordance with Statement of Financial Accounting Standards No. 141, Business

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements—(Continued)

December 31, 2003 and 2002

Combinations, the fair value of the real estate acquired is allocated to the acquired tangible assets, consisting primarily of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases, value of tenant relationships and acquired ground leases, based in each case on their fair values. Loan premiums, in the case of above market rate loans, or loan discounts, in the case of below market loans, are recorded based on the fair value of any loans assumed in connection with acquiring the real estate.

The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land (or acquired ground lease if the land is subject to a ground lease), building and tenant improvements based on management’s determination of the relative fair values of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in–place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease and, for below-market leases, over a period equal to the initial term plus any below market fixed rate renewal periods. The leases do not currently include any below market fixed rate renewal periods. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values, also referred to as acquired lease obligations, are amortized as an increase to rental income over the initial terms of the respective leases and any below market fixed rate renewal periods.

In addition to the intangible value for above market leases and the intangible negative value for below market leases, there is intangible value related to having tenants leasing space in the purchased property, which is referred to as in-place lease value and tenant relationship value. Such value results primarily from the buyer of a leased property avoiding the costs associated with leasing the property including tenant improvement allowances and leasing commissions and also avoiding rent losses and unreimbursed operating expenses during the lease up period. The aggregate fair value of in-place leases and tenant relationships is equal to the excess of (i) the fair value of a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as if vacant, determined as set forth above. This aggregate value is allocated between in-place lease value and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease; however, the value of tenant relationships has not been separated from in-place lease value for the real estate acquired by the Predecessor because such value and its consequence to amortization expense is immaterial for these particular acquisitions. Should future acquisitions of properties result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship. The value of in-place leases exclusive of the value of above-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off.

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements—(Continued)

December 31, 2003 and 2002

(f) Deferred Leasing Costs

Deferred leasing commissions and other direct costs associated with the acquisition of tenants are capitalized and amortized on a straight line basis over the terms of the related leases.

(g) Foreign Currency Translation

Assets and liabilities of the subsidiary that owns a real estate investment located in London, England are translated into U.S. dollars using year-end exchange rates except for the portion subject to a foreign currency forward contract discussed in Note (2)(h); income and expenses are translated using the average exchange rates for the reporting period. The functional currency of this subsidiary is the British pound. Translation adjustments are recorded as a component of accumulated other comprehensive income.

(h) Foreign Currency Forward Contract

The Predecessor accounts for its foreign currency hedging activities in accordance with FASB Statement No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, and FASB Statement No. 52, Foreign Currency Translation.

Changes in the fair value of foreign currency forward contracts that are highly effective as hedges are designated and qualify as foreign currency hedges, and are used as a hedge of a net investment in a foreign operation, are recorded as a component of accumulated other comprehensive income.

The terms of the foreign currency forward contract held as of December 31, 2003, which has a notional amount denominated in British pounds, of £7,850,000, was used to convert the balances of the investment in real estate located in London, England into U.S. dollars. The fair value of such forward contract was $(1,350,000) as of December 31, 2003 and this is included in other comprehensive loss included in owner’s equity. The Predecessor had no forward contracts at December 31, 2002.

(i) Deferred Financing Costs

Loan fees and costs related to the Predecessor’s loans are capitalized and amortized over the life of the related loans on a straight line basis, which approximates the effective interest method. Such amortization is included as a component of interest expense.

(j) Income Taxes

No provision has been made in the combined financial statements for income taxes, as any such taxes are the responsibility of GI Partners’ Members, as GI Partners is a limited liability company. To the extent that any United Kingdom taxes are incurred by the subsidiary invested in real estate located in London, England, a provision is made for such taxes. There were no such taxes for the years ended December 31, 2003 and 2002 and the period from February 28, 2001 (inception) to December 31, 2001.

(k) Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight line basis over the terms of the leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases is included in deferred rent in the accompanying combined balance sheets and contractually due but unpaid rents are included in accounts and other receivables.

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements—(Continued)

December 31, 2003 and 2002

Tenant reimbursements for real estate taxes, common area maintenance, and other recoverable costs are recognized in the period that the expenses are incurred. Lease termination fees, which are included in other income in the accompanying combined statements of operations, are recognized when the related leases are canceled and the Predecessor has no continuing obligation to provide services to such former tenants.

A provision for possible loss is made if the receivable balances related to contractual rent, rent recorded on a straight line basis, and tenant reimbursements are considered to be uncollectible.

(l) Management’s Estimates and Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates made.

Management has identified certain critical accounting policies that affect management’s more significant judgments and estimates used in the preparation of the Predecessor’s combined financial statements. On an on going basis, management evaluates estimates related to critical accounting policies, including those related to revenue recognition and the allowance for doubtful accounts receivable and investments in real estate and asset impairment. The estimates are based on information that is currently available to management and on various other assumptions that management believes are reasonable under the circumstances.

Management must make estimates related to the collectibility of accounts receivable related to minimum rent, deferred rent, expense reimbursements, lease termination fees and other income. Management specifically analyzes accounts receivable and historical bad debts, tenant concentrations, tenant creditworthiness, and current economic trends when evaluating the adequacy of the allowance for doubtful accounts receivable. These estimates have a direct impact on the Predecessor’s net income, because a higher bad debt allowance would result in lower net income.

Management is required to make subjective assessments as to the useful lives of the properties for purposes of determining the amount of depreciation to record on an annual basis with respect to the Predecessor’s investments in real estate. These assessments have a direct impact on the Predecessor’s net income because if management were to shorten the expected useful lives of the Predecessor’s investments in real estate, the Predecessor would depreciate such investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

Management is required to make subjective assessments as to whether there are impairments in the values of the Predecessor’s investments in real estate. These assessments have a direct impact on the Predecessor’s net income because recording an impairment loss results in an immediate negative adjustment to net income.

Management is required to make subjective assessments as to the fair value of assets and liabilities in connection with purchase accounting related to real estate acquired by the Predecessor. These assessments have a direct impact on the Predecessor’s net income subsequent to the acquisition of the additional interests as a result of depreciation and amortization being recorded on these assets and liabilities over the expected lives of the related assets and liabilities.

Management estimates the fair value of rental properties utilizing a discounted cash flow analysis that includes projections of future revenues, expenses and capital improvement costs, similar to the income approach that is commonly utilized by appraisers.

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements—(Continued)

December 31, 2003 and 2002

(3) Investments in Real Estate

The Predecessor’s investments in real estate consist of equity investments in technology-related properties. The properties include telecommunications infrastructure, information technology infrastructure, technology manufacturing, and technology office/corporate headquarters facilities. As of December 31, 2003, the Predecessor held 13 properties; 12 located in seven states within the United States and one located in London, England, with 29% and 27% of the carrying value of the investments in real estate comprised of properties located in Texas and California, respectively. As of December 31, 2002, the Predecessor held five properties located in four states within the United States and one located in London, England, with 36% and 25% of the carrying value of the investments in real estate comprised of properties located in Texas and New Jersey, respectively.

The Predecessor has a 90% ownership interest in a property known as Univision Tower, located in Texas. The minority partner’s 10% share is reflected in minority interests in the accompanying combined financial statements.

The Predecessor has a 98% ownership interest in a property known as Stanford Place II, located in Colorado. The minority partner’s 2% share is reflected in minority interests in the accompanying combined financial statements. Distributions from this joint venture are allocated based on the stated percentage interests until distributions exceed the amount required to return all capital plus a 15% return. After that, disproportionate allocations are made based on the formulas described in the joint venture agreement whereby the 2% joint venture partner is allocated a larger share.

(4) Debt

(a) Line of Credit

GI Partners has a $100,000,000 revolving credit facility with several banks and a financial services company, which expires on December 31, 2004. GI Partners is currently negotiating with the lenders to obtain a 12-month extension for this facility. Advances under the facility are secured by unfunded capital commitments of GI Partners. Outstanding advances totaled $60,000,000 and $57,000,000 as of December 31, 2003 and 2002, respectively, of which $44,436,000 and $53,000,000 has been allocated to the Predecessor since these borrowings relate to the Predecessor’s real estate investments. Available credit under the line is reduced by amounts set aside for GI Partners’ obligations under outstanding letters of credit. There were no outstanding letters of credit as of December 31, 2003 and 2002.

Outstanding advances under the line of credit bear interest at variable rates based on LIBOR plus 0.875% or the reference rate, as defined in the revolving credit agreement, at the option of GI Partners. As of December 31, 2003 and 2002, all of the outstanding advances have been designated as LIBOR advances and the applicable borrowing rates from the various advances range from 2.025% to 2.045% as of December 31, 2003 and 2.275% to 2.635% as of December 31, 2002. Interest is payable monthly.

Commitment fees equal to 0.2% per annum of the unused maximum commitment under this line of credit are due quarterly if the unused maximum commitment is greater than or equal to one-half of the maximum commitment under the credit facility. However, commitment fees equal to 0.15% per annum of the unused maximum commitment are due quarterly if the unused maximum commitment is less than one-half of the maximum commitment. Additionally, a letter of credit fee equal to 1% per annum of the daily stated amount of each letter of credit issued under the credit facility is due quarterly.

Advances under the line of credit may be prepaid and reborrowed without penalty. The loan agreement includes certain covenants. Management believes that GI Partners has complied with these loan covenants.

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements—(Continued)

December 31, 2003 and 2002

(b) Mortgage and Other Secured Loans

Mortgage and other secured loans consist of the following as of December 31, 2003 and 2002 (in thousands):

	2003	2002
Mortgage loans:
Loan payable to a financial institution, secured by the Ardenwood Corporate Park, VarTec Building and NTT /Verio Premier Data Center properties. The loan bears interest, payable monthly, at the one-month LIBOR plus 1.59% (2.61% at December 31, 2003). Interest is due monthly. Principal is due at maturity on August 9, 2006. The loan may be extended at the Predecessor’s option for one thirteen-month period and one one-year period if certain conditions exist and upon payment of a 0.125% extension fee.	$43,000	$—
Loan payable to an insurance company, secured by the Univision Tower property. The loan bears interest at 7.52%. Monthly payments of principal and interest at $327. Outstanding principal is due at maturity on January 1, 2005.	39,856	40,747
Loans payable to an insurance and mortgage company, secured by the Stanford Place II property. The loans bear interest at 5.14%, payable monthly. Principal is due at maturity on January 10, 2009.	26,000	—
Loan payable to Bank of Scotland, denominated in pounds sterling; secured by the Camperdown House property. The loan bears interest at 6.845%. Interest is due quarterly. Beginning November 2004, quarterly principal and interest payments based on a ten-year amortization schedule are due. Outstanding principal is due at maturity on October 31, 2009.	23,079	22,988

Loan payable to an insurance company, secured by the Granite Tower property. The loan bears interest, payable monthly, at 2.37% through December 2003, and at the three-month LIBOR plus 1.20% thereafter. Beginning February 2005, monthly principal payments of $45 are required. The loan matures on January 1, 2009. Beginning January 2006, the Predecessor has a one-time option to convert the interest rate to a fixed rate based on the then available fixed rates if certain conditions exist and upon payment of a 1% conversion fee. If the interest rate is converted, monthly principal and interest payments based on a 30-year amortization schedule are required.

	21,645	—
Loans payable to a bank, secured by the 36 Northeast Second Street property. The first mortgage bears interest, payable monthly, at the greater of 4% or one of the two variable rates as defined in the loan agreement. The applicable rate at December 31, 2003 and 2002 is 4%. Principal payments of $23 are due monthly. Outstanding principal is due at maturity on May 1, 2005. The second mortgage, which had a principal balance of $945 at December 31, 2002, was repaid during 2003.	18,024	19,805
Loan payable to a bank, secured by the Maxtor Manufacturing Facility property. The loan bears interest, payable monthly, at the one-month LIBOR plus 2.25% (3.37% at December 31, 2003) and monthly principal payments of $35 are due beginning in January 2005 and the remaining principal is due at maturity on December 31, 2006. The loan may be extended for two one-year periods at the Predecessor’s option if certain conditions are met and upon prepayment of an extension fee of 0.35% .	18,000	—

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements—(Continued)

December 31, 2003 and 2002

	2003	2002
Loan payable to a bank, secured by the ASM Lithography Facility property. The loan bears interest, payable monthly, at the greater of 4.75% or the one-month LIBOR plus 2.75% (the applicable rate is 4.75% at December 31, 2003). Beginning August 5, 2004, monthly principal payments are due based on a twenty-five year amortization period. The loan matures on June 30, 2006. The loan may be extended at the Predecessor’s option for two one-year periods if certain conditions exist and upon payment of a 0.5% extension fee.	$14,000	$—
Loan payable to an insurance company, secured by the AT&T Web Hosting Facility property. The loan bears interest, payable monthly, at the three-month LIBOR plus 1.85% (3.02% at December 31, 2003). Principal is due at maturity on December 1, 2006. The loan may be extended at the Predecessor’s option for two one-year periods if certain conditions exist.	8,775	—

Total principal outstanding	212,379	83,540
Loan premium	1,050	2,020

Total mortgage loans	$213,429	$85,560

Other secured loans:

Loan payable to a financial institution, secured by the Predecessor’s interests in the subsidiaries that own the Ardenwood Corporate Park, VarTec Building, and NTT/Verio Premier Data Center properties. The loan bears interest at 5.875% through September 2003, and at the one-month LIBOR plus 5.75% thereafter (6.77% at December 31, 2003). Interest is due monthly. Outstanding principal is due at maturity on August 9, 2006. The loan may be extended at the option of the borrower for one thirteen-month period and one one-year period if certain conditions exist and upon payment of a .125% extension fee.

	$22,000	$—

Loan payable to the former owner of the Univision Tower property. This loan is secured by all of the partnership interests in the majority-owned partnership that holds title to the real estate. The loan bears interest at 8%. Monthly payments of interest are due as described in the promissory note based, in part, on available cash flow. Principal and unpaid interest is due at maturity on January 31, 2007. The seller has made certain guaranties related to collectibility of rents from the tenants for a period of three years from the date of acquisition of the property. Any amounts due under such guaranties will be used to reduce amounts outstanding under this loan.

	18,000	18,000

	$40,000	$18,000

The terms of loan agreements for most of the mortgage and other secured loans require prepayment penalties if the principal is prepaid. The loans secured by Ardenwood Corporate Park, VarTec Building and NTT/Verio Premier Data Center do not permit prepayment before October 8, 2005 and the loans secured by Granite Tower and AT&T Web Hosting Facility do not permit prepayment until January 1, 2006 and November 25, 2004, respectively.

GI Partners has made certain guaranties with respect to certain of the Predecessor’s loans and expects that such guaranties will be released upon consummation of the formation transactions and the Offering.

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements—(Continued)

December 31, 2003 and 2002

The minimum principal payments due for the mortgage and other secured loans in each of the next five years and thereafter are as follows (in thousands):

2004	$1,739
2005	59,566
2006	107,305
2007	20,484
2008	2,620
Thereafter	60,665

$252,379

On March 5, 2004, the Predecessor borrowed $20,000,000 under a mortgage loan secured by the property acquired in February 2004 (note 8). This mortgage loan bears interest, payable monthly, at an annual rate of LIBOR plus 1.7% and principal is due at maturity on April 1, 2009.

(5) Minimum Future Rentals

The following is a schedule of minimum future rentals to be received on noncancelable operating leases as of December 31, 2003 (in thousands):

2004	$55,232
2005	56,268
2006	55,195
2007	52,881
2008	50,212
Thereafter	185,956

$455,744

The above future minimum rentals do not include amounts for tenant reimbursement revenue.

(6) Asset Management and Other Fees to Related Parties

Pursuant to the terms of GI Partners’ Limited Liability Company Agreement, dated February 28, 2001 (the Agreement), Global Innovation Advisor, LLC (the Asset Manager), an affiliate of the Manager, receives an asset management fee from GI Partners. During the Investment Period, as defined, the asset management fee is equal to 1.25% per annum of Capital Commitments, as defined, and after the Investment Period ends, the management fee is equal to 1% of the unreturned Capital Contributions. Management fees are paid quarterly, in arrears.

For the years ended December 31, 2003 and 2002 and the period from February 28, 2001 (inception) through December 31, 2001, asset management fees of $6,263,000, $6,579,000, and $5,500,000, respectively, were incurred by GI Partners based on the Investment Period formula. Asset management fees totaling $3,185,000, $3,185,000 and $2,663,000 have been allocated to the Predecessor for the years ended December 31, 2003 and 2002 and the period from February 28, 2001 (inception) through December 31, 2001, respectively. Although neither the REIT nor the Operating Partnership are or will be parties to the Agreement requiring the payment of the asset management fees, an allocation of such fees has been included in the accompanying combined financial statements since such fee is essentially the Predecessor’s historical general

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements—(Continued)

December 31, 2003 and 2002

and administrative expense. The Predecessor does not directly incur personnel costs, home office space rent or other general and administrative expenses that are expected to be incurred directly by the REIT and the Operating Partnership subsequent to the completion of the Offering. These types of expenses were historically incurred by the Asset Manager and were passed through to GI Partners via the asset management fee.

The allocation of asset management fees to the Predecessor was made based on the ratio of (a) the sum of GI Partners’ Capital Contributions invested in real estate as of December 31, 2003, including the Predecessor’s properties and the properties for which the Predecessor has rights of first offer, plus an estimate of future GI Partners’ Capital Contributions that will be utilized to acquire properties for the Predecessor during 2004 to (b) total Capital Commitments to GI Partners. Management expects the Investment Period to end during 2004 and thereafter asset management fees would be allocated to the Predecessor based on the ratio of unreturned Capital Contributions invested in the Predecessor’s properties to total unreturned Capital Contributions for GI Partners. Management believes that the method used to allocate asset management fees is reasonable.

The Agreement also requires that the asset management fees payable by GI Partners for any quarter will be reduced by 50% of the amount of Creditable Fees, as defined, received during the immediately preceding quarter. Since Creditable Fees relate only to GI Partners’ private equity investments, no reduction of the asset management fee related to Creditable Fees has been allocated to the Predecessor.

Additionally, the Agreement provides for payment of additional compensation, not encompassed in the management fee, to the Asset Manager or its affiliates for related real estate services.

The following schedule presents fees incurred by GI Partners and earned by affiliates of the Asset Manager for the years ended December 31 (in thousands):

	2003	2002
Lease commissions	$1,092	$116
Brokerage fees	491	208
Property management fees	288	11
Property management salaries	114	—
Construction management fees	4	—

	$1,989	$335

(7) Fair Value of Financial Instruments

As of December 31, 2003 and 2002, the fair values of the Predecessor’s variable rate loans, comprised of notes payable under a line of credit and certain mortgage loans and other secured loans are approximated by the carrying values as the terms are similar to those currently available to the Predecessor for debt with similar risk and the same remaining maturities. The fair value of the fixed rate mortgage and other secured loans aggregates $110,000,000 compared to the aggregate carrying amount of $106,935,000 as of December 31, 2003 and $87,000,000 compared to the aggregate carrying amount of $81,735,000 as of December 31, 2002.

The carrying amounts for cash equivalents, accounts and other receivables, accounts payable and accrued expenses approximate fair value because of the short-term nature of these instruments. The fair value of the forward currency forward contract is discussed in note 2 (h).

DIGITAL REALTY PREDECESSOR

Notes to Combined Financial Statements—(Continued)

December 31, 2003 and 2002

(8) Commitments and Contingencies

As of December 31, 2003, the Predecessor had entered into purchase agreements to acquire a property located in Massachusetts known as 100 Technology Drive for $38,100,000 and a property located in Texas known as the Siemens Building for $17,200,000. These purchases were consummated in February and April 2004, respectively.

The property known as ASM Lithography Facility is subject to an operating ground lease that expires in the year 2101. Rental expense for the period from acquisition of this property in May 2003 through December 31, 2003 totaled $198,000. The following is a schedule of minimum lease commitments for the ground lease as of December 31, 2003 (in thousands):

2004	$241
2005	241
2006	241
2007	241
2008	241
Thereafter	9,814

$11,019

DIGITAL REALTY PREDECESSOR

SCHEDULE III

PROPERTIES AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2003

(In thousands)

			Initial Costs			Costs Capitalized Subsequent to Acquisition		Total Costs
Description	Encumbrances		Land	Acquired Ground Lease	Buildings and Improvements	Improvements	Carrying Costs	Land	Acquired Ground Lease	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Acquis.(A) Constr.(C)
PROPERTIES:
Univision Tower Dallas, TX	$39,856		$1,838	$—	$77,604	$2,315	$—	$1,838	$—	$79,919	$81,757	$4,757	2002	(A)
36 Northeast Second Street Miami, FL	18,024		1,943	—	24,184	154	—	1,943	—	24,338	26,281	1,504	2002	(A)
Camperdown House London, UK	23,079		3,776	—	28,166	1,410	—	3,776	—	29,576	33,352	1,154	2002	(A)
Hudson Corporate Center Weehawken, NJ	—		5,140	—	48,526	271	—	5,140	—	48,797	53,937	1,876	2002	(A)
NTT/Verio Premier Data Center San Jose, CA	13,000	*	3,607	—	23,008	—	—	3,607	—	23,008	26,615	833	2002	(A)
Ardenwood Corporate Park Fremont, CA	25,000	*	15,330	—	32,419	—	—	15,330	—	32,419	47,749	1,121	2003	(A)
VarTec Building Carrollton, TX	5,000	*	1,477	—	10,330	—	—	1,477	—	10,330	11,807	365	2003	(A)
ASM Lithography Facility Tempe, AZ	14,000		—	1,477	16,471	—	—	—	1,477	16,471	17,948	298	2003	(A)
AT&T Web Hosting Facility Atlanta, GA	8,775		1,250	—	11,577	87	—	1,250	—	11,664	12,914	164	2003	(A)
Granite Tower Dallas, TX	21,645		3,643	—	22,060	4	—	3,643	—	22,064	25,707	228	2003	(A)
Brea Data Center Brea, CA	—		3,777	—	4,611	—	—	3,777	—	4,611	8,388	95	2003	(A)
Maxtor Manufacturing Facility Fremont, CA	18,000		5,272	—	20,166	—	—	5,272	—	20,166	25,438	129	2003	(A)
Stanford Place II Denver, CO	26,000		3,662	—	29,183	25	—	3,662	—	29,208	32,870	502	2003	(A)

	$212,379		$50,715	$1,477	$348,305	$4,266	$—	$50,715	$1,477	$352,571	$404,763	$13,026

*	This is an allocation of a $43,000 loan secured by three properties.

See accompanying independent auditors’ report.

DIGITAL REALTY PREDECESSOR

NOTES TO SCHEDULE III

PROPERTIES AND ACCUMULATED DEPRECIATION

December 31, 2003

(In thousands)

(1) Tax Basis Cost

The aggregate gross cost of the Digital Realty Predecessor properties for federal income tax purposes approximated $493,758 (unaudited) as of December 31, 2003.

(2) Historical Cost and Accumulated Depreciation and Amortization

The following table reconciles the historical cost of the Digital Realty Predecessor properties for financial reporting purposes from February 28, 2001 (inception) through December 31, 2003:

	Years Ended December 31,		Period from February 28, 2001(inception) through December 31, 2001
	2003	2002
Balance, beginning of period	$220,630	$—	$—
Additions during period (acquisitions and improvements)	184,673	220,630	—
Deductions during period (write-off of tenant improvements)	(540)	—	—

Balance, close of period	$404,763	$220,630	$—

The following table reconciles the accumulated depreciation and amortization of the Digital Realty Predecessor properties for financial reporting purposes from February 28, 2001 (inception) through December 31, 2003:

	Years Ended December 31,		Period from February 28, 2001(inception) through December 31, 2001
	2003	2002
Balance, beginning of period	$3,621	$—	$—
Additions during period (depreciation and amortization expense)	9,480	3,621	—
Deductions during period (write-off of tenant improvements)	(75)	—	—

Balance, close of period	$13,026	$3,621	$—

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of Ardenwood Corporate Park (the Property) for the year ended December 31, 2002. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of the Property for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 28, 2004

ARDENWOOD CORPORATE PARK

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2003 through January 12, 2003	Year Ended December 31, 2002
	(unaudited)
Revenue:
Rental	$259	7,281
Tenant reimbursements	39	1,039
Other	—	47

	298	8,367

Certain expenses:
Rental property operating and maintenance	16	449
Property taxes	20	567
Insurance	2	60

	38	1,076

Revenue in excess of certain expenses	$260	7,291

See accompanying notes to statements of revenue and certain expenses.

ARDENWOOD CORPORATE PARK

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2003 through January 12, 2003 (unaudited)

and year ended December 31, 2002

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relates to the operations of the property known as Ardenwood Corporate Park (the Property). The Property is a biotechnology manufacturing and office property located in Fremont, California.

On January 13, 2003, a wholly owned subsidiary of Global Innovation Partners, L.L.C. completed the acquisition of the Property from AMB Property, L.P. for $57,000,000.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2002 or the period from January 1, 2003 through January 12, 2003 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2003 through January 12, 2003 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

ARDENWOOD CORPORATE PARK

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2003 through January 12, 2003 (unaudited)

and year ended December 31, 2002

(3) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2002 are as follows (in thousands):

Year ending December 31:

2003	$7,176
2004	7,518
2005	7,882
2006	6,583
2007	6,302
Thereafter	23,004

$58,465

(4) Tenant Concentrations

The following tenants accounted for more than 10% of the Property’s revenue for the year ended December 31, 2002 (in thousands):

Tenant	Rental Revenue
Abgenix	$4,243
Logitech	1,860

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of ASM Lithography Facility (the Property) for the year ended December 31, 2002. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of ASM Lithography Facility for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 28, 2004

ASM LITHOGRAPHY FACILITY

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2003 through May 19, 2003	Year Ended December 31, 2002
	(unaudited)
Revenue:
Rental	$1,112	2,387
Tenant reimbursements	5	48
Other	—	5

	1,117	2,440

Certain expenses:
Rental property operating and maintenance	10	33
Insurance	9	24
Ground lease rent	130	336

	149	393

Revenue in excess of certain expenses	$968	2,047

See accompanying notes to statements of revenue and certain expenses.

ASM LITHOGRAPHY FACILITY

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2003 through May 19, 2003 (unaudited)

and year ended December 31, 2002

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relates to the operations of the property known as ASM Lithography Facility (the Property). The Property is a research and development building located in Tempe, Arizona.

On May 20, 2003, a wholly owned subsidiary of Global Innovation Partners, L.L.C. completed the acquisition of the Property from Ryan Companies, US, Inc. for $22,400,000.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2002 or the period from January 1, 2003 through May 19, 2003 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Ground Lease

Rental expense under the ground lease is recognized on a straight line basis.

(c) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(d) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2003 through May 19, 2003 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

ASM LITHOGRAPHY FACILITY

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2003 through May 19, 2003 (unaudited)

and year ended December 31, 2002

(3) Minimum Future Lease Rentals

The Property is leased to a single tenant under a non-cancelable operating lease that provides for minimum rent and reimbursement of Property expenses excluding the ground lease rent. Future minimum rentals to be received under the lease in effect as of December 31, 2002 are as follows (in thousands):

Year ending December 31:

2003	$2,549
2004	2,549
2005	2,549
2006	2,549
2007	2,801
Thereafter	27,851

$40,848

(4) Ground Lease

The property is subject to an operating ground lease that expires in 2101. The following is a schedule of minimum lease commitments for the ground lease as of December 31, 2002 (in thousands):

Year ending December 31:

2003	$241
2004	241
2005	241
2006	241
2007	241
Thereafter	10,055

$11,260

(5) Tenant Concentrations

The Property’s single tenant is ASM Lithography, a wholly owned subsidiary of ASML Holding NV.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of AT&T Web Hosting Facility (the Property) for the year ended December 31, 2002. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of AT&T Web Hosting Facility for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 28, 2004

AT&T WEB HOSTING FACILITY

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2003 through June 22, 2003	Year Ended December 31, 2002
	(unaudited)
Revenue:
Rental	$593	1,283
Tenant reimbursements	75	112
Other	—	10

	668	1,405

Certain expenses:
Rental property operating and maintenance	29	75
Property taxes	75	123
Insurance	10	26

	114	224

Revenue in excess of certain expenses	$554	1,181

See accompanying notes to statements of revenue and certain expenses.

AT&T WEB HOSTING FACILITY

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2003 through June 22, 2003 (unaudited)

and year ended December 31, 2002

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relates to the operations of the property known as AT&T Web Hosting Facility (the Property). The Property is an industrial warehouse located in Atlanta, Georgia.

On June 23, 2003, a wholly owned subsidiary of Global Innovation Partners, L.L.C. completed the acquisition of the Property from Global R for $13,500,000.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2002 or the period from January 1, 2003 through June 22, 2003 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2003 through June 22, 2003 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of normal recurring nature.

AT&T WEB HOSTING FACILITY

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2003 through June 22, 2003 (unaudited)

and year ended December 31, 2002

(3) Minimum Future Lease Rentals

A portion of the Property is leased to a single tenant under a non-cancelable operating lease. The lease provides for minimum rent and reimbursement of the portion of Property expenses related to the leased space. Future minimum rentals to be received under the lease in effect as of December 31, 2002 are as follows (in thousands):

Year ending December 31:

2003	$1,051
2004	1,088
2005	1,128
2006	1,168
2007	1,210
Thereafter	11,788

$17,433

(4) Tenant Concentrations

For the year ended December 31, 2002, approximately one half of the Property was leased to AT&T and the other portion was available for lease.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of Granite Tower (the Property) for the year ended December 31, 2002. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of Granite Tower for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 28, 2004

GRANITE TOWER

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2003 through September 21, 2003	Year Ended December 31, 2002
	(unaudited)
Revenue:
Rental	$3,722	5,164
Tenant reimbursements	356	805
Other	—	57

	4,078	6,026

Certain expenses:
Rental property operating and maintenance	752	1,412
Property taxes	439	598
Insurance	45	82
Other	36	—

	1,272	2,092

Revenue in excess of certain expenses	$2,806	3,934

See accompanying notes to statements of revenue and certain expenses.

GRANITE TOWER

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2003 through September 21, 2003 (unaudited)

and year ended December 31, 2002

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relates to the operations of the property known as Granite Tower (the Property). The Property is an office building located in Dallas, Texas.

On September 22, 2003, a wholly owned subsidiary of Global Innovation Partners, L.L.C. completed the acquisition of the Property from GPI Tower, Ltd. for $33,200,000.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2002 or the period from January 1, 2003 through September 21, 2003 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2003 through September 21, 2003 is unaudited in the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

GRANITE TOWER

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2003 through September 21, 2003 (unaudited)

and year ended December 31, 2002

(3) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2002 are as follows (in thousands):

Year ending December 31:

2003	$5,059
2004	5,049
2005	4,939
2006	4,671
2007	4,016
Thereafter	8,748

$32,482

(4) Tenant Concentrations

The following tenants accounted for more than 10% of the Property’s revenue for the year ended December 31, 2002 (in thousands):

Tenant	Rental Revenue
Home Interiors	$1,652
Carreker	1,592

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of Stanford Place II (the Property) for the year ended December 31, 2002. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of Stanford Place II for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 28, 2004

STANFORD PLACE II

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2003 through September 30, 2003	Year Ended December 31, 2002
	(unaudited)
Revenue:
Rental	$4,063	4,745
Tenant reimbursements	76	101
Other	68	91

	4,207	4,937

Certain expenses:
Rental property operating and maintenance	1,008	1,344
Property taxes	624	832
Insurance	68	91

	1,700	2,267

Revenue in excess of certain expenses	$2,507	2,670

See accompanying notes to statements of revenue and certain expenses.

STANFORD PLACE II

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2003 through September 30, 2003 (unaudited)

and year ended December 31, 2002

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relates to the operations of the property known as Stanford Place II (the Property). The Property is a suburban office building located in Denver, Colorado.

On October 1, 2003, a wholly owned subsidiary of Global Innovation Partners, L.L.C. completed the acquisition of the Property from QRP Limited Partnership and several minority sellers for $35,050,000.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2002 or the period from January 1, 2003 through September 30, 2003 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2003 through September 30, 2003 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

STANFORD PLACE II

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2003 through September 30, 2003 (unaudited)

and year ended December 31, 2002

(3) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2002 are as follows (in thousands):

Year ending December 31:

2003	$4,415
2004	5,332
2005	5,339
2006	4,208
2007	3,051
Thereafter	4,811

$27,156

(4) Tenant Concentrations

The following tenants accounted for more than 10% of the Property’s revenue for the year ended December 31, 2002 (in thousands):

Tenant	Rental Revenue
Lucent Technologies	$1,401
EKS&H	779
AT&T	494

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of 100 Technology Center Drive (the Property) for the year ended December 31, 2003. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of 100 Technology Center Drive for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 28, 2004

100 TECHNOLOGY CENTER DRIVE

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2004 through February 16, 2004	Year Ended December 31, 2003

Revenue:
Rental	$491	3,795
Tenant reimbursements	47	368
Other	—	2

	538	4,165

Certain expenses:
Rental property operating and maintenance	14	102
Property taxes	47	384

	61	486

Revenue in excess of certain expenses	$477	3,679

See accompanying notes to statements of revenue and certain expenses.

100 TECHNOLOGY CENTER DRIVE

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2004 through

February 16, 2004 (unaudited)

and year ended December 31, 2003

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relate to the operations of the property known as 100 Technology Center Drive (the Property). The Property is a suburban headquarters office building located in Stoughton, Massachusetts.

On February 17, 2004, a wholly owned subsidiary of Global Innovation Partners, L.L.C. completed the acquisition of the Property from Stoughton Technology Investors, LLC for $38,100,000.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2003 or the period from January 1, 2004 through February 16, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2004 through February 16, 2004 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

100 TECHNOLOGY CENTER DRIVE

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2004 through

February 16, 2004 (unaudited)

and year ended December 31, 2003

(3) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2003 are as follows (in thousands):

Year ending December 31:

2004	$3,694
2005	3,743
2006	3,743
2007	3,965
2008	4,039
Thereafter	17,558

$36,742

(4) Tenant Concentrations

The Property’s single tenant is Stone & Webster, a wholly owned subsidiary of the Shaw Group.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of Carrier Center (the Property) for the year ended December 31, 2003. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of Carrier Center for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 28, 2004

CARRIER CENTER

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2004 through May 24, 2004	Year Ended December 31, 2003
	(Unaudited)
Revenue:
Rental	$3,892	9,688
Tenant reimbursements	1,110	2,768
Other	297	948

	5,299	13,404

Certain expenses:
Rental property operating and maintenance	1,510	3,161
Property taxes	211	683
Insurance	180	453
Interest	736	1,077

	2,637	5,374

Revenue in excess of certain expenses	$2,662	8,030

See accompanying notes to statements of revenue and certain expenses.

CARRIER CENTER

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2004 through May 24, 2004 (unaudited)

and year ended December 31, 2003

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relate to the operations of the property known as Carrier Center (the Property). The Property is a data center and telecommunications carrier hotel located in Los Angeles, California.

On May 25, 2004, a wholly owned subsidiary of Global Innovation Partners, L.L.C. (the Buyer) completed the acquisition of the Property from JMA Robinson Redevelopment, L.L.C. (the Seller) for $75,000,000.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2003 or the period from January 1, 2004 through May 24, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

Additionally, rental revenue is reduced by amortization of above market in-place lease values and increased by amortization of acquired lease obligations related to below market leases. Such above and below market lease values were recorded as of the date that the Seller acquired the Property based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease and, for below-market leases, over a period equal to the initial term plus any below market fixed rate renewal periods. The leases do not currently include any below market fixed rate renewal periods. The capitalized above and below-market lease values are amortized over the remaining non-cancelable terms of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

CARRIER CENTER

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2004 through May 24, 2004 (unaudited)

and year ended December 31, 2003

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2004 through May 24, 2004 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

(3) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2003 are as follows (in thousands):

Year ending December 31:

2004	$9,229
2005	9,427
2006	9,551
2007	9,354
2008	8,221
Thereafter	70,416

$116,198

(4) Tenant Concentrations

The following tenants accounted for more than 10% of the Property’s revenue for the year ended December 31, 2003 (in thousands):

Tenant	Rental Revenue
Equinix, Inc.	$3,295
Qwest Communications	2,339
360 Networks (USA), Inc.	1,656

(5) Interest Expense

Interest expense has been included in the accompanying statements of revenue and certain expenses since the Buyer assumed the Seller’s loans. A summary of outstanding loans for the Property as of December 31, 2003 is as follows:

Description	Maturity date	Interest rate	Principal outstanding (in thousands)
Mortgage	October 11, 2005	LIBOR (subject to a 2.5% floor) plus 4.0%.	$14,744
Mezzanine	October 11, 2005	LIBOR (subject to a 2.0% floor) plus 5.25% through October 4, 2004 and plus 7.75% thereafter.	12,000

CARRIER CENTER

Notes to Statements of Revenue and Certain Expenses—(Continued)

Three months ended March 31, 2004 (unaudited)

and year ended December 31, 2003

Additionally, the mezzanine loan requires payment of “exit interest” of $2,000,000 on the maturity date. Such fee will be waived by the lender if the borrower refinances both the mortgage and mezzanine loans pursuant to a letter of commitment with the lender. Since the intention is to refinance these loans under the terms of the letter of commitment, the exit interest has not been reflected in the accompanying statement of revenue and certain expenses. Assuming the refinanced loan was originated after the prepayment penalty period on the existing loans, the maturity date would be April 4, 2008. The refinanced loan would bear interest at LIBOR plus 4.25%, with a 2.5% LIBOR floor.

The mortgage and mezzanine loans may not be repaid prior to October 4, 2004. If the loans are repaid during the “lockout period” due to a default, a prepayment penalty of 10% of the principal amount of the loan repaid would be incurred. Additionally, there is a 1% prepayment penalty for prepayments of the mortgage loan for the six-month period following the expiration of the lockout period, October 4, 2004.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of Comverse Technology Building (the Property) for the year ended December 31, 2003. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of Comverse Technology Building for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 28, 2004

COMVERSE TECHNOLOGY BUILDING

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2004 through June 15, 2004	Year Ended December 31, 2003
	(Unaudited)
Revenue:
Rental	$3,238	7,048
Tenant reimbursements	1,691	3,269
Other	10	5

	4,939	10,322

Certain expenses:
Rental property operating and maintenance	1,489	2,945
Property taxes	585	1,209
Insurance	48	101
Other	46	46

	2,168	4,301

Revenue in excess of certain expenses	$2,771	6,021

See accompanying notes to statements of revenue and certain expenses.

COMVERSE TECHNOLOGY BUILDING

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2004 through June 15, 2004 (unaudited)

and year ended December 31, 2003

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relate to the operations of the property known as Comverse Technology Building (the Property). The Property is located in Wakefield, Massachusetts and includes an office building and research and development building.

The Property is owned by SC Wakefield 100, Inc., and SC Wakefiled 200, Inc (collectively, the Owner). A wholly owned subsidiary of Global Innovation Partners, L.L.C., entered into an agreement with the Owner to purchase the Property for $58,000,000.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2003 or the period from January 1, 2004 through June 15, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2004 through June 15, 2004 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

COMVERSE TECHNOLOGY BUILDING

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2004 through June 15, 2004 (unaudited)

and year ended December 31, 2003

(3) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2003 are as follows (in thousands):

Year ending December 31:

2004	$6,979
2005	7,077
2006	7,089
2007	7,027
2008	7,077
Thereafter	15,666

$50,915

(4) Tenant Concentrations

The following tenant accounts for more than 10% of the Property’s revenue for the year ended December 31, 2003 (in thousands):

Tenant	Rental Revenue
Comverse Technology	$6,859

(5) Subsequent Event (Unaudited)

On June 16, 2004, the purchase of the Property was consummated.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of Savvis Data Center (the Property) for the year ended December 31, 2003. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of Savvis Data Center for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 28, 2004

SAVVIS DATA CENTER

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2004 through May 24, 2004	Year Ended December 31, 2003
	(Unaudited)
Revenue:
Rental	$2,542	6,341
Tenant reimbursements	301	901
Other	1	52

	2,844	7,294

Certain expenses:
Rental property operating and maintenance	31	149
Property taxes	160	495
Insurance	110	257

	301	901

Revenue in excess of certain expenses	$2,543	6,393

See accompanying notes to statements of revenue and certain expenses.

SAVVIS DATA CENTER

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2004 through May 24, 2004 (unaudited)

and year ended December 31, 2003

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relate to the operations of the property known as Savvis Data Center (the Property). The Property is a data center located in Santa Clara, California.

On May 25, 2004, a wholly owned subsidiary of Global Innovation Partners, L.L.C. completed the acquisition of the Property from Sharp Lafayette, LLC (the Owner) for $60,000,000.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2003 or the period from January 1, 2004 through May 24, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2004 through May 24, 2004 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

SAVVIS DATA CENTER

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2004 through May 24, 2004 (unaudited)

and year ended December 31, 2003

(3) Minimum Future Lease Rentals

The Property is leased to a single tenant under a non-cancelable operating lease that provides for minimum rent and reimbursement of property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the lease in effect as of December 31, 2003 are as follows (in thousands):

Year ending December 31:

2004	$5,625
2005	5,805
2006	5,985
2007	6,165
2008	6,345
Thereafter	47,520

$77,445

(4) Tenant Concentrations

The Property’s single tenant is Savvis Communications.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of Webb at LBJ (the Property) for the year ended December 31, 2003. This statement is the responsibility of management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of Webb at LBJ for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

May 28, 2004

WEBB AT LBJ

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2004 through August 24, 2004	Year Ended December 31, 2003
	(Unaudited)
Revenue:
Rental	$3,350	5,000
Tenant reimbursements	218	369
Other	63	79

	3,631	5,448

Certain expenses:
Rental property operating and maintenance	744	904
Property taxes	412	602
Insurance	27	44

	1,183	1,550

Revenue in excess of certain expenses	$2,448	3,898

See accompanying notes to statements of revenue and certain expenses.

WEBB AT LBJ

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2004 through August 24, 2004 (unaudited)

and year ended December 31, 2003

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relate to the operations of the property known as Webb at LBJ (the Property). The Property is a mixed-use/technical facility located in Dallas, Texas.

The Property is owned by AGB Northtown, L.P. (the Owner). A wholly owned subsidiary of Global Innovation Partners, L.L.C. (the Buyer), entered into an agreement with the Owner to purchase the Property for $46,500,000. The purchase is expected to be consummated during the third quarter of 2004.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2003 or the period from January 1, 2004 through August 24, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2004 through August 24, 2004 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

WEBB AT LBJ

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2004 through August 24, 2004 (unaudited)

and year ended December 31, 2003

(3) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2003 are as follows (in thousands):

Year ending December 31:

2004	$4,964
2005	5,018
2006	5,059
2007	5,045
2008	5,013
Thereafter	9,161

$34,260

(4) Tenant Concentrations

The following tenants accounted for more than 10% of the Property’s revenue for the year ended December 31, 2003 (in thousands):

Tenant	Rental Revenue
SBC Services	$3,254
Southwest Securities Group	657
Voicestream GSM	536

(5) Subsequent Event (Unaudited)

On August 25, 2004, the purchase of the majority of the Property was consummated for $45,850,000. An outparcel, which comprises $650,000 of the total purchase price, has not yet been purchased.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of AboveNet Data Center (the Property) for the year ended December 31, 2003. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of AboveNet Data Center for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

July 19, 2004

ABOVENET DATA CENTER

Statements of Revenue and Certain Expenses

(In thousands)

	Period from January 1, 2004 through September 16, 2004	Year Ended December 31, 2003
	(Unaudited)
Revenue:
Rental	$4,249	5,994
Tenant reimbursements	997	1,394
Other	361	532

	5,607	7,920

Certain expenses:
Rental property operating and maintenance	896	1,136
Property taxes	369	528
Insurance	186	239

	1,451	1,903

Revenue in excess of certain expenses	$4,156	6,017

See accompanying notes to statements of revenue and certain expenses.

ABOVENET DATA CENTER

Notes to Statements of Revenue and Certain Expenses

Period from January 1, 2004 through September 16, 2004 (unaudited)

and year ended December 31, 2003

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relate to the operations of the property known as AboveNet Data Center (the Property). The Property is a data center located in San Jose, California.

The Property is owned by F.C. Pavillion, LLC (the Owner). A wholly owned subsidiary of Global Innovation Partners, L.L.C. (the Buyer) entered into an agreement with the Owner to purchase the Property for $36,500,000. The purchase is expected to be consummated during the third quarter of 2004.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2003 or the period from January 1, 2004 through September 16, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the period from January 1, 2004 through September 16, 2004 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

ABOVENET DATA CENTER

Notes to Statements of Revenue and Certain Expenses—(Continued)

Period from January 1, 2004 through September 16, 2004 (unaudited)

and year ended December 31, 2003

(3) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2003 are as follows (in thousands):

Year ending December 31:

2004	$4,309
2005	4,263
2006	4,378
2007	4,531
2008	4,846
Thereafter	68,614

$90,941

(4) Tenant Concentrations

The following tenant accounted for more than 10% of the Property’s revenue for the year ended December 31, 2003 (in thousands):

Tenant	Rental Revenue
AboveNet	$4,837

(5) Subsequent Event (unaudited)

On September 17, 2004, the purchase of the Property was consummated.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of 200 Paul Avenue (the Property) for the year ended December 31, 2003. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of 200 Paul Avenue for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

June 23, 2004

200 PAUL AVENUE

Statements of Revenue and Certain Expenses

(In thousands)

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
	(Unaudited)
Revenue:
Rental	$9,257	11,980
Tenant reimbursements	2,236	3,095

	11,493	15,075

Certain expenses:
Rental property operating and maintenance	2,344	3,081
Property taxes	216	204
Insurance	219	254
Interest	1,501	2,530
Other	3	5

	4,283	6,074

Revenue in excess of certain expenses	$7,210	9,001

See accompanying notes to statements of revenue and certain expenses.

200 PAUL AVENUE

Notes to Statements of Revenue and Certain Expenses

Nine months ended September 30, 2004 (unaudited)

and year ended December 31, 2003

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relate to the operations of the property known as 200 Paul Avenue (the Property). The Property is a telecom hotel that leases space to telecommunications carriers and internet service providers and is located in San Francisco, California.

The Property is owned by San Francisco Wave Exchange, LLC (the Owner). The Owner expects to contribute its ownership interests in the Property to Digital Realty Trust, Inc.’s operating partnership (the Operating Partnership) in exchange for a combination of cash and a limited partnership interest in such operating partnership upon consummation of Digital Realty Trust, Inc.’s initial public offering.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2003 or the nine months ended September 30, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the nine months ended September 30, 2004 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

200 PAUL AVENUE

Notes to Statements of Revenue and Certain Expenses—(Continued)

Nine months ended September 30, 2004 (unaudited)

and year ended December 31, 2003

(3) Interest Expense

Interest expense has been included in the accompanying statements of revenue and certain expenses since the Operating Partnership expects to assume the Owner’s loan. As of December 31, 2003, the Owner had a loan payable to a financial institution, secured by the Property, $45,000,000 bears interest at LIBOR plus 3% (4.12% as of December 31, 2003) and $3,700,000 bears interest at LIBOR plus 7% (8.12% as of December 31, 2003). Interest is due monthly and principal is due at maturity on July 1, 2006. The outstanding balance at December 31, 2003 is $48,700,000.

The minimum principal payments due in each of the next five years and thereafter is as follows (in thousands):

Year ending December 31:

2004	$1,951
2005	1,942
2006	2,538
2007	3,204
2008	39,065

$48,700

(4) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2003 are as follows (in thousands):

Year ending December 31:

2004	$10,858
2005	11,407
2006	11,642
2007	11,880
2008	11,903
Thereafter	60,635

$118,325

200 PAUL AVENUE

Notes to Statements of Revenue and Certain Expenses—(Continued)

Nine months ended September 30, 2004 (unaudited)

and year ended December 31, 2003

(5) Tenant Concentrations

The following tenants accounted for more than 10% of the Property’s revenue for the year ended December 31, 2003 (in thousands):

Tenant	Rental Revenue
XO Communications	$2,176
RCN Telecom Services of California, Inc.	1,453
Qwest Communications	4,437

(6) Related Party Transactions

The Property leases space to an affiliate under a lease that provides for annual lease payments of $823,000 on a straight line basis, from March 1, 2003 through February 28, 2009. In addition, the affiliate pays rent based on a percentage of revenue earned. Rental income from this affiliate was approximately $1,200,000 for the year ended December 31, 2003, of which $521,000 related to percentage rent.

The Property is managed by an affiliated entity, which charges a monthly property management fee based on 2.5% of the Property’s revenue.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of 1100 Space Park Drive (the Property) for the year ended December 31, 2003. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of 1100 Space Park Drive for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

June 23, 2004

1100 SPACE PARK DRIVE

Statements of Revenue and Certain Expenses

(In thousands)

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
	(Unaudited)
Revenue:
Rental	$2,853	3,753
Tenant reimbursements	458	575

	3,311	4,328

Certain expenses:
Rental property operating and maintenance	467	654
Property taxes	148	379
Insurance	34	34
Interest	699	857
Other	6	5

	1,354	1,929

Revenue in excess of certain expenses	$1,957	2,399

See accompanying notes to statements of revenue and certain expenses.

1100 SPACE PARK DRIVE

Notes to Statements of Revenue and Certain Expenses

Nine months ended September 30, 2004 (Unaudited)

and year ended December 31, 2003

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relate to the operations of the property known as 1100 Space Park Drive (the Property). The Property is a telecom hotel that leases space to telecommunication companies and is located in Santa Clara, California.

The Property is owned by Santa Clara Wave Exchange, LLC (the Owner). The Owner expects to contribute its ownership interests in the Property to Digital Realty Trust, Inc.’s operating partnership (the Operating Partnership) in exchange for a combination of cash and a limited partnership interest in such operating partnership upon consummation of Digital Realty Trust, Inc.’s initial public offering.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2003 or the nine months ended September 30, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the nine months ended September 30, 2004 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

1100 SPACE PARK DRIVE

Notes to Statements of Revenue and Certain Expenses—(Continued)

Nine months ended September 30, 2004 (Unaudited)

and year ended December 31, 2003

(3) Interest Expense

Interest expense has been included in the accompanying statements of revenue and certain expenses since the Operating Partnership expects to assume the Owner’s loan. As of December 31, 2003, the Owner has a loan payable to a financial institution, secured by the Property, bearing interest at the prime rate plus 1% (5% as of December 31, 2003). As of December 31, 2003, the maturity date was June 5, 2004; however, during 2004, the maturity date was extended to June 5, 2006 and the interest rate was reduced to the prime rate plus 0.5%. The outstanding balance at December 31, 2003 is $16,298,000.

(4) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2003 are as follows (in thousands):

Year ending December 31:

2004	$3,431
2005	3,537
2006	3,642
2007	3,749
2008	3,880
Thereafter	28,106

$46,345

(5) Tenant Concentrations

The following tenants accounted for more than 10% of the Property’s revenue for the year ended December 31, 2003 (in thousands):

Tenant	Rental Revenue
Tyco Networks, Inc.	$2,983
AT&T Corporation	670

(6) Related Party Transactions

The Property is managed by an affiliated entity, which charges a monthly property management fee based on 2.5% of the Property’s revenue.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying statement of revenue and certain expenses of 833 Chestnut Street (the Property) for the year ended December 31, 2003. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of 833 Chestnut Street for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Los Angeles, California

January 14, 2005

833 CHESTNUT STREET

Statements of Revenue and Certain Expenses

(In thousands)

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
	(Unaudited)
Revenue:
Rental	$6,225	$7,458
Tenant reimbursements	1,280	1,687
Other	125	42

	7,630	9,187

Certain expenses:
Rental property operating and maintenance	3,098	4,136
Property taxes	343	297
Insurance	217	264

	3,658	4,697

Revenue in excess of certain expenses	$3,972	$4,490

See accompanying notes to statements of revenue and certain expenses.

833 CHESTNUT STREET

Notes to Statements of Revenue and Certain Expenses

Nine months ended September 30, 2004 (unaudited)

and year ended December 31, 2003

(1) Basis of Presentation

The accompanying statements of revenue and certain expenses relate to the operations of the property known as 833 Chestnut Street (the Property). The Property is a data center located in Philadelphia, Pennsylvania.

The Property is owned by LB 833 Chestnut, LLC (the Owner). A wholly owned subsidiary of Digital Realty Trust, Inc. (the Buyer) entered into an agreement with the Owner to purchase the Property for $59.5 million. The purchase is expected to be consummated during the first quarter of 2005.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2003 or the nine months ended September 30, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest

•	Federal and state income taxes

•	Other costs not directly related to the proposed future operations of the Property

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight line basis over the term of the respective leases.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Unaudited Interim Information

The statement of revenue and certain expenses for the nine months ended September 30, 2004 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

833 CHESTNUT STREET

Notes to Statements of Revenue and Certain Expenses—(Continued)

Nine months ended September 30, 2004 (unaudited)

and year ended December 31, 2003

(3) Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes, insurance and operating and maintenance expenses. Future minimum rentals to be received under the leases in effect as of December 31, 2003 are as follows (in thousands):

Year ending December 31:

2004	$6,964
2005	7,008
2006	5,729
2007	5,757
2008	5,223
Thereafter	12,915

$43,596

(4) Tenant Concentrations

The following tenants accounted for more than 10% of the Property’s revenue for the year ended December 31, 2003 (in thousands):

Tenant	Rental Revenue
Jefferson University Physicians and Affiliates	$3,336
Health Partners of Philadelphia, Inc.	1,406
Inflow, Inc.	908
Ballinger Company	760

3,600,000 Shares

8.50% Series A Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per share)

PROSPECTUS

February 3, 2005

Citigroup
UBS Investment Bank

Merrill Lynch & Co.
Credit Suisse First Boston
KeyBanc Capital Markets
Stifel, Nicolaus & Company
Incorporated